PRELIMINARY COPIES

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, For Use of Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMMODORE APPLIED TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:

    common stock, par value $0.001 per share
    ---------------------------------------------------------------------------

2)  Aggregate number of securities to which transaction applies:

    24,300
    ---------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    The filing fee of $82.27 has been calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and is equal to 1/50 of 1% of $411,000 (the book value of the 24,300 shares of common stock, par value $.10 per share, of Dispute Resolution Management, Inc. transferred to Commodore Applied Technologies, Inc.).

4)  Proposed maximum aggregate value of transaction:

    $411,000.00
    ---------------------------------------------------------------------------

5)  Total fee paid:

    $82.27
    ---------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.

    1)    Amount previously paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement no.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

      4)  Date Filed:

          ----------------------------------------------------------------------

PRELIMINARY COPIES

                      COMMODORE APPLIED TECHNOLOGIES, INC.
                        150 East 58th Street, Suite 3238
                            New York, New York 10155

                                                             November [3], 2000

Dear Commodore Stockholder:

      Our Board of Directors has unanimously approved:

         o the acquisition by our company of 81% of the issued and outstanding shares of common stock of Dispute Resolution Management, Inc., or DRM, in exchange for 15,500,000 shares of our common stock and warrants to purchase an aggregate of an additional 1,000,000 shares of our common stock;

         o the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. in connection with two private financings; and

         o the amendment of our certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares.

      We have described the details of the acquisition of DRM and the private financings with The Shaar Fund, and the reasons for the proposed amendment to our certificate of incorporation in the accompanying proxy statement and encourage you to read the proxy statement and Annex I to the proxy statement carefully and in their entirety before deciding how to vote on each of these matters.

      A vote "FOR" the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, and "FOR" the issuance by our company of an indeterminable number of shares of our common stock upon conversion or exercise of securities that were issued to The Shaar Fund by at least a majority of the votes cast in person or by proxy at the special meeting is required to approve these proposals. The amendment to our certificate of incorporation to increase the authorized number of shares of our common stock requires a vote "FOR" that proposal by the holders of at least a majority of the outstanding shares of our common stock.

      Holders of record of our common stock on October 2, 2000, the record date, are entitled to vote at the special meeting of stockholders. Commodore Environmental Services, Inc. and some of our other stockholders, who collectively owned a total of approximately 58.1% of our outstanding common stock as of October 2, 2000, have agreed to vote "FOR" the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, and "FOR" the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock. Accordingly, approval of both of these proposals at the special meeting is assured.

      After careful consideration of a number of factors and circumstances which are described in the attached proxy statement, our Board of Directors has determined that the DRM acquisition and the issuance of shares of our common stock in connection with the DRM acquisition, the issuance of an indeterminable number of shares of our common stock upon conversion or exercise of securities that were issued to The Shaar Fund, and the amendment of our certificate of incorporation to increase the number of authorized shares of our common stock are advisable and in your best interests and recommends that you vote "FOR" each of these proposals.

      Whether or not you plan to attend the special meeting in person, and regardless of the size of your holdings, it is important that your shares be represented and voted. The special meeting will commence at 10:30 a.m. local time, on Friday, November 17, 2000, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. In order to properly vote your shares, you can attend the special meeting in person or use the enclosed proxy card. If you plan on voting by proxy, please complete, sign, date and return the enclosed proxy card in the self-addressed, postage-paid envelope provided for your convenience. To approve any or all of the proposals, you must indicate a "FOR" vote by following the instructions appearing on the enclosed proxy card. If you do not vote, it will count as a vote against the proposed matters.

      I hope to see you at the special meeting and to have the opportunity to introduce you to our management team and the other members of the Board of Directors. On behalf of your Board of Directors, we greatly appreciate your continued support.

                                Sincerely yours,


                                PAUL E. HANNESSON
                                Chairman of the Board, President
                                and Chief Executive Officer

PRELIMINARY COPIES

                      COMMODORE APPLIED TECHNOLOGIES, INC.
                        150 East 58th Street, Suite 3238
                            New York, New York 10155
                                 (212) 308-5800

                          ----------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     To Be Held November 17, 2000, 10:30 A.M. at the
                             American Stock Exchange
                                86 Trinity Place
                            New York, New York 10006
                          ----------------------------

Dear COMMODORE APPLIED TECHNOLOGIES, INC. stockholders:

      We invite you to attend a special meeting of stockholders of Commodore Applied Technologies, Inc. to be held at 10:30 a.m., local time, on Friday, November 17, 2000, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. The special meeting will be held for the following very important purposes:

1. To ratify the acquisition by our company of 81% of the outstanding capital stock of Dispute Resolution Management, Inc., or DRM, and approve our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition;

2. To approve the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. in connection with two private financings;

3. To authorize an amendment to our company's certificate of incorporation increasing the number of shares of common stock, par value $0.001 per share, that we are authorized to issue from 100,000,000 shares to 125,000,000 shares; and

4. To consider and transact any other business that may properly be presented at the special meeting or any adjournment or postponement of the special meeting.

      These items of business are described for you in detail in the attached proxy statement. We encourage you to read these materials very carefully and in their entirety.

      Only holders of record of our common stock at the close of business on October 2, 2000 are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. A list of holders eligible to vote at the special meeting will be available for inspection at the special meeting and for a period of 10 days prior to the special meeting at regular business hours at our principal business address indicated above.

      After careful consideration of a number of factors and circumstances which are described in the attached proxy statement, our Board of Directors has determined that the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, the issuance by our company of an indeterminable number of shares of our common stock upon conversion or exercise of securities that were issued to The Shaar Fund, and the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock are advisable to you and in your best interests. Our Board of Directors has approved each of these proposals and recommends that you vote "FOR" each of them at the special meeting.

                                    BY ORDER OF YOUR BOARD OF DIRECTORS


                                    JAMES M. DEANGELIS
                                    Secretary

New York, New York
November [3], 2000

           -----------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
      It is important that your shares be represented at the special meeting, regardless of the number of shares you hold. Therefore, whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed self-addressed, postage-paid envelope provided for your convenience. Proxies may be revoked at any time before the shares subject to the proxy are voted, and those of you who are present at the special meeting may revoke their proxies at that time and vote in person if you desire.
           -----------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MEETING......................................i
SUMMARY......................................................................1
THE SPECIAL MEETING..........................................................8
FORWARD-LOOKING STATEMENTS..................................................10
MARKET PRICES AND DIVIDEND POLICY...........................................11
SELECTED FINANCIAL DATA.....................................................12
   COMMODORE APPLIED TECHNOLOGIES, INC. SELECTED HISTORICAL
   CONSOLIDATED FINANCIAL DATA..............................................12
   DRM SELECTED HISTORICAL FINANCIAL DATA...................................14
UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF COMMODORE
APPLIED TECHNOLOGIES, INC...................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF COMMODORE APPLIED TECHNOLOGIES, INC............21
    Overview................................................................21
    Results of Operations...................................................21
    Liquidity And Capital Resources.........................................23
    Net Operating Loss Carryforwards........................................26
    Impact of Inflation.....................................................26
    Recent Accounting Pronouncements........................................26
    Year 2000 Issue.........................................................27
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS OF DISPUTE RESOLUTION MANAGEMENT, INC.........................28
    Overview................................................................28
    Results of Operations...................................................28
    Liquidity and Capital Resources.........................................29
    Impact of Inflation.....................................................29
BUSINESS OF COMMODORE APPLIED TECHNOLOGIES, INC.............................30

BUSINESS OF DRM.............................................................31
MANAGEMENT OF COMMODORE APPLIED TECHNOLOGIES, INC...........................32
PRINCIPAL STOCKHOLDERS OF COMMODORE APPLIED TECHNOLOGIES, INC...............35
PROPOSAL ONE: RATIFICATION OF THE DRM ACQUISITION AND APPROVAL OF OUR
              ISSUANCE OF UP TO 16,500,000 SHARES OF OUR COMMON STOCK IN
              CONNECTION WITH THE DRM ACQUISITION...........................38
PROPOSAL TWO: APPROVAL OF THE ISSUANCE BY OUR COMPANY OF AN INDETERMINABLE
              NUMBER OF SHARES OF OUR COMMON STOCK UPON CONVERSION OR
              EXERCISE OF SECURITIES ISSUED TO THE SHAAR FUND LTD. .........49
PROPOSAL THREE: AMENDMENT TO CERTIFICATE OF INCORPORATION OF THE COMPANY...51 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE........................................................52
STOCKHOLDER PROPOSALS.......................................................52
OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING......................52
WHERE YOU CAN FIND MORE INFORMATION.........................................52
INDEX TO FINANCIAL STATEMENTS...............................................54
ANNEX I.....................................................................A-1

                     QUESTIONS AND ANSWERS ABOUT THE MEETING


1.    Q: What is the time and place of the special meeting:?

      A: The special meeting will be held at 10:30 a.m., local time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, on November 17, 2000.

2.    Q: What am I being asked to vote on?

      A: You are being asked to vote on the following three proposals:

   o Ratification of the acquisition by our company of 81% of the outstanding capital stock of DRM and approval of our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition;

   o Approval of the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. in connection with two private financings; and

   o Approval of an amendment to our company's certificate of incorporation increasing the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares.

3.    Q: Who may be present at the special meeting and who may vote?

      A: All holders of our common stock and other interested persons may attend the special meeting in person. However, only stockholders of record as of October 2, 2000 may cast their vote in person or by proxy at the special meeting.

4.    Q: What is the vote required?

      A: Each of the following proposals requires the affirmative vote of a majority of the votes cast on the proposal in person or by proxy at the special meeting:

   o Ratification of the acquisition by our company of 81% of the outstanding capital stock of DRM and approval of our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition; and

   o Approval of the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. in connection with two private financings.

      The proposal to amend our company's certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Each holder of shares of our common stock on the October 2, 2000 record date is entitled to cast one vote for each share of common stock registered in his, her or its name.

5.    Q: Who is soliciting my proxy?

      A: The Board of Directors of Commodore Applied Technologies, Inc.

6.    Q: Who is Dispute Resolution Management, Inc.?

      A: DRM is an international consulting firm providing services in connection with the settlement of complex insurance claims and disputes, involving environmental, asbestos, products liability and other matters. DRM represents policyholders, typically large multi-national corporations, in the non-litigated resolution of large insurance claims. DRM facilitates the settlement of claims by utilizing a series of proprietary systems to perform insurance policy archeology, policy coverage analysis and prioritization, claim documentation, coverage trigger allocation, settlement value targeting, risk allocation modeling and settlement structuring and documentation. DRM commits to manage the entire settlement process, typically in exchange for a monthly retainer and a percentage success fee payable when the insurers enter into a settlement agreement with the DRM client. Prior to our acquisition of 81% of DRM, it was wholly-owned by William J. Russell and Tamie P. Speciale.

7.    Q: Is DRM profitable?

      A: For its fiscal year ended December 31, 1999, DRM earned before income taxes and minority interest approximately $4.3 million, or approximately $2.98 million following the termination of a minority interest, on revenues of approximately $6.4 million. DRM's pretax earnings and revenues for the six months ended June 30, 2000 were approximately $2.3 million and $3.7 million, respectively.

8.    Q: What are the principal terms of the DRM acquisition?

      A: Effective as of August 30, 2000, we acquired 81% of the outstanding shares of DRM common stock. Under the terms of our agreements with Mr. Russell and Ms. Speciale, the individuals who held all of the outstanding shares prior to our acquisition:

o As consideration for our acquisition of 81% of the outstanding shares of DRM capital stock, we agreed to issue a total of 10,500,000 shares of our common stock to Mr. Russell and Ms. Speciale, and to DRM for distribution to certain key employees of DRM and a third party. However, up to 9,500,000 of these 10,500,000 shares are subject to our option to repurchase any or all of these 9,500,000 shares at a price equal to the greater of $1.50 per share or 65% of the average closing price per share of our common stock for the three trading days immediately prior to our exercise of this option. This repurchase option commenced as of August 30, 2000 and expires on August 29, 2001. We have the right to assign this repurchase option to any third party who provides us with the funds necessary to pay the option price.

o We agreed to issue to Mr. Russell, Ms. Speciale and a key employee of DRM five-year warrants to purchase an aggregate of up to 1,000,000 shares of our common stock at an exercise price of $2.00 per share.

o Mr. Russell and Ms. Speciale will be entitled to receive quarterly earnout distributions equal to 35% of the cash flow of DRM over an earnout period commencing as of September 1, 2000 and ending December 31, 2005. The aggregate total of these earnout distributions is not to exceed approximately $37.1 million. We also agreed that if DRM has not distributed to Mr. Russell and Ms. Speciale a total of $10.0 million in cash in earnout payments by December 31, 2003, we will be liable to make up any short-fall in an amount equal to the difference between $10.0 million and the actual cash distributed to them pursuant to these payments. We can satisfy this short-fall liability through either a cash payment or, at our sole option, by issuing to Mr. Russell and Ms. Speciale additional shares of our common stock valued at the market price of our shares at the time of issuance. If this obligation requires us to issue more than 2,000,000 shares o four common stock, we have the right to defer the issuance of any shares in excess of 2,000,000 shares to December 31, 2005, based on the market price at that later date.

o We also agreed to issue to Mr. Russell and Ms. Speciale an additional 5,000,000 shares of our common stock in exchange for our option to purchase their remaining 19% equity interest in DRM. We can exercise this option over a five-year period, commencing January 2006. If and when we exercise this option, the option price will be based upon an independent appraisal of the value of the business of DRM as compared to the consolidated appraised value of our company as a whole, including DRM, and will be paid to Mr. Russell and Ms. Speciale in additional shares of our common stock, based on the market value of our common stock at that time.

o We have an absolute obligation to repurchase by August 30, 2001 up to 9,500,000 shares of our common stock from Mr. Russell and Ms. Speciale so as to provide them with a total of $14.5 million in cash, less any proceeds previously received by them from the exercise of our repurchase option. The price at which we will be required to repurchase these shares will be equal to the greater of $1.50 per share or 65% of the average closing price per share of our common stock for the three trading days immediately prior to our repurchase.

o Mr. Russell and Ms. Speciale have agreed that until September 30, 2001 they will not sell any of the shares of our common stock which they have received or may receive pursuant to the stock purchase agreement. However, they can terminate our repurchase option, and their agreement not to sell any of our shares of common stock which they have received or may receive in the transaction, at any time prior to August 30, 2001; provided, that if they do so, our obligation to repurchase from them a number of shares of our common stock as ensures their overall receipt from us of $14.5 million in cash will also terminate.

o To secure our commitment to obtain final stockholder approval of the DRM acquisition, by no later than December 1, 2000, and Ms. Speciale, and to secure our $14.5 million repurchase obligation and certain other covenants we made under the stock purchase agreement, we have pledged to Mr. Russell and Ms. Speciale our entire 81% equity interest in DRM. If final stockholder approval is timely obtained and we satisfy by September 29, 2001 our $14.5 million repurchase obligation (or this obligation is waived), then 50% of the pledged equity will be released to us from this pledge. Our pledge of the balance of our equity interest in DRM will terminate at such time as we pay or issue, as the case may be, to Mr. Russell and Ms. Speciale through the quarter ending December 1, 2003, pursuant to the cash earnout and any short-fall liability, a total of either $10.0 million in cash, a number of shares of our common stock equal to $10.0 million or any combination of cash or shares of our common stock equal to $10.0 million.

o In the event that by September 29, 2001 we are unable to fully discharge our $14.5 million repurchase obligation, then Mr. Russell and Ms. Speciale (acting on their own behalf and on behalf of certain other parties) may foreclose on all of the shares of DRM capital stock that we recently purchased. They may also retain, as liquidated damages, a number of shares of our common stock equal to 1,000,000 plus 50% of the difference between 9,500,000 and the number of shares of our common stock that we arranged to purchase prior to September 30, 2001 under our purchase option. In addition, Mr. Russell and Ms. Speciale may retain the 5,000,000 shares of our common stock we issued to them in consideration for our option to acquire from them the remaining 19% equity interest in DRM, and they, in conjunction with the other holder of warrants to purchase an aggregate of up to 1,000,000 shares of our common stock granted in connection with this acquisition, may retain these warrants. Accordingly, if we default on our $14.5 million repurchase obligation, we would be subject to losing all of our equity interest in DRM, as well as forfeiting up to an aggregate of 10,750,000 shares of our common stock.

o We have agreed to register for resale under the Securities Act of 1933, as amended, the 15,500,000 shares of common stock that have been or may be issued connection with the DRM acquisition, as well as the 1,000,000 shares of our common stock that underlie the warrants that were issued in connection with the DRM transaction.

o Mr. Russell and Ms. Speciale entered into five-year employment agreements with DRM and executed five-year non-competition agreements with DRM and our company.

o We completed the closing of the DRM acquisition effective as of August 30, 2000. Although both Commodore Environmental Services, Inc. and Paul E. Hannesson and members of his family, as holders of in excess of 50% of the 32,800,000 outstanding shares of our common stock at the effective date of the closing, consented to the acquisition and related transactions, at closing only 6,000,000 shares of our common stock were issued. In accordance with the rules of the American Stock Exchange, the remaining 9,500,000 shares of our common stock to be issued in connection with the DRM acquisition, and the warrants to purchase an aggregate of an additional 1,000,000 shares of our common stock which we granted, may only be issued after the increase in the number of authorized shares of our common stock has been approved by the holders of a majority of our outstanding common stock at a special meeting of our stockholders held in accordance with the proxy rules under the Securities Exchange Act of 1934, as amended.

9. Q: Does our company have the funds to exercise its purchase option or meet its financial obligations to the DRM stockholders if they demand payment in cash for a portion of their shares of our common stock?

      A: At the present time, we do not have the necessary funds to fulfill our repurchase obligation nor do we have any offers or commitments for those funds. There is no assurance that we can obtain outside financing on commercially attractive terms, if at all.

10. Q: What happens if the matters submitted for vote at the special meeting are not approved by our stockholders at the special meeting?

      A: If the proposal to
ratify the acquisition by our company of 81% of the outstanding capital stock of DRM and approve our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition is not approved at the special meeting, then, under the terms of our acquisition agreement, the DRM stock we acquired will revert back to Mr. Russell and Ms. Speciale, and they will be entitled to receive, as liquidated damages, reimbursement for their out-of-pocket expenses. Also, they will be entitled to retain all of the 6,000,000 shares of our common stock that we issued to them at the closing.

      If the proposal to approve the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. is not approved at the special meeting, then, under the terms of our agreements with The Shaar Fund, we will be required to redeem a certain number of shares of Series E convertible preferred stock and/or Series F convertible preferred stock at a price equal to 105% of the stated value of those shares, together with all accrued and unpaid dividends. In light of our current financial position, we may not have sufficient cash available to redeem those shares and may need to obtain additional outside financing, if available, which could involve a sale of our securities to investors who may require equal or more favorable terms than those we have agreed to in the past.

      If the proposal to approve the amendment to our company's certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares is not approved at the special meeting, then we will not be able to so amend our certificate of incorporation. In that event, we would run the risk of not having enough authorized shares of common stock to enable us, among other things, to complete additional private or public financings, mergers, acquisitions or similar transactions, or to issue shares of common stock upon exercise or conversion of outstanding convertible securities.

      Since Commodore Environmental Services, Inc. and some of our other stockholders, who collectively owned a total of approximately 58.1% of our outstanding common stock as of October 2, 2000, have agreed to vote "FOR" the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, and "FOR" the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, approval of both of these proposals at the special meeting is assured.

11. Q: What happens if we are unable to raise financing in an amount sufficient to exercise our repurchase option or pay all or any portion of the $14.5 million obligation owed to Mr. Russell and Ms. Speciale at the expiration of our option period?

      A: Under the terms of our pledge agreement, if the payment is not made by September 29, 2001, then Mr. Russell and Ms. Speciale may foreclose on the pledged stock and reacquire all of the DRM shares we purchased at closing, and they may retain as much as 10,750,000 of the 16,500,000 shares of our common stock issued to them in the transaction.

12. Q: What is the recommendation of our Board of Directors regarding the DRM acquisition and our company's issuance of up to 16,500,000 shares of our common stock in connection with the acquisition?

      A: Our Board of Directors believes that the purchase price for acquiring DRM was fair and on commercially attractive terms to our company. In addition, after careful consideration of a number of factors, including the current status of the securities markets and prevailing prices of our publicly traded common stock, our Board of Directors has determined that the benefits of the DRM acquisition, including our access to 65% of the anticipated significant cash flow from the DRM business, outweighed the risk of dilution to our stockholders in the event we are unable to finance our repurchase obligations to the DRM stockholders. Accordingly, our Board of Directors has determined that the DRM acquisition is advisable and in your best interests. Our Board of Directors has therefore approved the DRM acquisition and the issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition and recommends that you vote "FOR" approval of this matter at the special meeting.

13. Q: What is the recommendation of our Board of Directors regarding the issuance of an indeterminable number of shares of our common stock upon conversion or exercise of securities that were issued to The Shaar Fund in connection with two private financings?

      A: Our Board of Directors believes that the terms and conditions of the two private financings we completed with The Shaar Fund were fair and on commercially attractive terms to our company. The terms of the convertible securities that were issued to The Shaar Fund in connection with these private financings provide that the conversion price of those securities will be determined by the market price of our common stock at the time The Shaar Fund elects to convert those securities into shares of our common stock. Since we cannot predict what the market price of our common stock will be at that time, we cannot predict at this time how many shares of our common stock will be issued to The Shaar Fund.

      Although we do not know exactly how many shares of our common stock we will be required to issue to The Shaar Fund, our Board of Directors has determined that the issuance of an indeterminable number of shares of our common stock upon conversion or exercise of the securities that were issued to The Shaar Fund in connection with these private financings is advisable and in your best interests. Our Board of Directors has therefore approved the issuance of an indeterminable number of shares of our common stock upon conversion or exercise of securities that were issued to The Shaar Fund and recommends that you vote "FOR" approval of this proposal.

14. Q: What is the recommendation of our Board of Directors regarding the proposal to increase the number of authorized shares of our common stock?

      A: Our Board of Directors believes that an increase in the number of authorized shares of our common stock is advisable and in your best interests. There are currently approximately 38,500,000 of our shares of common stock outstanding; if all outstanding options, warrants and other securities convertible into shares of our common stock were exercised or converted, however, we would have approximately 90,700,000 shares outstanding. In view of the fact that we may require additional funds for working capital and to finance obligations incurred in connection with the DRM acquisition, and also may wish to consider other acquisitions or strategic opportunities, we may require additional shares of our common stock to be available for those purposes. The authorization of an additional 25,000,000 shares would give our Board of Directors flexibility to rapidly respond to available capital and acquisition opportunities that may arise in the future.

      Accordingly, our Board of Directors has determined that the proposed increase in the number of authorized shares of our common stock is advisable and in your best interests. Our Board of Directors has therefore approved the proposal to increase the number of authorized shares of our common stock and recommends that you vote "FOR" approval of this proposal.

15.   Q: What do I need to do now?

      A: Please sign, date and complete your proxy card and promptly return it in the enclosed, self addressed, prepaid envelope so that your shares of our common stock can be represented at the special meeting.

16. Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

      A: Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker should mail information to you that will explain how to give these instructions.

17.   Q: Can I change my vote after I have mailed my signed proxy card?

      A: Yes. Just send by mail a written revocation or a later-dated, completed and signed proxy card before the special meeting or simply attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

18. Q: What if I don't send back a proxy card or vote my shares in person at the special meeting?

      A: If you don't return your proxy card or vote your shares in person at the special meeting, each of those shares will be treated as a vote against each of the proposals presented at the special meeting.

19. Q: Will I have appraisal rights if I do not approve of the DRM transaction?

      A: No. You will not have any right to dissent from the DRM acquisition and receive a value for your shares of our common stock as determined by a court.

20. Q: Is there any risk that the DRM acquisition will not be approved at the special meeting?

      A: No, unless litigation is commenced to enjoin the special meeting and the plaintiff ultimately prevails in terminating the DRM acquisition. Since holders of approximately 58.1% of the outstanding shares of our common stock entitled to vote at the special meeting have already agreed and issued irrevocable proxies to vote "FOR" the DRM acquisition, approval of this matter is assured.

21.   Q: How will I know if the DRM acquisition has been approved?

      A: We will make a public announcement.

                                     SUMMARY

      The following summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand and for a more complete description of the DRM acquisition and the proposed matters on which you will vote, you should carefully read this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page 50. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies (see pages __-__)

Commodore Applied Technologies, Inc.
150 East 58th Street, Suite 3238
New York, New York 10155
(212) 308-5800

      We are an environmental treatment and services company which, through our operating subsidiaries, provides a range of technologies and services directed principally at remediating contamination in soils and other materials, protecting the integrity of water and air and disposing or reusing certain waste by-products through development of inert and environmentally sound technologies. We believe we provide the only patented, non-thermal, portable and scalable process, known as SET (solvated electron technology), for treating and decontaminating soils and other materials containing PCBs, pesticides, dioxins and other toxic contaminants. We also provide a full range of services related to on-site waste containment, management of on-site and off-site remediation, waste removal using environmentally safe methods, and engineering and technical services in connection with environment waste management and waste minimization.

Dispute Resolution Management, Inc.
39 Exchange Place, Suite 30
Salt Lake City, Utah 84111
(801) 355-1444

      DRM is an international consulting firm that provides services in connection with the settlement of complex, long-tail and latent insurance claims and disputes involving environmental, asbestos, products liability and other matters. DRM represents policyholders, typically large multi-national corporations, in the non-litigated resolution of large insurance claims, and facilitates the settlement of claims by utilizing a series of proprietary systems to perform insurance policy archeology, policy coverage analysis and prioritization, claim documentation, coverage trigger allocation, settlement value targeting, risk allocation modeling and settlement structuring and documentation.

Our reasons for the DRM acquisition (see pages __-__)

      Our Board of Directors believes that acquiring DRM has strengthened us in many ways, and has identified various benefits that we believe are likely to result from our acquisition of DRM. Some of these anticipated benefits include:

o Our access to 65% of DRM's cash flow, which will provide us with immediate liquidity and is anticipated to serve as collateral for any of our future financings;

o diversification of our client base across a broad range of governmental and private industries;

o access to professionals with experience negotiating insurance claim settlements large-dollar;

o Our acquisition of a client list of satisfied, large multinational customers and a portfolio of products and services with significant cross-selling potential;

o Our ability to offer our clients comprehensive solutions to environmental problems and a complementary array of international teaming and partnering arrangements;

o Our ability to market ourselves as a "one stop" multi-disciplinary team with technical, engineering, financial, legal and insurance expertise; and

o Our enhanced ability to identify properties suitable for environmental cleanup and remediation.

      These and other reasons identified by our Board of Directors for approving the DRM acquisition and for recommending that our stockholders approve the DRM acquisition and our issuance of up to 16,500,000 shares of our stock in connection with the DRM acquisition are explained in greater detail on pages __ through __ of this proxy statement.

Considerations of our Board of Directors with respect to the DRM acquisition (see page __)

      Our Board of Directors has determined that the DRM acquisition and related transactions are advisable and in your best interests, and has unanimously approved the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition. We believe the DRM acquisition represents a significant step in our strategic plan to enhance stockholder value. In considering the DRM acquisition, our Board of Directors carefully considered a number of relevant factors, both positive and negative. These included:

o     The historical earnings and cash flows of DRM;

o DRM's access to and professional relationships with a number of industrial companies who could benefit from the use of our technologies;

o delays we continue to face in commercializing our SET technologies and generating meaningful positive cash flows;

o     our need for additional working capital and liquidity;

o     the current depressed state of the equity capital markets; and

o DRM's perceived ability to assist us in marketing our current hazardous waste remediation technologies, and augment our business portfolio to include expertise in the area of commercial environmental insurance recovery.

The Special Meeting (see pages __-__)

      The special meeting of our stockholders will be held at the American Stock Exchange, 86 Trinity Place, New York, New York on November 17, 2000 at 10:30 a.m., local time.

      At the special meeting, our common stockholders will be asked to:

o Ratify the acquisition by our company of 81% of the capital stock of Dispute Resolution Management, Inc. and approve our issuance of up to 16,500,000 of our shares of common stock in connection with the DRM acquisition;

o Approve the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. in connection with two private financings;

o Approve an amendment to our company's certificate of incorporation increasing the number of shares of common stock, par value $0.001 per share, that we are authorized to issue from 100,000,000 shares to 125,000,000 shares.

      Holders of outstanding shares of our common stock as of October 2, 2000 are entitled to one vote for each share of common stock held by them at the special meeting.

      Holders of our common stock, including Mr. Russell and Ms. Speciale, who, in the aggregate, represented in excess of 50% of our outstanding common stock as of October 2, 2000, agreed to vote all of their shares in favor of the acquisition by our company of 81% of the capital stock of Dispute Resolution Management, Inc. and our issuance of up to 16,500,000 of our shares of common stock in connection with the DRM acquisition, and in favor of the amendment to our company's certificate of incorporation increasing the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares. Accordingly, adoption of both of these proposals at the special meeting is assured.

Recommendations to Stockholders (see page __)

o Our Board of Directors believes that the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, the issuance by our company of an indeterminable number of shares of our common stock upon conversion or exercise of securities issued to The Shaar Fund, and the amendment to our company's certificate of incorporation to increase in the number of authorized shares of our common stock are advisable and in your best interests and recommends that you vote "FOR" each of the proposals at the special meeting.

 Stockholder Votes Required (see page __)

o To ratify the DRM acquisition and approve our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, and to approve our issuance of an indeterminable number of shares of our common stock upon conversion or exercise of securities issued to The Shaar Fund, the holders of at least a majority of the shares of our common stock present in person or represented by proxy at the special meeting must vote in favor of the proposals.

o The holders of at least a majority of the outstanding shares of our common stock must vote in favor of the proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares.

      Holders of approximately 58.1% of the outstanding shares of our common stock as of October 2, 2000, have agreed to ratify the DRM acquisition and approve the issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, and to approve the amendment to our company's certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares. Accordingly, adoption of both of these proposals at the special meeting is assured.

The DRM Acquisition (see pages __-__)

      Effective as of August 30, 2000, we acquired 81% of the outstanding shares of DRM common stock. Under the terms of our agreements with Mr. Russell and Ms. Speciale, the sole stockholders of DRM capital stock:

The Exchange of Stock (see page __)

o As consideration for our acquisition of 81% of the outstanding shares of DRM capital stock, we agreed to issue a total of 10,500,000 shares of our common stock to Mr. Russell and Ms. Speciale, and to DRM for distribution to certain key employees of DRM and a third party. However, up to 9,500,000 of these 10,500,000 shares are subject to our option to repurchase any or all of these 9,500,000 shares at a price equal to the greater of $1.50 per share or 65% of the average closing price per share of our common stock for the three trading days immediately prior to our exercise of this option. This repurchase option commenced as of August 30, 2000 and expires on August 29, 2001. We have the right to assign this repurchase option to any third party who provides us with the funds necessary to pay the option price.

The Warrants (see page __)

o We agreed to issue to Mr. Russell, Ms. Speciale and a key employee of DRM five-year warrants to purchase an aggregate of up to 1,000,000 shares of our common stock at an exercise price of $2.00 per share.

The Cash Earnout (see page __)

o Mr. Russell and Ms. Speciale will be entitled to receive quarterly earnout distributions equal to 35% of the cash flow of DRM over an earnout period commencing as of September 1, 2000 and ending December 31, 2005. The aggregate total of these earnout distributions is not to exceed approximately $37.1 million. We also agreed that if DRM has not distributed to Mr. Russell and Ms. Speciale a total of $10.0 million in cash in earnout payments by December 31, 2003, we will be liable to make up any short-fall in an amount equal to the difference between $10.0 million and the actual cash distributed to them pursuant to these payments. We can satisfy this short-fall liability through either a cash payment or, at our sole option, by issuing to Mr. Russell and Ms. Speciale additional shares of our common stock valued at the market price of our shares at the time of issuance. If this obligation requires us to issue more than 2,000,000 shares o four common stock, we have the tight to defer the issuance of any shares in excess of 2,000,000 shares to December 1, 2005, based on the market price at that later date.

Our Option to Purchase the Minority Interest (see page __)

o We also agreed to issue to Mr. Russell and Ms. Speciale an additional 5,000,000 shares of our common stock in exchange for our obtaining an option to purchase their remaining 19% equity interest in DRM. We can exercise this option over a five-year period, commencing January 2006. If and when we exercise this option, the option price will be based upon an independent appraisal of the value of the business of DRM as compared to the consolidated appraised value of our company as a whole, including DRM, and will be paid to Mr. Russell and Ms. Speciale in additional shares of our common stock, based on the market value of our common stock at that time.

The Repurchase Obligation (see page __)

o We have an absolute obligation to repurchase by August 30, 2001 up to 9,500,000 shares of our common stock from Mr. Russell and Ms. Speciale so as to provide them with a total of $14.5 million in cash, less any proceeds previously received by them from the exercise of our repurchase option. The price at which we will be required to repurchase these shares will be equal to the greater of $1.50 per share or 65% of the average closing price per share of our common stock for the three trading days immediately prior to our repurchase.

The Lockup (see page __)

o Mr. Russell and Ms. Speciale have agreed that until September 30, 2001 they will not sell any of the shares of our common stock which they have received or may receive pursuant to the stock purchase agreement. However, they can terminate our repurchase option, and their agreement not to sell any of our shares of common stock which they have received or may receive in the transaction, at any time prior to August 30, 2001; provided, that if they do so, our obligation to repurchase from them a number of shares of our common stock as ensures their overall receipt from us of $14.5 million in cash will also terminate.

The Pledge (see page __)

o To secure our commitment to obtain final stockholder approval of the DRM acquisition by no later than December 1, 2000, the issuance of shares of our common stock in connection with the DRM acquisition, and to secure our $14.5 million repurchase obligation and certain other covenants we made under the stock purchase agreement, we have pledged to Mr. Russell and Ms. Speciale our entire 81% equity interest in DRM. If final stockholder approval of the DRM acquisition and the issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition is timely obtained, and we satisfy by September 29, 2001 our $14.5 million repurchase obligation (or this obligation is waived), then 50% of the pledged equity will be released to us from this pledge. Our pledge of the balance of our equity interest in DRM will terminate at such time as we pay or issue, as the case may be, to Mr. Russell and Ms. Speciale through the quarter ending December 1, 2003, pursuant to the cash earnout and any short-fall liability, a total of either $10.0 million in cash, a number of shares of our common stock equal to $10.0 million or any combination of cash or shares of our common stock equal to $10.0 million.

o In the event that by September 29, 2001 we are unable to fully discharge our $14.5 million repurchase obligation to DRM and the DRM stockholders, then Mr. Russell and Ms. Speciale (acting on their own behalf and on behalf of certain other parties) may foreclose on all of the shares of DRM capital stock that we recently purchased. They may also retain, as liquidated damages, a number of shares of our common stock equal to 1,000,000 plus 50% of the difference between 9,500,000 and the number of shares of our common stock that we purchased or arranged to be purchased from the DRM stockholders, prior to September 29, 2001, under our the purchase option. In addition, Mr. Russell and Ms. Speciale may retain the 5,000,000 shares of our common stock which we issued to them in consideration for our option to acquire from them the remaining 19% equity interest in DRM, and they, in conjunction with the other holder of warrants to purchase an aggregate of 1,000,000 shares of our common stock granted in connection with this acquisition, may retain these warrants. Accordingly, if we default on our $14.5 million repurchase obligation, we would be subject to losing all of our equity interest in DRM capital stock as well as forfeiting up to an aggregate of 10,750,000 shares of our common stock.

Registration Rights (see page __)

o We have agreed to register for resale under the Securities Act of 1933, as amended, the 15,500,000 shares of common stock that have been and may be issued in connection with the DRM acquisition, as well as the 1,000,000 shares of our common stock that underlie the warrants to purchase shares of our common stock that were issued in connection with the DRM transaction.

The Employment Agreements (see page __)

o Mr. Russell and Ms. Speciale entered into five-year employment agreements with DRM and executed five-year non-competition agreements with DRM and our company.

Federal Income Tax Consequences of the DRM acquisition (see page __)

      As a stockholder of our company, you will not incur any federal income tax as a consequence of our acquisition of 81% of the outstanding shares of DRM capital stock.

Accounting Treatment (see page __)

      We intend to treat our purchase of 81% of the outstanding shares of DRM capital stock as a purchase for financial reporting purposes. This means that the assets and results of operations of DRM will be included on our financial statements, along with our assets and results of operations, as of August 30, 2000, the date the purchase was completed. It also means we will value the assets acquired at their relative fair values based upon the average market value of our common stock received by DRM and the DRM stockholders in connection with the DRM acquisition.

Appraisal Rights (see page __)

      Under Delaware law, you as a stockholder of our company do not have the right to an appraisal of your shares of our capital stock in connection with the DRM acquisition.

Comparative Market Price Information (see page __)

      Shares of our common stock are listed on the American Stock Exchange. On August 10, 2000, the last full trading day prior to the public announcement of the DRM acquisition, the last reported sale price of our common stock was $1.06 per share.

      On October 23, 2000, the most recent practicable date prior to the filing of this Proxy Statement, the last sale price for our common stock as reported by the American Stock Exchange was $0.69 per share. Stock prices can fluctuate dramatically, however, so we urge you to obtain current market quotations for our common stock.

Listing of Our Common Stock (see page __)

      We have applied to the American Stock Exchange to list the shares of our common stock that we will be required to issue upon conversion or exercise of the securities that were issued to The Shaar Fund in connection with two recent private financings. We plan to apply to the American Stock Exchange in the near future to list all 16,500,000 shares of our common stock distributed or to be distributed in connection with the DRM acquisition.

Forward-Looking Statements May Prove Inaccurate (see page __)

      We have made forward-looking statements in this Proxy Statement that are subject to risks and uncertainties. Forward-looking statements include the information concerning strategies, objectives, expectations and intentions of our company and DRM and trends affecting the financial condition, future results of operations and the adequacy of resources of the companies. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors could affect the future financial results of our company and DRM, and could cause these results to differ materially from those expressed in our forward-looking statements.

                      COMMODORE APPLIED TECHNOLOGIES, INC.
              SUMMARY UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA
                      (in thousands, except per share data)

      The following summary pro forma condensed financial data should be read in conjunction with the unaudited pro forma condensed consolidated financial statements included in this proxy statement. The pro forma condensed financial data is not necessarily indicative of the operating results that would have been achieved had the DRM acquisition been effective during the periods presented or the results that may be obtained in the future.

                                                 Year Ended     Six Months Ended
                                             December 31, 1999    June 30, 2000
                                             -----------------  ----------------
Statement of Operations Data:
     Net revenues ............................     $ 24,585          $ 12,559
     Net (loss) ..............................       (4,457)           (1,288)
     Net (loss) per share ....................        (0.11)            (0.03)
     Cash dividends per share ................            0                 0

Balance Sheet Data:
     Working capital .........................                       ($12,420)
     Total assets ............................                         43,539
     Long-term debt (less current portion) ...                          7,759
     Stockholders' equity ....................                         17,639

                        COMPARATIVE PRICE PER SHARE DATA

      We have set forth below certain selected historical per share data of our company and DRM, pro forma per share data for these companies giving effect to the DRM acquisition, and pro forma per share data for DRM giving effect to a pro forma provision for income taxes. DRM did not make any provisions for income taxes because tax returns were filed annually and income taxes on earnings were paid by the stockholders and stockholders of DRM as specified in the Internal Revenue Code for S Corporations and Partnerships. Historical DRM financial data were used in the preparation of pro forma numbers for the purchase of DRM capital stock because we have significant net operating loss carryforwards for income tax purposes, which would have offset any income taxes payable by DRM.

                                       Year Ended          Six Months Ended
                                    December 31, 1999       June 30, 2000
                                    -----------------    --------------------
                                    Commodore     DRM    Commodore        DRM
                                    ---------     ---    ---------        ---
Historical:
     Income (loss) per basic &
      diluted share...............   ($0.16)     $99.25     ($0.06)     $75.70
     Book value per share.........     0.32       26.65       0.31       84.04
     Cash dividends per share.....     0.00       95.76       0.00       18.32

DRM Pro Forma:
     Income (loss) per basic &
      diluted share...............      N/A       46.18        N/A       60.55
     Book value per share.........      N/A      (12.06)       N/A       54.51
     Cash dividends per share.....      N/A       95.76        N/A       18.32

Pro Forma:
     Income (loss) per basic &
      diluted share...............    (0.08)      (0.04)     (0.02)      (0.01)
     Book value per share.........      N/A         N/A       0.25        0.12
     Cash dividends per share.....     0.00        0.00       0.00        0.00

      Pro forma information was computed by allocating the income, book value and cash dividends per share in total to our company and DRM based on the exchange ratio of the relative ownership resulting from the DRM acquisition. Pro forma book value per share for either of the two companies was not available for the year ended December 31, 1999.

      Shares of our common stock are listed on the American Stock Exchange. On August 10, 2000, the last full trading day prior to the public announcement of the DRM acquisition, the last reported sale price of our common stock was $1.06 per share.

      On October 23, 2000, the most recent practicable date prior to the filing of this proxy statement, the last sale price for our common stock as reported by the American Stock Exchange was $0.69 per share. Stock prices can fluctuate dramatically, however, so we urge you to obtain current market quotations for our common stock.

                               THE SPECIAL MEETING

General

      This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of our stockholders. This proxy statement, the attached notice of stockholders' meeting and the enclosed form of proxy are first being mailed to you as a stockholder of our company on or about November [3], 2000.

Matters to Be Considered at the Special Meeting

         At the special meeting, our stockholders will be asked to consider and vote on the following proposals:

      o To ratify the acquisition by our company of 81% of the outstanding capital stock of DRM and approve our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition;

      o To approve the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. in connection with two private financings; and

      o To authorize an amendment to our company's certificate of incorporation increasing the number of shares of common stock, par value $0.001 per share, that we are authorized to issue from 100,000,000 shares to 125,000,000 shares.

      After careful consideration of a number of factors and circumstances which are described in this proxy statement, our Board of Directors has determined that the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, the issuance by our company of an indeterminable number of shares of our common stock upon conversion or exercise of securities that were issued to The Shaar Fund, and the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock are advisable to you and in your best interests. Our Board of Directors has approved each of these proposals and recommends that you vote "FOR" each of them at the special meeting.

Voting and Proxies

      Our Board of Directors has fixed the close of business on October 2, 2000 as the record date for determining which of our stockholders are entitled to notice of, and to vote at, the special meeting. At that date, there were outstanding 38,526,172 shares of our common stock. Each holder of our common stock will be entitled to one vote per share on each matter submitted to the special meeting. We do not have outstanding voting securities other than our common stock.

      The special meeting of our stockholders will be held at the American Stock Exchange, 86 Trinity Place, New York, New York on November 17, 2000 at 10:30 a.m., local time.

      The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote constitutes a quorum for the transaction of business at the special meeting. If a quorum is not present, the special meeting may be adjourned from time to time until a quorum is obtained. Assuming a quorum is present, then:

      o To ratify the DRM acquisition and approve our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, and to approve the issuance by our company of an indeterminable number of shares of our common stock upon conversion or exercise of securities issued to The Shaar Fund, the holders of at least a majority of the shares of our common stock present in person or represented by proxy at the special meeting must vote in favor of the proposals.

      o The holders of at least a majority of the outstanding shares of our common stock must vote in favor of the proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares.

      Holders of approximately 58.1% of the outstanding shares of our common stock as of October 2, 2000, including Mr. Russell and Ms. Speciale, have agreed to ratify the DRM acquisition and approve our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition, and to approve the amendment to our company's certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares. As a result, adoption of these proposals at the special meeting is assured.

      If your shares of common stock are represented by properly executed proxies, then they will, unless you revoke your proxy, be voted in accordance with your instructions indicated on the proxies. If you do not complete and return your proxy, then your shares of our common stock will be counted as votes against the matters submitted for vote.

      You may revoke any proxy you give if, at any time prior to your shares of our common stock being voted, you file a notice of revocation, or a duly executed proxy bearing a later date, with the secretary of our company at the address given on the notice of stockholders' meeting accompanying this proxy statement. You may also revoke your proxy by attending the special meeting and voting in person. A notice of revocation need not be on any specific form. If you abstain from voting on the matters submitted for vote by properly marking the "ABSTAIN" box on the proxy, then your shares of our common stock will be counted as present for the purpose of determining the existence of a quorum.

      Under the rules of the National Association of Securities Dealers, Inc., while brokers who hold your shares of our common stock in street name have the authority to vote on certain items when they have not received instructions from you as the beneficial owner of our common stock, they cannot vote on the matters we have submitted for vote without instructions from you. If you do not give your broker proper instructions on how to vote your shares of our common stock but your broker is present, in person or by proxy, at the special meeting, then your shares of our common stock will be counted as present for quorum purposes but will be treated as a neither a vote for nor as a vote against the adoption of the matters submitted for vote at the special meeting.

      Representatives of Tanner + Co., our principal accountants for the current year and for the most recently completed fiscal year, are not expected to be present at the special meeting and will not have the opportunity to make a statement. They are also not expected to be available to respond to appropriate questions from our stockholders.

Solicitation of Proxies

      Your proxy is being solicited by and on behalf of our Board of Directors. We will incur all expenses related to printing, filing and mailing the proxy statement and all the Securities and Exchange Commission and other regulatory filing fees incurred in connection with the proxy statement. In addition to soliciting proxies by mail, our officers, directors, and employees, without receiving additional compensation, may solicit proxies by telephone, telegraph, in person or by other means. We have also made arrangement with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of our common stock which they hold, and we will reimburse them for the reasonable expenses they incur in forwarding those materials.

                           FORWARD-LOOKING STATEMENTS

            Certain matters discussed in this proxy statement are "forward-looking statements" intended to qualify for the safe harbors from liability established by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such statements may address future events and conditions concerning, among other things, our results of operations and financial condition; the consummation of acquisition and financing transactions and the effect thereof on our business; capital expenditures; litigation; regulatory matters; and our plans and objectives for future operations and expansion. Any such forward-looking statements would be subject to the risks and uncertainties that could cause actual results of operations, financial condition, acquisitions, financing transactions, operations, expenditures, expansion and other events to differ materially from those expressed or implied in such forward-looking statements. Any such forward-looking statements would be subject to a number of assumptions regarding, among other things, future economic, competitive and market conditions generally. Such assumptions would be based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. Further, our business is subject to a number of risks that would affect any such forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to commercialize our technology; product demand and industry pricing; our ability to obtain patent protection for our technology; developments in environmental legislation and regulation; our ability to obtain future financing on favorable terms; and other circumstances affecting anticipated revenues and costs. These risks and uncertainties could cause our actual results to differ materially from those projected or implied by such forward-looking statements.

                        MARKET PRICES AND DIVIDEND POLICY

Market Information

      Our common stock and warrants began trading publicly on June 28, 1996 at initial public offering prices of $6.00 per share and $0.10 per warrant and are traded on the American Stock Exchange, or Amex, under the symbols "CXI" and "CXIW", respectively. On October 2, 2000, there were 164 holders of record of an aggregate of 38,526,172 shares of our common stock and 44 holders of record of public warrants.

      The following table sets forth, for the fiscal periods shown, the high and low sale prices, rounded to the nearest cent, for our common stock and public warrants as reported on the Amex.

                                                                                 Common Stock                       Warrants
                                                                                 ------------                       --------
                                                                             High             Low            High             Low
                                                                             ----             ---            ----             ---
Fiscal 2000
    First Quarter ..................................................      $   2.75        $   0.88        $   0.50        $   0.16
    Second Quarter .................................................          1.94            0.75            0.31            0.13
    Third Quarter ..................................................          1.62            0.81            0.34            0.13
    For the period from October 1, 2000 to
    October 23, 2000 ...............................................          0.94            0.69            0.18            0.13
Fiscal 1999
    First Quarter ..................................................      $   0.44        $   0.38        $   0.16        $   0.03
    Second Quarter .................................................          0.38            0.19            0.02            0.02
    Third Quarter ..................................................          1.50            0.25            0.63            0.02
    Fourth Quarter .................................................          1.44            0.63            0.38            0.02
Fiscal 1998
    First Quarter ..................................................      $   6.75        $   2.56        $   2.06        $   0.75
    Second Quarter .................................................          5.19            1.75            1.50            0.63
    Third Quarter ..................................................          2.81            0.19            0.81            0.06
    Fourth Quarter .................................................          0.75            0.25            0.25            0.03

      On August 10, 2000, the date prior to our announcement of the DRM acquisition, the last reported sale price for our common stock was $1.06 per share. On October 23, 2000, the last practicable date prior to the filing of this proxy statement, the last reported sale price for our common stock was $0.69 per share.

Dividend Information

      The holders of our Series E convertible preferred stock, par value $0.001 per share, are entitled to a variable rate dividend beginning at 12% and averaging 8.15% over the term of the securities. As of October 2, 2000, we had paid $225,567 in dividends on these shares. We have the option to pay these dividends in common stock for all periods after April 30, 2000.

      The holders of our Series F convertible preferred stock, par value $0.001 per share, are entitled to a variable rate dividend beginning at 12% and averaging 8.15% over the term of the securities. As of December 31, 1999, we had paid $91,567 in dividends on these shares. We have the option to pay these dividends in common stock for all periods after September 30, 2000.

      We have never paid cash dividends on our common stock. Any future determination as to the payment of cash dividends on our common stock will depend on our ability to service our outstanding indebtedness and future earnings, capital requirements, our financial condition and other factors as our Board of Directors may consider. We currently intend to retain our earnings to finance the growth and development of our business and to repay outstanding indebtedness and we do not anticipate paying cash dividends on our common stock in the foreseeable future.

                             SELECTED FINANCIAL DATA
                      COMMODORE APPLIED TECHNOLOGIES, INC.
                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                      (in thousands, except per share data)

      The following selected financial data at December 31, 1995, 1996, 1997, 1998 and 1999, and the years then ended, are derived from the Consolidated Financial Statements contained elsewhere in this proxy statement. The selected financial data as of June 30, 2000, and for the six months ended June 30, 1999 and 2000 are unaudited and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the six months ended June 30, 2000 are not necessarily indicative of the results of operations to be expected for the entire year. This should be read in conjunction with our historical financial statements and related notes contained elsewhere in this proxy statement.

Consolidated Statement of Operations Data:

                                                                                                               Six Months  Ended
                                                        Year Ended December 31,                                    June 30,
                                 -----------------------------------------------------------------          ----------------------
                                   1995           1996           1997           1998          1999            1999          2000
                                 -------        -------        -------        -------        -------        -------        -------
Revenue ...................      $     0        $ 5,123        $19,493        $17,470        $18,147        $ 8,550        $ 8,870

Costs and expenses:
   Cost of sales ..........            0          4,135         16,325         15,421         16,127          7,368          7,858
   Research and development        1,815          2,022          3,074          2,722          1,145            562            600
   General and administrative      1,773          3,412         12,196          8,118          4,037          1,655          1,845
   Depreciation and
    amortization ..........            0            561          1,282          1,150            696            364            379
   Minority interest ......            0              0            (82)           300              0              0              0
                                 -------        -------        -------        -------        -------        -------        -------
      Total costs and
       expenses ...........        3,588         10,131         32,795         27,711         22,005          9,949         10,682
                                 -------        -------        -------        -------        -------        -------        -------
Loss from operations ......       (3,588)        (5,008)       (13,302)       (10,241)        (3,858)        (1,399)        (1,812)

Equity in losses of
  unconsolidated
  subsidiary ..............            0           (495)        (1,827)        (2,383)             0              0              0
Write-off of original in
  process technology ......            0              0              0              0              0              0              0
Interest income ...........            6            477            745            337             39             23             39
Interest expense ..........         (274)          (617)        (1,310)        (1,066)          (166)           (30)          (103)
                                 -------        -------        -------        -------        -------        -------        -------
Loss before income taxes ..       (3,856)        (5,643)       (15,694)       (13,353)        (3,985)        (1,406)        (1,876)

Income tax benefit ........            0              0              0              0              0              0              0
                                 -------        -------        -------        -------        -------        -------        -------

Net loss ..................      ($3,856)       ($5,643)      ($15,694)      ($13,353)       ($3,985)       ($1,406)       ($1,876)
                                  ======        =======        =======        =======        =======        =======        =======
Net loss per share --
  basic and diluted .......      ($ 0.26)       ($ 0.31)       ($ 0.73)       ($ 0.58)       ($ 0.16)       ($ 0.06)       ($ 0.06)
                                  ======        =======        =======        =======        =======        =======        =======
Weighted average number
  of common shares
  outstanding (in
  thousands) ..............       15,000         18,100         21,844         23,194         24,819         23,702         31,525
                                  ======        =======        =======        =======        =======        =======        =======

Cash dividends paid per
  share ...................       $    0        $     0        $     0        $     0        $     0        $     0        $     0
                                  ======        =======        =======        =======        =======        =======        =======

Consolidated Balance Sheet Data:

                                              December 31,
                                 -------------------------------------  June 30,
                                   1996      1997      1998     1999      2000
                                   ----      ----      ----     ----      ----
Working capital ..............   $ 8,838   $11,170   $ 1,817   $   806   $   354
Total Assets .................    33,456    29,696    15,617    16.047    15,190
Long-term debt (less current
 portion) ....................        29     3,587       185       901       347
Total liabilities ............    13,380    10,521     3,709     6,096     5,073
Minority interest ............         0     6,645         0         0         0
Redeemable preferred stock ...         0       876         0         0         0
Stockholders' equity (deficit)    20,076    11,654    11,908     9,951    10,117

                     DRM SELECTED HISTORICAL FINANCIAL DATA
                      (In thousands, except per share data)

      The following selected financial data as of December 31, 1999, and for the years ended December 31, 1997, 1998 and 1999 are derived from the Consolidated Financial Statements appearing elsewhere in this proxy statement. The selected financial data as of June 30, 2000, and for the six months ended June 30, 1999 and 2000 are unaudited and, in the opinion of management include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the six months ended June 30, 2000 are not necessarily indicative of the results of operations to be expected for the entire year. This should be read in conjunction with the Consolidated Financial Statements and the accompanying notes contained elsewhere in this proxy statement.

Consolidated Statement of Operations Data:

                                                                     Six Months Ended
                                       Year ended  December 31,          June 30,
                                   -----------------------------    ------------------
                                     1997       1998       1999       1999       2000
                                   -------    -------    -------    -------    -------
Revenue ........................   $ 1,704    $ 5,189    $ 6,438    $ 4,835    $ 3,689

Costs and expenses:
   Cost of sales ...............       592      1,064      1,647        865        924
   General and Administrative ..       232        342        555        294        566
   Depreciation and amortization         0          0          0          0          0
   Minority interest ...........       215      1,001      1,293        969          0
                                   -------    -------    -------    -------    -------
      Total costs and expenses .     1,039      2,407      3,495      2,128      1,490
                                   -------    -------    -------    -------    -------

Income (loss) from operations ..        35      2,782      2,943      2,707      2,199

Option and other income ........         0         (3)         8         (4)        66
Interest income ................         8         22         35         30          6
Interest expense ...............        (8)        (8)        (8)        (4)         0
                                   -------    -------    -------    -------    -------
Net income .....................   $    35    $ 2,793    $ 2,978    $ 2,729    $ 2,271
                                   =======    =======    =======    =======    =======

Note: Earnings per share data not meaningful.

Consolidated Balance Sheet Data:

                                                December 31,            June 30,
                                         1997       1998       1999       2000
                                         ----       ----       ----       ----
Working capital (deficit) ..........    $   52     $  959     $  887     $2,361
Total assets .......................       439      1,210      1,232      2,718
Long-term debt (less current
portion) ...........................       105        112        120          0
Total liabilities ..................       437        515        432        197
Stockholders' equity
(deficit) ..........................         2        695        800      2,521

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                     OF COMMODORE APPLIED TECHNOLOGIES, INC.

      The following pro forma condensed consolidated balance sheet and the pro forma statements of operations for the periods ended June 30, 2000 and 1999 and the years then ended are presented to give effect to the DRM acquisition.

      Historical financial data used to prepare the pro forma financial statements were derived from the following sources:

            o the audited consolidated financial statements of our company, which are contained in this proxy statement beginning on page F-14;

            o the unaudited consolidated financial statements of our company, which are contained in this proxy statement beginning on page F-19; and

            o the audited financial statements of DRM for the years ended December 31, 1999, 1998 and 1997, which are contained in this proxy statement beginning on page F-1.

      These unaudited pro forma condensed consolidated financial statements should be read in conjunction with these historical financial statements.

      The pro forma balance sheet and the pro forma statements of operations of our company are based on assumptions and approximations and therefore do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, these unaudited pro forma condensed consolidated financial statements should not be used as a basis for forecasting our future operations.

         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JUNE 30, 2000
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                          Acquisition
                                                    Commodore      DRM    Adjustments     Pro-Forma
                                                    ---------      ---    -----------     ---------
ASSETS
   Current assets:
      Cash and cash equivalents ..................   $  1,155   $    238                  $  1,393
      Account receivable, net ....................      3,115      2,291     (2,013) (1)     3,393
      Notes and advances to related parties ......        310                                  310
      Prepaid assets and other
       current assets ............................        500         29                       529
                                                     --------   --------   --------       --------
         Total current assets ....................      5,080      2,558     (2,013)         5,625

   Investments and Advances ......................        325         40                       365
   Property and equipment, net ...................      2,143        120                     2,263
   Other assets
      Patents and completed Technology, net ......        929                                  929
      Goodwill, net ..............................      6,713                25,019 (2)     31,732
      Covenants not to compete ...................          0          0      2,625 (2)      2,625
                                                     --------   --------   --------       --------
         Total Assets ............................   $ 15,190   $  2,718   $ 25,631       $ 43,539
                                                     ========   ========   ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
      Accounts payable ...........................   $  1,289   $    110                  $  1,399
      Current portion of LT debt and notes payable        953          0     13,122 (2)     14,075
      Line of credit .............................        823                                  823
      Other accrued liabilities ..................      1,661         87                     1,748
                                                     --------   --------   --------       --------
         Total current liabilities ...............      4,726        197      13122         18,045

   Long term debt ................................        162                 7,412 (2)      7,574
   Notes payable to related parties ..............        185          0                       185
                                                     --------   --------   --------       --------
         Total liabilities .......................      5,073        197     20,534         25,804

   Minority interest in subsidiary ...............          0          0         97 (2)         97

   Stockholder's equity ..........................     10,117      2,521     (2,013) (1)    17,639
                                                                              6,563 (2)
                                                                                959 (2)
                                                                               (508) (2)

                                                     --------   --------   --------       --------
   Total liabilities and
   stockholders equity ...........................   $ 15,190   $  2,718   $ 25,631       $ 43,539
                                                     ========   ========   ========       ========

  See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance
                                     Sheet

             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                             (Dollars in Thousands)

(1) Represents amounts distributed by DRM to its stockholders prior to August 30, 2000 in connection with the DRM acquisition and pursuant to DRM's Subchapter S election.

(2) Represents the adjustments to our historical financial statements to record our investment in DRM and to establish the amount of goodwill that will be recorded as a result of our acquisition of DRM. This note also calculates the amount of net equity of DRM that will appear in the consolidated financial statements:

Our contribution:                                         DRM:
9,500,000 common shares (A)                   $13,122
5,000,000 option common shares (B)              5,469     Stock and warrant contributed by us         $2,053
1,000,000 common shares (C)                     1,094     NBV contributed by DRM                         508
Warrant to purchase 1,000,000 shares (C)          959                                                      0
Future payment guarantee                       10,000     Stock and warrant distribution              (2,053)
                                                                                                     -------
                                                               DRM Beginning Equity                     $508
                                                                                                     -------
Interest discount on net guarantee (D)        (2,588)
                                                          DRM Equity owned by us (81%)                  $411
                                                                                                     -------
                                              -------
Total invested by us                          $28,056
                                              =======     DRM Equity owned by former
                                                          stockholders (19%)                             $97
                                                                                                     -------

Excess of our investment over value of its interest in DRM equity                     $27,644
                                                                                      -------

Covenants not to compete                                                                2,625  (E)
Goodwill                                                                              $25,019
                                                                                      -------
                                                                                      $27,644
                                                                                      =======

      (A) These 9,500,000 shares are restricted and cannot be sold for one year and are subject to an absolute and irrevocable obligation by us to purchase any and all of the shares by the end of one year. Our total obligation to fund is $14.5 million. The present value of $14.5 million using a discount factor of 10.5% is $13.122 million. It is our intention to exercise our option to repurchase these shares throughout the year and immediately resell these shares to pay off this entire obligation.

      (B) 5,000,000 common shares are unregistered and are restricted as to sale for 13 months. These shares are valued at an average trading value of our common stock of $1.09375 per share. See Note C.

      (C) Average stock value for the five days before and five days after August 11, 2000, the date this acquisition was announced, was $1.09375 per share and the option value computed using the Black-Scholes mode was $.959 per share.

      (D)   Net guarantee discounted at 10.5% for three years.

      (E) Covenants not to complete will last five years. Value was estimated to be the same as value of salary guarantees to former DRM owners based on employment agreement with these former owners.

          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                   (Unaudited)
                      (In thousands, except per share data)

                               Commodore      DRM    Acquisition
                                  (1)         (2)    Adjustments  Pro-Forma
                               --------    --------  -----------  ---------
Revenue ....................   $  8,870    $  3,689   $      0    $ 12,559

Costs and expenses:
   Cost of sales ...........      7,858         924          0       8,782
   Research and development         600         566          0       1,155
   General and
    administrative .........      1,845           0          0       1,845
   Depreciation and
    amortization ...........         37           0        888 (3)   1,267
   Minority interest .......          0           0        406 (6)     406
                               --------    --------   --------    --------
      Total costs and
       expenses ............     10,682       1,490      1,294      13,466
                               --------    --------   --------    --------

   Loss from operations ....     (1,812)      2,199      1,294        (907)

   Gain on sale of affiliate          0           0          0           0
   Equity in losses of
      unconsolidated
      subsidiary ...........          0           0          0           0
   Option and other income .          0          66          0          66
   Interest income .........         39           6          0          45
   Interest expense ........       (103)          0       (389)(5)    (492)
                               --------    --------   --------    --------
   Loss before income taxes
      and extraordinary item     (1,876)      2,271     (1,683)     (1,288)

   Income tax benefit ......          0           0          0           0
                               --------    --------   --------    --------
   Net loss ................     (1,876)      2,271     (1,683)     (1,288)
                               ========    ========   ========    ========
   Net loss per share--basic
      and diluted..........      ($0.06)                            ($0.03)
                               ========                           ========
   Weighted average number
      of common shares
      outstanding (in
      thousands)  (4)......      31,525                             47,025
                               ========                           ========

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (Unaudited)
                      (In thousands, except per share data)

                                   Commodore      DRM    Acquisition
                                      (1)         (2)    Adjustments      Pro-Forma
                                   --------    --------  -----------      ---------
Revenue ........................   $ 18,147    $  6,438    $      0       $ 24,585

Costs and Expenses:
   Cost of sales ...............     16,127       1,647           0         17,774
   Research and development ....      1,145           0           0          1,145
   General and administrative ..      4,037         555           0          4,592
   Depreciation and amortization       6956           0       1,776 (3)      2,472
   Minority interest ...........          0       1,293         811 (6)        811
                                                             (1,293)(6)
                                   --------    --------    --------       --------
    Total costs and expenses ...     22,005       3,495       1,294         26,794
                                   --------    --------    --------       --------

   Income (loss) from operations     (3,858)      2,943      (1,294)        26,794

   Gain on sale of affiliate ...          0           0           0              0
   Equity in losses of
    unconsolidated subsidiary ..          0           0           0              0
   Other income ................          0           8           0              8
   Interest income .............         39          35           0             74
   Interest expense ............       (166)         (8)       (778)(5)     (2,330)
                                                             (1,378)(7)
                                   --------    --------    --------       --------

   Income (loss) before
      income taxes .............     (3,985)      2,978      (3,450)        (4,457)
   Income tax benefit ..........          0           0           0              0

                                   --------    --------    --------       --------
   Net (loss) ..................   ($ 3,985)   $  2,978    ($ 3,450)      ($ 4,457)
                                   ========    ========    ========       ========

   Net loss per
      share-basic and
      diluted ..................   ($  0.16)                              ($  0.11)
                                   ========                               ========

   Weighted average          (4)
      number of common
      shares outstanding
      (in thousands) ...........     24,819                                 40,319
                                   ========                               ========

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                             (Dollars in Thousands)

      (1)   Represents our historical results.

      (2)   Represents the historical results of DRM.

      (3) Represents amortization of DRM goodwill over a twenty-year period and covenants not to compete over five years.

      (4) Assumes our historical shares outstanding and the proposed issuance of 15,500,000 common shares with the purchase of DRM. As exercise of warrants and/or options will only dilute the loss per share they are not considered in this calculation.

                                                      Year Ended      Six Months
                                                      December 31,   Ended June 30,
                                                          1999           2000
                                                      ------------  --------------
     Historical weighted number of shares ...........     24,819        31,525

     Anticipated shares added with DRM purchase......     15,500        15,500
                                                       ---------      --------
     Pro Forma weighted average number of shares
     after DRM acquisition...........................     40,319        47,025
                                                       =========      ========

      (5) Discount on guarantee payment debt is amortized over 3 years at an effective interest rate of 10.5%.

      (6) DRM principals will be entitled to 35% of DRM's cash flow until December 31, 2005. DRM has settled its amount due to the accounting firm of KPMG Peat Marwick, thus the minority interest shown by DRM in 1999 will be eliminated for purposes of this pro forma.

      (7) Amortization of interest imputed on purchase obligation on 9,500,000 option shares.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS OF
                      COMMODORE APPLIED TECHNOLOGIES, INC.

      The following is a discussion of our consolidated financial condition and results of operations for the six months ended June 30, 2000 and 1999, and for the years ended December 31, 1999, 1998 and 1997, as well as certain factors that may affect our prospective financial condition. This section should be read in conjunction with the selected financial data of our company and our historical financial statements and related notes contained elsewhere in this proxy statement.

Overview

      We are engaged in the destruction and neutralization of hazardous waste from other materials. We own technologies related to the separation and destruction of polychlorinated biphenyls, or PCBs, and chlorofluorocarbons, or CFCs. Until September 1998, we were engaged in the separation of hazardous waste through our 87%-owned subsidiary, Commodore Separation Technologies, Inc. Effective September 28, 1998, we sold our investment in Commodore Separation, which has caused significant variations in results for the periods presented.

      We are currently working on the commercialization of the technologies we own through development efforts, licensing arrangements and joint ventures. Through Commodore Advanced Sciences, Inc., formerly Advanced Sciences, Inc., a subsidiary we acquired on October 1, 1996, we have contracts with various government agencies and private companies in the United States. As some government contracts are funded in one-year increments, there is a possibility for cutbacks; as these contracts constitute a major portion of Commodore Advanced's revenues, such a reduction would materially affect our operations. However, we believe that Commodore Advanced's existing client relationships will allow us to obtain new contracts in the future.

      We have revised our previously issued Consolidated Financial Statements for the year ended December 31, 1998. The revised net loss reflects a change of now recording as a contribution of capital both the previously reported recognition of a $3,154,000 gain on satisfying a debt obligation to a company which is one of our material stockholders and a $4,664,000 previously reported gain relating to the difference between the carrying value of a publicly held subsidiary and the fair market value of the subsidiary at the time of the contribution of the subsidiary to one of our material stockholders.

Results of Operations

Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

      Revenues were $4,538,000 and $8,870,000, respectively, for the three and six months ended June 30, 2000, compared to $4,754,000 and $8,550,000, respectively, for the three and six months ended June 30, 1999. These revenues were primarily from our Commodore Advanced subsidiary, and consisted of engineering and scientific services performed for the United States government under a variety of contracts, most of which provide for reimbursement of cost plus fixed fees. Revenue under cost-reimbursement contracts is recorded under the percentage of completion method as costs incurred and includes estimated fees in the proportion that costs to date bear to total estimated costs. We have seen some increase in annualized sales volume as there was unusually high activity on a major contract in the first six months of 2000 that we expect to reduce to normal levels for the remainder of the year. We have two major customers, each of which represent more than 10% of total revenue. The combined revenue for these two customers was $7,681,000 or 87.5% of total revenues for the six months ending June 30, 2000.

      Cost of sales were $3,927,000 and $7,858,000, respectively, for the three and six-month periods ending June 30, 2000 compared to $3,914,000 and $7,386,000, respectively, for the three and six-month periods ending June 30, 1999. These amounts reflect an increasing percentage of sales. Commodore Advanced has certain fixed price contracts that limit cost recovery to certain maximum rates. We have experienced increases in salaries and benefit costs, especially health insurance, that could not be recovered, in full, under existing contracts.

      For the three and six months ended June 30, 2000, we have incurred research and development costs of $354,000 and $600,000, respectively, as compared to $277,000 and $562,000, respectively, for the three and six-months ended June 30, 1999. Excluding the one time credit of $143,000 in 2000, research and development costs would have been $743,000 for the first six months of 2000. This increase over 1999 is attributable to performing the successful U.S. Environmental Protection Agency tests that should result in a new permit for the S-10 machine in the second half of 2000. Research and development costs include salaries, wages, and other related costs of personnel engaged in research and development activities, contract services and materials, test equipment and rent for facilities involved in research and development activities. Research and development costs are expensed when incurred, except that those costs related to the design or construction of an asset having an economic useful life are capitalized, and then depreciated over the estimated useful life of the asset.

      General and administrative expenses for the three and six months ended June 30, 2000 were $1,065,000 and $1,845,000, respectively, as compared to $903,000 and $1,655,000, respectively, for the three and six months ended June 30, 1999. This difference is primarily related to professional fees incurred in 2000 to file a registration statement with the Securities and Exchange Commission in connection with our sale of Series F preferred stock and professional fees and travel costs related to the negotiations and financing activities on the proposed acquisition of Dispute Resolution Management, Inc.

      Interest income was $23,000 and $39,000, respectively, for the three and six months ended June 30, 2000, as compared to $6,000 and $23,000, respectively, for the three and six months ended June 30, 1999.

      Interest expense for the three and six months ended June 30, 2000 was $55,000 and $103,000, respectively, as compared to $15,000 and $30,000, respectively, for the three and six months ended June 30, 1999. This is due to the increase in debt between periods, primarily the line of credit.

Year ended December 31, 1999 compared to Year ended December 31, 1998

      Revenues were $18,147,000 for the year ended December 31, 1999, as compared to $17,470,000 for the year ended December 31, 1998. Such revenues were primarily from our Commodore Advanced subsidiary, and consisted of engineering and scientific services performed for the United States government under a variety of contracts, most of which provide for reimbursement of cost plus fixed fees. Revenue under cost-reimbursement contracts is recorded under the percentage of completion method as costs incurred and includes estimated fees in the proportion that costs to date bear to total estimated costs. We have two major customers, each of which represents more than 10% of annual total revenue. The combined revenue for these two customers was $15,979,000 or 88% of total 1999 revenue. Costs of sales were $16,127,000 for the year ended December 31, 1999, as compared to $15,421,000 for the year ended December 31, 1998. Variations arise from the changes in subcontract activities in relations to total revenue.

      For the year ended December 31, 1999, we incurred research and development costs of $1,145,000, as compared to $2,722,000 for the year ended December 31, 1998. In 1999, research and development costs were reduced in accordance with our cost saving program initiated in late 1998. Research and development costs include salaries, wages, and other related costs of personnel engaged in research and development activities, contract services and materials, test equipment and rent for facilities involved in research and development activities. Research and development costs are expensed when incurred, except that those costs related to the design or construction of an asset having an economic useful life are capitalized, and then depreciated over the estimated useful life of the asset. 1998 numbers included research and development costs of $501,000 for Commodore Separation.

      General and administrative expenses for the year ended December 31, 1999 were $4,037,000, as compared to $8,118,000 for the year ended December 31, 1998. The savings in 1999 are a result of restructuring steps taken during the last half of 1998. Also, Commodore Separation had $1,896,000 in general and administrative costs in 1998.

      Interest expense for the year ended December 31, 1999 was $166,000 as compared to $1,066,000 for the year ended December 31, 1998. Interest changes in 1999 result from favorable rate and terms on a line of credit put in place in April 1998 and the elimination of non-cash interest expense that totaled $777,000 in 1998.

      Equity in losses of unconsolidated subsidiary for the year ended December 31, 1999 was $0, as compared to $2,383,000 for the year ended December 31, 1998. Our Teledyne-Commodore, LLC joint venture commenced operations in October 1996. We recorded our liability for all capital contributions at December 31, 1998. Our 1999 obligation to fund the LLC for $176,500 has been included in research and development costs.

Year ended December 31, 1998 compared to Year ended December 31, 1997

      Revenues were $17,470,000 for the year ended December 31, 1998, compared to $19,493,000 for the year ended December 31, 1997. Revenues in 1998 were primarily from engineering and scientific services performed for the United States government under a variety of contracts similar to those in place in 1997. We have three major customers, each of which represents more than 10% of annual revenue. The combined revenue for these three customers was $16,706,000 or 96% of total 1998 revenue. The decline in revenues is primarily the result of less subcontract work being performed in 1998. The U.S. government decided to deal directly with the subcontractor rather than having Commodore Advanced subcontract this work on behalf of the U.S. government. The U.S. government took this action, as the subcontracts became too large. Cost of sales decreased from $16,325,000 for 1997 to $15,421,000 for 1998. A reduction in cost of sales at Commodore Advanced resulted from decreased revenues. Anticipated losses on contracts are provided for by a charge to income during the period such losses are first identified.

      For the year ended December 31, 1998, we incurred research and development costs of $2,722,000, as compared to $3,074,000 for the year ended December 31, 1997. In 1998, we invested more money in capital expenditures and less in laboratory work and consultants than we had in 1997.

      General and administrative expenses for the year ended December 31, 1998 were $8,118,000, as compared to $12,196,000 for the year ended December 31, 1997. This decrease reflects the impact of some restructuring steps we made in 1997 and the fourth quarter of 1998. Also, we only show nine months of expenses for Commodore Separation as this subsidiary was sold on September 28, 1998. In 1998, we recorded a $486,000 reserve through general and administrative expenses to reflect the costs to be incurred in 1999 for severance pay for laid-off employees. This reserve also recognizes the liability for certain administrative and laboratory offices that have been closed, but for which some lease commitments continue.

      In 1998, we completed a debt restructuring plan which, in part, had us transfer all 10,000,000 of shares of Commodore Separation stock that we owned, representing approximately 87% of the issued and outstanding shares of capital stock of Commodore Separation, to a limited liability company wholly owned by Commodore Environmental Services Inc. The transfer was effective as of September 28, 1998. Accordingly, our 1998 consolidated financial statements include the activity of Commodore Separation only through September 28, 1998. As a result of this sale, we recognized a gain of $4,664,000 as a direct increase to additional paid-in capital as Commodore Environmental and we are deemed to be related parties.

      The debt-restructuring plan also included an exchange of our preferred stock for debt we owed to Commodore Environmental. We recorded the gain from this early extinguishment of debt of $3,154,000 as a direct increase in additional paid-in capital due to our relationship with Commodore Environmental. This represents the difference between the value assigned to the preferred stock, based on a third-party appraisal, and the net book value of the debt forgiven.

      The decrease in interest income of $408,000 from 1997 to 1998 reflects the reduction in our cash reserves and our subsidiaries and therefore the reduction of funds available for investing. The decrease in interest expense of $244,000 from 1997 to 1998 represents savings from the reduction of the average line of credit balance between years.

      Equity in net loss from unconsolidated subsidiary for the year ended December 31, 1998 was $2,383,000 as compared to $1,827,000 for the year ended December 31, 1997. This was due to increased cost of revenues and increased bid and proposal costs incurred by Commodore Environmental in 1998 while protests were being filed with the U.S. government.

Liquidity And Capital Resources

      From our inception through the second quarter of 1996, our operations were financed principally by loans and investments from our stockholders. In June 1996, we successfully completed our initial public offering from which we received net proceeds of approximately $30,500,000. We allocated approximately $12.0 million of the net proceeds for the funding of proposed collaborative joint ventures, $2.0 million of which was allocated to Teledyne-Commodore, LLC.

      In July 1996, we utilized a portion of the net proceeds from our initial public offering to repay an outstanding line of credit of $2.0 million, as well as a $5,925,426 promissory note to our principal stockholder. We set aside $1.0 million cash collateral to support a loan made by a commercial bank to our principal stockholder in December 1993. In September 1996, such cash collateral was released by the bank.

      In August 1996, we loaned $1.5 million to Lanxide Performance Materials, Inc., or LPM, a wholly-owned subsidiary of Lanxide Corporation, which loan was evidenced by a promissory note. Lanxide specializes in the manufacture of ceramic bonding and refractory materials and is related to us by significant common beneficial ownership. The LPM note is collateralized by the assets of LPM and guaranteed by Lanxide. The LPM note became due on February 28, 1998. In March 1998, we transferred the LPM note to Commodore Environmental, together with $500,000 in cash, as partial prepayment of the $4.0 million unsecured loan from Commodore Environmental to us in September 1997.

      In December 1996, we acquired

      o     all of the outstanding capital stock of Commodore Separation and

      o all of the outstanding capital stock of CFC Technologies from Commodore Environmental, as part of a corporate restructuring of Commodore Environmental to consolidate all of its current environmental technology businesses with us. In addition, Commodore Environmental assigned to us outstanding Commodore Separation notes aggregating $976,200 at December 2, 1996, representing advances previously made by Commodore Environmental to Commodore Separation, which we have contributed to the equity of Commodore Separation. In consideration for the transfer of all of the outstanding capital stock of Commodore Separation and CFC Technologies to us, we paid Commodore Environmental $3.0 million in cash and issued to Commodore Environmental a warrant expiring December 2, 2003 to purchase 7,500,000 shares of our common stock at an exercise price of $15.00 per share, valued at $2.4 million.

      In April 1997, Commodore Separation completed an initial public offering of its equity securities, from which it received net proceeds of approximately $11,100,000. Such funds were used primarily to finance Commodore Separation's operations through 1998.

      In August 1997, we completed a private placement of shares of our stock from which we received net proceeds of approximately $1.6 million. In connection with the sale, we incurred cash transaction costs of approximately $117,000 and issued warrants, expiring on August 15, 2002, to the placement agent.

      In September 1997, Commodore Environmental provided us with a $4.0 million unsecured loan, evidenced by a convertible note due August 31, 2002. In connection with the convertible note, we issued to Commodore Environmental warrants to purchase 1,000,000 shares of our common stock, valued at $660,000, and provided a beneficial conversion privilege with an intrinsic value of $750,000 as of the date of the transaction. In March 1998, we prepaid $2.0 million of the convertible note by (i) paying Commodore Environmental the sum of $500,000 in cash and (ii) transferring to Commodore Environmental a promissory note, dated August 30, 1996, in the principal amount of $1.5 million from Lanxide. To induce Commodore Environmental to accept our prepayment of $2.0 million of the convertible note and thereby give up the right to convert $2.0 million of the convertible note into shares of our common stock, we issued to Commodore Environmental an additional warrant to purchase up to 514,000 shares of our common stock at an exercise price of $4.50 per share. Such exercise price was fixed at approximately 110% of the closing sale price of our common stock on February 20, 1998, the trading day immediately prior to the date our Board of Directors approved such prepayment. The estimated fair value of such warrant is approximately $340,000. The remaining balance of this convertible note was paid off by December 31, 1998.

      In October 1997, we completed a private placement of shares of our stock from which we received aggregate net proceeds of approximately $2.4 million. In connection with the private placement, we incurred cash transaction costs of approximately $209,000 and issued warrants, expiring on September 30, 2002, to the placement agent.

      In February 1998, Commodore Environmental provided us with a $5,450,000 uncollateralized loan, evidenced by the note due on the earlier to occur of (a) December 31, 1999, or (b) consummation of any public offering or private placement of our securities with net proceeds aggregating in excess of $6.0 million, other than in respect of working capital financing or secured financing of assets received by us in the ordinary course of business from any bank or other lending institution, subject to certain conditions. We have used the net proceeds of the loan solely for working capital and general corporate purposes and not for the satisfaction of any portion of our debt or to redeem any of our equity or equity-equivalent securities. During 1998, we repaid $828,000 of the principal balance on this note before the note was paid off in its entirety through the September 28, 1998 transaction described above. In connection with the loan, we amended and restated in its entirety a five-year warrant to purchase 7,500,000 shares of our common stock issued to Commodore Environmental on December 2, 1996 to, among other things, reduce the exercise price of the warrant from $15.00 per share to $10.00 per share. In addition, we issued to Commodore Environmental an additional five-year warrant to purchase 1,500,000 shares of our common stock at an exercise price of $10.00 per share.

      Effective September 28, 1998, we repaid $6,756,000 of our debt to Commodore Environmental, representing the balances on the September 1997 note and the February 1998 note, by exchanging the debt for (i) 10,000,000 shares of Commodore Separation common stock, as repayment of $1,250,000 of debt; (ii) 20,909 shares of our newly created 6% Series B Convertible Preferred Stock, as repayment of $2,090,870 of debt; (iii) 10,189 shares of our newly created 6% Series C Convertible Preferred Stock, as repayment of $1,018,864 of debt; (iv) 20,391 shares of our newly created 6% Series D Convertible Preferred Stock, as repayment of $2,039,100 of debt; (v) assignment to Commodore Environmental of an account receivable due to us from Commodore Separation in the amount of $357,000, as repayment of $357,000 of debt; and (vi) amendment of an existing warrant owned by Commodore Environmental to purchase 1,500,000 shares of our common stock at $10.00 per share, reducing the exercise price to $1.50 per share. The terms of the debt restructuring were determined as a result of arm's-length negotiations between representatives of both Commodore Environmental and us, and were supported by fairness opinions by an independent, third-party appraiser. Commodore Environmental currently owns approximately 35% of the outstanding shares of our common stock.

      As part of this restructuring plan, we consummated the transfer of all 10,000,000 of the shares of common stock, par value $.001 per share, of Commodore Separation owned by us representing approximately 87% of the issued and outstanding shares of capital stock of Commodore Separation, to Commodore Environmental. The transfer was effective as of September 28, 1998. Accordingly, our 1998 consolidated financial statements include the activity of Commodore Separation only through September 28, 1998. As a result of this sale, we recognized a contribution to capital of $4,664,000.

      In November 1999, we completed $2.5 million in financing through a private placement. We issued 335,000, shares of a new Series E convertible preferred stock, convertible into shares of our common stock at the market price after April 30, 2000 and up through April 30, 2003, at which time it automatically converts to our common stock. The Series E convertible preferred stock has a variable rate dividend averaging 8.15% over the term of the securities. We reserved the right to redeem all of the Series E preferred stock on or before April 30, 2000 by payment of $2.8 million plus any accrued dividends.

      In March 2000, we completed $2 million in financing through a private placement. We issued 266,700 shares of a new Series F convertible preferred stock, convertible into shares of our common stock at any time on or after September 30, 2000. On conversion the investor will receive for each converted preferred share a number of shares of our common stock equal to the greater of
(1) the face value per share of our Series F preferred stock ($10), plus accrued dividends, divided by the average of the per-share closing prices of our common stock over a ten consecutive trading day period ending on the trading day immediately preceding the conversion date or (2) $7.50 (the cash invested for each preferred share of our Series F preferred stock) divided by $1.93875.

      The Series F convertible preferred stock has a liquidation preference of $10 per share. In addition, we issued warrants to purchase 363,475 shares of our common stock at $1.93875 per share. These warrants expire on March 16, 2005.

      The Series F convertible preferred stock has an annual dividend rate of 12% through September 30, 2000 and 5% thereafter, paid quarterly. Transaction costs totaled $230,000 resulting in net proceeds to us of $1.77 million.

      At June 30, 2000 and December 31, 1999, Commodore Advanced had a $823,000 and $948,000 outstanding balance, respectively, on its revolving line of credit. In August 1998, Commodore Advanced refinanced their line of credit. The line of credit is not to exceed the lesser of 75% of eligible receivables or $2,000,000 and is due August 4, 2000 with interest payable monthly at prime plus 1.5 percent (9.25 percent as of June 30, 2000). The credit line is collateralized by the assets of Commodore Advanced and is guaranteed by us. This line of credit contains certain financial covenants and restrictions including minimum ratios that Commodore Advanced must satisfy. Commodore Advanced was in compliance with the covenants at June 30, 2000 and December 31, 1999. We expect to place this line of credit, at essentially the same terms, with a new lender in the near future. We have verbal assurances from the current lender that the current line will be extended while we negotiate a final credit line with a new lender. These negotiations are currently ongoing.

      The line of credit was amended July 15, 1999 to include a promissory note of $1,000,000 secured by substantially all of our property and equipment. The term loan is payable at $16,667 per month plus interest.

      In addition, the line-of-credit agreement stipulates that no payments shall be made by Commodore Advanced to us other than monthly scheduled payments of principal with respect of $6,300,000 subordinated indebtedness owed by Commodore Advanced to us, which is eliminated in consolidation, and intercompany indebtedness not to exceed $20,000 in any month. In addition, Commodore Advanced cannot incur indebtedness in excess of $25,000, other than trade payables, the above subordinated indebtedness and other contractual obligations to suppliers and customers incurred in the ordinary course of business.

      For the six months ended June 30, 2000, we incurred a net loss of $1,876,000 as compared to a net loss of $1,406,000 for the six months ended June 30, 1999. For the year ended December 31, 1999, we incurred a net loss of $3,985,000, as compared to a net loss of $13,353,000 for the year ended December 31, 1998. As shown in the financial statements for the years ended December 31, 1999, 1998 and 1997, we incurred losses exclusive of our gain on the sale of affiliate and extraordinary item of $3,985,000, $13,353,000, and $15,694,000, respectively. We have also experienced net cash outflows from operating activities of $2,905,000, $9,176,000, and $8,220,000 for the years ended
December 31, 1999, 1998 and 1997, respectively. At December 31, 1999, 1998 and 1997 we had working capital of $806,000, $1,817,000, and $11,170,000, respectively, and stockholders' equity of $9,951,000, $11,908,000, and $11,654,000, respectively. Our decrease in working capital and stockholders' equity from December 31, 1997 to December 31, 1999 is principally due to the net loss for the period. At June 30, 2000 we have working capital of $354,000 and stockholders' equity of $10,117,000.

      The contract with one customer, representing $5,962,000, or 67.9% of the first six months of 2000 revenues is scheduled to end on September 30, 2000. We expect to be successful with our efforts to rebid this work, but at a significantly reduced level. We use many subcontractors to service this account, and it is anticipated that much of this subcontract work will be reduced or eliminated with the anticipated work reduction. The negative impact on profits from this work reduction should be offset by increases in other areas of our business.

Net Operating Loss Carryforwards

      We have net operating loss carryforwards of approximately $36,000,000, which expire in the years 2000 through 2018. The amount of net operating loss carryforward that can be used in any one year will be limited by the applicable tax laws which are in effect at the time such carryforward can be utilized. A full valuation allowance has been established to offset any benefit from the net operating loss carryforwards. It cannot be determined when or if we will be able to utilize the net operating losses.

Impact of Inflation

      Management does not believe that inflation is likely to have a significant impact on the results of our current operations.

Recent Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 133, "Accounting for Derivatives and Hedging Activities", which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, collectively referred to as derivatives, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 is not expected to have a material impact on our results of operations, financial position, or cash flows.

      In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin, or SAB, No. 101, "Revenue Recognition", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the Commission. Adoption of SAB No. 101 has been delayed until the fourth quarter of 2000 by the Commission. SAB No. 101 outlines the basic criteria that must be met in order to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Although we have not fully assessed the impact of adoption SAB No. 101 on our financial position and results of operations in 2001 and thereafter, we do not expect the effect, if any, to be material.

Year 2000 Issue

      The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. We have taken the necessary steps to make sure our computer programs or hardware that have date-sensitive software or embedded chips recognize the year 2000 rather than a year other than the year 2000. To this date, we have not experienced any failure of our computerized systems due to the Year 2000 issue and we believe we will not experience any problems in the future. However, we are aware that there still exists a minor threat of encountering problems with our computerized systems due to residual effects of the Year 2000 issue. Nonetheless, if this were to occur, we believe that such a problem would be temporary and easily remediable.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS OF DISPUTE RESOLUTION MANAGEMENT, INC.

      The following is a discussion of the consolidated financial condition and results of operations of DRM, for the six months ended June 30, 2000 and 1999, and for the years ended December 31, 1999, 1998 and 1997, as well as certain factors that may affect DRM's prospective financial condition. This section should be read in conjunction with the selected financial data of DRM and DRM's Consolidated Financial Statements and the notes thereto included in this proxy statement.

Overview

      The primary focus of DRM is the settlement of complex, long-tail and latent insurance claims. DRM has several business profit centers that include U.S. and foreign environmental and asbestos claims, claims to insolvent London Market insurers, environmental and asbestos reinsurance claims, business interruption claims, products liability, and Y2K remediation claims. DRM operates five offices domestically and an international office in London.

Results of Operations

Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

      Gross revenues for the six months ended June 30, 2000 were $3,689,000 as compared to $4,835,000 for the six months ended June 30, 1999, a decrease of $1,146,000. The decrease in gross revenues is due to the unpredictability in timing of the lump sum success fees due to DRM.

      For the six months ended June 30, 2000, DRM's cost of sales incurred were $924,000 as compared to $865,000 for the six months ended June 30, 1999, an increase of $59,000 or 6.9%. The increase in cost of sales is due to an increase of project activities and staffing for current and future clients and contracts.

      General and administrative expenses totaled $566,000 for the six months ended June 30, 2000 as compared to $294,000 for the six months ended June 30, 1999, an increase of $272,000. The increase in general and administrative is due to staffing to complete proprietary information systems, analyze expanded business objectives and provide infrastructure to additional offices.

      Minority interest costs were $0 for the six months ended June 30, 2000 as compared to $969,000 for the six months ended June 30, 1999. This decrease recognized the closure of most contracts where payments were due to a former owner.

      Interest expenses were $0 for the six months ended June 30, 2000 as compared to $4,000 for the six months ended June 30, 1999, a decrease of $4,000. This decrease is due to the retirement of debt from 1999 to 2000.

      DRM had a net income of $2,729,000 for the six month period ended June 30, 1999 as compared to a net income of $2,271,000 for the period ended June 30, 2000, a decrease of $458,000. This decrease is consistent with the decrease in revenues from 1999 to 2000.


Fiscal Year Ended December 31, 1999 Compared to Fiscal Year Ended December 31, 1998

      Total revenues for the year ended December 31, 1999 were $6,438,000 as compared with $5,189,000 for the year ended December 31, 1998, an increase of $1,249,000 or a 24% increase. This increase is the result of continued contract development and growth from 1998 to 1999.

      Costs of sales for the year ended December 31, 1999 were $1,647,000 as compared with $1,064,000 for the year ended December 31, 1998. This increase is attributable to additional current expenditures on developing new and existing contracts for core and expanded services.

      General and administrative expenses were $555,000 for the year ended December 31, 1999 as compared with $342,000 from the year ended December 31, 1998, an increase of $213,000. This increase is due to the addition of personnel and overhead due to the opening of additional offices domestically and internationally.

      Minority interest costs were $1,293,000 for the year ended December 31, 1999 compared to $1,001,000 for the year ended December 31, 1998. This increase reflects the increase in revenue during the period and the corresponding increase in payments due to a former owner for contracts in place when the current shareholders took over.

      Interest expense was $8,000 for the year ended December 31, 1999 as compared with $8,000 for the year ended December 31, 1998. No additional debt was incurred during this period.

      The net income for the year ended December 31, 1999 was $2,978,000, or $4,272,000 before a minority interest distribution, as compared with a net income of $2,793,000, or $3,794,000 before a minority interest distribution, for the year ended December 31, 1998.

Fiscal Year Ended December 31, 1998 Compared to Fiscal Year Ended December 31, 1997

      Total revenues for the year ended December 31, 1998 were $5,189,000 as compared with $1,074,000 for the year ended December 31, 1997. This increase of $4,115,000 is attributable to the revenues received for lump sum success fees for the finalization of several contracts initiated in 1996 and 1997.

      Costs of sales for the year ended December 31, 1998 were $1,064,000 as compared to $592,000 for the year ended December 31, 1997. This increase of $472,000 is due to the investment in new projects overseas and their associated costs.

      Minority interest costs were $1,001,000 for the year ended December 31, 1998 compared to $215,000 for the year ended December 31, 1997. This variation is consistent with the increase in revenues during this period.

      Interest expense was $8,000 for the year ended December 31, 1998 as compared with $8,000 for the year ended December 31, 1997. No additional debt was incurred during this period.

      The net income for the year ended December 31, 1998 was $2,793,000, or $3,794,000 before a minority interest distribution, as compared with a net income of $35,000, or $250,000 before a minority interest distribution, for the year ended December 31, 1997.

Liquidity and Capital Resources

      DRM had working capital of $2,361,000 on June 30, 2000 as compared to a working capital of $887,000 at December 31, 1999. This increase is attributable to the receipt of lump sum contract success fees that are retained in the company prior to distribution to the principals, increasing equity.

Impact of Inflation

      DRM does not believe that inflation is likely to have a significant impact on the results of DRM's current operations.

                BUSINESS OF COMMODORE APPLIED TECHNOLOGIES, INC.

      We are an environmental treatment and services company which, through our operating subsidiaries, provides a range of technologies and services directed principally at remediating contamination in soils and other materials, protecting the integrity of water and air and disposing or reusing certain waste by-products through development of inert and environmentally sound technologies. We believe we provide, through one of our operating subsidiaries, the only patented, non-thermal, portable and scalable process, known as "solvated electron technology", for treating and decontaminating soils and other materials containing PCBs, pesticides, dioxins and other toxic contaminants. We also provide, through Commodore Advanced, another one of our operating subsidiaries, a full range of services related to on-site waste containment, management of on-site and off-site remediation and waste removal using environmentally safe methods and through the use of our technologies. The operations of Commodore Advanced, which account for substantially all of our current revenues, also include engineering and technical services in connection with environment waste management and waste minimization.

      The solvated electron technology is directed principally at treating and decontaminating soils, as well as other materials and surfaces, by destroying PCBs, pesticides, dioxins and other toxic contaminants to an extent sufficient to satisfy current United States federal environmental guidelines for safe disposal. We also believe that the solvated electron technology is capable of neutralizing chemical weapons and warfare agents and concentrating certain radioactive wastes for more effective disposal.

      We operate under a nationwide permit for PCB disposal issued by the U.S. Environmental Protection Agency, which allows us to use solvated electron technology on-site to treat PCB-contaminated soils, waste oils, organic materials, radioactive mixed wastes and metallic surfaces anywhere in the United States. Based on currently published lists of EPA national operating permits, we believe that we possess the only non-thermal PCB treatment technology for multiple applications permitted by EPA. Our business strategy is to use solvated electron technology on a select number of industrial and governmental clean-up and related projects through collaborative working arrangements with well-recognized companies in the environmental industry.

      Demand for our environmental technologies and services arises principally from two sources:

      o need for alternative environmental treatment and disposal methods for toxic substances, such as the solvated electron technology, which do not involve safety risks with respect to air pollution and transportation of hazardous materials, or result in large volumes of residual waste that require further treatment prior to disposal, and

      o stricter legislation and regulations mandating new or increased levels of air and water pollution control and solid waste management.

      Our waste remediation technology is of interest primarily to governmental agencies and quasi-governmental entities.

      Our principal executive offices are located at 150 East 58th Street, Suite 3238, New York, New York 10155 and our telephone number is 212-308-5800.

                                 BUSINESS OF DRM

      DRM is an international consulting firm providing services in connection with the settlement of complex, long-tail and latent insurance claims and disputes, involving environmental, asbestos, products liability and other matters. DRM represents policyholders, typically large multi-national corporations, in the non-litigated resolution of large insurance claims. DRM facilitates the settlement of claims by utilizing a series of proprietary systems to perform insurance policy archeology, policy coverage analysis and prioritization, claim documentation, coverage trigger allocation, settlement value targeting, risk allocation modeling and settlement structuring and documentation. DRM commits to manage the entire settlement process, typically in exchange for a monthly retainer and a percentage success fee payable when the insurers enter into a settlement agreement with the DRM client. Prior to our acquisition of DRM, it was wholly-owned by William J. Russell and Tamie P. Speciale.

      DRM maintains five offices domestically and an international office in London and has five primary business areas/profit centers: (i) U.S. and foreign environmental and asbestos claims, including claims to insolvent London Market insurers; (ii) environmental and asbestos reinsurance claims; (iii) business interruption claims; (iv) products liability claims, and (v) Year 2000 remediation claims. Currently, DRM generates in excess of 95% of its revenue from environmental claims.

      DRM's principal business consists of identifying markets, domestic and international, where companies have an operating history that may make them a candidate for the long-tail liability recovery process that DRM offers. After a survey of each company's available information, DRM designs a preliminary solution, makes an extensive marketing proposal to the company and secures a commitment for a six-month exhaustive survey of the company's potential for financial recovery from their historical insurance policies.

      DRM earns compensation for its efforts in the form of retainers, direct expense reimbursement and percentage success fees from their clients. A typical client engagement includes a six-month work-up period in which DRM collects, analyzes, and collates all the pertinent information for the client to determine their long-tail insurance recovery from their historical insurance policies. At the end of this six-month period, DRM presents a comprehensive set of deliverables to the client. At that time, the client determines the feasibility of continuing the DRM engagement for the ultimate negotiation and final settlement process with the various insurers. To date, greater than 95% of all clients that have engaged DRM for the six-month work-up period have continued to utilize DRM's services to negotiate final settlement with the various insurers, a process that can take an additional two years. In most instances, DRM receives retainers, direct expense reimbursements and success fees based on the final settlement amounts collected from the insurers during this period.

      For its fiscal year ended December 31, 1999, DRM earned before income taxes and minority interest approximately $4.3 million, approximately $2.98 million after a minority interest distribution, on revenues of approximately $6.4 million. This minority interest was subsequently terminated. DRM's pretax earnings and revenues for the six months ended June 30, 2000 were approximately $2.3 million and $3.7 million, respectively.

      DRM's principal executive offices are located at 39 Exchange Place, Suite 30, Salt Lake City, Utah 84111 and its telephone number is 801-355-1444.

               MANAGEMENT OF COMMODORE APPLIED TECHNOLOGIES, INC.

Executive Officers and Directors

      The names and ages of our executive officers and members of our Board of Directors and their positions with us and/or our subsidiaries as of October 2, 2000, are as follows:

       Name            Age                    Position
       ----            ---                    --------

Paul E. Hannesson      60   Chairman of the Board, President and  Chief
                            Executive Officer

Shelby T. Brewer       62   Director,  Chairman  of the  Board and Chief
                            Executive Officer Commodore Solutions, Inc.

James M. DeAngelis     40   Senior  Vice   President,   Chief  Financial
                            Officer, Treasurer and Secretary

William E. Ingram      55   Vice President and Controller

Peter E. Harrod, P.E.  51   President of Commodore Advanced Sciences,
                            Inc. and President and Chief Operating
                            Officer of Commodore Solutions, Inc.

Bentley J. Blum        59   Director

Herbert A. Cohen       67   Director

David L. Mitchell      79   Director

Edward L. Palmer       83   Director

William R. Toller      70   Director

      Paul E. Hannesson has been a director of our company since March 1996 and was appointed Chairman of the Board in November 1996. Mr. Hannesson also served as our Chief Executive Officer and President from March 1996. Mr. Hannesson was a director of Commodore Environmental from February 1993 and was its Chairman of the Board and Chief Executive Officer from November 1996 until his resignation in July 1998. Mr. Hannesson also currently serves as the Chairman of the Board and Chief Executive Officer of Commodore Separation. Mr. Hannesson was a private investor and business consultant from 1990 to 1993. Mr. Hannesson is the brother-in-law of Bentley J. Blum, one of our directors.

      Bentley J. Blum has served as a director of our company since March 1996 and served as its Chairman of the Board from March to November 1996. Mr. Blum has served as a director of Commodore Environmental since 1984 and served as its Chairman of the Board from 1984 to November 1996. Mr. Blum also currently serves as director of Commodore Separation. For more than 15 years, Mr. Blum has been actively engaged in real estate acquisitions and currently is the sole stockholder and director of a number of corporations that hold real estate interests, oil drilling interests and other corporate interests. Mr. Blum is a director of Federal Resources Corporation, a company formerly engaged in manufacturing, retail distribution and natural resources development, and North Valley Development Corp., an inactive real estate development company. Mr. Blum is a principal stockholder of Commodore Environmental. Mr. Blum is the brother-in-law of Paul E. Hannesson, who is our Chairman of the Board, President and Chief Executive Officer.

      Shelby T. Brewer, Ph.D. has served as a director of our company since August 2000. Mr. Brewer was appointed Chairman and CEO of Commodore Solution in April 2000. Commodore Nuclear is a wholly owned subsidiary of our company and has oversight over Commodore Advanced and Commodore Solution. From 1996 to March 2000, Dr. Brewer was President of S. Brewer Enterprises, a consulting firm he founded that is engaged in supporting mergers and acquisitions, arranging private and public financing, forming joint ventures abroad, re-positioning established companies, and helping foster new technology enterprises. Dr. Brewer served as President and CEO of the nuclear power businesses of ABB Combustion Engineering from 1985 to 1995. From 1981 to 1984, Dr. Brewer served as Assistant Secretary of Energy in the Reagan administration, holding the top nuclear post in the U.S.

government. Prior to his appointment by President Reagan, Dr. Brewer achieved positions of increasing line responsibility in private industry, the U.S. Navy, and the Atomic Energy Commission. Dr. Brewer holds Ph.D. and M.S. degrees in nuclear engineering from the Massachusetts Institute of Technology. He holds a B.S. degree in mechanical engineering and a B.A. in humanities from Columbia University.

      Herbert A. Cohen has served as a director of our company since July 1996. From July 1996 until July 1998, he served as a Director of Commodore Environmental. In March of 1998 Mr. Cohen joined the Board of Directors of Commodore Separation where he served until March 2000 when he resigned. Mr. Cohen has been a practicing negotiator for the past three decades acting in an advisory capacity in hostage negotiations and crisis management. He has been an advisor to United States Presidents Carter and Reagan in the Iranian hostage crisis, the government's response to the skyjacking of TWA Flight 847 and the seizure of the Achille Lauro cruise ship. Mr. Cohen's clients have included large corporations and government agencies such as the U.S. Department of State, the Federal Bureau of Investigation, the Conference of Mayors, the Bureau of Land Management, Lands and Natural Resources Division in conjunction with the EPA, and the United States Department of Justice. In addition, Mr. Cohen was an advisor and consultant to the Strategic Arms Reduction Talks negotiating team. Mr. Cohen holds a law degree from New York University School of Law, and has lectured at numerous academic institutions.

      David L. Mitchell has served as a director of our company since July 1996. From July 1996 until July 1998, he served as a Director of Commodore Environmental. In April 1997 Mr. Mitchell joined the Board of Directors of Commodore Separation where he served until March 2000 when he resigned. Mr. Mitchell has also served as a consultant to the company from July 1997 to July 1998. For the past sixteen years, Mr. Mitchell has been President and co-founder of Mitchell & Associates, Inc., a banking firm providing financial advisory services in connection with corporate mergers, acquisitions and divestitures. Prior to forming Mitchell & Associates in 1982, Mr. Mitchell was a Managing Director of Shearson/American Express Inc. from 1979 to 1982, a Managing Director of First Boston Corporation from 1976 to 1978, and a Managing Director of the investment banking firm of S.G. Warburg & company from 1965 to 1976. Mr. Mitchell holds a bachelor's degree from Yale University.

      Edward L. Palmer has served as a director of our company since August 1998. Mr. Palmer currently serves as President of the Mill Neck Consulting Group, founded in 1983. Mr. Palmer retired in September 1982 as Chairman of the Executive Committee and Director of Citicorp and Citibank, N.A. after 23 years of service. Mr. Palmer served as Vice President of the New York Trust, serving in several executive positions since 1940. Mr. Palmer is Trustee Emeritus of Brown University, The New York Philharmonic and The Metropolitan Museum of Art. Mr. Palmer served as Director of Borg-Warner Corp., Citicorp, Corning Incorporated, Del Monte Corp., First Boston Corp., Grindlays Banks, plc, Kissinger Associates, Monsanto Co., Mutual Life Ins., Phelps Dodge Corp., Union Pacific Corp., and Washington National Bank Corp.

      William R. Toller has served as a director of our company since March 1998. Mr. Toller served as a Director of Commodore Separation from April 1997 until March 2000. He served as a consultant to Commodore Environmental from July 1997 until February 1998. Mr. Toller served as the Vice Chairman of Lanxide from July 1997 to February 1998. Mr. Toller also currently serves as Chairman and Chief Executive Officer of Titan Consultants, Inc. (August 1996 - Present). Mr. Toller had been the Chairman and Chief Executive Officer of Witco Corporation since October 1990 and retired in July 1996. Mr. Toller joined Witco in 1984 as an executive officer when it acquired the Continental Carbon company of Conoco, Inc., where he had been its President and an officer since 1955. Mr. Toller is a graduate of the University of Arkansas with a Bachelor's degree in Economics, and the Stanford University Graduate School Executive Program. Mr. Toller serves on the Boards of Directors of Chase Industries, Inc., Fuseplus, Inc., where he is also Chairman of the Organization and Compensation Committee, and the United States Chamber of Commerce, where he is also a member of the Labor Relations and International Policy Committees. Mr. Toller is also a member of the Board of Trustees and the Executive and Finance Committees of the International Center for the Disabled, a member of the Board of Associates of the Whitehead Institute for Biomedical Research, a member of the National Advisory Board of First Commercial Bank in Arkansas, a member of the Dean's Executive Advisory Board and the International Business Committee at the University of Arkansas, College of Business Administration, and a member of the Board of Presidents of the Stamford Symphony Orchestra.

      James M. DeAngelis was appointed our Vice President-Finance and Treasurer in July 1998 and was promoted to the additional positions of Chief Financial Officer, Chief Administrative Officer and Secretary in December 1998. Mr. DeAngelis has also served as Senior Vice President-Sales & Marketing of Commodore Separation since July 1996, after having served as its Vice President-Marketing since November 1995. Mr. DeAngelis has also served as the President of CFC Technologies since September 1994, and served as Vice President-Marketing of Commodore Environmental from September 1992 to September 1995. Mr. DeAngelis holds a Masters in International Management degree from the American Graduate School of International Management, and B.S. degrees in Biology and Physiology from the University of Connecticut.

      William E. Ingram served as our Vice President and Controller from October 1996 to March 1997, as our Vice President-Finance from March to May 1997, and was re-appointed Vice President and Controller in June 1997. Mr. Ingram has also served as Vice President and Controller of each of Commodore Separation, Commodore Solution and CFC Technologies since June 1997 and served as Vice President and Controller of Commodore Environmental from June 1997 to June 1998. From January 1995 to September 1996 Mr. Ingram was Chief Financial Officer of HydroChem Industrial Services, Inc., a privately owned company providing high-pressure water and chemical cleaning services primarily to the petrochemical industry. Mr. Ingram was Vice President and Region Controller for Chemical Waste Management, Inc., a subsidiary of Waste Management, Inc., from September 1983 to December 1994. CWM provides hazardous waste treatment and disposal services to a wide range of government and industrial customers. Mr. Ingram also spent two years with the solid waste operations of Waste Management, Inc. Mr. Ingram is a Certified Public Accountant and has a M.B.A. from the University of Florida and a B.S. in Accounting from Florida Southern College.

      Peter E. Harrod, P.E. has served as an executive officer of Commodore Advanced since 1991 and as its President since October 1996. Mr. Harrod was appointed President and Chief Operating Officer of Commodore Solution in April 1998, after having served as its Senior Vice President since November 1997. Prior to such time, Mr. Harrod held numerous executive positions in environmental engineering, hazardous waste remediation, design engineering and construction management companies, including ABB Commodore Environmental Services, Inc. from 1983 to 1991, Neil & Gunter, Inc. from 1981 to 1983 and E.C. Jordan Co. from 1975 to 1981. Mr. Harrod is currently a member of the National Society of Professional Engineers and the American Society of Civil Engineers, and is the author of several environmental, remediation and design engineering publications. Mr. Harrod received M.S. and B.S. degrees in Civil Engineering from the University of Vermont.

      Each director is elected to serve for a term of one year or until his or her successor is duly elected and qualified. Our officers are elected by, and serve at the pleasure of, our Board of Directors. Currently, none of our officers have employment agreements. Mr. Hannesson and Mr. Blum are brothers-in-law. No family relationship exists among any other of our directors or executive officers. No arrangement or understanding exists between any executive officer and any other person pursuant to which any executive officer was selected as an executive officer of our company.

         PRINCIPAL STOCKHOLDERS OF COMMODORE APPLIED TECHNOLOGIES, INC.

      The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 2, 2000 by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of the directors of our company, and (iii) all of our executive officers and directors as a group, as reported by such persons. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to their respective shares.

                                                              Number of
                                                                Shares           Percentage of
                          Number of        Percentage of       of Common          Outstanding
                            Shares          Outstanding          Stock             Shares of
                          of Common          Shares of       Beneficially        Common Stock
                            Stock          Common Stock          Owned           Beneficially
Name and Address of      Beneficially      Beneficially        After DRM          Owned After
Beneficial Owner(1)        Owned(2)           Owned          Acquisition(3)      DRM Acquisition
-------------------      ------------      ------------      --------------      ---------------
Commodore
Environmental
Services, Inc. ....      15,456,677(4)        37.54%         15,456,677(4)            30.50%

Bentley J. Blum ...      15,561,677(5)        37.80%         15,561,677(5)            30.71%

William J. Russell        3,000,000(6)         7.29%          7,750,000(17)           15.29%

Tamie P. Speciale .       3,000,000(7)         7.29%          7,750,000(18)           15.29%

Paul E. Hannesson .       2,269,078(8)         5.51%          2,269,078(8)             4.48%

Shelby T. Brewer,
PhD ...............       1,240,600(9)         3.01%          1,240,600(9)             2.45%

James M. DeAngelis          524,011(10)        1.27%            524,011(10)            1.03%

Peter E. Harrod ...         353,000(11)        1.00%            353,000(11)               *

William E. Ingram .         110,000(12)           *             110,000(12)               *

Herbert A. Cohen ..         106,000(13)           *             106,000(13)               *

David L. Mitchell .         105,000(14)           *             105,000(14)               *

Edward L. Palmer ..         105,000(15)           *             105,000(15)               *

William R. Toller .         105,000(16)           *             105,000(16)               *

All of our
executive officers
and directors as a
group (10 persons)       20,479,366           49.74%         20,479,366               40.41%

-----------------------------------------------------------

* Percentage ownership is less than 1%.

(1) Unless otherwise noted, the address of each beneficial owner is 150 East 58th Street, Suite 3238, New York, New York 10155. The address of Mr. Russell and Ms. Speciale is 39 Exchange Place, Suite 30, Salt Lake City, Utah 8411.

(2) The term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire the power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(3) Gives full effect to our acquisition of 81% of the outstanding shares of DRM common stock and our issuance of an aggregate of 15,500,000 shares of our common stock and warrants to purchase an aggregate of up to 1,000,000 shares of our common stock in connection with this acquisition. At the closing of the DRM acquisition on August 30, 2000, we issued an aggregate of 6,000,000 shares of our common stock in connection with the acquisition. Issuance of the balance of 9,500,000 shares of our common stock and warrants to purchase an aggregate of up to 1,000,000 shares of our common stock is subject to the approval of our stockholders at the special meeting.

(4) Excludes warrants to purchase an aggregate of 14,410,540 shares of our common stock at exercise prices ranging from $1.24 per share to $3.10 per share.

(5) Consists of: (i) 105,000 shares of our common stock underlying currently exercisable stock options granted to Mr. Blum by us under our 1998 Stock Option Plan; (ii) Mr. Blum's indirect beneficial ownership of our common stock based upon his beneficial ownership of 28,479,737 shares of Commodore Environmental common stock; (iii) 4,500,000 shares of Commodore Environmental common stock underlying currently exercisable options at $0.10 per share; and (iv) his spouse's ownership of 2,000,000 shares of common stock of Commodore Environmental. Items 5(ii), (iii) and (iv) represent in the aggregate 52.0% of the outstanding shares of Commodore Environmental common stock on October 2, 2000. It does not include 450,400 shares of Commodore Environmental common stock owned by Simone Blum, the mother of Mr. Blum, and 385,000 shares of Commodore Environmental common stock owned by Samuel Blum, the father of Mr. Blum. Mr. Blum disclaims any beneficial interest in the shares of Commodore Environmental common stock owned by his spouse, mother and father. The Board of Directors of Commodore Environmental has the power to direct the vote and to direct the disposition of the 15,456,677 shares of our common stock owned directly by Commodore Environmental. Commodore Environmental's board of directors is currently composed of two directors, one of which is Mr. Blum. By virtue of Mr. Blum's beneficial ownership of approximately 52% of the outstanding shares of Commodore Environmental common stock and his position on the board of directors of Commodore Environmental, Mr. Blum is deemed to be the indirect beneficial owner of the shares of our common stock owned directly by Commodore Environmental and shares voting and disposition power with regard to those shares with the other member of Commodore Environmental's board of directors.

(6) Consists of 3,000,000 shares of our common stock issued to Mr. Russell by us at the closing of the DRM acquisition on August 30, 2000. It does not include 300,000 shares of our common stock underlying stock options granted to Mr. Russell by us that are not currently exercisable.

(7) Consists of 3,000,000 shares of our common stock issued to Ms. Speciale by us at the closing of the DRM acquisition on August 30, 2000. It does not include 300,000 shares of our common stock underlying stock options granted to Ms. Speciale by us that are not currently exercisable.

(8) Consists of: (i) 750,000 shares of our common stock; (ii) 147,500 shares of our common stock underlying currently exercisable stock options granted to Mr. Hannesson by us under our 1998 Stock Option Plan; and (iii) Mr. Hannesson's indirect beneficial ownership of our common stock based upon his ownership of an aggregate of (a) 2,650,000 shares of Commodore Environmental common stock owned by Suzanne Hannesson, the spouse of Mr. Hannesson, (b) 2,650,000 shares of Commodore Environmental common stock owned by the Hannesson Family Trust (Suzanne Hannesson and John D. Hannesson, trustees) for the benefit of Mr. Hannesson's spouse, (c) 500,000 shares of Commodore Environmental common stock issued to the Hannesson Family Trust, and (d) additional stock options to purchase 525,705 shares of Commodore Environmental common stock at $0.10 per share.
      Item 8(iii) collectively represents 10% of the outstanding shares of Commodore Environmental common stock on October 2, 2000. It does not include (i) 40,000 shares of our common stock owned by each of Jon Paul and Krista Hannesson, the adult children of Mr. Hannesson; or (ii) 1,000,000 shares of Commodore Environmental common stock owned by each of Jon Paul and Krista Hannesson. Mr. Hannesson disclaims any beneficial interest in the shares of Commodore Environmental common stock owned by or for the benefit of his spouse and children. Also does not include 2,000,000 shares of our common stock underlying stock options granted to Mr. Hannesson by us that are not currently exercisable.

(9) Consists of: (i) 570,000 shares of our common stock underlying currently exercisable options granted to Mr. Brewer by us under our 1998 Stock Option Plan; (ii) 100,000 shares of our common stock underlying a warrant issued to Mr. Brewer on September 15, 2000; and (iii) 470,600 shares of our common stock underlying a convertible promissory note held by Mr. Brewer.

(10) Consists of: (i) 381,250 shares of our common stock underlying currently exercisable stock options granted to Mr. DeAngelis by us under our 1998 Stock Option Plan; and (ii) Mr. DeAngelis' indirect beneficial ownership of our common stock based upon his ownership of 580,000 shares of Commodore Environmental common stock.

(11) Consists of 353,000 shares of our common stock underlying currently exercisable stock options granted to Mr. Harrod by us under our 1998 Stock Option Plan.

(12) Consists of: (i) 10,000 shares of our common stock; and (ii) 100,000 shares of common stock underlying currently exercisable stock options granted to Mr. Ingram by us under our 1998 Stock Option Plan.

(13) Consists of (i) 1,000 shares of our common stock; and (ii) 105,000 shares of our common stock underlying currently exercisable stock options granted to Mr. Cohen by us under our 1998 Stock Option Plan.

(14) Consists of 105,000 shares of our common stock underlying currently exercisable stock options granted to Mr. Mitchell by us under our 1998 Stock Option Plan.

(15) Consists of 105,000 shares of our common stock underlying currently exercisable stock options granted to Mr. Palmer by us under our 1998 Stock Option Plan.

(16) Consists of 105,000 shares of our common stock underlying currently exercisable stock options granted to Mr. Toller by us under our 1998 Stock Option Plan.

(17) Consists of 7,750,000 shares of our common stock. It does not include 300,000 shares of our common stock underlying stock options granted to Mr. Russell by us that are not currently exercisable.

(18) Consists of 7,750,000 shares of our common stock. It does not include 300,000 shares of our common stock underlying stock options granted to Ms. Speciale by us that are not currently exercisable.

                                  PROPOSAL ONE:

                       RATIFICATION OF THE DRM ACQUISITION
             AND APPROVAL OF OUR ISSUANCE OF UP TO 16,500,000 SHARES
           OF OUR COMMON STOCK IN CONNECTION WITH THE DRM ACQUISITION

General

      At the special meeting, our stockholders will consider and vote upon our acquisition of 81% of the outstanding capital stock of DRM and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition.

Closing of the DRM Acquisition

      Effective as of August 30, 2000, we acquired 81% of DRM's outstanding capital stock in exchange for the issuance of 10,500,000 shares of our common stock and warrants to purchase an additional 1,000,000 shares of our common stock at an exercise price of $2.00 per share. We also agreed to issue an additional 5,000,000 shares of our common stock in consideration for an option to purchase the remaining 19% equity interest in DRM at its appraised fair market value at the time of exercise.

      The maximum 16,500,000 shares of our common stock issuable in connection with the DRM acquisition represented more than 20% of the 32,380,000 shares of our common stock that were outstanding at the time of the acquisition. Under the rules of the American Stock Exchange, on which our common stock is listed for trading, shareholder approval at a meeting held in accordance with the proxy rules under the Securities Exchange Act of 1934, as amended, is required for any transaction in which more than 20% of a listed company's shares are to be issued. Accordingly, in order to comply with the American Stock Exchange rules, we issued at the closing of the DRM acquisition 6,000,000 shares of our common stock and agreed to issue 9,500,000 shares of our common stock, representing the balance of the 15,500,000 shares and the warrants to purchase on aggregate of 1,000,000 shares of our common stock owed to the DRM shareholders, at the time the approval of our stockholders is obtained. We covenanted that in no event would our stockholder meeting and the approval of the DRM acquisition and our issuance of shares of our common stock in connection with the DRM acquisition be completed later than December 1, 2000.

      Inasmuch as the DRM acquisition was consummated as of August 30, 2000 and 6,000,000 shares of our common stock were issued to Mr. Russell and Ms. Speciale prior to the October 2, 2000 record date for our special meeting, Mr. Russell and Ms. Speciale are entitled to vote their shares at the special meeting.

      With regard to this vote, Commodore Environmental, a publicly traded corporation controlled by Bentley J. Blum, one of our directors, and Paul E. Hannesson, our Chairman, President and Chief Executive Officer, members of Mr. Hannesson's family, Mr. Russell and Ms. Speciale, who collectively own approximately 22.7 million shares of our common stock, representing approximately 58.1% of the outstanding shares of our common stock as of the October 2, 2000 record date, have agreed to vote all of their shares "FOR" the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition. Accordingly, approval of this proposal at the special meeting is assured.

Business Consolidation Strategy

      We anticipate that we will be able to combine our environmental-related management, engineering and technological services experience with DRM's consulting expertise and pursue opportunities where there exists:

      o the need for financial solutions to a company's or quasi-governmental group's environmental and other long-tail liabilities;

      o the need for cost-effective and safe solutions to the on-going dangers posed by toxic and radioactive waste;

      o environmentally impacted or distressed properties where a "brownfield" environmental clean-up is warranted; and

      o the urgent need to prevent proliferation of weapons of mass destruction by efficiently converting existing, terrorist-vulnerable nuclear and chemical components into energy and benign materials.

      In addressing these opportunities, target markets will include:

      o industrial companies in North America and Europe who have maintained comprehensive general liability insurance coverages with potential or demonstrated long-tail liabilities;

      o mixed-waste (radioactive with hazardous and/or toxic content) U.S. governmental and international nuclear waste streams;

      o governmental entities that are named as additional insureds on historic general liability coverages;

      o spent nuclear fuel and the drying and dehydriding of nuclear fuel rods;

      o     U.S. governmental nuclear utilities;

      o companies that require specialty environmental cost capping and finite risk insurance products; and

      o U.S. governmental programs for neutralizing nuclear and chemical weapons and explosives.

Reasons for the DRM Acquisition

      We believe the DRM acquisition represents a significant step in our strategic plan to enhance stockholder value. In considering the DRM acquisition, our Board of Directors carefully considered a number of relevant factors, both positive and negative. These included:

      o     The historical earnings and cash flows of DRM;

      o DRM's access to and professional relationships with a number of industrial companies who could benefit from the use of our technologies;

      o delays we continue to face in commercializing our SET technologies and generating meaningful positive cash flows;

      o     our need for additional working capital and liquidity;

      o     the current depressed state of the equity capital markets; and

      o DRM's perceived ability to assist us in marketing our current hazardous waste remediation technologies, and augment our business portfolio to include expertise in the area of commercial environmental insurance recovery.

      We believe that acquiring DRM will strengthen us in many ways. The DRM acquisition is anticipated to provide us with:

      o Access to 65% of DRM's cash flow, which will provide immediate liquidity and is anticipated to serve as collateral for future financings;

      o diversification across a governmental and private industry client base;

      o negotiated insurance claim settlement experience with claims having a dollar value in excess of $200 million;

      o     a client list of satisfied, large multinational customers;

      o a portfolio of products and services with significant cross-selling potential;

      o the ability to offer clients comprehensive solutions to environmental problems;

      o a "one stop" multi-disciplinary team with technical, engineering, financial, legal and insurance expertise;

      o a complementary array of international teaming and partnering arrangements; and

      o     an enhanced ability to identify properties suitable for remediation.

Recommendation of our Board of Directors

      After careful consideration, our Board of Directors has unanimously determined that the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition is advisable and in your best interests. Our Board of Directors has unanimously approved the DRM acquisition and our issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition and unanimously recommends that holders of our common stock vote "FOR" this proposal at the special meeting.

History and Background of DRM Acquisition

      In April 1999, Stephen A. Weiss, a shareholder of Greenberg Traurig, LLP, our principal corporate and securities legal counsel, was contacted by phone by Arthur Berry, a business broker located in Boise, Idaho, who had worked on an unrelated transaction with Mr. Weiss in 1994 and 1995. Mr. Berry advised that he had been engaged by DRM and its stockholders, William J. Russell and Tamie Speciale, to assist them in locating a strategic buyer for their business. As an alternative, Mr. Berry indicated that DRM might be a logical candidate for an initial public offering. Following this phone call, Mr. Berry submitted certain business and financial data concerning DRM to Mr. Weiss and arranged for a meeting among Mr. Russell, Ms. Speciale and Mr. Weiss.

      In July 1999, Mr. Weiss met with Mr. Russell and Ms. Speciale. The DRM stockholders explained the nature of their business and advised Mr. Weiss that they were entertaining offers for DRM from one potential consulting firm purchaser. They agreed to retain the Greenberg Traurig law firm as their counsel to represent them and DRM in a potential sale transaction. They also agreed to explore the possibilities of an initial public offering of DRM's common stock.

      In or about August 1999, Mr. Russell and Mr. Weiss met with an investment firm that Greenberg Traurig represented from time to time. The firm advised Mr. Russell that although DRM appeared to be a profitable and attractive business, in their opinion it was not then a viable candidate for an initial public offering; rather, it would be better served as part of a larger consulting organization or in another business engaged in the same or a similar market segment to which DRM's expertise related. In October 1999, with the approval of Mr. Russell and Ms. Speciale, Mr. Weiss contacted Bentley Blum, one of our directors, about the possibility of us acquiring DRM, in view of the fact that we both served the environmental industry.

      After reviewing certain materials regarding DRM's business and financial history, Mr. Blum advised that he and Paul E. Hannesson, our Chairman, President and Chief Executive Officer, would like to meet with Mr. Russell and Ms. Speciale. Between October 1999 and February 2000, a number of meetings were held among Messrs. Blum, Hannesson, and Russell and Ms. Speciale in our offices in New York City and in Greenberg Traurig's offices in New York City. At these meetings we conducted extensive discussions regarding the business of DRM and our SET technology developments, joint ventures and other initiatives in the environmental industry.

      Between December 1999 and January 2000, a series of meetings were held concerning the pricing and structuring of a possible transaction between us. During these discussions, Mr. Russell and Ms. Speciale advised that they had received proposals from third parties to purchase DRM for as much as $22.0 million in cash, publicly traded securities and additional cash payments based upon the future performance of DRM. After much discussion, we agreed to purchase 81% of DRM's outstanding capital stock for $14.5 million in cash, of which approximately $2.0 million would be paid as bonuses to certain key employees of DRM and to defray a finders' fee obligation to Arthur Berry & Company, Inc. In addition to the cash payments, Mr. Russell and Ms. Speciale would receive 1,000,000 shares of our common stock and warrants to purchase an aggregate of an additional 1,000,000 shares of our common stock at an exercise price of $2.00 per share.

      We also negotiated a series of "earn-out" payments that the DRM stockholders would be entitled to receive after the acquisition. Such payments, capped at approximately $37.1 million, would equal 35% of the cash flow of the "DRM Business", as defined, derived in each quarter following the closing of the transaction and through December 31, 2005. The definition of the "DRM Business" was formulated to include specified add-on businesses that the principals of both our company and DRM believed would represent logical mutual extensions of our respective businesses and expertise. We also agreed to a series of post-closing affirmative and negative covenants regarding the operation of and transactions effecting DRM and its associated add-on businesses, which were designed to insure that Mr. Russell and Ms. Speciale would have the opportunity to maximize their chances of achieving the earn-out goals. In view of the fact that the cash component of our proposal was less than others had offered, Mr. Russell and Ms. Speciale insisted upon an unconditional guaranty by us that they would receive not less than $10.0 million in cash earn-out payments by December 31, 2003; failing which we would have to pay any deficiency between $10.0 million and amounts actually received under the earn-out.

      We also agreed that if we did not either sell DRM or conduct an initial public offering of its securities by the end of 2005, then either we would purchase, or the DRM stockholders could require us to purchase from them their remaining 19% minority equity interest in DRM. The arrangements contemplated that we would acquire such minority interest and Mr. Russell and Ms. Speciale would be entitled to receive a number of shares of our common stock based on an independent appraisal of the relative values of each of our company and our subsidiaries as a whole, including DRM, and the DRM business on a stand-alone basis.

      On November 17, 1999, at a meeting at Greenberg Traurig, a non-binding letter of intent was negotiated. Inasmuch as Greenberg Traurig was serving as counsel to DRM and its stockholders, we retained the services of the law firm of Silverman Perlstein & Acampora LLP to serve as counsel to us in the transaction, and appropriate conflict waiver letters were executed among all parties and counsel.

      On February 10, 2000, we executed a definitive agreement, effective as of January 31, 2000, with Mr. Russell, Ms. Speciale and DRM under which we, through a newly formed limited liability company, were to acquire an 81% equity interest in DRM, in accordance with the terms described above. The final agreements were subject to approval of our Board of Directors. On January 14, 2000, our Board of Directors conditionally approved the agreement, but objected to the obligation imposed upon us to pay $10.0 million in cash to the DRM stockholders by 2003, irrespective of the future performance of DRM under the earn-out arrangements. Messrs. Blum and Hannesson renegotiated the terms of such "make whole" arrangements to provide that we could discharge our obligations, if any, by the issuance to Mr. Russell and Ms. Speciale of additional shares of our common stock, valued at the then market price. On February 10, 2000, our Board of Directors unanimously approved the agreement.

      Consummation of the transactions under the February 2000 agreement was subject to us raising financing in the amount of not less than $19 million by August 31, 2000. Over the next succeeding six months, our representatives held discussions with a number of possible financing sources, including a potential investor in England. However, in view of the fact that the market price of our publicly traded common stock only ranged between $2.38 and $1.19 per share during that period, our Board of Directors and management were unwilling at that time to subject us and our stockholders to the significant dilution that would result if we sold shares of our common stock, or notes or preferred stock convertible into shares of our common stock, at prices significantly below such depressed market prices.

      In early August 2000, Messrs. Blum and Hannesson had a series of meetings and discussions with Mr. Russell and Ms. Speciale about the possibility of restructuring the transaction in a manner that would permit a closing to take place, and yet enable us to defer our obligation to raise financing to a future time when, hopefully, anticipated positive developments in our SET technology initiatives and activities and the state of the capital markets would be reflected in a substantially higher trading price of our common stock.

      On August 11, 2000, Mr. Russell, Ms. Speciale and Messrs. Blum and Hannesson prepared a one-page term sheet which contemplated the sale of 81% of the outstanding capital stock of DRM to us. In lieu of $14,500,000 in cash, DRM and the DRM stockholders would receive a total of 14,500,000 shares of our unregistered common stock, valued for these purposes at $14.5 million. 5,000,000 of these shares were allocated to and were to be given in consideration for our option to purchase the remaining 19% minority interest in DRM at a later date. At the time this term sheet was prepared, the closing price of our common stock on the American Stock Exchange was $1.06 per share. Our original agreement to issue Mr. Russell and Ms. Speciale 1,000,000 shares of our common stock and to grant them warrants to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $2.00 per share, pursuant to the February 2000 proposed cash transaction, remained part of the new arrangements. As a result, we agreed to issued 15,500,000 shares and warrants to purchase 1,000,000 shares of our common stock.

      In order to provide Mr. Russell and Ms. Speciale with future liquidity as to their shares of our common stock and to potentially reduce the dilution to our stockholders from the issuance of shares of our common stock to them, the new arrangements contemplated that

      o We would receive a one year option to purchase up to 9,500,000 shares of our common stock from Mr. Russell and Ms. Speciale at a price equal to the greater of $1.50 per share or 65% of the average closing price per share of our common stock for the three trading days immediately prior to our exercise of the option; and

      o To the extent that they do not receive an aggregate of $14.5 million in cash as a result of the full or partial exercise of our option, Mr. Russell and Ms. Speciale have the right to "put" up to 9,500,000 shares of our common stock owned by them back to us for the same price per share as our exercise price set forth above.

      In the event that we would be unable to pay by September 30, 2001 for any shares that we are required to repurchase from Mr. Russell and Ms. Speciale under their "put" option, then Mr. Russell and Ms. Speciale can exercise their rights under the pledge agreement, as more fully described below. We have the right to assign our purchase option to any third party investor.

      At a meeting held on August 22, 2000, our Board of Directors considered the DRM acquisition and our issuance of shares of our common stock to the DRM shareholders. All directors were present for this meeting and participated in the consideration of the DRM acquisition and our issuance of shares of our common stock to the DRM shareholders upon the revised terms and conditions. During this meeting, our management advised the Board of Directors as to the strategic and economic advantages that management believes we will enjoy if the DRM acquisition was to be completed. In order to assist our Board of Directors in evaluating the fairness to our company of the DRM acquisition from a financial point of view, management discussed various pro forma cash flow scenarios, which previously had been distributed to the Board of Directors, from current and projected long-tail insurance recovery projects on which DRM is working. Following this presentation and after deliberation, our Board of Directors unanimously voted to approve the DRM acquisition and our issuance of shares of our common stock in connection with the DRM acquisition on the revised terms.

      On September 7, 2000, the stock purchase agreement was executed, and the acquisition of DRM was consummated effective as of August 30, 2000.

Terms of the DRM Acquisition

      The following is a summary of the important provisions of the stock purchase agreement relating to the DRM acquisition, and the exhibits to that agreement, which are attached to this proxy statement as Annex I. The summary is qualified in its entirety by reference to the full text of the stock purchase agreement which, together with the exhibits to that agreement, are incorporated in this proxy statement by reference. All holders of our common stock are encouraged to read the stock purchase agreement and its exhibits carefully and in their entirety.

Financial Terms.

      Under the terms of the agreement, effective as of August 30, 2000, we purchased from William J. Russell and Tamie P. Speciale, who each owned 50% of the issued and outstanding capital stock of DRM, an aggregate of 81% of the issued and outstanding stock of DRM. In addition, Mr. Russell and Ms. Speciale granted us a five-year option, exercisable at any time after January 1, 2006, to purchase their remaining 19% equity interest in DRM. In consideration for the sale of 81% of the issued and outstanding capital stock of DRM, and the grant of an option to purchase the remaining 19% equity interest in DRM, we agreed to the following:

            o An aggregate of 10,500,000 shares of our common stock are to be issued to the DRM shareholders in consideration for our purchase of 81% of the issued and outstanding capital stock of DRM. Of these 10,500,000 shares, 8,859,000 shares are to be issued to Mr. Russell and Ms. Speciale, and an additional 1,641,000 shares are to be issued to DRM to be distributed to certain key employees of DRM and to Arthur Berry & Company, Inc. in payment of a finders' fee.

            o In consideration for our option to purchase the remaining 19% interest in DRM from Mr. Russell and Ms. Speciale, we also agreed to issue to Mr. Russell and Ms. Speciale an additional 5,000,000 shares of our common stock. We cannot exercise our option until January 1, 2006. If and when the option is exercised, the exercise price will be based upon the relative appraised value of the business of DRM as compared to the appraised value of our entire company as a whole, including DRM. For purposes of calculating the value of the business of DRM, all e-commerce initiatives of our company and our subsidiaries will be excluded, but will be included in valuing our company as a whole. A mutually acceptable investment banker will conduct the appraisals, and a final valuation of the 19% minority interest in DRM will be paid to Mr. Russell and Ms. Speciale in additional shares of our common stock, based on the market value of our common stock at that time. It is our intention to exercise this option as soon as contractually permitted.

            o We agreed to issue to Mr. Russell, Ms. Speciale and a key employee of DRM five-year warrants to purchase up to an aggregate of 1,000,000 shares of our common stock at an exercise price of $2.00 per share.

            o In addition to our issuance to Mr. Russell and Ms. Speciale of shares of our common stock, we agreed to grant Mr. Russell and Ms. Speciale quarterly earn-out distributions equal to 35% of the cash flow of DRM and certain defined "add-on businesses" over an earn-out period commencing as of September 1, 2000 and ending December 31, 2005. These distributions will not exceed approximately $37.1 million in total, irrespective of the cumulative cash flow of DRM over this 64-month period. The "add-on businesses" that will be included in the calculation of DRM cash flow consist of any business commenced or acquired by DRM or us during the earn-out period that:

                  o provides services similar to or compatible with those
            currently provided by DRM;

                  o provides financial services or engages in real estate
            activities in connection with environmental matters, including the purchase, lease or dealing in so-called "brownfields" or related environmentally-impacted real estate, environmental and other insurance brokerage or indemnity coverage; or

                  o provides environmental informational services or systems, including electronic commerce produce or services, software or other Internet facilities for private industry or governmental agencies.

            In order for an add-on business activity to be included within the calculation of DRM cash flow, both Mr. Russell and Ms. Speciale must approve of our or DRM's acquisition or commencement of this business. However, even if Mr. Russell and Ms. Speciale do not approve any such business initiative or investment, we may nonetheless consummate such transaction so long as such business is not operated within DRM or its subsidiaries or does not otherwise affect the calculation of DRM cash flow.

      We also agreed that if DRM has not distributed to Mr. Russell and Ms. Speciale a total of $10.0 million in cash in earn-out payments by December 31, 2003, we will be responsible to make up any difference between $10.0 million and the actual cash distributed to them by awarding to Mr. Russell and Ms. Speciale an amount of consideration equal to this short-fall amount. This consideration can be paid out by us in cash or, at our sole option, with additional shares of our common stock valued at the time of issuance. If this obligation requires us to issue more than 2,000,000 shares of our common stock, we have the right to defer the issuance of any shares in excess of 2,000,000 shares to December 31, 2005, based on the market price at that later date.

      Of the 10,500,000 shares of our common stock which we issued in connection with the DRM acquisition in consideration for 81% of the outstanding DRM stock, 9,500,000 of these shares of our common stock are subject to our 12-month option to repurchase any or all of these shares at a price equal to the greater of $1.50 per share or 65% of the average closing price per share of our common stock for the three trading days immediately prior to our exercise of this option. Our repurchase option period commenced as of August 30, 2000 and expires on August 29, 2001.

      We have agreed to register for resale under the Securities Act of 1933, as amended, all of the 15,500,000 shares of our common stock that we committed to issue under the agreement, as well as the 1,000,000 shares of our common stock underlying the warrants that we granted to the DRM shareholders and a key employee of DRM pursuant to the stock purchase agreement. Our obligation is to promptly file a registration statement under the Securities Act as soon as practicable and to complete the registration process by December 31, 2000. Notwithstanding our agreement to register these shares, Mr. Russell, Ms. Speciale and the other holders of the 15,500,000 shares of our common stock granted pursuant to the DRM acquisition have agreed not to sell any of those shares until after September 29, 2001.

      We have an absolute obligation to repurchase by not later than August 29, 2001 that number of the 10,500,000 shares of our common stock subject to the repurchase option so as to provide the holders of those shares with a total of $14.5 million; in this regard, the dollar amount of the repurchase obligation is to be reduced in an amount equal to any proceeds previously received by these holders from the exercise of our one-year purchase option regarding shares of our common stock. The per-share price at which we will be required to repurchase these shares will be equal to the greater of $1.50 per share or 65% of the average closing price per share of our common stock for the three trading days immediately prior to our repurchase.

      Mr. Russell and Ms. Speciale can terminate, at any time prior to the end of the option period, our purchase option, and their agreement not to sell the shares of our common stock subject to the option, with regard to either 1,000,000 of the option shares or as to all 9,500,000 of the option shares. However, if they elect to terminate our entire option, our repurchase obligation will also terminate.

      To secure our $14.5 million repurchase obligation, our obligation to insure that $10.0 million of cash flow payments are received by Mr. Russell and Ms. Speciale through December 31, 2003 and other covenants of our company under the stock purchase agreement, we have pledged to Mr. Russell and Ms. Speciale our entire 81% equity interest in DRM. Once the $14.5 million repurchase obligation amount has been paid, or waived by Mr. Russell and Ms. Speciale, then 50% of our pledged equity, which represents 40.5% of the outstanding DRM stock, will be released from the pledge agreement. At such time as we pay Mr. Russell and Ms. Speciale $10.0 million in earn-out payments, which payments shall be made in cash or, in the event of a shortfall, may be made in shares of our common stock, the pledge of our remaining equity interest in DRM and the pledge agreement will terminate.

      In the event that by September 29, 2001 we are unable to fully discharge our $14.5 million repurchase obligation, then, pursuant to the pledge agreement Mr. Russell and Ms. Speciale, acting on behalf of themselves and certain other parties, may foreclose on all of the shares of DRM capital stock which we purchased from them. They may also retain, as liquidated damages, that number of shares of our common stock as will equal 1,000,000 plus 50% of the difference between 9,500,000 and the number of shares of our common stock which purchased from them during our repurchase obligation period. In addition, Mr. Russell and Ms. Speciale may retain the 5,000,000 shares of our common stock which we issued to them in consideration for our option to acquire from them their remaining 19% equity interest in DRM, and they and the other holder of warrants to purchase an aggregate of up to 1,000,000 shares of our common stock granted in connection with this transaction may retain those warrants. Accordingly, if we default on our $14.5 million repurchase obligation, then we would be subject to losing both our 81% equity interest in DRM as well as forfeiting up to an aggregate of 10,750,000 shares of our common stock.

      As part of the transaction, Mr. Russell and Ms. Speciale each entered into 64-month employment agreements with DRM calling for initial annual salaries of $250,000, with annual increases of approximately $15,000, commencing in January 2001. Mr. Russell and Ms. Speciale also executed non-competition agreements under which they agreed, subject to our compliance with our financial and operational covenants, not to compete with DRM or any business which delivers 15% or more of its revenues through consulting services offered with respect to the settlement of complex environmental related insurance claims.

Representations and Warranties.

      By all parties. In the stock purchase agreement, we, DRM, Mr. Russell and Ms. Speciale each made certain customary representations and warranties relating to:

      o our and their respective authorization of, and taking of all necessary corporate action in connection with, our or their execution, delivery and performance of the agreement and related agreements subject, in our case, to receipt of stockholder approval;

      o our and their respective power and authority to enter into the agreement and related agreements;

      o the validity and binding effect of the agreement and related agreements;

      o the absence of conflict with, as applicable, charter documents, agreements and other obligations to which we or they are a party or by which our or their properties are bound and with applicable laws, orders, rules and regulations;

      o the absence of any required governmental filings, consents or permits that have not been obtained except for filings required under the Securities Act of 1933, as amended;

      o compliance with all applicable laws material to our or their respective businesses;

      o     the due organization of our company and DRM;

      o the accuracy and completeness of financial information provided by us and DRM and the conformity of this information with generally accepted accounting principles;

      o in our case, the accuracy of the periodic filings with the SEC under the Securities Exchange Act of 1934, as amended;.

      o the full disclosure of brokers and finders fees and the like relating to the acquisition; and

      o the fact that all of the respective representations and warranties made by us and each of them will not, at the time of closing of the acquisition, contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make such representations and warranties, in light of the circumstances under which they are made, not misleading.

      By DRM and Mr. Russell and Ms. Speciale. In addition to the representations and warranties set forth above, DRM and Mr. Russell and Ms. Speciale, as applicable, made customary business representations and warranties concerning DRM, including

      o     their ownership of 100% of the capital stock of DRM;

      o the accuracy of DRM's audited and unaudited historical financial statements;

      o the absence of any material adverse changes in DRM's financial condition, operations or business since December 31, 1999;

      o the absence of any damage, destruction or losses materially and adversely affecting DRM's business, operations, financial condition, properties or prospects;

      o that Mr. Russell and Ms. Speciale have paid all federal income taxes due on the earnings and profits of DRM, a Subchapter S corporation prior to its acquisition by us, through December 31, 1999;

      o     the validity of title to DRM's personal property;

      o the compliance with DRM's obligations under leases to its leased office facilities;

      o that all accounts receivable have arisen in the ordinary course of DRM's business and represent amounts owed by unaffiliated third party debtors;

      o that DRM possesses all required permits and licenses necessary to operate its business;

      o that all scheduled contracts deemed material are, except as noted, in full force and effect;

      o that DRM has not received notice of any material breach or default under any scheduled contract, and none of these contracts are terminable or voidable by reason of DRM entering into the transaction with us;

      o     representations as to labor and employment matters;

      o representations as to compliance with all applicable laws material to DRM's business, including environmental matters;

      o     representations as to the absence of litigation; and

      o the absence of ownership by any stockholder or employee of DRM or patents, licenses, trademarks and other intellectual property required for use in DRM's business.

      Certain Covenants. Under the terms of the agreement, during the 64 month earn-out period, we must comply with certain affirmative and negative covenants with respect to the operations of DRM and any "add-on businesses."

      Negative Covenants. These covenants include our agreement that following the closing, and through March 31, 2006 or thereafter and for so long as any quarterly payments in respect of DRM cash flow shall continue to be due and owing to the former DRM stockholders, neither DRM nor any add-on business shall, nor shall we or any of our affiliates permit or cause DRM or any add-on business to, engage in or consummate any of the following, without, in each instance, the prior written affirmative vote, consent and approval of both Mr. Russell and Ms.
Speciale:

            o merge, consolidate or sell all or substantially all of DRM's assets or securities;

            o issue additional shares of DRM stock or other equity of DRM or any agreed-upon "add-on business;"

            o make any investments or other acquisitions of material assets or businesses;

            o incur indebtedness for borrowed money or capitalized lease obligations in any one or more transactions aggregating in excess of $50,000 per annum;

            o incur liens, mortgages or security interests in any one or more transactions aggregating in excess of $50,000 per annum;

            o     exceed or deviate from mutually agreed upon budgets for DRM;

            o     modify or terminate the basic DRM business;

            o enter into or consummate any transfer or sale of properties or provide funds or credit to any third parties (other than sales of inventories in the ordinary course of business) in amounts aggregating more than $50,000 per annum;

            o increase compensation to executive officers or management of DRM above mutually agreed upon levels;

            o except for liabilities of DRM which we shall be obligated to pay, if any, enter into any related party transactions, including payment to us or any of our affiliates of any overhead expenses, salaries, consulting fees, bonuses or other compensation or remuneration to any of our officers, directors, employees or stockholders;

            o     amend or terminate any of DRM's material agreements;

            o settle any material DRM litigation which involves the loss of any rights, or payment of any moneys or royalties;

            o     prepay or refinance any DRM indebtedness;

            o make or accept any additional investments, whether in cash or other assets or property, to or for DRM or any agreed upon "add-on business";

            o guaranty any obligations or incur any obligations or indebtedness which would cause the DRM cash flow payments to Mr. Russell or Ms. Speciale to be subordinated in any manner with respect to the rights of the holders of such obligations or indebtedness;

            o take any action which would adversely affect DRM's ability to distribute shares of our common stock issued to DRM at closing to key employees of DRM or to Arthur Berry & Company, Inc., a business broker, pursuant to the stock purchase agreement; or

            o enter into any other transactions not in DRM's ordinary course of business.

            Affirmative Covenants. We also agreed to certain affirmative covenants following the closing, to the effect that DRM and each agreed upon "add-on business" shall:

            o maintain and preserve their corporate existence, franchises, intellectual property and assets;

            o     pay all taxes and other government charges;

            o provide the DRM stockholders with prompt notices of any material events, including changes in location of assets, claims or litigation, material adverse changes or defaults under any loan or related credit agreements or to any other creditor(s);

            o furnish the DRM stockholders with monthly, quarterly and annual financial statements and other financial reports of DRM and its subsidiaries;

            o comply with all our business plans with respect to the growth, development and expansion of the business activities of DRM and any contemplated add-on businesses or investments;

            o provide the DRM stockholders with timely and accurate information as to business developments and activities of DRM and each add-on business, including the application of the net proceeds of all financings;

            o pay all insurance premiums, including premiums on officers and directors liability insurance;

            o with respect to each proposed and approved add-on business or investment: (i) offer the DRM stockholders full access to all information, facilities and personnel with respect to a potential add-on business at the same time as other of our affiliates conduct their due diligence investigation of the potential business, (ii) offer the DRM stockholders an adequate opportunity to review and approve or reject all potential add-on businesses and investments, (iii) if any proposed add-on business or investment shall be approved by the DRM stockholders and acquired by us or any of our direct or indirect subsidiaries or affiliates, constitute the same as an approved add-on business in the calculation of DRM cash flow, (iv) except for approved add-on businesses involving the "brownfields" real estate business and the electronic commerce investments, make all approved add-on investments or businesses direct or indirect subsidiaries of DRM, and (v) offer DRM stockholders the right to include in the calculation of DRM cash flow, the cash flow of all such potential add-on businesses or investments; and

            o vote all shares of DRM stock owned by us or any of our affiliates to elect as the entire Board of Directors of DRM and the Board of Directors of each approved add-on business, with certain limited exceptions relating to brownfields real estate and electronic commerce activities, to the extent applicable, the following persons or their individual designees: (A) Bentley J. Blum, (B) Paul E. Hannesson, (C) William J. Russell, (D) Tamie P. Speciale, and (E) one other person who shall be mutually acceptable to us and to Mr. Russell and Ms. Speciale. Herbert Cohen, a member of our Board of Directors, was designated by such persons as the fifth DRM director.

      For all purposes of the stock purchase agreement, all matters requiring the approval or consent of the DRM stockholders require that this approval or consent be given by both Mr. Russell and Ms. Speciale, and if, for any reason, one of them should fail or refuse to provide his or her consent or approval, then that matter shall be deemed as though both Mr. Russell and Ms. Speciale did not approve of that matter or transaction. In the event of the death or permanent disability of either Mr. Russell or Ms. Speciale, the surviving or non-disabled stockholder shall, for all purposes, be the only person whose approval or consent shall thereafter be required in connection with all matters requiring the approval or consent of both of the DRM stockholders.

      Accounting Treatment

      We will account for our acquisition of DRM on a purchase accounting basis, effective as of the closing date. This accounting treatment is reflected in our pro forma financial statements that are included in this proxy statement. The transaction will result in our company incurring an aggregate charge of $25.0 million in good-will, which will be amortized over a period of 20 years and represent a $1.25 million per year charge against future pre-tax earnings, if any.

      Federal Income Tax Consequences of the DRM Acquisition

      To our company. Generally, no gain or loss is recognized for tax purposes upon the purchase of the equity of another business. Accordingly, no current federal income taxes should result from our consummation of the DRM acquisition.

      Our stockholders. The DRM acquisition will have no federal income tax consequences for our stockholders.

      No Appraisal Rights

      Under Delaware corporate law, our stockholders are not entitled to appraisal or dissenters' rights in connection with the DRM acquisition.

      Listing of Our Common Stock

      We plan to apply to the American Stock Exchange in the near future to list all 16,500,000 shares of our common stock distributed or to be distributed in connection with the DRM acquisition.

      We are seeking the approval of our stockholders to satisfy the listing requirements of the American Stock Exchange. The rules of the American Stock Exchange require stockholder approval as a prerequisite to listing securities to be issued in connection with certain transactions where the present or potential issuance of common stock or securities exercisable for or convertible into common stock could result in an increase in outstanding common stock of 20% or more.

                                  PROPOSAL TWO:

          APPROVAL OF THE ISSUANCE BY OUR COMPANY OF AN INDETERMINABLE
             NUMBER OF SHARES OF OUR COMMON STOCK UPON CONVERSION OR
              EXERCISE OF SECURITIES ISSUED TO THE SHAAR FUND LTD.

General

      At the special meeting, our stockholders will consider and vote upon the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. in connection with the two private financing transactions described below.

$2.5 Million Private Placement

      On November 4, 1999, we completed a $2.5 million private placement financing with The Shaar Fund Ltd. We received net proceeds of approximately $2.1 million, after payment of expenses and fees in connection with the private placement. We have been and intend to continue using these net proceeds for working capital and general corporate purposes.

      In the private placement, we issued to The Shaar Fund 335,000 shares of a new Series E convertible preferred stock, convertible into our common stock at any time after April 30, 2000, up to April 30, 2003. We also issued to The Shaar Fund a warrant to purchase up to 312,500 shares of our common stock, subject to adjustment, at a purchase price of $1.1963 per share. The warrant expires on November 4, 2004.

      The conversion price of the Series E convertible preferred stock will be equal to the arithmetic mean of the closing prices of our common stock as reported on the American Stock Exchange for the ten trading days immediately preceding the date The Shaar Fund elects to convert its shares, as long as our common stock continues to trade on the American Stock Exchange. In May 2003, the Series E convertible preferred stock will automatically convert into our common stock at a conversion price calculated in accordance with the above conversion formula, plus accrued and unpaid dividends. The Series E convertible preferred stock has a variable rate dividend averaging 8.14% over the term of the securities. We reserved the right to redeem all of the Series E convertible preferred stock on or before April 30, 2000 by payment of $2.8 million, plus any accrued and unpaid dividends. We do not currently have any intention to redeem the Series E convertible preferred stock.

      We issued to Avalon Research Group Inc., as finder in this transaction, a five-year warrant to purchase up to 250,000 shares of our common stock, subject to adjustment, at a purchase price of $1.1963 per share. We also paid Avalon a fee of $250,000.

$2.0 Million Private Placement

      On March 15, 2000, we completed a $2.0 million private placement financing with The Shaar Fund Ltd. We received net proceeds of approximately $1.8 million, after payment of expenses and fees in connection with the private placement. We have been and intend to continue using these net proceeds for working capital and general corporate purposes.

      In the private placement, we issued to The Shaar Fund 266,700 shares of a new Series F convertible preferred stock, convertible into our common stock at any time on or after September 30, 2000, up to September 30, 2003. We also issued to The Shaar Fund a warrant to purchase up to 250,000 shares of our common stock, subject to adjustment, at a purchase price of $1.93875 per share. The warrant expires on March 15, 2005.

      The conversion price of the Series F Convertible preferred stock will be equal to the lesser of (i) $2.50, subject to adjustment for any stock-split or stuck combination, or (ii) the arithmetic mean of the closing prices of our common stock as reported on the American Stock Exchange for the ten trading days immediately preceding the date The Shaar Fund elects to convert its shares, as long as our common stock continues trade on the American Stock Exchange. In October 2003, the Series F convertible preferred stock will automatically convert into our common stock at a conversion price calculated in accordance with the above conversion formula, plus accrued and unpaid dividends.

The Series F convertible preferred stock has a variable rate dividend averaging 8.23% over the term of the securities. We reserved the right to redeem all of the Series F convertible preferred stock on or before September 30, 2000 by payment of $2,250,000, plus any accrued and unpaid dividends. We do not currently have any intention to redeem the Series F convertible preferred stock.

      We issued to Avalon Research Group Inc., as finder in this transaction, a five-year warrant to purchase up to 113,475 shares of our common stock, subject to adjustment, at a purchase price of $1.93875 per share. We also paid Avalon a fee of $200,000.

American Stock Exchange Listing Requirement

      The rules and regulations of the American Stock Exchange require stockholder approval as a prerequisite to listing securities to be issued in connection with certain transactions where the present or potential issuance of common stock or securities exercisable for or convertible into common stock could result in an increase in outstanding common stock of 20% or more. Consequently, if conversion of or issuance of stock dividends on the Series E convertible preferred stock or the Series F convertible preferred stock would require us to issue to The Shaar Fund Ltd. a number of shares of our common stock equal to or greater than 20% of the outstanding shares of our common stock as of the dates those securities were issued, the rules and regulations of the American Stock Exchange require us to obtain stockholder approval before we may issue those shares.

      Our failure to comply with these rules and regulations could result in delisting of our common stock from the American Stock Exchange. If our stockholders do not approve the issuance of those shares, the terms of the Series E convertible preferred stock and the Series F convertible preferred stock will require us to redeem the remaining shares of Series E convertible preferred stock and Series F convertible preferred stock at a price equal to 105% of the stated value of those shares, together with all accrued and unpaid dividends. If were are required to redeem those shares, a significant portion of the proceeds we received from the sale of those shares, which we are currently using for working capital and general corporate purposes, would be needed to redeem the shares. We do not have any formal understanding or agreement with any of our principal stockholders to assure approval of our issuance of more than 20% of our outstanding shares of common stock to The Shaar Fund Ltd.

Recommendation of our Board of Directors

      After careful consideration, our Board of Directors has unanimously determined that the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. is advisable and in your best interests. Our Board of Directors has unanimously approved the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. and recommends that holders of our common stock vote "FOR" this proposal at the special meeting.

                                 PROPOSAL THREE:

                            AMENDMENT TO CERTIFICATE
                         OF INCORPORATION OF THE COMPANY

      Our certificate of incorporation presently authorizes us to issue 100,000,000 shares of our common stock, of which 38,526,172 were issued and outstanding as of October 2, 2000. However, on a fully diluted basis, if all of our convertible notes and shares of our preferred stock were converted into shares of our common stock and all outstanding warrants and options to purchase shares of our common stock were exercised, an aggregate of 90,654,570 shares of our common stock would be issued and outstanding as of October 2, 2000. Our Board of Directors proposes that our stockholders approve an amendment to our certificate of incorporation authorizing us to amend the certificate of incorporation of our company to increase the number of authorized shares of common stock form 100,000,000 to 125,000,000 shares.

      Our Board of Directors and management believe that the amendment is needed to facilitate raising additional capital. In order for us to realize our business objectives, and thereby best serve the interests of our current stockholders, we may require funds for use in making acquisitions, including the DRM acquisition, financing and covering working capital needs. The authorization of an additional 25,000,000 shares of common stock would permit our company to have additional shares of common stock available for issuance at the discretion of the Board of Directors for future acquisitions, stock splits, stock dividends, equity financing, employee benefit plans and other corporate purposes. This will allow us to respond flexibly to our future financial and capital requirements and to take advantage of favorable market conditions or business opportunities, including acquisitions. Our Board of Directors has no present intention to issue any additional shares of common stock, other than in connection with the DRM acquisition, exercise of stock options, warrants or other securities exercisable for, or convertible into, common stock from time to time.

      The amendment could also be beneficial for other reasons. Shares of our common stock could be issued by us in order to broaden the public ownership of, and enhance the market for, our common stock, should our Board of Directors decide these are appropriate objectives in light of prevailing market conditions.

      Although the increase in the number of shares of authorized common stock is not intended as a means of preventing or dissuading a future change in control or takeover of our company, use of these shares for any such purpose is possible. Shares of authorized but unissued or unreserved common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company, or could be issued to purchasers who would support our Board of Directors in opposing a takeover proposal.

      The additional shares of common stock authorized pursuant to the proposed amendment to our charter would be, subject to the laws of the State of Delaware, our state of incorporation, issuable at the discretion of our Board of Directors without, in most cases, the delays and expenses attendant with obtaining stockholder approval. To the extent required by Delaware law, stockholder approval would be solicited in the event shares of our common stock were to be issued in connection with a merger. None of our stockholders will have any pre-emptive rights to purchase or subscribe for any shares of our common stock made available by the proposed amendment to our charter.

      The issuance of any of the shares of our common stock made available through the proposed amendment to our charter, otherwise than on a pro rata basis to all of our stockholders, would reduce the proportionate interest in our common stock that each of our current stockholders would otherwise have after the DRM acquisition. At the present time, except for the issuance of shares of common stock in connection with the DRM acquisition, we do not know the terms under which the shares made available by the increase in the number of authorized shares of our common stock would be issued.

      Our Board of Directors unanimously recommends that the stockholders vote "FOR" the approval and adoption of the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 125,000,000 shares.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On August 17, 1999, we retained Tanner + Co. to serve as our auditors. During our past two fiscal years, our former auditors, PricewaterhouseCoopers, LLP, and Tanner's report on our financial statements neither contained any adverse opinions or disclaimers of opinions nor were qualified or modified as to uncertainty, audit scope or accounting principles, except that PricewaterhouseCoopers's auditors report on our consolidated financial statements for the year ended December 31, 1998, contained an explanatory paragraph relating to our continuing as a going concern due to our recurring losses from operations and net cash outflows from operations.

      In connection with its audits for the past two fiscal years and through August 17, 1999, there were no disagreements with PricewaterhouseCoopers, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

      No "reportable events" as described under Item 304(a)(1)(v) of Regulation S-K occurred during our fiscal years ended December 31, 1998 and 1997. Prior to engaging Tanner, we did not consult Tanner regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      Representatives of Tanner are not expected to be present at the special meeting and will not have the opportunity to make a statement. They are also not expected to be available to respond to appropriate questions from our stockholders.

                              STOCKHOLDER PROPOSALS

      Our stockholders who wish to present proposals appropriate for consideration at our annual meeting to be held in 2001 must submit the proposal in proper form to the Secretary of our company at our address set forth on the first page of this proxy statement not later than March 31, 2001, in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to the annual meeting. It is suggested that the proposal be sent by certified mail, return receipt requested.

             OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING

      Our Board of Directors is aware of no other matters, except for those incident to the conduct of the special meeting, that are to be presented to our stockholders for formal action at the special meeting. If, however, any other matters properly come before the special meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy card to vote the same in accordance with their own judgment and their discretion.

                       WHERE YOU CAN FIND MORE INFORMATION

      This document contains important business and financial information about us and DRM derived from documents that are not being delivered to you. However, this information is available to you without charge at your oral or written request. You can obtain these documents (other than exhibits to those documents) by requesting them in writing, or by telephone, as follows:


      Commodore Applied Technologies, Inc.   Dispute Resolution Management, Inc.
      150 East 58th Street, Suite 3238       39 Exchange Place, Suite 30
      New York, New York 10155               Salt Lake City, Utah 84111
      (212) 308-5800                         (801) 355-1444
      www.commodore.com                      www.drmworld.com

      If you would like to request documents, please do so before November 17, 2000 so you can receive them before the special meeting.

      We have not authorized anyone to give you any information or to make any representation about us, DRM or the DRM acquisition or the contemplated increase in the number of authorized shares of our common stock that differs from or adds to the information contained in this document or in the documents that we have filed with the Securities and Exchange Commission. Therefore, if anyone gives you any different or additional information, you should not rely on it.

      You should rely only on the information contained in this proxy statement to vote on the proposals submitted for vote. The information contained in this document speaks only as of the date indicated on the cover page of this document unless the information specifically indicates that another date applies. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date indicated on the cover page of this proxy statement.

      The information in this document regarding us is supplied entirely by us and the information in this document regarding DRM is supplied entirely by DRM.

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy such materials at the public reference facilities of the SEC located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Securities and Exchange Commission regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of such material from the Securities and Exchange Commission at existing published rates by writing to the Public Reference Section of the Securities and Exchange Commission at, 450 Fifth Street, N.W., Washington D.C. 20549. When requesting such materials and information from the Securities and Exchange Commission, in our case, please reference our Securities and Exchange Commission File Number "1-11871."

      Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information on the operation of its public reference rooms. You can also find Securities and Exchange Commission filings relating to us at the Securities and Exchange Commission website at "http://www.sec.gov."

                          INDEX TO FINANCIAL STATEMENTS

                     EXHIBITS, FINANCIAL STATEMENT SCHEDULES

      The following documents are filed as part of this proxy statement:

                                                                        Page No.
                                                                        -------
Financial Statements

      Dispute Resolution Management, Inc. and Subsidiary

      Report of Independent Certified Public Accountants ...............     F-1

      Consolidated Balance Sheets as of December 31, 1999 and
      1998 and as of June 30, 2000 (unaudited) .........................     F-2

      Consolidated Statements of Earnings for the years ended
      December 31, 1999, 1998 and 1997 and for the six months
      ended June 30, 2000 and 1999 (unaudited) .........................     F-4

      Consolidated Statements of Stockholders' Equity for the
      years ended December 31, 1999, 1998 and 1997 and for the six
      months ended June 30, 2000 (unaudited) ...........................     F-5

      Consolidated Statements of Cash Flows for the years ended
      December 31, 1999, 1998 and 1997 and for the six months
      ended June 30, 2000 and 1999 (unaudited) .........................     F-6

      Notes to Consolidated Financial Statements .......................     F-8

      Commodore Applied Technologies, Inc.

      Independent Auditor's Report .....................................    F-14

      Report of Independent Accountants ................................   F-14A

      Consolidated Balance Sheets as of December 31, 1999 and
      1998 .............................................................    F-15

      Consolidated Statements of Operations for the years ended
      December 31, 1999, 1998 and 1997 .................................    F-16

      Consolidated Statements of Stockholders' Equity for the
      years ended December 31, 1999, 1998 and 1997 .....................    F-17

      Consolidated Statements of Cash Flows for the years ended
      December 31, 1999, 1998 and 1997 .................................    F-20

      Notes to Consolidated Financial Statements .......................    F-22

      Teledyne-Commodore, LLC

      Independent Auditor's Report .....................................    F-58

      Balance Sheet as of December 31, 1999 (unaudited) and
      1998 .............................................................    F-59

      Statement of Operations for the years ended December 31,
      1999 (unaudited), 1998 and 1997 (unaudited) ......................    F-60
      December 31, 1999 (unaudited), 1998 and 1997 (unaudited)

      Statement of Member's Capital (Deficit) for the years ended ......    F-61

      Consolidated Statements of Cash Flows for the years ended
      December 31, 1999 (unaudited), 1998 and 1997 (unaudited)  ........    F-62

      Notes to Financial Statements ....................................    F-64

      Commodore Applied Technologies, Inc.

      Condensed Consolidated Balance Sheets as of June 30, 1999
      and 1998 (unaudited) .............................................    F-69

      Condensed Consolidated Statements of Operations for
      the six months ended June 30, 2000 and 1999 (unaudited) ..........    F-71
      Condensed Consolidated Statements of Cash Flows for the
      six months ended June 30, 2000 and 1999 (unaudited) ..............    F-72

      Notes to Condensed Consolidated Financial Statements .............    F-73

      Except for the unconsolidated financial statements of Teledyne-Commodore, LLC included herein, all other financial statement schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and, therefore, have been omitted.

               Report of Independent Certified Public Accountants

Board of Directors
Dispute Resolution Management Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Dispute Resolution Management Inc. and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of earnings and stockholders' equity and cash flows for the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dispute Resolution Management and Subsidiary as of December 31, 1999 and 1998, and the results of their operations and cash flows for the three years then ended, in conformity with generally accepted accounting principles.


   /s/ Foote, Passey, Griffin & Co., LC

Salt Lake City, Utah
January 20, 2000, except for Notes A and I which are dated August 10, 2000

                Dispute Resolution Management Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                              December 31,
                                           June 30,           ------------
                                             2000          1999          1998
                                          ----------    ----------    ----------
                                          (Unaudited)

CURRENT ASSETS
  Cash and cash equivalents               $  238,277    $  545,944    $  809,381
  Accounts receivable                      2,291,332       464,797       175,411
  Prepaid expenses                            28,430         1,350        37,224
  Notes and interest receivable
    from stockholders                             --       124,000            --
                                          ----------    ----------    ----------

         Total current
           assets                          2,558,039     1,136,091     1,022,016
                                          ----------    ----------    ----------

FURNITURE AND EQUIPMENT,
  at cost                                    179,780       140,882        94,814

    Less accumulated
       depreciation                           59,788        44,593        22,717
                                          ----------    ----------    ----------

                                             119,992        96,289        72,097
                                          ----------    ----------    ----------

OTHER ASSETS
  Notes and interest receivable
    from stockholders                             --            --       116,000
  Investment in joint venture                 40,420            --            --
                                          ----------    ----------    ----------

                                              40,420            --       116,000
                                          ----------    ----------    ----------

                                          $2,718,451    $1,232,380    $1,210,113
                                          ==========    ==========    ==========

                                   (Continued)

        The accompanying notes are an integral part of these statements.

                Dispute Resolution Management Inc. and Subsidiary

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                              December 31,
                                           June 30,           ------------
                                             2000          1999          1998
                                          ----------    ----------    ----------
                                          (Unaudited)

CURRENT LIABILITIES
  Accounts payable                        $  110,446    $   70,276    $   55,930
  Accrued liabilities                         86,925        58,367         7,000
  Notes and interest payable
    to stockholders                               --       120,280            --
                                          ----------    ----------    ----------

       Total current liabilities             197,371       248,923        62,930
                                          ----------    ----------    ----------

LONG-TERM DEBT
  Notes and interest payable
    to stockholders                               --            --       112,520
                                          ----------    ----------    ----------

MINORITY INTEREST                                 --       183,830       339,807
                                          ----------    ----------    ----------

STOCKHOLDERS' EQUITY
  Common stock, $.10 par value
    Authorized 50,000 shares;
    issued and outstanding
    30,000 shares                              3,000         3,000         3,000
  Retained earnings                        2,518,080       796,627       691,856
                                          ----------    ----------    ----------
                                           2,521,080       799,627       694,856
                                          ----------    ----------    ----------

                                          $2,718,451    $1,232,380    $1,210,113
                                          ==========    ==========    ==========

        The accompanying notes are an integral part of these statements.

                 Dispute Resolution Management Inc. and Subsidiary

                        CONSOLIDATED STATEMENTS OF EARNINGS

                                          Six months
                                         ended June 30,                 Years ended December 31,
                                  --------------------------    -----------------------------------------
                                     2000           1999           1999           1998           1997
                                  -----------    -----------    -----------    -----------    -----------
                                  (Unaudited)    (Unaudited)

Consulting fees                   $ 3,689,277    $ 4,835,150    $ 6,438,322    $ 5,189,410    $ 1,074,083
                                  -----------    -----------    -----------    -----------    -----------
Operating expenses
  Salaries, benefits and
    payroll taxes                     924,155        864,895      1,646,948      1,063,830        591,758
  General and administrative          565,695        294,312        555,296        342,646        232,674
                                  -----------    -----------    -----------    -----------    -----------
                                    1,489,850      1,159,207      2,202,244      1,406,476        824,432
                                  -----------    -----------    -----------    -----------    -----------
    Operating income                2,199,427      3,675,943      4,236,078      3,782,934        249,651
                                  -----------    -----------    -----------    -----------    -----------

Other income (expense)
  Interest income                       5,601         30,045         34,503         21,773          8,000
  Other income                         88,176             --         24,954             --             --
  Interest expense                       (530)        (3,880)        (7,760)        (7,760)        (7,760)
  Other expense                       (21,605)        (4,000)       (17,050)        (3,000)            --
                                  -----------    -----------    -----------    -----------    -----------
                                       71,642         22,165         34,647         11,013            240
                                  -----------    -----------    -----------    -----------    -----------
                                    2,271,069      3,698,108      4,270,725      3,793,947        249,891

    NET EARNINGS -
       MINORITY INTEREST                   --       (969,577)     1,292,963      1,000,637        215,293
                                  -----------    -----------    -----------    -----------    -----------
    NET EARNINGS                  $ 2,271,069    $ 2,728,531    $ 2,977,762    $ 2,793,310    $    34,598
                                  ===========    ===========    ===========    ===========    ===========
    BASIC AND DILUTED NET
       EARNINGS PER SHARE         $     75.70    $     90.95    $     99.26    $     93.11    $      1.16
                                  ===========    ===========    ===========    ===========    ===========
                                  (Unaudited)    (Unaudited)

Unaudited pro forma information:

  Pro forma earnings from
    operations                    $ 2,271,069    $ 2,728,531    $ 2,977,762    $ 2,793,310    $    34,598
  Pro forma provision for
    income taxes                     (885,717)    (1,064,127)    (1,161,327)    (1,089,391)       (13,493)
                                  -----------    -----------    -----------    -----------    -----------
  Pro forma net earnings          $ 1,385,352    $ 1,664,404    $ 1,816,435    $ 1,703,919    $    21,105
                                  ===========    ===========    ===========    ===========    ===========

Unaudited pro forma basic
  and diluted earnings per
  share                           $     46.18    $     55.48    $     60.55    $     56.80    $       .71
                                  ===========    ===========    ===========    ===========    ===========

        The accompanying notes are an integral part of these statements.

                Dispute Resolution Management Inc. and Subsidiary

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years ended December 31, 1999, 1998, and 1997
             and for the six months ended June 30, 2000 (unaudited)

                                          Common      Retained
                                          Stock       Earnings         Total
                                       -----------   -----------    -----------

Balance as of January 1, 1997          $     3,000   $   (11,900)   $    (8,900)

Net earnings for period                         --        34,598         34,598

Distributions to stockholders                   --       (23,817)       (23,817)
                                       -----------   -----------    -----------
Balance as of December 31, 1997              3,000        (1,119)         1,881

Net earnings for period                         --     2,793,310      2,793,310

Distributions to stockholders                   --    (2,100,335)    (2,100,335)
                                       -----------   -----------    -----------
Balance as of December 31, 1998              3,000       691,856        694,856

Net earnings for period                         --     2,977,762      2,977,762

Distributions to stockholders                   --    (2,872,991)    (2,872,991)
                                       -----------   -----------    -----------
Balance as of December 31, 1999              3,000       796,627        799,627

Net earnings for period
    (unaudited)                                 --     2,271,069      2,271,069

Distributions to stockholders
    (unaudited)                                 --      (549,616)      (549,616)
                                       -----------   -----------    -----------
Balance as of June 30, 2000
    (unaudited)                        $     3,000   $ 2,518,080    $ 2,521,080
                                       ===========   ===========    ===========

        The accompanying notes are an integral part of these statements.

                Dispute Resolution Management Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           Six months
                                          ended June 30,                   Years ended December 31,
                                   --------------------------    -----------------------------------------
                                      2000           1999           1999           1998           1997
                                   -----------    -----------    -----------    -----------    -----------
                                   (Unaudited)    (Unaudited)

Increase (Decrease) in Cash
  and Cash Equivalents

Cash flows from operating
  activities
   Net earnings                    $ 2,271,069    $ 2,728,531    $ 2,977,762    $ 2,793,310    $    34,598
   Adjustments to reconcile
     change in net assets to
     net cash provided by
     operating activities
      Deemed note payment                   --             --             --       (200,000)            --
      Depreciation                      15,195          9,526         21,876         12,680          9,499
   Changes in assets and
     liabilities
      Accounts, notes and
        interest receivable         (1,802,535)       (13,435)      (297,386)       (96,946)       (50,927)
      Prepaid expenses                 (27,080)        31,811         35,874        (29,902)         3,462
      Accounts payable                  40,170         15,418         14,346         24,462         18,842
      Accrued liabilities,
        notes and interest
        payable                          8,278        198,253         59,127         14,760          7,375
      Minority interest               (183,830)       159,147       (155,977)       238,920         88,987
                                   -----------    -----------    -----------    -----------    -----------

        Net cash provided
           by operating
           activities                  321,267      3,129,251      2,663,622      2,765,284        119,836
                                   -----------    -----------    -----------    -----------    -----------

Cash flows used in investing
  activities
   Purchase of equipment               (38,898)       (18,365)       (46,068)       (36,378)       (22,285)
   Investment in joint venture         (40,420)            --             --             --             --
                                   -----------    -----------    -----------    -----------    -----------

        Net cash used in
          investing activities         (79,318)       (18,365)       (54,068)       (44,378)       (30,285)
                                   -----------    -----------    -----------    -----------    -----------

Cash flows used in financing
  activities
   Distributions to stockholders      (549,616)    (2,860,568)    (2,872,991)    (2,100,335)       (23,817)
                                   -----------    -----------    -----------    -----------    -----------

Net increase (decrease) in cash
  and cash equivalents                (307,667)       250,318       (263,437)       620,571         65,734

Cash and cash equivalents at
  beginning of period                  545,944        809,381        809,381        188,810        123,076
                                   -----------    -----------    -----------    -----------    -----------

Cash and cash equivalents
  at end of period                 $   238,277    $ 1,059,699    $   545,944    $   809,381    $   188,810
                                   ===========    ===========    ===========    ===========    ===========

                                   (Continued)

                Dispute Resolution Management Inc. and Subsidiary

                                           Six months
                                          ended June 30,                   Years ended December 31,
                                   --------------------------    -----------------------------------------
                                      2000           1999           1999           1998           1997
                                   -----------    -----------    -----------    -----------    -----------
                                   (Unaudited)    (Unaudited)
Supplemental disclosures of
cash flows:

  Cash paid during the period for
    Interest                       $       530    $        --    $        --    $        --    $        --
    State income taxes             $    14,546    $    18,629    $    13,000    $     1,087    $        --

        The accompanying notes are an integral part of these statements.

                Dispute Resolution Management Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998
         and for the six months ended June 30, 2000 and 1999 (unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

      A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

            1. Business

            Dispute Resolution Management Inc., an S corporation (the Company) and its 80% owned subsidiary, Dispute Resolution, Ltd., a partnership, engage in management consulting specializing in settlements of environmental and insurance related disputes. The Company has operations in Utah, Colorado, Pennsylvania, Maryland, New Jersey and Texas.

            2. Principles of consolidation

            The Company consolidates the accounts of its 80 percent owned subsidiary, Dispute Resolution, Ltd. All intercompany trans-actions have been eliminated. During the period ended June 30, 2000, the Company dissolved its interest in its subsidiary (Note C).

            3. Investment in joint venture

            The Company accounts for a 50% interest in a joint venture under the equity method and is included in other assets. The Company's share of loss from the joint venture is included in other expense. Condensed financial information is not presented as the amounts are immaterial.

            4. Cash and cash equivalents

            The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

            5. Accounts receivable

            All trade accounts are considered to be collectible and no allowance for doubtful accounts is required.

                                   (Continued)

            6. Revenue recognition

            Revenue is recognized on retainers according to the terms of each contract. Revenue is recognized on contingent success fees as each dispute with each insurer is resolved and settlement proceeds have been recovered by the client.

            7. Furniture and equipment

            Furniture and equipment are recorded at cost. Depreciation is calculated using the straight-line method based on estimated useful lives of three to seven years.

            8. Income taxes

            Tax returns are filed annually and income taxes on earnings are paid by the shareholders and partners as specified in the Internal Revenue Code for S Corporations and Partnerships. No provision has been made for income taxes. The Company is subject to State franchise tax in several of the states in which it operates.

            The unaudited pro forma income tax information included in the Statement of Earnings is presented in accordance with the Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes, as if the Company had been subject to federal and state income taxes for all periods presented.

            There are differences between the financial carrying amounts and the tax basis of existing assets and liabilities, primarily resulting from the Company reporting taxable income on the cash basis. In connection with the proposed merger discussed in Note I, the Company's S Corporation election will terminate and the tax effect of the net difference between the book and tax basis of net assets at that date will be recorded in the combined Company's financial statements.

            9. Use of estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                   (Continued)

            10. Advertising

            Advertising costs of $78,966, $29,583, and $60,464 for the years ended December 31, 1999, 1998 and 1997, respectively, were expensed as incurred.

            11. Net earnings per share

            Net earnings per share is based on weighted average shares outstanding of 30,000 shares for the years ended December 31, 1999, 1998, and 1997, and six months ended June 30, 2000 and 1999. There is no difference on earnings per share on a fully diluted basis because average shares outstanding are the same for both the basic and fully diluted shares outstanding.

            12. Unaudited information

            In the opinion of management, the accompanying unaudited financial statements for the six month periods ended June 30, 2000 and 1999 contain all adjustments (consisting only of normal recurring items) necessary to represent fairly the results of operations and cash flows for the Company for the six month periods ended June 30, 2000 and 1999. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for the entire year.

            13. New accounting standards

            In June 1998, the Financial Accounting Standard Board issued SFAS 133 Accounting for Derivative Instruments and Hedging Activities, which is effective for fiscal years beginning after June 15, 1999. SFAS 133 is not expected to have a material effect on the financial position or results of operations of the Company.

NOTE B - NOTES AND INTEREST RECEIVABLE FROM STOCKHOLDERS

      The Company has a note receivable of $50,000 from each of the two stockholders. The notes have an interest rate of 8%. The notes have no specific repayment terms and have been classified as long term.

                                           1999           1998
                                         --------       --------

            Stockholder notes            $100,000       $100,000
            Accrued interest               24,000         16,000
                                         --------       --------
                                         $124,000       $116,000
                                         ========       ========

      The notes and interest were paid during the period ended June 30, 2000.

NOTE C - PARTNERSHIP AGREEMENT

      Dispute Resolution Ltd. (DRLTD) was formed in 1996. As part of the agreement, the limited partner, KPMG Peat Marwick LLP (KPMG), transferred service contracts to DRLTD and made a cash advance of $200,000. DRLTD is obligated to pay KPMG twenty percent of gross fees collected on these contracts until the work is completed or until a total amount of $5,000,000 has been paid to KPMG. Total disbursements under this agreement for the years ended December 31, 1999, 1998 and 1997 were $1,448,000, $761,717, and $126,306, respectively. The $200,000 advance was deemed paid by KPMG and recognized as income by DRLTD in 1998. Effective as of December 31, 1999, the Company has negotiated a termination of the DRLTD partnership agreement with KPMG. The Company received approximately $86,000 of other income as a result of the negotiated termination. In addition, KPMG has a security interest equal to 20% of gross revenues which may be collected from a certain client in the future. The amount has not been determined or accrued at June 30, 2000.

NOTE D - CONCENTRATIONS

      Cash balances

      The Company maintains its cash balances in one financial institution located in Salt Lake City, Utah. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured cash balances were approximately $350,000 at December 31, 1999.

      Customers

      The Company's customer base consists primarily of business entities in the United States. Substantially all revenues are from these customers.

      The following clients accounted for 10% or more of total revenue:

                        Six months ended                  Years ended
                            June 30,                      December 31,
                            --------                      ------------
                        2000         1999         1999        1998       1997
                      --------     --------     --------    --------   --------

      Company A          --           --           --          --         12%
      Company B          --           --           --          --         12%
      Company C          --           --           --          --         21%
      Company D          --           --           --          24%        --
      Company E          --           44%          40%         16%        --
      Company F          --           35%          29%         13%        --
      Company G          24%          --           --          --         --
      Company H          55%          --           --          --         --

                                   (Continued)

      The following individual clients accounts for 10% or more of accounts receivable:

                            June 30,                 December 31,
                      ---------------------     -------------------
                        2000         1999         1999        1998
                      --------     --------     --------    --------

      Company A          72%          --           --          26%
      Company B          --           --           --          20%
      Company C          --           --           --          22%
      Company D          --           --           24%         --
      Company E          --           --           57%         --
      Company F          --           91%          --          --

NOTE E - NOTES AND INTEREST PAYABLE - STOCKHOLDERS

      The Company has a note payable of $48,500 from each of two stockholders. Interest has been accrued at the rate of 8% per annum. The notes are due subsequent to January 1, 2000, and have been classified as long term.

                                                 1999        1998
                                               --------    --------

            Stockholder notes                  $ 97,000    $ 97,000
            Accrued interest                     23,280      15,520
                                               --------    --------
                                               $120,280    $112,520
                                               ========    ========

      The notes and interest were offset and distributed during the period ended June 30, 2000.

NOTE F - OPERATING LEASE

   The Company leases office space for its Colorado, Maryland, New Jersey, Pennsylvania, Texas and Utah operations on a month to month basis. Total lease payments for the years ended December 31, 1999, 1998 and 1997 were $81,887, $58,479, $10,037, respectively. Future operating lease commitments are as follows:

                          2000            $ 47,342
                          2001              26,444
                                          --------
                                          $ 73,786
                                          ========

NOTE G - RETIREMENT PLAN

      The Company maintains a retirement plan qualified under Section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to contribute up to 15% of their salaries, and the Company may elect a discretionary contribution. Both the employee and employer contributions are limited to the maximum allowable amounts specified in the IRS Regulations. No discretionary contributions have been made by the Company. Employees are eligible to participate in the plan as soon as they are employed by the Company.

NOTE H - FAIR VALUE OF FINANCIAL INSTRUMENTS

      None of the Company's financial instruments are held for trading purposes. The Company estimates that the fair value of all financial instruments at 1999 and 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE I - SUBSEQUENT EVENT

      Subsequent to December 31, 1999, the Company entered into a letter of intent to merge with another entity. The closing of the transaction is dependent upon certain provisions being met including financing and shareholder approval.

                                                    INDEPENDENT AUDITOR'S REPORT



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
OF COMMODORE APPLIED TECHNOLOGIES, INC. AND SUBSIDIARIES

We have audited the consolidated balance sheet of COMMODORE APPLIED TECHNOLOGIES, INC. AND SUBSIDIARIES as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of COMMODORE APPLIED TECHNOLOGIES, INC. AND SUBSIDIARIES as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


The financial statements at December 31, 1998 and for the year then ended were previously audited by other auditors and included an explanatory paragraph in the audit report dated April 8, 1999 as to the Company's ability to continue as a going concern. The 1998 consolidated financial statements have been restated as discussed in Note 19.


                                                  Tanner + Co.



Salt Lake City, Utah
February 18, 2000, except note 18 which is dated March 17, 2000 and note 19 which is dated July 14, 2000 and note 16 which is dated July 20, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Commodore Applied Technologies, Inc. and Subsidiaries:

In our opinion, the consolidated balance sheet as of December 31, 1998 and the related consolidated statements of operations and comprehensive loss, of stockholders' equity and of cash flows for each of the two years in the period ended December 31, 1998 present fairly, in all material respects, the financial position, results of operations and cash flows of Commodore Applied Technologies, Inc. and its subsidiaries at December 31, 1998 and for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Commodore Applied Technologies, Inc. for any period subsequent to December 31, 1998.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and net cash outflows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 19 to the consolidated financial statements, the accompanying consolidated financial statements have been restated.


PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
April 8, 1999, except as to
 the information presented in
 Note 19 for which the date
 is July 14, 2000




                                      F-14A

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET

                                                      DECEMBER 31, 1999 AND 1998
                        (AMOUNTS IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
-------------------------------------------------------------------------------


                                                                                     1999        1998
                                                                                   --------    --------
              ASSETS                                                                          (Restated)
Current assets:
     Cash and cash equivalents (Note 2)                                            $  1,797    $  1,777
     Accounts receivable, net (Notes 2, 6 and 10)                                     3,552       3,142
     Notes and advances to related parties (Note 15)                                    265         130
     Restricted cash and certificates of deposit (Note 2)                                21          21
     Prepaid assets and other current receivables                                       366         271
                                                                                   --------    --------

                  Total current assets                                                6,001       5,341

Investments and advances (Note 7)                                                        --          --
Property and equipment, net (Notes 2, 8 and 10)                                       2,244       2,202
Other assets (Notes 2 and 5):
     Patents and completed technology, net of accumulated
       amortization of $425 and $296, respectively                                      961         977
     Goodwill, net of accumulated amortization of $831
       and $575, respectively                                                         6,841       7,097
                                                                                   --------    --------


                  Total assets                                                     $ 16,047    $ 15,617
                                                                                   --------    --------

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                              $  1,792    $    975
     Current portion of long-term debt (Note 10)                                        200           5
     Line of credit (Note 10)                                                           948         361
     Other accrued liabilities (Note 9)                                               2,255       2,183
                                                                                   --------    --------

                  Total current liabilities                                           5,195       3,524
                                                                                   --------    --------

Long-term debt (Note 10)                                                                716          --
Notes payable to related parties (Note 15)                                              185         185
                                                                                   --------    --------

                  Total liabilities                                                   6,096       3,709

Minority interest in subsidiary (Note 5)                                                 --          --
Commitments and contingencies (Note 16)                                                  --          --
Stockholders' Equity:
     Convertible Preferred Stock, Series B, C and D, par value $.001 per share,
       6% non-cumulative dividends, 65,000 shares authorized, 0 and 51,489 share issued and outstanding, at December 31, 1999 and 1998,
       respectively (Notes 5 and 13)                                                     --          --
     Convertible Preferred Stock, Series E,  par value $0.001
       per share, aggregate liquidation value of $4,355,000, 12% cumulative dividends, 335,000 shares authorized, 335,000 shares and 0 shares issued and outstanding at December 31, 1999 and 1998,
       respectively (Notes 5 and 13)                                                     --          --
     Common Stock, par value $0.001 per share, 100,000,000
       shares authorized, 30,962,938 and 23,702,263 issued
       and outstanding, at December 31, 1999 and 1998,
       respectively                                                                      31          24
Additional paid-in capital                                                           57,168      55,147
Accumulated deficit                                                                 (47,248)    (43,263)
                                                                                   --------    --------

                  Total stockholders' equity                                          9,951      11,908
                                                                                   --------    --------


                  Total liabilities and stockholders' equity                       $ 16,047    $ 15,617
                                                                                   ========    ========



-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENT OF OPERATIONS

                                    YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                        (AMOUNTS IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
-------------------------------------------------------------------------------



                                                          1999        1998        1997
                                                       --------    --------    --------
                                                                   (Restated)
Contract revenue (Note 2)                              $ 18,147    $ 17,470    $ 19,493
Costs and expenses:
     Cost of sales                                       16,127      15,421      16,325
     Research and development (Note 2)                    1,145       2,722       3,074
     General and administrative                           4,037       8,118      12,196
     Depreciation and amortization (Note 2)                 696       1,150       1,282
     Minority interest                                       --         300         (82)
                                                       --------    --------    --------

                  Total costs and expenses               22,005      27,711      32,795
                                                       --------    --------    --------

Loss from operations                                     (3,858)    (10,241)    (13,302)

Interest income                                              39         337         745
Interest expense                                           (166)     (1,066)     (1,310)
Equity in losses of unconsolidated subsidiary                --      (2,383)     (1,827)
                                                       --------    --------    --------

Loss before income taxes                                 (3,985)    (13,353)    (15,694)
Income tax benefit (Note 12)                                 --          --          --
                                                       --------    --------    --------

Net loss                                               $ (3,985)   $(13,353)   $(15,694)
                                                       ========    ========    ========

Net loss per share - basic and diluted (Note 3)        $   (.16)   $   (.58)   $   (.73)
                                                       ========    ========    ========
Number of weighted average shares outstanding            24,819      23,194      21,844
                                                       ========    ========    ========


-------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                        YEARS ENDED DECEMBER 31, 1999, 1998 (RESTATED), AND 1997 (AMOUNTS IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

-------------------------------------------------------------------------------



                                                          PREFERRED STOCK           COMMON STOCK         ADDITIONAL
                                                      -----------------------   ----------------------     PAID-IN      ACCUMULATED
                                                        SHARES       AMOUNT       SHARES       AMOUNT      CAPITAL        DEFICIT
                                                      ----------   ----------   ----------   ----------   ----------    ----------
Balance, January 1, 1997                                      --   $       --   21,650,000   $       22   $   34,270    $  (14,216)

Gain on subsidiary's sale of Common Stock                     --           --           --           --        3,927            --

Warrants issued in connection with
  Redeemable Preferred Stock                                  --           --           --           --           25            --

Warrants issued in connection with convertible loan
  from parent                                                 --           --           --           --          660            --

Beneficial conversion feature on convertible loan
  from parent                                                 --           --           --           --          750            --

Beneficial conversion feature on Series A Preferred
  Stock                                                       --           --           --           --          216            --

Sale of Common Stock, net of $1,189 liability for
  price reset                                                 --           --      700,000            1        1,143            --

Preferred Stock dividends                                     --           --           --           --         (240)           --

Conversion of Series A Preferred Stock into
  Common Stock                                                --           --      416,334           --          790            --

Net loss                                                      --           --           --           --           --       (15,694)
                                                      ----------   ----------   ----------   ----------   ----------    ----------


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                       CONTINUED

-------------------------------------------------------------------------------





                                                               PREFERRED STOCK           COMMON STOCK       ADDITIONAL
                                                            ----------------------  ----------------------    PAID-IN    ACCUMULATED
                                                              SHARES      AMOUNT      SHARES      AMOUNT      CAPITAL      DEFICIT
                                                            ----------  ----------  ----------  ----------  ----------   ----------

Balance, December 31, 1997                                          --          --  22,766,334          23      41,541      (29,910)

Conversion of Series A Preferred Stock into Common
  Stock                                                             --          --     336,866          --         890           --

Issuance of Common Stock to satisfy price reset liability           --          --     599,063           1       1,197           --

Equity gains on satisfaction of related party
  obligations (restated)                                            --          --          --          --       7,818           --

Preferred stock dividends                                           --          --          --          --         (14)          --

Warrant issued in connection with early paydown
  on intercompany note                                              --          --          --          --         340           --

Warrant issued in connection with loan from parent                  --          --          --          --         527           --

Change in exercise price of warrant issued in connection
  with convertible loan from parent                                 --          --          --          --         842           --

Change in exercise price of warrant issued in connection
  with debt restructuring                                           --          --          --          --           5           --

Issuance of Series B Convertible Preferred Stock
   (Notes 5 and 13)                                             20,909          --          --          --         813           --

Issuance of Series C Convertible Preferred Stock
  (Notes 5 and 13)                                              10,189          --          --          --         396           --

Issuance of Series D Convertible Preferred Stock
  (Notes 5 and 13)                                              20,391          --          --          --         792           --

Net loss (restated)                                                 --          --          --          --          --      (13,353)
                                                            ----------  ----------  ----------  ----------  ----------   ----------


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                       CONTINUED

-------------------------------------------------------------------------------



                                                          PREFERRED STOCK            COMMON STOCK        ADDITIONAL
                                                     ------------------------   -----------------------    PAID-IN      ACCUMULATED
                                                       SHARES        AMOUNT       SHARES       AMOUNT      CAPITAL        DEFICIT
                                                     ----------    ----------   ----------   ----------   ----------    ----------

Balance December 31, 1998                                51,489            --   23,702,263           24       55,147       (43,263)

Conversion of series B, C, and D preferred stock
  into common stock (Notes 5 and 13)                    (51,489)           --    7,258,533            7           (7)           --

Issuance of Series E Convertible Preferred Stock
  at redemption value (Notes 5 and 13)                  335,000            --           --           --        2,030            --

Warrants issued in connection with Series E
  Convertible Preferred Stock                                --            --           --           --           60            --

Preferred stock dividends                                    --            --           --           --          (63)           --

Exercise of stock options                                    --            --        2,142           --            1            --

Net loss                                                     --            --           --           --           --        (3,985)
                                                     ----------    ----------   ----------   ----------   ----------    ----------

Balance, December 31, 1999                              335,000    $       --   30,962,938   $       31   $   57,168    $  (47,248)
                                                     ==========    ==========   ==========   ==========   ==========    ==========


-------------------------------------------------------------------------------
The accompanying notes are an integral part of these consolidated financial statements.

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENT OF CASH FLOWS

                                   YEARS ENDED DECEMBER 31, 1999, 1998, AND 1997
                        (AMOUNTS IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)
-------------------------------------------------------------------------------



                                                                           1999        1998        1997
                                                                         --------    --------    --------
                                                                                    (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                            $ (3,985)   $(13,353)   $(15,694)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
         Depreciation and amortization                                        696       1,150       1,282
         Loss on disposition of property and equipment                         --         601          --
         Equity in losses of unconsolidated subsidiary                         --       2,340       1,827
         Write down of investment in unconsolidated subsidiary                 --          43          --
         Provision for related party bad debt                                  --          --         814
         Minority interest in subsidiary losses                                --         300         (82)
         Amortization of debt discount                                         --         695         792
         Other                                                                 --          26         135
     Changes in assets and liabilities, net of sale of subsidiary and acquisitions:
         Accounts receivable                                                 (410)        (79)      4,085
         Inventory                                                             --        (271)       (360)
         Restricted cash                                                       --         (21)         --
         Prepaid assets                                                       (95)        132         178
         Other accounts receivable                                             --          18          45
         Accounts payable and accrued liabilities                             889        (776)     (1,347)
         Other                                                                 --          19         105
                                                                         --------    --------    --------

                  Net cash used in
                  operating activities                                     (2,905)     (9,176)     (8,220)
                                                                         --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Equipment purchased or constructed                                      (353)     (2,554)     (1,409)
     Patents acquired                                                        (113)       (150)       (401)
     Purchase of Commodore Separation Technologies, Inc.,
       Commodore CFC Technologies, Inc., and CFC
       Technologies, Inc., net of cash acquired                                --          --          --
     Advances to related parties                                             (135)        (96)         --
     Increase in restricted cash                                               --          50         410
     Cash held by subsidiary at the time of sale                               --        (715)         --
     Repayment of loans to affiliate, net of advances                          --         752        (723)
     Contributions to affiliate                                                --      (2,377)     (1,000)
                                                                         --------    --------    --------

                  Net cash used in
                  investing activities                                       (601)     (5,090)     (3,123)
                                                                         --------    --------    --------


-------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                       CONTINUED

-------------------------------------------------------------------------------




CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of Common Stock                                 1            --         2,341
     Proceeds from sale of Preferred Stock                          2,090            --         1,668
     Preferred stock dividends paid by subsidiary                      --          (300)         (438)
     Preferred stock dividends                                        (63)
     Proceeds from subsidiary's sale of Common
       and Preferred Stock                                             --            --        11,088
     Payments to principal shareholder                                 --        (1,328)           --
     Borrowings from principal shareholder                             --         5,450         4,000
     (Repayments)/borrowings under the line of credit                 587          (838)       (5,843)
     Borrowings on long term debt                                   1,000            --            --
     Payments on long term debt and capital leases                    (89)          (35)          (72)
     Repayment of related party accounts receivable
       and payable                                                     --           (57)         (326)
                                                               ----------    ----------    ----------

                  Net cash provided by
                  financing activities                              3,526         2,892        12,418
                                                               ----------    ----------    ----------

(Decrease) increase in cash and cash equivalents                       20       (11,374)        1,075

Cash and cash equivalents, beginning of year                        1,777        13,151        12,076
                                                               ----------    ----------    ----------

Cash and cash equivalents, end of year                         $    1,797    $    1,777    $   13,151
                                                               ==========    ==========    ==========



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid during the year for:

              Interest                                         $      166    $      289    $      446
                                                               ==========    ==========    ==========

              Taxes                                            $       --    $       --    $       --
                                                               ==========    ==========    ==========




-------------------------------------------------------------------------------
The accompanying notes are an integral part of the consolidated financial statements.

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                      DECEMBER 31, 1999 AND 1998
                                  (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

-------------------------------------------------------------------------------


1.   BACKGROUND          Commodore Applied Technologies, Inc. and subsidiaries
                         ("Applied"), is engaged in the destruction and neutralization of hazardous waste from other materials.
                         Applied owns technologies related to the separation and destruction of polychlorinated biphenyls (PCBs) and chlorofluorocarbons (CFCs).


                         Applied is currently working on the commercialization of these technologies through development efforts, licensing arrangements and joint ventures. Through Commodore Advanced Sciences, Inc. ("CASI"), formerly Advanced Sciences, Inc., a subsidiary acquired on October 1, 1996, Applied has contracts with various government agencies and private companies in the United States and abroad. As some government contracts are funded in one year increments, there is a possibility for cutbacks as these contracts constitute a major portion of CASI's revenues, and such a reduction would materially affect the operations. However, management believes the subsidiary's existing client relationships will allow Applied to obtain new contracts in the future.


                         Until September 1998, Applied was also engaged in the separation of hazardous waste through its 87% owned subsidiary, Commodore Separation Technologies, Inc. ("Separation"). Effective September 28, 1998, Applied sold its investments in Separation to Commodore Environmental Services, Inc. ("Commodore") (See Note
                         5).



-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



2.   SUMMARY OF          LIQUIDITY
     SIGNIFICANT
     ACCOUNTING          The accompanying consolidated financial statements have
     POLICIES            been prepared under the assumption that Applied will
                         continue as a going concern. Such assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements for the years ended December 31, 1999, 1998 and 1997, Applied incurred losses exclusive of their gains on the sale of an affiliate and extraordinary item of $3,985, $13,353 and $15,694, respectively.
                         Applied has also experienced net cash outflows from operating activities of $2,905, $9,155 and $8,220 for the years ended December 31, 1999, 1998 and 1997, respectively. With the financing described in Note 18, The consolidated financial statements do not include any adjustments that might be necessary should Applied be unable to continue as a going concern. Applied's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. Potential sources of cash include new contracts, external debt, the sale of new shares of company stock or alternative methods such as mergers or sale transactions.

                         As described in Note 18, in March 2000 Applied completed a $2.0 million dollar financing through a private placement. Net proceeds to the Company were $1.77 million. With this additional cash, it appears Applied will be able to meet its obligations on a timely basis and continue as a going concern.

                         PRINCIPLES OF CONSOLIDATION

                         The consolidated financial statements include the accounts of Applied and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. The investment in Teledyne-Commodore, LLC, a 50% owned joint venture with Teledyne Environmental, Inc., has been accounted for under the equity method of accounting as Applied does not have a controlling interest in the venture. Effective September 28, 1998, Applied sold its investment in Separation to Commodore (see Note 5).


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



2.   SUMMARY OF          USE OF ESTIMATES
     SIGNIFICANT
     ACCOUNTING          The preparation of consolidated financial statements in
     POLICIES            conformity with generally accepted accounting
     CONTINUED           principles requires management to make estimates and
                         assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         REVENUE RECOGNITION

                         Substantially all of Applied's revenues are generated by its subsidiary, CASI. Revenues consist of engineering and scientific services performed for the U.S. Government and prime contractors that serve the U.S. Government under a variety of contracts, most of which provide for reimbursement of cost plus fixed fees. Revenue under cost-reimbursement contracts is recorded using the percentage of completion method as costs are incurred and include estimated fees in the proportion that costs incurred to date bear to total estimated costs.

                         Anticipated losses on contracts are provided for by a charge to income during the period such losses are first identified. Changes in job performance, job conditions, estimated profitability (including losses arising from contract penalty provisions) and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                         Direct and indirect contract costs are subject to audit by the Defense Contract Audit Agency ("DCAA"). Management does not expect these audits to materially affect the financial statements and have established appropriate allowances to cover potential audit disallowances. Contract revenues have been recorded in amounts which are expected to be realized upon final settlement. The DCAA has audited CASI's contracts through September 30, 1995. An allowance for doubtful accounts and potential disallowances has been established based upon the portion of billed and unbilled receivables that management believes may be uncollectible.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------


2.   SUMMARY OF          CASH AND CASH EQUIVALENTS
     SIGNIFICANT
     ACCOUNTING          Applied considers cash and highly liquid debt
     POLICIES            instruments with original maturities of three months or
     CONTINUED           less at the date of purchase to be cash equivalents.
                         Applied's investments in cash equivalents are diversified among securities with high credit ratings in accordance with Applied's investment policy.

                         RESTRICTED CASH AND CERTIFICATES OF DEPOSIT

                         Restricted cash consists of $21 held in interest bearing deposit accounts as security for closure costs on potential permitted facilities.


                         CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

                         Applied maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Applied has not experienced any losses in such accounts. With respect to trade receivables, Applied generally does not require collateral as the majority of Applied's services are performed for the U.S. Government and prime contractors that serve the U.S. Government. Applied believes it is not exposed to any significant credit risk on cash, cash equivalents and trade receivables.

                         The contract with Customer A is scheduled to end on September 30, 2000. Sales to major customers which exceeded 10 percent of net sales are as follows:


                                                       YEARS ENDED DECEMBER 31,
                                                ------------------------------------
                                                    1999         1998         1997
                                                ----------   ----------   ----------

                         Customer A             $   12,287   $   10,673   $   12,729
                         Customer B             $    3,692   $    4,061   $    3,058
                         Customer C             $    1,006   $    1,972   $    2,168



                         RISK AND UNCERTAINTY

                         Applied's operations involving the separation and destruction of PCBs requires a permit from the EPA. Currently, Applied has a valid nationwide permit related to the treatment of PCBs in certain substances. The current permit expires in March 2001. If this permit is not renewed, Applied will not be permitted to service any contracts which utilize Applied's separation and destruction technology related to the treatment of PCB's. Presently, there is no information to suggest that the EPA will not renew the Applied's permit or grant them the requested revision.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



2.   SUMMARY OF          IMPAIRMENT OF LONG-LIVED ASSETS
     SIGNIFICANT
     ACCOUNTING          Applied reviews its long-lived assets for impairment
     POLICIES            whenever events or changes in circumstances indicate
     CONTINUED           that the carrying amount of the assets may not be
                         recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.

                         PROPERTY AND EQUIPMENT

                         Property and equipment are recorded at cost.
                         Improvements which substantially increase the useful lives of assets are capitalized. Maintenance and repairs are expensed as incurred. Upon retirement or disposal, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is recorded in the Statement of Operations. Provisions for depreciation are computed on the straight-line method based on the estimated useful lives of the assets which range from 2-10 years.

                         OTHER ASSETS

                         Goodwill represents the fair value of securities issued plus the fair value of net liabilities assumed in connection with the acquisition of CASI (see Note 5). Goodwill is being amortized on a straight line basis over its estimated 30 year life. Completed technology represents certain technology and related patents acquired in connection with the purchase of third-party interests in Commodore Laboratories, Inc. ("Labs") (see
                         Note 5). Completed technology and patents are being amortized on a straight line basis over their estimated 7 and 17 year lives, respectively. Applied annually evaluates the existence of impairment on the basis of whether the goodwill, patents and completed technology are fully recoverable from the projected undiscounted net cash flows of the assets to which they relate.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



2.   SUMMARY OF          INCOME TAXES
     SIGNIFICANT
     ACCOUNTING          Income taxes are determined in accordance with
     POLICIES            Statement of Financial Accounting Standards ("SFAS")
     CONTINUED           109, which requires recognition of deferred income tax
                         liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. SFAS 109 also provides for the recognition of deferred tax assets if it is more likely than not that the assets will be realized in future years.

                         RESEARCH AND DEVELOPMENT

                         Research and development expenditures are charged to operations as incurred.

                         FAIR VALUE OF FINANCIAL INSTRUMENTS

                         The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Accounts receivable, notes receivable, cash equivalents, long term debt and the line of credit are financial instruments that are subject to possible material market variations from the recorded book value. The fair value of these financial instruments approximate the recorded book value as of December 31, 1999 and 1998.

                         RECLASSIFICATIONS

                         Certain amounts in prior years have been reclassified to conform with the current year presentation.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



2.   SUMMARY OF          STOCK-BASED COMPENSATION
     SIGNIFICANT
     ACCOUNTING          Compensation costs attributable to stock option and
     POLICIES            similar plans are recognized based on any difference
     CONTINUED           between the quoted market price of the stock on the
                         date of the grant over the amount the employee is required to pay to acquire the stock (in the intrinsic value method under Accounting Principles Board Opinion
                         25). SFAS 123, "Accounting for Stock-Based
                         Compensation," requires companies electing to continue to use the intrinsic value method to make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. Applied has adopted the disclosure only provisions of SFAS 123.

                         SEGMENT INFORMATION

                         In 1998, Applied adopted SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 provides that the internal organization that is used by management for making operating decisions and assessing performance is the source of Applied's reportable segments. SFAS 131 also requires disclosure about products and services, geographic areas and major customers. The adoption of SFAS 131 did not affect the results of operations or financial position of Applied (see Note 4).

                         NEW ACCOUNTING STANDARDS

                         In June 1998, the Financial Accounting Standard Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," which is effective for fiscal years beginning after June 15, 1999. SFAS 133 is not expected to have a material effect on the financial position or results of operations of Applied.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------


3.   EARNINGS PER        All earnings per share amounts reflect the
     SHARE               implementation of SFAS 128 "Earnings per Share". Basic
                         earnings per share are computed by dividing net income available to common shareholders by the weighted average number of shares outstanding during the period.
                         Diluted earnings per share are computed using the weighted average number of shares determined for the basic computations plus the number of shares that would be issued assuming all contingently issuable shares having a dilutive effect on earnings per share were outstanding for the period.

                                                        YEAR ENDED DECEMBER 31,
                                                --------------------------------------
                                                    1999          1998          1997
                                                ----------    ----------    ----------

Net loss                                        $   (3,985)   $  (13,353)   $  (15,694)
Preferred stock dividends                              (63)          (14)         (240)
Dividends on Series A Preferred Stock
  (not declared)                                        --            --           (26)
                                                ----------    ----------    ----------
Net loss available to common
  shareholders                                  $   (4,048)   $  (13,367)   $  (15,960)
                                                ==========    ==========    ==========



-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



3.   EARNINGS            Weighted average common shares
     PER SHARE             outstanding (basic)                         24,819,000        23,194,000        21,844,000
     CONTINUED           Series A Convertible Preferred Stock
                           (Note 13)                                           --                --               (*)
                         Series B Convertible Preferred Stock
                           (Note 13)                                           --               (*)                --
                         Series C Convertible Preferred Stock
                           (Note 13)                                           --               (*)                --
                         Series D Convertible Preferred Stock
                           (Note 13)                                           --               (*)                --
                         Series E Convertible Preferred Stock
                           (Note 13)                                          (*)
                         Employee Stock Options (Note 14)                     (*)               (*)               (*)
                         Warrants issued in connection with
                           various transactions (Note 14)                     (*)               (*)               (*)
                                                                   --------------    --------------    --------------

                         Weighted average common shares
                           outstanding (diluted)                       24,819,000        23,194,000        21,844,000
                                                                   ==============    ==============    ==============


                         Net loss per share - basic and diluted    $         (.16)   $         (.58)   $         (.73)
                                                                   ==============    ==============    ==============


                         (*) Due to Applied's loss from continuing operations in 1999, 1998 and 1997, the incremental shares issuable in connection with these instruments are anti-dilutive and accordingly not considered in the calculation.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

4.   SEGMENT             Using the guidelines set forth in SFAS No. 131,
     INFORMATION         "Disclosures About Segments of an Enterprise and
                         Related Information," Applied has identified three reportable segments in which it operates based on the services it provides. The reportable segments are as follows: Commodore Advanced Sciences ("CASI"), which primarily provides various engineering, legal, sampling and public relations services to Government agencies on a cost plus basis; Solution, which is developing and constructing equipment to treat mixed and hazardous waste through a patented process using sodium and anhydrous ammonia; and through September 28, 1998, Separation, which provides water and contaminant separation by use of a patented process. Common overhead costs are allocated between segments based on a record of time spent by executives. Applied evaluates segment performance based on the segment's net income
                         (loss). The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Applied's foreign and export sales and assets located outside of the United States are not significant. Summarized financial information concerning Applied's reportable segments is shown in the following table. Effective September 28, 1998,
                         Applied sold its investment in Separation to Commodore, and accordingly, the summarized information for Separation is only included through the date of sale.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



     1999                                                                     CORPORATE
                                                                              OVERHEAD
                                      TOTAL         CASI       SOLUTION       & OTHER
                                   ----------    ----------    ----------    ----------

Revenue                            $   18,147    $   17,973    $      174    $       --

Costs and expenses:
   Cost of sales                       16,127        15,865           262            --
   Research and development             1,145            --         1,145            --
   General and administrative           4,037         1,428           175         2,434
   Depreciation and
     amortization                         696            64           247           385
   Minority interest                       --            --            --            --
                                   ----------    ----------    ----------    ----------

     Total costs and expenses          22,005        17,357         1,829         2,819
                                   ----------    ----------    ----------    ----------

Income (loss) from operations          (3,858)          616        (1,655)       (2,819)

Interest income                            39            --            --            39
Interest expense                         (166)         (103)          (63)           --
Equity in losses of
  unconsolidated subsidiary                --            --            --            --
Income taxes                               --            --            --            --
                                   ----------    ----------    ----------    ----------

Net income (loss)                  $   (3,985)   $      513    $   (1,718)   $   (2,780)
                                   ==========    ==========    ==========    ==========

Total assets                       $   16,047    $    4,108    $    2,035    $   11,713
                                   ==========    ==========    ==========    ==========

Expenditures for long-lived
  assets                           $      353    $       12    $      337    $        4
                                   ==========    ==========    ==========    ==========


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



     1998                                                           SEPARATION
                                                                     (THROUGH                       CORPORATE
                                                                   SEPTEMBER 28,                     OVERHEAD
                                       TOTAL          CASI             1998)        SOLUTION         & OTHER
                                   ------------    ------------    ------------    ------------    ------------

Revenue                            $     17,470    $     17,346    $         18    $         --    $        106

Costs and expenses:
   Cost of sales                         15,421          14,986              --             375              60
   Research and development               2,722              --           1,169           1,320             233
   General and administrative             8,188           1,835           1,896             440           3,947
   Depreciation and
     amortization                         1,150             103             287             422             338
   Minority interest                        300              --             300              --              --
                                   ------------    ------------    ------------    ------------    ------------

     Total costs and expenses            27,711          16,924           3,652           2,557           4,578
                                   ------------    ------------    ------------    ------------    ------------

Income (loss) from operations           (10,241)            422          (3,634)         (2,557)         (4,472)

Interest income                             337               1              94              --             242
Interest expense                         (1,066)           (125)             --              --            (941)
Equity in losses of
  unconsolidated subsidiary              (2,383)             --              --              --          (2,383)
                                   ------------    ------------    ------------    ------------    ------------

Net (loss) income                  $    (13,353)   $        298    $     (3,540)   $     (2,557)   $     (7,554)
                                   ============    ============    ============    ============    ============

Total assets                       $     15,617    $      3,506               $    $-     1,932    $     10,179
                                   ============    ============    ============    ============    ============

Expenditures for long-lived
  assets                           $      2,704    $        135    $        762    $      1,669    $        138
                                   ============    ============    ============    ============    ============


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------


     1997                                                                                           CORPORATE
                                                                                                     OVERHEAD
                                       TOTAL           CASI         SEPARATION       SOLUTION        & OTHER
                                   ------------    ------------    ------------    ------------    ------------

Revenue                            $     19,493    $     19,468    $         --    $         --    $         25

Costs and expenses:
   Cost of sales                         16,325          15,763              --             358             154
   Research and development               3,074              --           1,440           1,189             495
   General and administrative            12,196           3,019           3,697           1,766           3,714
   Depreciation and
     amortization                         1,282             103             233             567             379
   Minority interest                        (82)             --              --              --             (82)
                                   ------------    ------------    ------------    ------------    ------------

     Total costs and expenses            32,795          18,885           5,370           3,880           4,660
                                   ------------    ------------    ------------    ------------    ------------

Income (loss) from operations           (13,302)            583          (5,370)         (3,880)         (4,635)

Interest income                             745              --             294              32             419
Interest expense                         (1,310)           (437)             (8)             --            (865)
Equity in losses of
  unconsolidated subsidiary              (1,827)             --              --              --          (1,827)
Income taxes                                 --              --              --              --              --
                                   ------------    ------------    ------------    ------------    ------------

Net income (loss)                  $    (15,694)   $        146    $     (5,084)   $     (3,848)   $     (6,908)
                                   ============    ============    ============    ============    ============

Total assets                       $     29,696    $      3,916    $      6,396    $        984    $     18,400
                                   ============    ============    ============    ============    ============

Expenditures for long-lived
  assets                           $      1,810    $         --    $      1,226    $        427    $        157
                                   ============    ============    ============    ============    ============



-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

5.   SIGNIFICANT         1999
     TRANSACTIONS
                         SERIES E CONVERTIBLE PREFERRED STOCK

                         In November 1999, Applied completed $2.5 million in financing through a private placement. The Company issued 335,000 shares of a new Series E Convertible Preferred Stock, convertible into the Company's common stock at the market price, after April 30, 2000 and up through April 30, 2003 at which time it automatically converts to the Company's common stock. The Series E Convertible Preferred Stock has a variable rate dividend averaging 8.15% over the term of the securities. The Company reserved the right to redeem all of the Series E preferred stock on or before April 30, 2000 by payment of $2,800 plus any accrued dividends.

                         The Series E Convertible Preferred Stock has a liquidation preference of $10 per share. In addition, the Company issued warrants to purchase 572,500 shares of common stock at a purchase price equal to 110% of the market price on the date of closing ($1.20). These warrants expire on November 4, 2004.

                         The entry to record this transaction is as follows:


                         Cash                                $    2,500
                         Commission and buyer's legal cost         (410)
                         Value assigned to warrants                 (60)
                                                             ----------

                                                             $    2,030
                                                             ==========

                         1998

                         INTERCOMPANY NOTE

                         In February, 1998, Commodore provided a $5,450 uncollaterized loan to Applied, evidenced by Applied's 8% non-convertible note (the "1998 Intercompany Note"). Pursuant to the terms of the 1998 Intercompany Note, interest on the unpaid principal balance was payable at the rate of 8% per annum semiannually in cash. The unpaid principal amount of the 1998 Intercompany Note was due and payable, together with accrued and unpaid interest, on December 31, 1999, or earlier under certain circumstances.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

5.   SIGNIFICANT         INTERCOMPANY NOTE - CONTINUED
     TRANSACTIONS
     CONTINUED           In connection with the loan, Applied amended a
                         five-year warrant to purchase 7,500,000 shares of Applied Common Stock issued to Commodore on December 2,
                         1996 to, among other things, reduce the exercise price of the warrant from $15.00 per share to $10.00 per share. In addition, Applied issued to Commodore an additional five-year warrant to purchase 1,500,000 shares of Applied at an exercise price of $10.00 per share. The new warrant and the modification of the existing warrant issued in connection with this transaction were valued at $1,369 in the aggregate and recorded as additional paid-in capital. Through the date of the extinguishment of this note, the discount associated with this allocation was being recognized using the effective interest rate method over the term of the loan. Amortization of the discount for 1998 was $542.

                         As of September 28, 1998, the balance and carrying values of the 1997 (described in succeeding paragraphs) and 1998 Intercompany Notes were as follows:

                                                         1997        1998
                                                         NOTE        NOTE         TOTAL
                                                       -------      -------      -------
                              Principal balance        $ 2,000      $ 4,622      $ 6,622
                              Accrued interest              40           94          134
                                                       -------      -------      -------

                              Total face value           2,040        4,716        6,756

                              Unamortized discount        (269)        (827)      (1,096)
                                                       -------      -------      -------

                              Carrying value           $ 1,771      $ 3,889      $ 5,660
                                                       =======      =======      =======


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

5.   SIGNIFICANT         On September 28, 1998, Applied repaid all amounts owed
     TRANSACTIONS        to Commodore by exchanging i) its 87% interest in the
     CONTINUED           Common Stock of Separation, ii) 20,909 shares of newly
                         created Series B Convertible Preferred Stock, iii)
                         10,189 shares of newly created Series C Convertible
                         Preferred Stock, iv) 20,391 shares of newly created
                         Series D Convertible Preferred Stock, v) a $357 receivable from Separation and vi) a modification of the new warrants granted in connection with the 1998
                         Intercompany Notes reducing the exercise price to $1.50. The value of the consideration given was less than the carrying amount of the Intercompany Notes.
                         Accordingly, due to the relationships of the parties involved, a $3,154 gain was recorded as a contribution to equity on debt restructuring as follows:

                              Carrying value of Intercompany Notes              $ 5,660
                                                                                -------
                              Value of 87% interest in a receivable
                                from Separation                                     500
                              Value of Series B Convertible Preferred Stock         813
                              Value of Series C Convertible Preferred Stock         396
                              Value of Series D Convertible Preferred Stock         792
                              Value of modification warrant                           5
                                                                                -------
                              Value of consideration given                       (2,506)
                                                                                -------

                              Equity contribution on debt restructuring         $ 3,154
                                                                                =======

                         Commodore has had various ownership percentages in Applied over the past three years. At December 31, 1996 Commodore owned 69.3% of Applied; however, at September 28, 1998 Commodore owned only 34.6% of the outstanding common stock of Applied.

                         The value of the 87% interest in and receivables from Separation, Preferred Stock and modification of the warrant were determined by independent appraisal.


                         As of the date of the transaction, the carrying value of Applied's 87% interest in the Common Stock of Separation and Applied's $357 receivable from Separation was $(4,164). Accordingly, a $4,664 contribution to equity (representing the difference between the book value and the fair value of Applied's investment in Separation) on the sale of affiliate was also recorded in connection with the transaction.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

5.   SIGNIFICANT         1997
     TRANSACTIONS
     CONTINUED           REDEEMABLE PREFERRED STOCK (SERIES A PREFERRED STOCK)

                         In August 1997, Applied sold 18,000 shares of its Series A Preferred Stock for an aggregate purchase price of $1,800. The Series A Preferred Stock had a liquidation preference of $100 per share plus accumulated and unpaid dividends (the "Liquidation Preference") and paid a 7% annual cumulative dividend. The Series A Preferred Stock was convertible by investors into that number of shares of Common Stock equal to the Liquidation Preference divided by the Conversion Price. The Conversion Price was defined as the amount equal to the lesser of (i) $4.64, representing 100% of the average of the closing sale prices of the Common Stock for the five consecutive trading days preceding the issuance date of the Series A Preferred Stock, or (ii) 88% of the average of the closing sale prices of the Common Stock for the five consecutive trading days immediately prior to the date of conversion (beneficial conversion feature). The Conversion Price was subject to certain floors based upon the trading price of Applied Common Stock.

                         The Series A Preferred Stock was subject to mandatory redemption at the Liquidation Preference upon certain events, including (i) the average share price for any sixty consecutive days was less than $2.00, (ii) Applied's Common Stock was not listed on any exchange or over-the-counter market for fifteen consecutive trading days, or (iii) Applied was required to obtain stockholder approval under exchange regulations in order to issue shares of Common Stock and failed to obtain such approval within ninety calendar days.

                         After cash transaction costs of $132, Applied received net proceeds of $1,668 from the sale of the Series A Preferred Stock. Of this total, $25 was allocated to paid-in capital related to warrants issued to the placement agent in connection with the transaction and $216 was recorded as paid-in capital related to the beneficial conversion feature. The remaining $1,427 was recorded as mandatorily redeemable preferred stock. The $216 beneficial conversion feature was charged to income available to common shareholders over the earliest possible conversion period of five months.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

5.   SIGNIFICANT         REDEEMABLE PREFERRED STOCK (SERIES A PREFERRED STOCK) -
     TRANSACTIONS        CONTINUED
     CONTINUED
                         In December 1997, stockholders owning 8,400 shares of the Series A Preferred Stock elected to convert their shares to Common Stock based upon conversion prices ranging from $2.00 to $2.29 per share. At the time of conversion, Applied recorded $24 of preferred dividends related to the accumulated and unpaid dividends on shares converted. The conversions resulted in the issuance of 416,000 new shares of Common Stock valued at $790, the carrying value of the underlying Preferred
                         Stock at the time of conversion.

                         The $876 December 31, 1997 carrying value was not accreted to the $986 liquidation value because of the uncertainty associated with the redemption features.

                         In 1998, the remaining 9,600 shares of Series A Preferred Stock were converted into 337,000 shares of Common Stock based upon conversion prices ranging from $2.48 to $3.69 per share. At the time of conversion, Applied recorded $14 of preferred dividends related to the accumulated and unpaid dividends on shares converted.


                         INTERCOMPANY CONVERTIBLE NOTE

                         In September 1997, Commodore provided a $4,000, 8% convertible uncollateralized loan to Applied (the "1997 Intercompany Note"). Interest on the 1997 Intercompany Note was payable quarterly and the unpaid principal amount was payable on August 31, 2002. As previously discussed, this Note was extinguished in September 1998. Commodore had the right to convert the loan into shares of Common Stock at a conversion price of $3.89 per share, a 16% discount from the market price at the date of closing (beneficial conversion feature), subject to adjustment based on a number of factors. In connection with the 1997 Intercompany Note, Applied issued Commodore a five-year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $5.03 per share, 109% of the market price on the date of closing.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

5.   SIGNIFICANT         Applied recorded the $750 value of the beneficial
     TRANSACTIONS        conversion feature as additional paid-in capital,
     CONTINUED           offset by an immediate recognition of the $750 as
                         interest expense. The warrants issued in connection with this transaction were valued at $660 in the aggregate and recorded as additional paid-in capital.
                         Through the date of extinguishment, the original issue discount associated with this allocation was recognized using the effective interest rate method over the term of the loan. Amortization of this discount for 1998 and 1997 totaled $19 and $42, respectively.


                         PRIVATE PLACEMENT OF COMMON STOCK

                         In October 1997, Applied sold 700,000 shares of Common Stock (of which 600,000 shares were sold at $3.68 per share and 100,000 shares were sold at $3.93 per share) for an aggregate purchase price of approximately $2,600. Transaction costs on this sale totaled $256. Additionally, affiliates of the placement agent received warrants to purchase an aggregate of 60,000 shares of Common Stock at $3.675 per share.

                         The sales agreement related to these shares specified certain twelve-month price reset provisions in the event that new Common shares were sold or issued in connection with the exercise of warrants at a per share price less than the original sales price. At the end of the twelve-month period, the price reset features expired. At the option of the Company, the liability under the price reset feature could be satisfied by issuing new Common Stock (at a price equal to the reset price) up to an aggregate of 5% of the total Common Stock of the Company (including the original shares and the shares issued in connection with the price reset); any excess price reset liabilities were required to be paid in cash.

                         At December 31, 1997, the aggregate price reset liability was $1,198. This amount was recorded as an adjustment to the original purchase price and accrued as a liability. In 1998, Applied issued 599,063 additional shares of Common Stock in fulfillment of this liability.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

5.   SIGNIFICANT         COMMODORE SEPARATION TECHNOLOGIES, INC.
     TRANSACTIONS
     CONTINUED           On December 2, 1996 Applied purchased Separation,
                         Commodore CFC Technologies, Inc. ("CCFC") and CFC
                         Technologies, Inc. ("CFC") from Commodore for $5,400, consisting of $3,000 in cash and warrants to purchase
                         7,500,000 shares of Applied's Common Stock at an exercise price of $15.00 per share and with termination date of December 2, 2003. These warrants were amended in February 1998 (see 1998 Intercompany Note). The acquisition was accounted for as a transaction between entities under common control. Applied recorded its investment in Separation, CFC and CCFC as $753, equal to Commodore's historical basis in these subsidiaries.
                         The difference between this amount and the $5,400 paid to Commodore was recorded as a direct reduction in the paid-in capital of Applied.

                         In April 1997, Separation completed an initial public offering of its Common and Preferred equity securities from which it received net proceeds of approximately $6,109 and $4,978, respectively. This offering reduced Applied's equity ownership in Separation from 100 percent to 87 percent. Applied's $3,927 gain on this transaction was recorded as additional paid-in capital.

                         Minority interests in Separation at December 31, 1997 consisted of the Separation Preferred Stock and warrants to purchase Separation Common Stock, both of which were sold in Separation's initial public offering. By December 31, 1997, all other minority interests in Separation's Common Equity had been reduced to zero, resulting in 100% of the losses of Separation being absorbed by Applied. For the period January 1, 1998 to September 28, 1998 and the year ended December 31, 1997, Separation paid dividends to its Preferred shareholders of $300 and $438, respectively.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

6.   RECEIVABLES         The components of Applied's trade receivables are as
                         follows as of December 31, 1999 and 1998:


                                                                             1999        1998
                                                                           -------     -------
                          Contract receivables:
                            Amounts billed                                 $ 3,637     $ 3,132
                            Retainages                                          25         142
                            Unrecovered costs and estimated
                               profits subject to future negotiation -
                               not billed                                        8         (14)
                                                                           -------     -------

                                                                             3,670       3,260

                          Less:  Allowance for doubtful accounts
                            and potential disallowances                        118         118
                                                                           -------     -------

                                        Total receivables - net            $ 3,552     $ 3,142
                                                                           =======     =======

                         The balances billed but not paid by customers pursuant to retainage provisions are due upon completion and acceptance of the contracts.

                         Unbilled receivables include current and prior year costs and fees billable upon specified events (including settlement of prior years' government audits). All such amounts have been classified as current assets although certain amounts may not be collected within one year depending on when the conditions are satisfied.

                         Substantially all of trade receivables are pledged to collateralize its line of credit (see Note 10).


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

7.   OTHER               On August 6, 1996, Applied and Teledyne Environmental,
     INVESTMENTS         Inc. formed a joint venture named Teledyne-Commodore,
                         LLC ("the LLC") and signed a licensing agreement for one of Applied's patented remediation technologies. The
                         LLC was funded by a capital contribution of $1,000 in cash from each of Teledyne and Applied on October 1, 1996. Further capital contributions are required only when the Board of Members determines additional contributions are necessary or advisable. In February
                         1997 and pursuant to the agreement, Applied contributed an additional $1,000 to the LLC. In 1998, Applied contributed an additional $2,581 to the LLC. Applied recognized a liability for $176 at December 31, 1999 to properly record a capital contribution made in January
                         2000. This investment is accounted for under the equity method.

                         Summarized information of the LLC's net assets and results of operations was as follows at December 31, 1999, 1998 and 1997:

                                                                         1999         1998         1997
                                                                       -------      -------      -------
                           Current assets                              $ 1,988      $ 2,049      $ 1,701
                           Non-current assets                              903        1,549        1,312
                           Current liabilities                           2,679        3,873        1,771
                           Revenues                                         35        1,788          510
                           Expenses                                      1,108        6,467        4,163

                           Investment in LLC:
                                Opening balance                        $    --      $   554      $   658
                                Capital contribution                       176        2,581        1,000
                                Advances to LLC, net of repayments          --         (752)         723
                                Loss reserve                              (176)         (43)          --
                                Equity in net loss                          --       (2,340)      (1,827)
                                                                       -------      -------      -------

                                             Net amount                $    --      $    --      $   554
                                                                       =======      =======      =======


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------



7.   OTHER               Due to uncertainties over the success of various claims
     INVESTMENTS         made by the LLC against various government agencies,
     CONTINUED           Applied recorded a reserve of $43 in the fourth quarter
                         of 1998 to reduce its investment to $0 at December 31, 1998. Applied committed to invest $176 in 1999 to cover expenses by the LLC. Due to the uncertainty of recovering this investment, Applied fully reserved for this investment in 1999. Applied did not record its equity in the losses of the LLC in 1999 as the LLC agreement states that members of the LLC can only be asked to fund approved capital calls and Applied has no obligation to fund these 1999 losses.


8.   PROPERTY AND        Property and equipment consist of the following:
     EQUIPMENT

                                                                    AVERAGE        DECEMBER 31
                                                                  USEFUL LIFE    1999        1998
                                                                  -----------   ------      ------
                            Machinery and equipment                   10        $1,010      $1,119
                            Furniture and fixtures                     5            64          61
                            Computer equipment                         4           476         359
                            Leasehold improvements                     5            44          44
                            Equipment construction in progress                   1,550       1,208
                                                                                ------      ------

                                                                                 3,144       2,791

                            Less:  accumulated depreciation
                              and amortization                                     900         589
                                                                                ------      ------

                                 Total property and equipment                   $2,244      $2,202
                                                                                ======      ======

                         Substantially all property and equipment is pledged to collateralize its line-of-credit term loan (see Note
                         10).


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

9.   OTHER               Other accrued liabilities consist of the following:
     ACCRUED
     LIABILITIES

                                                                   1999       1998
                                                                  ------     ------
                           Compensation and employee benefits     $  668     $  718
                           Severance Payments                        171        486
                           Loss reserve                              357        405
                           Accrued compensation                      325         --
                           Other                                     734        574
                                                                  ------     ------

                                                                  $2,255     $2,183
                                                                  ======     ======

10.  LINE OF             At December 31, 1999 and 1998, CASI had a $948 and $361
     CREDIT AND          outstanding balance, respectively, on various revolving
     TERM LOAN           lines of credit. In August 1998 CASI refinanced their
                         line of credit. The line of credit is not to exceed 75% of eligible receivables or $2,000 and is due August 4, 2000 with interest payable monthly at prime plus 1.5 percent (10.0 percent as of December 31, 1999). The credit line is collateralized by the assets of CASI and is guaranteed by Applied. The line of credit contains certain financial covenants and restrictions including minimum ratios that CASI must satisfy.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

10.  LINE OF             This line of credit was amended July 15, 1999 to
     CREDIT AND          include a promissory note of $1,000,000 secured by
     TERM LOAN           substantially all the property and equipment of the
     CONTINUED           Company. This increased the total facility to a maximum
                         of $3,000,000, including $2,000,000 revolving credit loans and the $1,000,000 1999 term loan. The term loan is payable at $16,667 per month plus interest. The term loan has the following scheduled maturities:


                              YEAR                        AMOUNT
                              ----                        ------
                              2000                        $ 200
                              2001                          200
                              2002                          200
                              2003                          200
                              2004                          116
                                                          -----

                                                            916
Less current portion of long-term debt                     (200)
                                                          -----

                                                          $ 716
                                                          =====


11.  NON-CASH            1999
     INVESTING
     AND                 In 1999, 51,489 shares of Series B, C and D Preferred
     FINANCING           Stock held by Commodore with an aggregate value of
     ACTIVITIES          $2,001 were converted into common stock (Note 5).

                         1998

                         In February 1998, Commodore provided a $5,450 loan to Applied. In connection with the loan, Applied issued new and amended warrants valued at $1,369 in the aggregate and recorded as additional paid-in capital (Note 5).

                         In February 1998, Applied transferred a receivable from an affiliate with a carrying value of $830 to Commodore for debt reduction. In connection with the transaction, Applied issued a warrant to Commodore with a fair value of $340 which was recorded as additional paid-in capital (Note 5).


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

11.  NON-CASH            1998 - CONTINUED
     INVESTING
     AND                 In September 1998, Applied repaid Intercompany Notes
     FINANCING           with a carrying value of $5,660 through the exchange of
     ACTIVITIES          87% interest in the Common Stock of Separation and
     CONTINUED           receivable from Separation with a value of $500,
                         issuance of Preferred Stock with a value of $2,001 and modification of a warrant with a value of $5 (Note 5).

                         In October 1998, Applied satisfied a price reset liability with an aggregate balance of $1,198, recorded as an accrued liability at December 31, 1997, through the issuance of additional shares of Common Stock Note
                         5).

                         In 1998, 9,600 shares of Series A Preferred Stock with an aggregate value of $876 were converted into Common Stock (Note 5).


                         1997

                         In August 1997, Applied sold 18,000 shares of Series A Preferred Stock for net proceeds of $1,668. Of this total, $242 was allocated to additional paid-in capital related to the fair value of warrants issued and the beneficial conversion feature. The remaining $1,427 was recorded as mandatorily redeemable preferred stock. As of December 31, 1997, 8,400 shares of Series A Preferred Stock with an aggregate value of $550 were converted into Common Stock (Note 5).

                         In September 1997, Commodore provided a $4,000 loan to Applied. In connection with the loan, Applied issued a new warrant valued at $660 in the aggregate which was recorded as additional paid-in capital. In addition, Applied recorded $750 in connection with a beneficial conversion feature of the loan as additional paid-in capital, offset by an immediate recognition of the $750 as interest expense (Note 5).

                         In October 1997, Applied sold 700,000 shares of Common Stock that included a price reset feature. The aggregate price reset liability of $1,198 was recorded as an adjustment to the original purchase price and an accrued liability (Note 5).


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------


12.  INCOME TAXES        Applied provides for deferred income taxes on temporary
                         differences which represent tax effects of transactions reported for tax purposes In periods different than for book purposes.

                         The provision (benefit) for income taxes for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                                      1999         1998         1997
                                                                    -------      -------      -------
                           Current tax benefit                      $(1,594)     $(4,244)     $(6,136)
                           Deferred tax expense                       1,594        4,244        6,136
                                                                    -------      -------      -------
                           Provision (benefit) for income taxes     $    --      $    --      $    --
                                                                    =======      =======      =======

                         The provision for income taxes for the year ended December 31 results in an effective tax rate which differs from federal income tax rates as follows:

                                                                  1999         1998         1997
                                                                -------      -------      -------
                           Expected tax benefit at federal
                             statutory rate                     $(1,355)     $(1,882)     $(5,336)
                           State income tax benefit, net of
                             federal income tax benefit            (239)        (332)        (942)
                           Loss on sale of subsidiary                --       (2,866)          --
                           Loss of NOLs in connection with
                             sale of affiliate                       --        3,689           --
                           Change in valuation allowance          1,594          476        5,694
                           Interest accretion                        --          796           86
                           Beneficial conversion                     --           --          300
                           Other                                     --          119          198
                                                                -------      -------      -------

                                    Income tax benefit          $    --      $    --      $    --
                                                                =======      =======      =======


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

12.  INCOME TAXES        The components of the net deferred tax as of December
     CONTINUED           31, are as follows:


                                                                            1999         1998          1997
                                                                          -------      --------      --------
                           Components of current deferred taxes, net:
                                Reserve for uncollectable
                                  receivables and potential
                                  disallowances                           $    --      $    480      $    492
                                Net operating loss carryforward            14,394        12,254        11,700
                                In process technology                         837           903           969
                                                                          -------       -------      --------

                                                                           15,231        13,637        13,161

                           Valuation allowance                            (15,231)      (13,637)      (13,161)
                                                                          -------       -------      --------

                                    Net deferred taxes                    $    --      $     --      $     --
                                                                          =======      ========      ========

                         Applied conducts a periodic examination of its valuation allowance. Factors considered in the evaluation include recent and expected future earnings and Applied's liquidity and equity positions. As of December 1999, 1998 and 1997, Applied has established a valuation allowance for the entire amount of net deferred tax assets.

                         Applied has net operating loss ("NOL") carryforwards at December 31, 1999 of approximately $36,000 which expire in years 2000 through 2018. The NOL carryforwards are limited to use against future taxable income due to changes in ownership and control.

13.  STOCKHOLDERS'       In 1997, Applied amended its Certificate of
     EQUITY              Incorporation authorizing up to 10,000,000 shares of
                         Preferred Stock, $.001 par value and increasing authorized shares of Common Stock from 50,000,000 to 75,000,000. The certificate of Incorporation was again amended in 1999, increasing authorized shares of common stock from 75,000,000 to 100,000,000.

-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

13.  STOCKHOLDERS'       CONVERTIBLE PREFERRED STOCK
     EQUITY
     CONTINUED           Effective September 28, 1998, Applied authorized and
                         issued three new series of Preferred Stock. Series B, C and D Preferred Stock were authorized up to 25,000, 15,000 and 25,000 shares, respectively, all at $.001 par value.

                         Each of the Series B, C and D Preferred Stock is convertible into common shares of Applied; each has a par value of $.001 and a stated value of $100 per share; each carries a dividend rate of $6.00 per share per annum from the date of issuance, payable quarterly commencing December 31, 1998, when, and if declared by the Board of Directors; and each has non-cumulative dividends. Applied did not declare any dividend payment as of December 31, 1998.

                         The Series B, C and D Convertible Preferred Stock is convertible into Common Stock at any time prior to redemption at a conversion rate of 142.9 shares of Common Stock for each share of Series B and D Convertible Preferred Stock and 133.3 shares of Common Stock for each share of Series C Convertible Preferred Stock (an effective conversion price of $.70 and $.75 per share of Common Stock, respectively). The conversion price is subject to adjustment under certain circumstances, including Applied taking action to change the number of Common Shares outstanding, such as declaring a stock dividend.

                         In November 1999, all of the Series B, C and D Preferred Stock was converted into 7,258,533 shares of common stock.

                         Effective November 4, 1999, Applied issued 335,000 shares of Series E convertible preferred stock with a stated value of $10 per share. This stock carries a divided rate of 12% per annum through April 30, 2000 and thereafter 5% per annum. In addition there is a special dividend at the rate of 7.5% per annum which will accrue commencing on May 1, 2000, payable on May 1, 2001. The special dividend will not be paid on any Series E preferred share that is converted to common stock on or before April 30, 2001.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

13.  STOCKHOLDERS'       CONVERTIBLE PREFERRED STOCK - CONTINUED
     EQUITY
     CONTINUED           The Series E convertible preferred stock is convertible
                         into common stock at any time following April 30, 2000 at a conversion price equal to the arithmetic mean of the closing prices of our common stock as reported in the American Stock Exchange for the ten trading days immediately preceding the date of conversion.

                         The holders of Convertible Preferred Stock have the right, voting as a class, to approve or disapprove of the issuance of any class or series of stock ranking senior to or on a parity with the Convertible Preferred Stock with respect to declaration and payment of dividends or the distribution of assets on liquidation, dissolution or winding-up. Upon liquidation, dissolution or winding up of Applied, holders of Series E Convertible Preferred Stock are entitled to receive liquidation distributions equivalent to $10.00 per share before any distribution to holders of the Common Stock or any capital stock ranking junior to the Convertible Preferred Stock.


14.  STOCK OPTIONS       Applied has adopted the intrinsic value method of
     AND STOCK           accounting for stock options and warrants under APB 25
     WARRANTS            with footnote disclosures of the pro forma effects as
                         if the FAS 123 fair value method had been adopted.

                         Had compensation expense for Applied's employee stock options been determined based on the fair value at the grant date for awards in 1998 and 1997 consistent with the provisions of FAS 123, Applied's net loss per share would have been increased to the pro forma amounts indicated below:

                                                               1999         1998       1997
                                                             -------     -------     --------
                            Net loss - as reported           $(3,985)   $(13,353)    $(15,694)
                            Net loss - pro forma             $(6,335)   $(15,749)    $(17,742)
                            Loss per share - as reported     $ (0.16)    $ (0.58)       (0.73)
                            Loss per share - pro forma       $ (0.26)    $ (0.68)       (0.82)

-------------------------------------------------------------------------------
p                                           COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

14.  STOCK OPTIONS       FAS 123 requires stock options to be valued using an
     AND STOCK           approach such as the Black-Scholes option pricing
     WARRANTS            model. The Black-Scholes model calculates the fair
     CONTINUED           value of the grant based upon the following assumptions
                         about the underlying stock: The expected dividend yield of the stock is zero, the assumed volatility is 60 percent, the expected risk-free rate of return is 4.6 -
                         6.5 percent, calculated as the rate offered on U.S.
                         Government securities with the same term as the expected life of the options, and the expected term is the maximum possible term under the option.


                         STOCK OPTIONS

                         In December 1998, Applied adopted its 1998 Stock Option Plan pursuant to which officers, directors, key employees and/or consultants of Applied can receive non-qualified stock options to purchase up to an aggregate 5,000,000 shares of Applied's Common Stock. Exercise prices applicable to stock options issued under this Plan represent no less than 100% of the fair value of the underlying common stock as of the date of grant. Stock options granted under the plan may vest immediately or for any period up to five years.

                         Applied amended stock options to purchase 1,826,234 shares granted under the 1996 Stock Option Plan to extend the term to 10 years and to change the exercise price to $.44, 100% of the fair market value of Applied's on the date of the amendment.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

14.  STOCK OPTIONS       A summary of the status of options granted under the
     AND STOCK           Plan as of December 31, 1999 and 1998 and changes
     WARRANTS            during the periods then ended is presented below:
     CONTINUED

                                                              1999                  1998                   1997
                                                      --------------------  ---------------------   --------------------
                                                                  WEIGHTED               WEIGHTED               WEIGHTED
                                                                   AVERAGE                AVERAGE                AVERAGE
                                                                  EXERCISE               EXERCISE               EXERCISE
                                                        SHARES     PRICE      SHARES      PRICE      SHARES      PRICE
                                                      ---------   --------  ----------   --------   ---------   --------
                           Options outstanding -
                             beginning of year        4,155,012   $  1.08    2,912,375    $ 6.06    1,994,875    $ 6.22
                           Granted                    3,259,323      0.56    3,901,371      0.59    1,570,000      6.29
                           Exercised                     (2,142)     0.44           --        --           --        --
                           Forfeited                   (242,396)     4.86           --        --     (242,500)     6.19
                           Rescinded                         --             (2,658,734)     5.83     (410,000)     8.03
                                                      ---------             ----------              ---------

                           Options outstanding -
                             end of year              7,169,797      0.61    4,155,012      1.08    2,912,375      6.06
                                                      =========             ==========              =========

                         The following table summarizes information about employee stock options outstanding at December 31, 1999:

                                                        OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                                              -------------------------------------   -----------------------
                                                               WEIGHTED
                                                               AVERAGE     WEIGHTED                  WEIGHTED
                              RANGE OF                        REMAINING     AVERAGE                   AVERAGE
                            EXERCISABLE         NUMBER       CONTRACTUAL   EXERCISE     NUMBER       EXERCISE
                               PRICES         OUTSTANDING       LIFE         PRICE    EXERCISABLE      PRICE
                           --------------     -----------    -----------   --------   -----------    --------
                           $ 0.25 - $0.44      3,520,474        9 years      $ 0.44    2,320,117      $ 0.44
                           $ 0.50 - $0.50      2,400,000      3.58 years     $ 0.50           --      $ 0.50
                           $ 0.63 - $1.44        891,948        9 years      $ 0.72      818,390      $ 0.69
                           $ 2.00 - $6.00        357,375      6.92 years     $ 4.92      337,375      $ 5.03
                                               ---------                               ---------
                                               7,169,797                     $ 0.61    3,475,882      $ 0.94
                                               =========                               =========


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

14.  STOCK OPTIONS       STOCK WARRANTS
     AND STOCK
     WARRANTS            Outstanding warrants (vested and not vested) at
     CONTINUED           December 31, 1999 are as follows:

                               GRANTED                              NUMBER OF   CURRENT
                               1997 AND      GRANTED     GRANTED     WARRANTS   EXERCISE    EXPIRATION
                                PRIOR         1998        1999         1999      PRICE         DATE
                              ----------    ---------   ---------   ----------  --------  --------------
                                 500,000           --          --      500,000  $ 7.20    August 2001
                               5,750,000           --   2,547,959    8,297,959    5.82    June 2001
                                 500,000           --          --      500,000   13.86    August 2001
                               7,500,000           --   3,405,444   10,905,444    6.88    December 2003
                                  19,407           --          --       19,407    5.80    August 2002
                                  60,000           --          --       60,000    3.68    September 2002
                               1,000,000           --     356,092    1,356,092    3.71    August 2002
                                  60,000           --          --       60,000    5.00    November 2000
                                      --      514,000     148,267      662,267    3.49    March 2003
                                      --    1,500,000     266,861    1,766,861    1.27    February 2004
                                      --           --     312,500      312,500    1.20    November 2004
                                      --           --     250,000      250,000    1.20    November 2004
                              ----------    ---------   ---------   ----------

                              15,389,407    2,014,000   7,287,123   24,690,530
                              ==========    =========   =========   ==========


                         There were no warrants exercised in 1999, 1998 or 1997. As of December 31, 1999 and 1998, 23,861,169 and
                         17,403,407, respectively, warrants were exercisable.


15.  RELATED PARTY
     TRANSACTIONS

                         During 1996, Applied advanced an aggregate amount of $1.5 million to Lanxide Performance Materials, Inc. ("LPM"), a wholly-owned subsidiary of Lanxide Corp. Lanxide is related to Commodore by substantial common ownership. The promissory notes became due on February 28, 1998. At December 31, 1997 a $814 reserve against this receivable existed, reducing the net receivable to its estimated fair value. In March 1998, Applied realized this receivable by exchanging it for amounts due under the Intercompany Convertible Note (see Note
                         5). In connection with the exchange, Applied issued a warrant to Commodore to purchase 514,000 shares of Common Stock at exercise price of $4.50 expiring August 2001. The $340 fair value of the warrant was recorded as additional paid-in capital.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

15.  RELATED PARTY       CASI had a lease agreement with its Chairman under
     TRANSACTIONS        which CASI utilizes certain real estate for business
     CONTINUED           purposes. Rent of approximately $11 was paid for the
                         year ended December 31, 1997. No rent was paid in 1998 or 1999.

                         The Company has receivables from entities under common control of $265 and $130 at December 31, 1999 and 1998, respectively. The Company also has payables to related parties of $165 at December 31, 1999 and 1998.

                         During the year ended December 31, 1997, Applied was charged a management fee by Commodore of $640. This management fee was based on allocated wages and salaries, rent, insurance and other administrative expenses relating to its executive offices in New York. The management fees ended in August, 1997. Subsequent to August 1997, Applied entered into a cost sharing agreement with Commodore whereby all common costs were accumulated and allocated based on various factors, including executive time reports. Costs were allocated on this basis between Applied, Commodore and a company owned by a director of Applied.

16.  COMMITMENTS         OPERATING LEASES
     AND
     CONTINGENCIES       Applied and its subsidiaries are committed under non
                         cancelable operating leases for office space and other equipment. Future obligations under the leases are as follows:

                             2000                                     $      244
                             2001                                            149
                             2002                                              5
                                                                      ----------
                                                                      $      398
                                                                      ==========

                         Rent expense approximated $332, $502 and $767 in 1999, 1998 and 1997, respectively.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

16.  COMMITMENTS         EXECUTIVE BONUS PLAN
     AND
     CONTINGENCIES       Applied has a five-year Executive Bonus Plan (the
     CONTINUED           "Bonus Plan") under which a number of executives and
                         employees of Applied are entitled to formula bonuses.
                         Applied paid $622 of 1997 executive bonuses in January
                         1998. No bonuses are accrued at December 31, 1999 and 1998.

                         LITIGATION

                         Applied has matters of litigation arising in the ordinary course of business which in the opinion of management will not have a material adverse effect on its financial condition or results of operations.

                         U.S. DEPARTMENT OF LABOR PENALTIES

                         CASI has been notified by the U.S. Department of Labor that it is being assessed penalties totaling $100 for failing to file reports of an independent qualified public accountant for its 401(k) salary deferral trust and Plan Annual Reports for 1996 and 1997. These reports have since been filed. The delay was the result of numerous problems with the Plan's former record keeper. The Company hopes to settle these penalties for less than the assessed amounts and/or recover the amounts from the previous record keeper.

                         GUARANTEE


                         The Company, along with several other entities, in a prior year guaranteed a performance bond of Separation relating to the Port of Baltimore contract.
                         The Company was notified on June 28, 2000 that the performance bond is being called. It is not known, at this time, the amount, if any, the Company's share will be. The maximum exposure is approximately $390.


17.  401(K)              The Company has adopted a 401(K) savings plan for all
     SAVINGS PLAN        employees who qualify as to age and service. The
                         Company made annual contributions to the plan of approximately $91, $108 and $37 during the years ended December 31, 1999, 1998 and 1997, respectively.


-------------------------------------------------------------------------------

                                            COMMODORE APPLIED TECHNOLOGIES, INC.
                                                                AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------


18.  SUBSEQUENT          In March 2000, Applied completed $2.0 million in
     EVENT               financing through private placement. The Company issued
                         266,700 shares of a new Series F Convertible Preferred
                         Stock, Convertible into the Company's common stock at any time on or after September 30, 2000. On Conversion the investor will receive for each converted preferred share the greater number of Company common shares as determined by (1) the face per share ($10) plus accrued dividend divided by the average of the closing prices over a ten consecutive trading day period ending on the Trading day immediately preceding the Conversion date, or (2) $7.50 (the cash invested for each preferred share) divided by $1.93875.

                         The Series F convertible preferred stock has a liquidation preference of $10, per share. In addition, the Company issued warrants to purchase 363,475 shares of common stock at $1.93875 per share. These warrants expire on March 16, 2005.

                         The Series F convertible preferred stock has an annual dividend rate of 12% through September 30, 2000 and 5% thereafter, paid quarterly. Transaction costs totaled $230 resulting in net proceeds to the Company of $1.77 million.


19.  RESTATEMENT         The Company has restated its previously issued
     OF THE 1998         consolidated financial statements for the year ended
     FINANCIAL           December 31, 1998. The restatement was made to reflect
     STATEMENTS          the gain on transactions with related parties to
                         satisfy a debt obligation (which included the sale of a 87% owned related company) as a contribution of capital instead of recording the transactions as income in the consolidated financial statements.

                         The following schedule summarizes the adjustment leading to the restatement of the 1998 financial statements.

                                                      AS ORIGINALLY
                              CATEGORY                  REPORTED        RESTATED
                         -------------------------------------------------------
                         Net loss                       $(5,535)       $(13,353)
                         Net loss per share             $  (.24)       $   (.58)
                         Additional paid-in capital     $47,329        $ 55,147

                         The revised net loss reflects a change of now recording as a contribution of capital both the previously reported recognition of a $3,154 gain on satisfying a debt obligation to a company which is a material stockholder of the Company and a $4,664 previously reported gain relating to the difference between the carrying value of a publicly held subsidiary and the fair market value of the subsidiary at the time of the contribution to the material shareholder. This restatement is reflected in the consolidated
                         December 31, 1998 financial statements.


-------------------------------------------------------------------------------

                            TELEDYNE-COMMODORE, LLC

                            FINANCIAL STATEMENTS

                                                    INDEPENDENT AUDITORS' REPORT



TO THE MEMBERS OF
TELEDYNE-COMMODORE, LLC


We have audited the accompanying balance sheet of TELEDYNE-COMMODORE, LLC as of December 31, 1998, and the related statements of operations, members' capital (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TELEDYNE-COMMODORE, LLC as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2, the Company recognized a net loss for 1998, and has a deficit in working capital and members' capital as of December 31, 1998. These conditions result in substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                 Tanner + Co.


Salt Lake City, Utah
March 31, 1999 except for
Notes 1, 3, 4, and 5 which are dated
April 26, 2000

                                                         TELEDYNE-COMMODORE, LLC
                                                                   BALANCE SHEET

                                                                                        DECEMBER 31,
---------------------------------------------------------------------------------------------------

                                                                           1999             1998
                                                                        (UNAUDITED)       (AUDITED)
                                                                       -----------------------------
                     ASSETS

Current assets:
     Cash                                                              $     21,403      $     63,252
     Capital contributions receivable                                       353,000           408,000
     Accounts receivable                                                  1,866,252         1,578,150
                                                                       ------------------------------

                  Total current assets                                    2,240,655         2,049,402

Plant and equipment, net                                                    871,788         1,515,867
Other assets                                                                 30,969            33,101
                                                                       ------------------------------

                                                                       $  3,143,412      $  3,598,370
                                                                       ==============================

---------------------------------------------------------------------------------------------------

          LIABILITIES AND MEMBERS' CAPITAL (DEFICIT)

Current liabilities:
     Accounts payable                                                  $    166,021      $  1,709,012
     Related party payables                                               2,413,089         2,163,504
                                                                       ------------------------------

                  Total current liabilities                               2,579,110         3,872,516
                                                                       ------------------------------

Contingency                                                                       -                 -

Members' Capital (deficit):
     Commodore                                                              282,151          (137,073)
     Teledyne                                                               282,151          (137,073)
                                                                       ------------------------------

                  Total members' capital (deficit)                          564,302          (274,146)
                                                                       ------------------------------

                                                                       $  3,143,412      $  3,598,370
                                                                       ==============================






-------------------------------------------------------------------------------
See accompanying notes to financial statements.

                                                         TELEDYNE-COMMODORE, LLC
                                                         STATEMENT OF OPERATIONS

                                                                                  YEARS ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------

                                                            1999              1998               1997
                                                         (UNAUDITED)        (AUDITED)         (UNAUDITED)
                                                        --------------------------------------------------

Revenue:                                                $     35,067       $  1,788,150       $    510,306
                                                        --------------------------------------------------

Expenses:
     Cost of revenues                                         21,807          3,317,651            572,719
     General and administrative                            1,169,280          1,780,413          1,741,459
     Research and development                                 10,505          1,399,302          2,033,093
                                                        --------------------------------------------------

              Total expenses                               1,201,592          6,497,366          4,347,271
                                                        --------------------------------------------------

Loss from operations                                      (1,166,525)        (4,709,216)        (3,836,965)

Other income:
     Interest income                                          23,938             29,596             69,439
     Recovery of bad debt                                  1,628,035                  -                  -
                                                        --------------------------------------------------

                                                           1,651,973             29,596             69,439
                                                        --------------------------------------------------

Net income (loss)                                       $    485,448       $ (4,679,620)      $ (3,767,526)
                                                        ==================================================





-------------------------------------------------------------------------------
See accompanying notes to financial statements.

                                                         TELEDYNE-COMMODORE, LLC
                                         STATEMENT OF MEMBERS' CAPITAL (DEFICIT)

-------------------------------------------------------------------------------

                                                            TELEDYNE          COMMODORE          TOTAL
                                                          ------------------------------------------------

Balance at January 1, 1997 (unaudited)                    $     505,100     $    505,100      $  1,010,200

     Capital contributions                                    2,000,000        2,000,000         4,000,000
     Net loss                                                (1,883,763)      (1,883,763)       (3,767,526)
                                                          ------------------------------------------------

Balance at December 31, 1997 (unaudited)                        621,337          621,337         1,242,674

     Capital contributions                                    1,581,400        1,581,400         3,162,800
     Net loss                                                (2,339,810)      (2,339,810)       (4,679,620)
                                                          ------------------------------------------------

Balance at December 31, 1998 (audited)                         (137,073)        (137,073)         (274,146)

     Capital contributions                                      176,500          176,500           353,000
     Net income                                                 242,724          242,724           485,448
                                                          ------------------------------------------------

Balance at December 31, 1999 (unaudited)                  $     282,151     $    282,151      $    564,302
                                                          ================================================








-------------------------------------------------------------------------------
See accompanying notes to financial statements.

                                                         TELEDYNE-COMMODORE, LLC
                                                         STATEMENT OF CASH FLOWS

                                                                                YEARS ENDED DECEMBER 31,
-------------------------------------------------------------------------------------------------------

                                                                   1999         1998          1997
                                                                (UNAUDITED)   (AUDITED)     (UNAUDITED)
                                                              ------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                        $    485,448   $ (4,679,620   $ (3,767,526)
     Adjustments to reconcile net income
       (loss) to net cash used in operating
       activities:
         Depreciation                                              672,388        491,688          6,525
         Decrease in interest receivable                                 -              -          5,286
         Increase in accounts receivable                          (288,102)    (1,282,559)      (295,591)
         Decrease (increase) in other
           assets                                                    2,132        (33,101)             -
         (Decrease) increase in accounts and
           related party payables                               (1,293,406)     2,101,934      1,351,097
                                                              ------------------------------------------

                  Net cash used in
                  operating activities                            (421,540)    (3,401,658)    (2,700,209)
                                                              ------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES-
     purchase of plant and equipment                               (28,309)      (695,510)    (1,309,760)
                                                              ------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES-
     capital contributions from members                            408,000      3,754,800      3,000,000
                                                              ------------------------------------------

Net decrease in cash                                               (41,849)      (342,368)    (1,009,969)

Cash, beginning of year                                             63,252        405,620      1,415,589
                                                              ------------------------------------------

Cash, end of year                                             $     21,403      $  63,252     $  405,620
                                                              ==========================================







-------------------------------------------------------------------------------
See accompanying notes to financial statements.

                                                         TELEDYNE-COMMODORE, LLC
                                                         STATEMENT OF CASH FLOWS
                                                                       CONTINUED

-------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:

As of December 31, 1999, 1998 and 1997 the Company recorded member contributions receivable of $353,000 (unaudited), $408,000 (audited) and $1,000,000 (unaudited), respectively for contributions which were received in 2000, 1999 and 1998.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:



                                                                      YEARS ENDED DECEMBER 31,
                                                          --------------------------------------------
                                                             1999           1998              1997
                                                          (UNAUDITED)     (AUDITED)       (UNAUDITED)
                                                          --------------------------------------------
         Interest paid                                    $         -    $         -      $          -
                                                          ============================================









-------------------------------------------------------------------------------
See accompanying notes to financial statements.

                                                         TELEDYNE-COMMODORE, LLC
                                                   NOTES TO FINANCIAL STATEMENTS

                                                               DECEMBER 31, 1999
-------------------------------------------------------------------------------


1.   ORGANIZATION     ORGANIZATION
     AND              Teledyne-Commodore, LLC (the Company) is a Delaware
     SUMMARY OF       limited liability company (LLC) formed as a 50/50 joint
     SIGNIFICANT      venture between Teledyne Environmental, Inc. (Teledyne)
     ACCOUNTING       and Commodore Government Environmental Technologies, Inc.
     POLICIES         (Commodore). The Company was formed for the purpose of
                      developing, marketing, selling, and providing services using Solvated Electron Technology (SET). This technology is used in the disposal, elimination, neutralization, separation, remediation and decontamination of weapons and materials produced in the process of weapons materials fabrication. SET is a patented process which provides for the mixing of ammonia and other chemicals to neutralize toxic agents and explosives.

                      The term of the Company commenced on August 6, 1996 and shall continue until December 31, 2046, unless dissolved before such date in accordance with the provisions of the Limited Liability Company Agreement (the Agreement).

                      CONCENTRATION OF CREDIT RISK

                      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

                      As of December 31, 1999 and 1998 the entire account receivable balance of $1,866,252 (unaudited) and $1,578,150 (audited), respectively, is due from one agency of the federal government.

                      The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes is not exposed to any significant credit risk or cash and cash equivalents.


-------------------------------------------------------------------------------

                                                         TELEDYNE-COMMODORE, LLC
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

1.   ORGANIZATION     CASH AND CASH EQUIVALENTS
     AND
     SUMMARY OF       For purposes of the statement of cash flows, the Company
     SIGNIFICANT      considers all highly liquid investments with original
     ACCOUNTING       maturities of three months or less to be cash equivalents.
     POLICIES
     CONTINUED        CAPITAL CONTRIBUTION RECEIVABLE

                      The Company records a receivable for capital contributions to be received from the Members at the date the contributions are determined and agreed to by the Board of Managers.


                      PLANT AND EQUIPMENT

                      Plant and equipment are recorded at cost, less accumulated depreciation. Depreciation is determined using the straight-line and accelerated methods over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sales of plant and equipment are reflected in operations.


                      REVENUE

                      The Company records revenue upon completion of the service being performed.


                      RESEARCH AND DEVELOPMENT

                      Research and development expenses consist of expenditures incurred during the course of planned research and investigation aimed at discovery of new knowledge which will be useful in developing processes or products and implementation of such through design, testing of product alternatives or construction of prototypes. The Company expenses all research and development costs as they are incurred.


                      INCOME TAXES

                      The Company is a Delaware limited liability company. As such, there is no provision for income taxes. The members of the LLC are to include their respective share of Company profits or losses in their respective returns.


-------------------------------------------------------------------------------

                                                         TELEDYNE-COMMODORE, LLC
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

1.   ORGANIZATION     ALLOCATION OF PROFITS OR LOSSES
     AND
     SUMMARY OF       The Company's Agreement generally provides that net
     SIGNIFICANT      profits and net losses shall be allocated 50% to
     ACCOUNTING       Teledyne's and 50% to Commodore's capital accounts.
     POLICIES
     CONTINUED        USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL
                      STATEMENTS

                      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      UNAUDITED INFORMATION

                      The accompanying unaudited financial statements as of December 31, 1999 and for the years ended December 31, 1999 and 1997 contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position as of December 31, 1999 and the results of operations and cash flows of the Company for the years ended December 31, 1999 and 1997.


2.   GOING            The accompanying financial statements have been prepared
     CONCERN          on a going concern basis, which contemplates the
                      realization of assets and the satisfaction of liabilities in the normal course of business. During the year ended
                      December 31, 1998, the Company incurred a net loss of $4,679,620. Additionally the Company has a working capital deficit of $1,823,114 and a deficit in members' capital of $274,146. These factors among others indicate that the Company may be unable to continue as a going concern for a reasonable period of time.


                      The Company's continuation as a going concern is dependent on its ability to generate sufficient income and cash flow to meet its obligations on a timely basis, to obtain additional contributions from members as may be required, and ultimately to attain profitability. The Company is active in the development and marketing of new products, and the obtaining of both commercial and governmental contracts. There is no assurance that the Company will be successful.



-------------------------------------------------------------------------------

                                                         TELEDYNE-COMMODORE, LLC
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

3.   PLANT AND        Plant and equipment consists of the following as of
     EQUIPMENT        December 31, 1998:

                                                       1999            1998
                                                    (UNAUDITED)       (AUDITED)
                                                    -----------------------------

                      Plant                         $  2,010,900     $  1,982,591
                      Equipment                           33,692           33,692
                                                    -----------------------------

                                                       2,044,592        2,016,283

                      Less accumulated depreciation    1,172,304         (500,416)
                                                    -----------------------------

                                                    $    871,788     $  1,515,867
                                                    =============================



4.   SIGNIFICANT      All of the Company's revenues of $35,067 (unaudited) and
     CUSTOMER         $1,788,150 (audited) for and 1999 and 1998 resulted from
                      sales to and services provided for one agency of the United States Government.


5.   RELATED PARTY    The Company has service operations agreements with
     TRANSACTIONS     Teledyne and Commodore that provide for reimbursement of
                      costs incurred on behalf of the LLC. Approximated expenses accrued to Teledyne and Commodore are as follows:


                                                       1999              1998
                                                    (UNAUDITED)       (AUDITED)
                                                    ----------------------------

                      Teledyne                      $    566,000     $  3,279,000
                      Commodore                            3,000          440,000
                                                    -----------------------------

                           Total                    $    569,000     $  3,719,000
                                                    =============================


                      Teledyne employs virtually all of the personnel serving the Company. The related labor, overhead, and general and administrative expenses incurred by Teledyne are billed to the Company on a monthly basis. Overhead expenses and general administrative expenses are allocated based on labor and total costs excluding labor, respectively. Rates applied in computing overhead and general and administrative expenses are audited by the Defense Contract Audit Agency of the United States Government.

-------------------------------------------------------------------------------

                                                         TELEDYNE-COMMODORE, LLC
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       CONTINUED

-------------------------------------------------------------------------------

5.   RELATED PARTY    Accounts payable reflect payables to the Members as
     TRANSACTIONS     follows at December 31:
     CONTINUED

                                                       1999              1998
                                                    (UNAUDITED)       (AUDITED)
                                                    ----------------------------

                      Teledyne                      $  2,270,835     $  2,023,758
                      Commodore                          142,254          139,746
                                                    -----------------------------

                           Total                    $  2,413,089     $  2,163,504
                                                    =============================



6.   RECENT           In June 1998, the FASB issued SFAS No. 133, "Accounting
     ACCOUNTING       for Derivative Instruments and Hedging Activities." This
     PRONOUNCEMENTS   statement establishes accounting and reporting standards
                      for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 1999. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.

--------------------------------------------------------------------------------

              COMMODORE APPLIED TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                  (Dollars in Thousands, except per share data)

                                                                                              June 30,               December 31,
                          ASSETS                                                                2000                     1999
                                                                                                ----                     ----
                                                                                             (unaudited)
Current Assets:
          Cash and cash equivalents                                                             $ 1,133               $ 1,797
          Accounts receivable, net                                                                3,115                 3,552
          Notes and advances to related parties                                                     310                   265
          Restricted cash and equivalents                                                            22                    21
          Prepaid assets and other current receivables                                              500                   366
                                                                                                -------               -------
                   Total Current Assets                                                           5,080                 6,001
Investments and advances                                                                            325                    --
Property and equipment, net                                                                       2,143                 2,244
Other assets
          Patents and completed technology, net of
               accumulated amortization of $547 and
               $478, respectively                                                                   929                   961
          Goodwill, net of accumulated amortization
               of $959 and $831, respectively                                                     6,713                 6,841
                                                                                                -------               -------
                     Total Assets                                                               $15,190               $16,047
                                                                                                =======               =======

            See notes to condensed consolidated financial statements.

              COMMODORE APPLIED TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                  (Dollars in Thousands, except per share data)

                                                                                                June 30,         December 31,
                                                                                                 2000               1999
                                LIABILITIES AND                                                  ----               ----
                             STOCKHOLDERS' EQUITY                                             (unaudited)
Current Liabilities:
          Accounts payable                                                                      $  1,289          $  1,792
          Current portion of long term debt                                                          953               200
          Line of credit                                                                             823               948
          Other accrued liabilities                                                                1,661             2,255
                                                                                                --------          --------
                   Total Current Liabilities                                                       4,726             5,195

Long term debt                                                                                       162               716
Notes payable to related parties                                                                     185               185
                                                                                                --------          --------
                   Total Liabilities                                                               5,073             6,096

Commitments and contingencies                                                                         --                --

Stockholders' Equity
          Convertible Preferred Stock, Series E & F Par value $0.001 per share,
            5% to 12% cumulative dividends, 601,700 and 335,000 shares authorized, issued and outstanding as of June 30, 2000 and December
            31, 1999, respectively. The shares had an aggregate liquidation value of $7,022,000 and $4,355,000 at June 30, 2000 and
            December 31, 1999 respectively                                                            --                --
          Common Stock, par value $0.001 per share,
            100,000,000 shares authorized, 32,319,542
            and 30,962,938 issued and outstanding,
            at June 30, 2000 and December 31, 1999,
            respectively                                                                              32                31
          Additional paid-in capital                                                              59,209            57,168
          Accumulated deficit                                                                    (49,124)          (47,248)
                                                                                                --------          --------
                   Total Stockholders' Equity                                                     10,117             9,951
                                                                                                --------          --------
          Total Liabilities and Stockholders' Equity                                            $ 15,190          $ 16,047
                                                                                                ========          ========

            See notes to condensed onsolidated financial statements.

              COMMODORE APPLIED TECHNOLOGIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
            (Unaudited - Dollars in Thousands, except per share data)

                                                                               Three months ended              Six months ended
                                                                           June 30,        June 30,         June 30,       June 30,
                                                                             2000            1999             2000           1999
                                                                             ----            ----             ----           ----
Contract revenues                                                          $  4,538        $  4,754        $  8,870        $  8,550
Costs and expenses:
          Cost of sales                                                       3,927           3,914           7,858           7,368
          Research and development                                              354             277             600             562
          General and administrative                                          1,065             903           1,845           1,655
          Depreciation and amortization                                         217             177             379             364
                                                                           --------        --------        --------        --------
                   Total costs and expenses                                   5,563           5,271          10,682           9,949
                                                                           --------        --------        --------        --------
Loss from operations                                                         (1,025)           (517)         (1,812)         (1,399)
                                                                           --------        --------        --------        --------
Other income (expense):
          Interest income                                                        23               6              39              23
          Interest expense                                                      (55)            (15)           (103)            (30)
                                                                           --------        --------        --------        --------
                   Net other income (expense)                                   (32)             (9)            (64)             (7)
                                                                           --------        --------        --------        --------
Loss before income taxes                                                     (1,057)           (526)         (1,876)         (1,406)
          Income taxes                                                           --              --              --              --
                                                                           --------        --------        --------        --------
          Net loss                                                         $ (1,057)       $   (526)       $ (1,876)       $ (1,406)
                                                                           ========        ========        ========        ========
          Loss per share                                                   $  (0.03)       $  (0.02)       $  (0.06)       $  (0.06)
                                                                           ========        ========        ========        ========
Number of weighted average shares outstanding (000's)                        31,911          23,702          31,525          23,702
                                                                           ========        ========        ========        ========

            See notes to condensed consolidated financial statements.

              COMMODORE APPLIED TECHNOLOGIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
            (Unaudited - Dollars in Thousands, except per share data)

                                                                                                      Six months ended
                                                                                                June 30,           June 30,
                                                                                                  2000               1999
                                                                                                  ----               ----
Cash flows from operating activities:
      Net loss                                                                                  $(1,876)           $(1,406)
      Adjustments to reconcile net loss to net cash used in operating activities:
           Depreciation and amortization                                                            380                364
           Changes in assets and liabilities, net of acquisitions:
                   Accounts receivable                                                              437             (1,132)
                   Prepaid assets                                                                  (134)               (88)
                   Other assets                                                                      (1)               (28)
                   Accounts payable                                                                (503)               281
                   Payables to related parties                                                       --                 --
                   Other liabilities                                                               (594)              (132)
                                                                                                -------            -------
                    Net cash provided/(used) in operating activities                             (2,291)            (1,965)

Cash flows from investing activities:
      Purchase of equipment                                                                         (82)              (587)
      Acquisition of patents                                                                        (37)                --
      Advances to related parties                                                                   (45)                50
      Other investments                                                                            (325)                --
                                                                                                -------            -------
                    Net cash provided/(used) in investing activities                               (489)              (537)

Cash flows from financing activities:
      Increase in (repayment of) line of credit                                                    (125)             1,119
      Decrease in notes and loans payable                                                           199                 (3)
      Preferred stock dividends                                                                    (295)                --
      Proceeds from sale of preferred stock and warrants                                          1,770                 --
      Proceeds from sale of common stock                                                            567                 --
                                                                                                -------            -------
                    Net cash provided/(used) in financing activities                              2,116              1,116

Increase (decrease) in cash                                                                        (664)            (1,386)
Cash, beginning of period                                                                         1,797              1,798
                                                                                                -------            -------
Cash, end of period                                                                             $ 1,133                412
                                                                                                =======            =======

            See notes to condensed consolidated financial statements.

              COMMODORE APPLIED TECHNOLOGIES, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                  June 30, 2000

Note A - Basis of Presentation

      The accompanying unaudited condensed consolidated financial statements for Commodore Applied Technologies, Inc. and subsidiaries (the "Company" or "Applied") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. The financial statement information was derived from unaudited financial statements unless indicated otherwise. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

      In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

      The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements included in the Company's annual report on Form 10-K/A for the year ended December 31, 1999.

      Certain prior-year amounts have been reclassified to conform to the current year presentation.

      For the years ended December 31, 1999, 1998, and 1997, Applied incurred losses of $3,985,000, $13,353,000 and $15,694,000, respectively and $1,876,000 for the six months ended June 30, 2000. Applied has also experienced net cash outflows from operating activities of $2,888,000, $9,155,000 and $8,220,000 for the years ended December 31, 1999, 1998 and 1997, respectively and $2,291,000 for the six months ended June 30, 2000. Applied's continuation as a company is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. Potential sources of cash include new contracts, external debt, the sale of new shares of company stock or alternative methods such as mergers or sale transactions. No assurances can be given, however, that Applied will be able to obtain any of these potential sources of cash.

      As explained in Note B, in March 2000, Applied completed a $2.0 million financing through a private placement. Net proceeds to the Company were $1.77 million.

      Anticipated losses on contracts are provided for by a charge to income during the period such losses are identified. Changes in job performance, job conditions, estimated profitability (including those arising from contract penalty provisions) and final contract settlements may result in revisions to cost and income and are recognized in the period in which the revisions are determined. Allowances for anticipated losses totaled $118,000 at December 31, 1999 and June 30, 2000.

      The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. The investment in Teledyne-Commodore, LLC, a 50% owned joint venture with Teledyne Environmental, Inc., has been accounted for under the equity method as the Company does not have a controlling interest in the venture. This investment is carried at $0 at December 31, 1999 and $325,000 at June 30, 2000. The Company will continue to monitor the carrying value of its investment. The LLC repaid advances totaling $143,000 in the first quarter of 2000. The Company had previously charged off these advances. This recovery was recorded as an offset to Research and Development Costs.

      Equity in losses of unconsolidated subsidiary for the six months ended June 30, 2000 and June 30, 1999 was $0. The LLC joint venture reported the following results for the first six months of 2000:

                                         (Unaudited)
                  Revenues               $ 6,362,000
                  Net Income                 375,000
                  Total Assets             6,281,000
                  Members Capital          1,589,000

      These results are based on the LLC being successful in negotiating certain "change orders" with the Department of Army. Due to the uncertainty of collection of the change orders, Applied has not recorded its interest in this reported net income for the six months ending June 30, 2000.

      The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B - Stockholders' Equity

      The certificate of Incorporation was amended in 1999, increasing authorized shares of common stock from 75,000,000 to 100,000,000.

Convertible Preferred Stock

      In March 2000, Applied completed $2 million in financing through private placement. The Company issued 266,700 shares of a new Series F convertible preferred stock, convertible into the Company's common stock at any time on or after September 30, 2000. On conversion the investor will receive for each converted preferred share the greater number of Company common shares as determined by (1) the face per share ($10) plus accrued dividend divided by the average of the closing prices over a ten consecutive trading day period ending on the Trading day immediately preceding the Conversion date or (2) $7.50 (the cash invested for each preferred share) divided by $1.93875.

      The Series F convertible preferred stock has a liquidation preference of $10, per share. In addition, the Company issued warrants to purchase 363,475 shares of common stock at $1.93875 per share. These warrants expire on March 16, 2005.

      The Series F convertible preferred stock has an annual dividend rate of 12% through September 30, 2000 and 5% thereafter, paid quarterly. Transaction costs totaled $230,000 resulting in net proceeds to the Company of $1.77 million. The Company has paid $91,567 in dividends on this stock through June 30, 2000.

Common Stock

      In March 2000, the Company settled a dispute over financing commissions, in part, by committing to issue 100,000 shares of the Company's unregistered common stock, par value $0.001. This commitment was charged to Additional Paid in Capital as additional transaction costs upon stock issuance in April 2000.

Note C - Segment Information

      Using the guidelines set forth in SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," Applied has identified three reportable segments in which it operates based on the services it provides. The reportable segments are as follows: Commodore Advanced Sciences ("CASI"), which primarily provides various engineering, legal, sampling and public relations services to Government agencies on a cost plus basis and Solution , which is developing and constructing equipment to treat mixed and hazardous waste through a patented process using sodium and anhydrous ammonia. Common overhead costs are allocated between segments based on a record of time spent by executives. Applied evaluates segment performance based on the segment's net income (loss). Applied's foreign and export sales and assets located outside of the United States are not significant. Summarized financial information concerning Applied's reportable segments is shown in the following table.

Three Months Ended June 30, 2000
(Dollars in Thousands)

                                                                                                                          Corporate
                                                                                                                          Overhead
                                                                    Total              CASI             Solution          and Other
Contract revenues                                                 $  4,538           $  4,488           $     50           $     --

Costs and expenses
     Cost of sales                                                   3,927              3,808                119                 --
     Research and development                                          354                 --                354                 --
     General and administrative                                      1,065                416                 20                629
     Depreciation and amortization                                     217                 21                 96                100
                                                                  --------           --------           --------           --------
              Total costs and expenses                               5,563              4,245                589                729
                                                                  --------           --------           --------           --------
Income (Loss) from operations                                       (1,025)               243               (539)              (729)

     Interest income                                                    23                 --                 --                 23
     Interest expense                                                  (55)               (23)               (32)                --
     Equity in losses of
         unconsolidated subsidiary                                      --                 --                 --                 --
                                                                  --------           --------           --------           --------
Net income (loss)                                                 $ (1,057)          $    220           $   (571)          $   (706)
                                                                  ========           ========           ========           ========

Total assets                                                      $ 15,190           $  2,941           $  2,624           $  9,625

Expenditures for long-lived assets                                $     50           $     12           $      0           $     38

Six Months Ended June 30, 2000
(Dollars in Thousands)

                                                                                                                          Corporate
                                                                                                                          Overhead
                                                                    Total              CASI             Solution          and Other
Contract revenues                                                 $  8,870           $  8,775           $     70           $     25

Costs and expenses
     Cost of sales                                                   7,858              7,703                155                 --
     Research and development                                          600                 --                743               (143)
     General and administrative                                      1,845                696                 19              1,130
     Depreciation and amortization                                     379                 41                138                200
                                                                  --------           --------           --------           --------
              Total costs and expenses                              10,682              8,440              1,055              1,187
                                                                  --------           --------           --------           --------
Income (Loss) from operations                                       (1,812)               335               (985)            (1,162)

     Interest income                                                    39                 --                 --                 39
     Interest expense                                                 (103)               (56)               (47)                --
     Equity in losses of
         unconsolidated subsidiary                                      --                 --                 --                 --
                                                                  --------           --------           --------           --------
Net Income (loss)                                                 $ (1,876)          $    279           $ (1,032)          $ (1,123)
                                                                  ========           ========           ========           ========

Total assets                                                      $ 15,190           $  2,941           $  2,624           $  9,625

Expenditures for long-lived assets                                $    119           $     14           $     67           $     38

Three Months Ended June 30, 1999
(Dollars in Thousands)

                                                                                                                          Corporate
                                                                                                                          Overhead
                                                                    Total              CASI             Solution          and Other
Contract revenues                                                 $  4,754           $  4,754           $     --           $     --
Costs and expenses
     Cost of sales                                                   3,914              3,914
     Research and development                                          277                 --                277
     General and administrative                                        903                433                 27                443
     Depreciation and amortization                                     176                 32                 71                 73
                                                                  --------           --------           --------           --------
              Total costs and expenses                               5,270              4,379                375                516
                                                                  --------           --------           --------           --------
Income (Loss) from operations                                         (516)               375               (375)              (516)

     Interest income                                                     6                                                        6
     Interest expense                                                  (15)               (15)
     Equity in losses of
         unconsolidated subsidiary
                                                                  --------           --------           --------           --------
Net income (loss)                                                 $   (525)          $    360           $   (375)          $   (510)
                                                                  ========           ========           ========           ========
Total assets                                                      $ 15,476           $  5,015           $  2,094           $  8,365
Expenditures for long-lived assets                                $    322           $     --           $    322           $     --

Six Months Ended June 30, 1999
(Dollars in Thousands)

                                                                                                                          Corporate
                                                                                                                          Overhead
                                                                    Total              CASI             Solution          and Other
Contract revenues                                                 $  8,550           $  8,550           $     --           $     --

Costs and expenses
     Cost of sales                                                   7,368              7,368
     Research and development                                          562                                   562
     General and administrative                                      1,655                700                 33                922
     Depreciation and amortization                                     364                 59                160                145
                                                                  --------           --------           --------           --------
              Total costs and expenses                               9,949              8,127                755              1,067
                                                                  --------           --------           --------           --------

Income (Loss) from operations                                       (1,399)               423               (755)            (1,067)
     Interest income                                                    23                                                       23
     Interest expense                                                  (30)               (30)
     Equity in losses of
         unconsolidated subsidiary
                                                                  --------           --------           --------           --------
Net income (loss)                                                 $ (1,406)          $    393           $   (755)          $ (1,044)
                                                                  ========           ========           ========           ========
Total assets                                                      $ 15,476           $  5,015           $  2,094           $  8,367
Expenditures for long-lived assets                                $    587           $     --           $    587           $     --

Note D - Contingencies

      Applied has matters of litigation arising in the ordinary course of business which in the opinion of management will not have a material adverse effect on its financial condition or results of operations.

      The Company previously reported notification by the Department of Labor that it was being assessed penalties totaling $100,000 for failure to file certain reports. The Company has settled this amount for $6,000.

      In the normal course of business, the Company has loaned monies to, borrowed monies from and guaranteed performance bonds of affiliates.

Note E - Proposed Acquisition

      The Company announced in May 2000 that it has entered into an agreement to acquire 81% of Dispute Resolution Management, Inc. ("DRM"), an international consulting firm specializing in the management and settlement of complex, latent and long-term tail insurance claims, including environmental, asbestos, products liability and other claims, for large corporate and government clients.

      The purchase price of the DRM assets and business is approximately $15 million, plus 1 million shares of Company common stock and warrants to purchase an additional 1 million shares of Company common stock and warrants to purchase an additional 1 million shares of common stock at $2.00 per share. The DRM stockholders, who will continue to own a 19 percent interest in the business, are entitled to receive on-going payments over a five-year period based on a percentage of the profits generated by the existing DRM business. Consummation of this transaction is subject to a number of conditions, including a satisfactory due diligence investigation and financing.

                                     ANNEX I

Annex I           Amended and Restated Stock Purchase Agreement and Exhibits

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

      THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT ("Agreement"), is entered into this 30th day of August 2000 by and among COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation having offices at 150 East 58th Street, New York, New York 10155 ("Commodore"); WILLIAM J. RUSSELL ("Russell"), an individual residing at 16049 East Berry Drive, Aurora, Colorado 80015 and TAMIE P. SPECIALE ("Speciale"), an individual residing at 55 Dorchester Drive, Salt Lake City, Utah 84103; and DISPUTE RESOLUTION MANAGEMENT, INC., a Utah corporation having offices at 39 Exchange Place, Suite 30, Salt Lake City, Utah 84111 (the "Company"). Russell and Speciale are individually hereinafter sometimes referred to as a "Stockholder" and collectively as the "Stockholders".

                              W I T N E S S E T H:

      WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding shares of the capital stock and business of the Company, which is engaged primarily in the business of serving as an international business consulting firm specializing in the settlement and resolution of disputes involving complex, latent and long-tail insurance claims, including environmental, asbestos, products liability, Year 2000 issues and other matters, for corporate and governmental clients (the "Core Business"); and

      WHEREAS, effective as of January 31, 2000, Commodore, the Company, the Stockholders and Dispute Resolution Management, LLC, a Delaware limited liability company (the "LLC") entered into an Asset Purchase Agreement (the "Prior Asset Agreement"); pursuant to which Prior Asset Agreement, the Operating Agreement forming the LLC and the other exhibits thereto (a) the LLC was to acquire the assets and liabilities of the Core Business, and (b) Commodore was to have provided, in addition to shares of Commodore common stock and warrants, approximately $14.5 million in cash to the LLC for distribution to the Stockholders and certain key employees of the Company; and

      WHEREAS, Commodore has (a) advised the Stockholders and the Company that, to date, Commodore has been unable to obtain from unaffiliated third parties on commercially acceptable terms the financing required to provide $14.5 million of cash consideration, plus approximately $1.5 million of additional working capital, and (b) requested that the Stockholders agree to defer receipt and finance the cash portion of the consideration in a manner which will provide Commodore with time to obtain the necessary financing on commercially reasonable terms; and

      WHEREAS, the Stockholders are willing to provide Commodore with such financial accommodations, all upon the terms and subject to the conditions set forth below; and

      WHEREAS, effective as of August 18, 2000, Commodore, the Company and the Stockholders entered into an agreement and plan of merger (the "Merger Agreement"); and

      WHEREAS, the parties hereto desire, pursuant to this Agreement and the exhibits hereto, to amend and restate in its entirety, all of the transactions contemplated by the Prior Asset Agreement and the Merger Agreement (collectively, the "Prior Agreements") and the exhibits thereto; and

      WHEREAS, each of (a) Commodore, (b) Commodore Environmental Services, Inc., a Delaware corporation ("COES") and Paul E. Hannesson and members of his family (the "Hannesson Group"), as the record owners of a majority of the issued and outstanding shares of common stock of Commodore (collectively, with COES, the "CXI Majority Stockholders"), and (c) the respective boards of directors of each of Commodore, COES and the Company, have all authorized and approved the Acquisition, and the consummation of the other transactions contemplated by this Agreement, all on the terms and subject to the conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

      8 THE ACQUISITON

            8.1 The Acquisition. At the time of the Closing on the Closing Date (as such terms are hereinafter defined), Commodore shall purchase from the Stockholders, and the Stockholders shall sell to Commodore, an aggregate of twenty-four thousand three hundred (24,300) shares of the common stock of the Company, $.10 par value per share (the "Majority Company Stock"), against receipt by the Stockholders of the "Acquisition Stock" (as that term is hereinafter defined) and the other consideration payable by Commodore to the Stockholders hereunder.

            8.2 Certificates for the Majority Company Stock. On the Closing Date, the Stockholders shall deliver to Commodore, against receipt of the Acquisition Stock and other consideration payable by Commodore hereunder, certificates representing all of the shares of the Majority Company Stock. The Majority Company Stock, when so delivered to Commodore, shall represent not less than and not more than eighty-one (81%) percent of the issued and outstanding shares of capital stock of the Company as at the Closing Date. The certificates evidencing the Majority Company Stock shall be duly endorsed for transfer, accompanied by duly executed stock powers with the signature of each of the record owners appropriately guaranteed by a bank or appropriately witnessed and notarized in a manner reasonably acceptable to Commodore. The Stockholders are, and as at the Closing Date shall be, the record and beneficial owners of all, and not less than all, of the issued and outstanding shares of capital stock of the Company. Annexed hereto as Exhibit A and made a part hereof is a list of the issued and outstanding shares of capital stock of the Company and the record and beneficial owners thereof (the "Company Stock Ownership List"). An aggregate of five thousand seven hundred (5,700) shares of Common Stock of the Company, $.10 par value per share (the "Minority Company Stock") shall be retained by the Stockholders following the Closing Date and represents not more than and not less than nineteen (19%) percent of the issued and outstanding shares of capital stock of the Company as at the Closing Date.

            8.3 Stock Records and Minute Books. On the Closing Date, in addition to the delivery and transfer of the Majority Company Stock to Commodore, the Stockholderr shall deliver, and shall cause the Company to deliver, to Commodore all of the stock records and minute books of the Company, all of which records and books shall be complete, accurate and current.

      9. CONSIDERATION.

            On the Effective Date and simultaneous with the consummation of the Acquisition, the Stockholders, as the record owners of all of the outstanding shares of Company Stock, shall be entitled to receive from Commodore, in consideration for the Majority Company Stock, the following consideration (the "Acquisition Consideration"); which Acquisition Consideration shall be payable on the Closing Date to the Persons set forth in Sections 2.1, 2.2, 2.3 and 2.4 below.

            9.1 The Acquisition Stock. An aggregate of (a) eight million eight hundred and fifty nine thousand (8,859,000) shares of Commodore Common Stock shall be issued to the Stockholders, in equal amounts as between them, and (b) one million six hundred and forty-one thousand (1,641,000) shares of Commodore Common Stock shall be issued to the Company, to be reserved for distribution or payment in cash in the manner provided in Section 9.8 hereof. Such ten million five hundred thousand (10,500,000) shares of Commodore Common Stock is hereinafter collectively referred to as the "Acquisition Stock").

            9.2 [Intentionally Omitted]

            9.3 Commodore Warrants. Commodore shall issue to the Stockholders, in equal amounts as between them, and certain other Persons five-year warrants to purchase an aggregate of one million (1,000,000) shares of Commodore Common Stock at an exercise price of $2.00 per share (the "Commodore Warrants"); which Commodore Warrants shall be in substantially the form of Exhibit B annexed hereto and made a part hereof.

            9.4 Cash Flow Installment Payments. In addition to the Acquisition Stock and the Commodore Warrants, for the period which shall commence on the "Closing Date" (as that term is defined in Section 10) and shall end on December 31, 2005 (the "Cash Flow Payment Period"), the Stockholders shall be entitled to receive from the Company an aggregate of thirty-five (35%) percent of all Company Cash Flow which shall be produced by the Company and all Permitted Investments (the "Company Cash Flow Payments"); provided, that no further Company Cash Flow Payments shall be required to be paid to the Stockholders if an aggregate of Thirty Seven Million One Hundred Thirty One Thousand Five Hundred Seventy Eight ($37,131,578) Dollars in accumulated Company Cash Flow Payments shall have been paid to the Stockholders prior to the expiration of the Cash Flow Payment Period. During the Cash Flow Payment Period, thirty-five (35%) percent of all Company Cash Flow produced by the Company and all Permitted Investments in each of the four quarterly periods ending on March 31st, June 30th, September 30th, December 31st (each a "Quarter") shall be paid to the Stockholders in installments, commencing with the Quarter ending September 30, 2000 and ending with the Quarter ending December 31, 2005. Such installment Company Cash Flow Payments shall be paid to the Stockholders, as follows:

                  (a) except for the Quarter ending December 31st in each fiscal year of Commodore and the Company ending on December 31st or such other fiscal year end of the Company as may hereafter be established (each a "Fiscal Year"), the Stockholders shall be entitled to receive within thirty (30) days following the end of each Quarter through the Quarter ending December 31, 2005, an amount which shall equal thirty-five (35%) percent of the Company Cash Flow in such fiscal Quarter. In the event and to the extent an amount in excess of thirty-five (35%) percent of Company Cash Flow shall have been paid to the Stockholders in any one fiscal Quarter, the excess, if any, shall be credited against thirty-five (35%) percent of the Company Cash Flow Payments payable to the Stockholders in the next immediately succeeding fiscal Quarter(s);

                  (b) with respect to the fourth Quarter in each Fiscal Year, commencing with the Fiscal Year ending December 31, 2000, within 10 days after receipt of the final Reviewed Financial Statements of the Company and all Permitted Investments, but in no event later than one hundred and five (105) days after the end of each such Fiscal Year, the Stockholders shall be entitled to receive an amount which shall be equal to (i) thirty-five (35%) percent of Company Cash Flow in such Fiscal Year, less
      (ii) all payments made to the Stockholders in respect of Company Cash Flow Payments during any or all of the immediately preceding three (3) Quarters in such Fiscal Year (or in the case of the Fiscal Year ending December 31, 2000, the number of Quarters from the Closing Date to December 31, 2000);

                  (c) in the event and to the extent an amount in excess of thirty-five (35%) percent of Company Cash Flow shall have been paid to the Stockholders in any one Fiscal Year, the excess, if any, shall be credited against thirty-five (35%) percent of Company Cash Flow Payments payable to the Stockholders in the next immediately succeeding Fiscal Year(s), which credit shall be applied in the order of the next maturing Company Cash Flow Payments; provided, that if, following December 31, 2005, the accumulated payments of Company Cash Flow actually received by the Stockholders during the Cash Flow Payment Period shall have exceeded an aggregate of $37,131,578, the excess, if any, shall be refunded by the Stockholders to the Company by not later than June 30, 2006.

                  (d) On a date which shall be the earlier to occur of (i) a Sale of Control or (ii) December 31, 2003, the Stockholders shall be entitled to have received an aggregate of not less than Ten Million ($10,000,000) Dollars of accumulated Company Cash Flow Payments, irrespective of the accumulated amount of Company Cash Flow actually produced.

                  (e) each occasion that a Quarterly installment Company Cash Flow Payment shall be due and payable to the Stockholders pursuant to this
      Section 2.4, Commodore shall make such payment in cash by wire transfer of immediately available funds to bank accounts specified by the Stockholders or their designees.

            9.5 Make Whole Agreement. In the event and to the extent that the Stockholders shall not have received on a timely basis a minimum of Ten Million ($10,000,000) Dollars in accumulated Company Cash Flow Payments, Commodore shall guaranty payment in full of any "short-fall" in payment of such minimum cumulative amount pursuant to terms of the Make Whole Agreement annexed hereto as Exhibit C and made a part hereof (the "Make Whole Agreement").

      2.6 Issuance of Acquisition Consideration and Commodore Option Stock.

                  (a) On the Effective Date and simultaneous with consummation of the Acquisition, Commodore shall issue to the Stockholders and the Company, stock certificates evidencing an aggregate of six million (6,000,000) shares of Commodore Common Stock, as follows:

                        (i) an aggregate of four million and sixty thousand (4,060,000) shares of Commodore Common Stock shall be issued to the Stockholders (in equal amounts as between them), representing a portion of the 8,859,000 shares of Acquisition Stock reserved for issuance to the Stockholders; and

                        (ii) an aggregate of one million nine hundred and forty thousand (1,940,000) shares of Commodore Common Stock shall be issued to the Stockholders (in equal amounts as between them), representing a portion of the 5,000,000 shares of Commodore Option Stock.

                  (b) Not later than two (2) Business Days after receipt of Final Commodore Stockholders Approval, Commodore shall issue to the Stockholders, the Company and the other Persons listed on Schedule 9.8 hereto, stock certificates evidencing an aggregate of nine million five hundred thousand (9,500,000) shares of Commodore Common Stock and the Commodore Warrants, as follows:

                        (i) an aggregate of four million seven hundred ninety nine thousand (4,799,000) shares of Commodore Common Stock shall be issued to the Stockholders (in equal amounts as between them), representing the balance of the 8,859,000 shares of Acquisition Stock reserved for issuance to the Stockholders;

                        (ii) an aggregate of one million six hundred forty-one thousand (1,641,000) shares of Commodore Common Stock shall be issued to the Company, to be reserved for distribution or payment in the manner provided in
Section 9.8 hereof, representing the 1,641,000 shares of Acquisition Stock reserved for issuance to the Company;

                        (iii) an aggregate of three million and sixty thousand (3,060,000) shares of Commodore Common Stock shall be issued to the Stockholders (in equal amounts as between them), representing the balance of the 5,000,000 shares of Commodore Option Stock; and

                        (iv) the Commodore Warrants shall be issued to the Stockholders and the other Persons entitled to receive them, as provided in Exhibit B hereto.

      10. CERTAIN DEFINITIONS. As used in this Agreement and in addition to the other terms defined herein, the following capitalized terms shall have the following meanings:

            "Acquisition" means the acquisition by Commodore of the Majority Company Stock from the Stockholders, pursuant to the terms and conditions set forth in this Agreement.

            "Acquisition Stock" means the 10,500,000 shares of Commodore Common Stock referred to in Section 2.1 of this Agreement.

            "Adjusted Pre Tax Income of the Company" shall mean the combined net income of the Company and Dispute Resolution Limited, a partnership ("DRL"), set forth on the 1999 Audited Financial Statement, as adjusted to (a) give effect to the deduction of all compensation and bonuses payable to all employees of the Company for the fiscal year ended December 31, 1999, other than the bonuses and other payments referred to in Section 9.8 hereof, and (b) before giving effect to (i) any payments or distributions by DRL to KPMG LLP or their Affiliates ("KPMG") under the terms of the existing agreements between the Company, the Stockholders and KPMG, or (ii) application or deduction of any federal income taxes or any distributions to the Stockholders of aggregate amounts of cash in excess of their current annual salaries rates.

            "Affiliate" means with respect to any Person (the "Subject Person"), any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Subject Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Subject Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

            "Agreement" means this Stock Purchase Agreement as the same may be amended, modified, supplemented or restated from time to time.

            "Board of Directors" shall mean the five (5) Person board of directors of the Company which shall be in place for a period of not less than five (5) years following the Closing Date, and which shall consist of (a) two
(2) Persons designated by Commodore, (b) the Stockholders or in the event of the death or permanent disability of either or both of the Stockholders, two (2) other Persons designated by the survivor of the Stockholders, and (c) one (1) additional Person who shall be mutually acceptable to the Stockholders and Commodore.

            "Brownfields Real Estate Business" means the purchase, lease or dealing in so-called "brownfields" or related environmentally impacted real estate interests through the direct or indirect efforts of Commodore, the Stockholders, the Company or any other employee of the Company or Commodore.

            "Cash Flow" shall mean as applicable to any Person in question, the individual, consolidated or combined Net Profit or Net Loss of such Person and its consolidated Subsidiaries, if any, before (i) application of federal, state and local income taxes of such Person and its consolidated Subsidiaries and Permitted Investments, and (ii) all non-cash items of expenses and deductions taken in respect of depreciation and/or amortization of good-will and other intangible assets.

            "Closing Date" means the date of consummation of the transactions contemplated by this Agreement, which, in accordance with the provisions of
Section 10 of this Agreement, shall be deemed to have occurred as of August 29, 2000.

            "Commodore" has the meaning set forth the Preamble to this Agreement.

            "Commodore Common Stock" means the common stock of Commodore, $.001 par value per share.

            "Commodore Financial Services Business Development Plan" means the business development plan which has been previously developed by Commodore and the Stockholders.

            "Commodore Option Stock" means the five million (5,000,000) shares of Commodore Stock issuable to the Stockholders on the Closing Date in consideration for the Minority Company Stock Option.

            "Commodore Proxy Statement" shall have the meaning set forth in
Section 7.12 hereof.

            "Commodore Stockholders Meeting" shall mean a special meeting of the stockholders of Commodore to be called for the purpose of ratifying this Agreement, the Acquisition and all of the transactions contemplated hereby.

            "Company" means Dispute Resolution Management, Inc., a Utah corporation.

            "Company Cash Flow" shall mean the consolidated or combined Cash Flow of the Company and all Permitted Investments, all as set forth on the Reviewed Financial Statements. In determining Company Cash Flow:

                  (a) the Reviewed Financial Statements shall be prepared in accordance with generally accepted accounting principles;

                  (b) Company Cash Flow shall, at all times, be calculated before giving effect to any deductions for compensation expense or other related item of expense resulting from the issuance by Commodore of the 1,500,000 shares of Acquisition Stock referred to in Section 9.8 hereof; and

                  (c) Company Cash Flow shall, at all times, be calculated before giving effect to any item of expense or accrued obligation which shall not have been approved in advance by the Stockholders or otherwise is made in violation of the provisions contained in Section 14.4 or Section 14.5 of this Agreement.

            "Core Business" means the business of acting as consultants specializing in the settlement and resolution of disputes involving complex, latent and long-tail insurance claims, including environmental, asbestos, products liability, Year 2000 issues and other matters, for corporate and governmental clients.

            "Effective Date" means the effective date of the acquisition of Majority Company Stock by Commodore, pursuant to this Agreement.

            "Employment Agreements" means the separate employment agreements to be executed on the Closing Date between the Company and each of Russell and Speciale, in the form of Exhibit E annexed hereto and made a part hereof.

            "Extension Electronic Investments" means the electronic databases described below to be acquired and/or created by Commodore Advanced Sciences, Inc., a Subsidiary of Commodore, or any other Affiliate of Commodore, to supplement and service existing markets. Such electronic databases consist of:

            (a) electronic contracting for government contracts, including request for information ("RFI") and request for proposals ("RFP"), leading to potential auction and related services;

            (b) electronic inventory of hazardous, toxic, radioactive and legacy waste, including locations, amounts, character and remedial cost estimates, for both government and commercial clients;

            (c) electronic information on technologies and processes, together with cost ranges, available for treatment and processing of various waste materials and categories, including by-product results, and storage and disposal options.

            "Final Commodore Stockholders Approval" shall mean the date on which the holders of record on the record date fixed in the Commodore Proxy Statement of a majority of the issued and outstanding shares of Commodore Common Stock shall have approved, adopted and ratified this Agreement, the Acquisition and all of the transactions contemplated hereby at the Commodore Stockholders Meeting.

            "GAAP " means generally accepted accounting principles in the United States which shall be in effect from time to time for any particular Fiscal Year in question.

            "Investment" means the acquisition or investment by a Person, whether in the form of debt or equity securities (or any combinations or derivatives thereof), of or in another Person, or a group of assets purchased in a single transaction or series of related transactions, or any other asset, including short-term investments of cash and loans.

            "Lock Up Agreement" shall have the meaning set forth in Section 7.16 hereof.

            "Major Transactions" means any one or more of the contemplated transactions, events or decisions set forth in Section 14.4 hereof.

            "Minority Company Stock" means five thousand seven hundred (5,700) shares of the Company common stock retained by the Stockholders following the Closing Date and representing 19% of the issued and outstanding shares of capital stock of the Company.

            "Minority Company Stock Option" means the five year option, commencing January 1, 2006 and ending December 31, 2010 pursuant to which the Stockholders have granted to Commodore the option to purchase the Minority Company Stock, pursuant to the Minority Company Stock Option Agreement.

            "Minority Company Stock Option Agreement" means the option agreement between the Stockholders and Commodore in the form of Exhibit H annexed hereto and made a part hereof.

            "National Securities Exchange" shall have the meaning set forth in clause (iii) of Section 7.2(a) hereof.

            "Net Profit" and "Net Loss" means the net income (including items of income exempt from tax) and net loss (including expenditures that neither can be capitalized nor deducted), respectively, of the Company or any other applicable Person, all as determined in accordance with generally accepted accounting principles.

            "Obligations" shall have the meaning set forth in Section 7.2(d) hereof.

            "Option" shall have the meaning set forth in Section 7.2(a) hereof.

            "Option Period" shall have the meaning set forth in clause (i) of
Section 7.2(a) hereof.

            "Participating Offered Investment" shall mean any Investment, whether by way of ownership of securities, assets or properties, lease, license or other use by Commodore, the Company or any direct or indirect wholly-owned or partially-owned Subsidiary, joint venture, partnership or other entity in which Commodore, the Company or their Affiliates has an interest, which shall:

                  (a) provide services similar to or compatible with those currently provided by the Company in connection with the operation of the Core Business,

                  (b) provide financial services or engage in real estate activities in connection with environmental matters , including, without limitation (i) the Brownfields Real Estate Business, (ii) environmental and other insurance brokerage or indemnity coverage, and (iii) such other financial services which are described or contemplated by the Commodore Financial Services Business Development Plan; and/or

                  (c) provide environmental informational services or systems, including electronic commerce or e-commerce products or services (including, without limitation, the Extension Electronic Investments), software or other Internet facilities for private industry or governmental agencies.

            "Permitted Investments" means a Participating Offered Investment which has been approved in writing in advance by both of the Stockholders.

             "Person" means any individual, partnership, association, trust, corporation, limited liability company or other entity, or government or any political subdivision thereof.

            "Repurchase Shares" means the individual and collective reference to all or any portion of the nine million five hundred thousand (9,500,000) shares of Acquisition Stock, for so long as such shares of Acquisition Stock shall be subject to the Option and the Repurchase Obligation.

            "Repurchase Balance" shall have the meaning defined in Section 7.2(b)(i) hereof.

            "Repurchase Obligation" shall have the meaning defined in Section 7.2(b) hereof.

            "Repurchase Price" shall have the respective meanings as are defined in Section 7.2(a)(iii) and in Section 7.2(b)(iii) hereof.

            "SEC" means the United States Securities and Exchange Commission and any successor United States federal public or governmental authority.

            "Sale of Control" means the sale or transfer of all or a majority of the assets or securities of the Company or Commodore (as the case may be) to any Person, whether by way of asset sale, stock sale, merger, consolidation or like combination.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar equity or other ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or have the right to control (whether or not exercised) the managing director, manager or a general partner of such partnership, limited liability company, association or other business entity.

      11 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

      The Company and the Stockholders hereby jointly and severally represent and warrant to Commodore as follows:

            11.1 Title to the Company Stock. The Stockholders are the record and beneficial owners of 100% of the issued and outstanding shares of capital stock of the Company. The Stockholders have good, valid and marketable title to the all of the issued and outstanding shares of capital stock of the Company, all of which has been duly authorized and validly issued and is fully paid and non-assessable, and is (and on the Closing Date will be) owned beneficially and of record of the Stockholders, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except for any restrictions which may be created by operation of state or federal securities laws. No person other than the Stockholders have any claim or interest in or to any of the Company Stock.

            11.2 Valid and Binding Agreement. The Stockholders have full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by the Stockholders, the Employment Agreements, the Non-Competition Agreements, the Pledge Agreement, the Make Whole Agreement, the Minority Company Stock Option Agreement and the Registration Rights

Agreement, constitutes and will constitute the legal, valid and binding obligations of the Stockholders, enforceable against the Stockholders in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

            11.3 Organization, Good Standing and Qualification. The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; (b) has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties; and (c) is qualified to do business as a foreign corporation in each foreign jurisdiction listed on Schedule 4.3; being the only jurisdictions where such qualification is required by law and where the failure to be so qualified would have a material adverse effect on the assets, business or financial condition of the Company. True and complete copies of the Certificate of Incorporation and By-Laws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as Schedule 4.3.

            11.4 Capital Structure, Stock Ownership.

                   (a) The authorized capital stock of the Company is as set forth in its Certificate of Incorporation contained in Schedule 4.4.

                   (b) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock or any rights to any shares of capital stock, or obligating the Stockholders to transfer any of the Company Stock. No shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase or acquire capital stock.

            11.5 Subsidiaries and Investments. Except as set forth on Schedule 4.5, the Company does not (a) own, directly or indirectly, any stock or other equity securities of any Person, or (b) have any direct or indirect Investment or equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the Core Business conducted by the Company.

            11.6 Financial Statements and Financial Information.

                  (a) Annexed hereto as Schedule 4.6(a) are true, correct and complete copies of the balance sheets of the Company as of December 31, 1997, December 31, 1998 and December 31, 1999, and the related statements of income, stockholders' equity and cash flows of the Company for the three (3) years ended December 31, 1999 (collectively, the "Historical Financial Statements").

                  (b) The Historical Financial Statements: (i) have been audited by Foote, Pasey & Griffith (the "Company Accountants") in accordance with GAAP;
(ii) fairly present in all material respects the Company's financial condition as at the dates thereof, and the results of its operations for the fiscal years then ended; (iii) contain and reflect all necessary material adjustments and accruals for a fair presentation of the financial condition and the results of operations as of the dates of and for the fiscal years covered by such Historical Financial

Statements; and (iv) make full and adequate provision for the various assets and liabilities of the Company, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein.

                   (c) Schedule 4.6(c) annexed hereto contains a true and complete list of the outstanding principal balance of, approximate accrued interest on, and all collateral security for all indebtedness for money borrowed and capitalized leases (collectively, "Debt") of the Company as of December 31, 1999, including but not limited to any such Debt owed by the Company to the Stockholders and/or any of the Stockholders' Affiliates.

                   (d) Schedule 4.6(d) annexed hereto contains: (i) true and complete aging schedules of the accounts receivable and accounts payable of the Company as of December 31, 1999; (ii) a true and complete list of all obligations (other than obligations disclosed in Schedule 4.6(c)) of the Company to the Stockholders and/or any of the Stockholders' Affiliates on the date hereof, (iii) a true and complete list of all obligations of the Company guaranteed by the Stockholders on the date hereof, and the terms of such guaranties; and (iv) a true and complete list reflecting the nature and amount of all obligations owed to the Company on the date hereof by the Stockholders and/or any of the Stockholders' Affiliates.

            11.7 No Material Changes.

                   (a) Since December 31, 1999, the Company has not made any payments or distributions of cash or other property of any kind, other than (i) normal operating expenses, (ii) its state taxes for current periods, (iii) scheduled amortization payments on existing Debt, plus any additional indebtedness or capital leases incurred to finance capital expenditures within the Company's 1999 capital expenditure budget, and (iv) cash distributions which have been paid or may hereafter be paid to the Stockholders in respect of the earnings and profits of the Company for all periods from and after January 1, 1999.

                   (b) Since December 31, 1999, the Core Business of the Company has continued to be operated only in the ordinary course, and there has not been:

                        (i) Any material adverse change in the financial condition, operations or business of the Company from that shown on the Historical Financial Statements, or any material transaction or commitment effected or entered into outside of the normal course of the Company's Core Business;

                        (ii) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Company; or

                        (iii) Except for permitted distributions pursuant to
Section 7.5 below, any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Stock, any other payment of any kind by the Company to the Stockholders or any of the Stockholders' Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to the Company by the Stockholders or any of the Stockholders' Affiliates, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company.

            11.8 Tax Returns and Tax Audits.

                   (a) Since inception in November 1996, the Company has elected to be taxed as an electing small business (Subchapter S) corporation under the provisions of Section 1371 et. seq., of the Internal Revenue Code of 1986, as amended (the "Code").

                   (b) All federal, state and local tax returns and tax reports required to be filed by the Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all federal, state and local income, franchise, sales, use, property, excise, payroll and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Company as of the date hereof have been fully paid, and appropriate accruals have been made on the Company's books for taxes not yet due and payable; all taxes and other assessments and levies which the Company is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable; and there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company.

                   (c) Neither the Company nor the Stockholders have received notice of any pending audits with respect to any federal, state or local tax returns of the Company, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

            11.9 Personal Property; Liens. The Company has and owns good and marketable title to all of its personal property, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever. All material items of machinery, equipment, vehicles and other fixed assets owned or leased by the Company are listed in Schedule 4.9 annexed hereto (with specific indication of those assets which are owned and those assets which are leased), and, except as and to the extent disclosed in Schedule 4.9, all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Company's business as presently conducted.

            11.10 Real Property.

                   (a) The Company does not own or have any interest of any kind (whether ownership, lease or otherwise) in any real property, except to the extent of the Company's interest as lessee under the leases for the Company's business premises located at (i) 8 Inverness Drive East, Suite 135, Englewood, Colorado 80112, (ii) 39 Exchange Place, Suite 30, Salt Lake City, Utah 84111, and (iii) such other locations as are listed on Schedule 4.10 hereto (collectively, the "Company Facilities"). True and complete copies of the lease agreements in respect of the Company Facilities (including all amendments thereto) are annexed hereto as Schedule 4.10 (collectively, the "Leases").

                   (b) The Company (and, to the best of the Stockholders' knowledge, the landlords thereunder) is presently in compliance with all of their respective obligations under the Leases, and the Company Facilities are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Company's business as presently conducted. No consent of the landlord under any Lease will be required in order for the Leases to remain in effect in accordance with their current terms, after giving effect to the sale and transfer of the Company Stock pursuant to this Agreement.

                   (c) The Company's use of the Company Facilities in the normal conduct of the Business does not violate any applicable building, zoning or other law, ordinance or regulation affecting such real property, and no covenants, easements, rights of way or other such conditions of record impair the Company's use of the Company Facilities in the normal conduct of the Business.

                   (d) All of the buildings, fixtures and other improvements located on or at the Company Facilities are accessible by public roads, and during the two (2) year period prior to the date hereof, the Company has not experienced any material interruption in the delivery of adequate quantities of any utilities or other public services required by the Company in the normal operation of the Business.

            11.11 Accounts Receivable.

                   (a) To the extent not already collected, all accounts receivable shown on the Historical Financial Statements, and all accounts receivable thereafter created or acquired by the Company prior to the Closing Date (the "Accounts"), have arisen or will arise in the ordinary course of the Company's business, and, to the extent not already collected, represent and will represent amounts owed to the Company by unaffiliated third party account debtors in respect of goods, products or services provided to such account debtors by the Company, subject to customary adjustments which may be effected with customers in the ordinary course of business (which adjustments are not and will not be, in the aggregate, material to the financial condition and business of the Company).

                   (b) The Stockholders have no knowledge of any asserted counterclaims or set-offs in respect of any of such Accounts, or any state of facts, events or occurrences which would impair the collection of such Accounts in the ordinary course of business, subject to customary adjustments which may be effected with customers in the ordinary course of business (which adjustments are not and will not be, in the aggregate, material to the financial condition and business of the Company).

            11.12 Inventories. The Company does not maintain any inventory or supplies held for resale.

            11.13 Insurance Policies. Schedule 4.13 annexed hereto contains a true and correct schedule of all insurance coverage held by the Company concerning its business and properties, including the names of insurers, policy limits and deductibles. Within the past three years none of such policies have been cancelled by the insurers and to the best of the Stockholders' knowledge, the types and levels of such insurance coverages are reasonable and customary for businesses of comparable type, size and location.

            11.14 Permits and Licenses. The Company possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Company, necessary in order to operate its Business in the manner presently conducted, except for such permits and licenses the failure to obtain which would not have a material adverse affect on the business or financial condition of the Company. All of the Company's permits, licenses and/or franchises are valid, current and in full force and effect and none of such permits, licenses or franchises will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the consummation of the transactions contemplated by this Agreement.

            11.15 Contracts and Commitments.

                   (a) Schedule 4.15 annexed hereto lists all real property leases, personal property leases, commitments, loan agreements, indentures, employment, consulting and shareholder agreements, and all other contracts and agreements to which the Company is a party and which are material to its business (collectively, "Material Contracts"), except that Schedule 4.15 need not list any such contract or agreement that is listed on any other Schedule hereto, or was entered into in the ordinary course of the Core Business of the Company and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $10,000 per annum; or (iii) may be terminated without penalty, premium or liability by the Company on not more than thirty (30) days' prior written notice.

                   (b) Except as set forth in Schedule 4.15: (i) all Material Contracts are in full force and effect; (ii) the Company has not received any notice that any Material Contract is in material breach or default or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the consummation of the transactions contemplated by this Agreement.

                   (c) No purchase commitment by the Company is in excess of the normal, ordinary and usual requirements of the business of the Company.

            11.16 Clients. Schedule 4.16 annexed hereto sets forth a list of the names and addresses of all clients of the Company since January 1, 1997. Except as set forth on such Schedule 4.16, the Company has not received any notice that any existing client intends to terminate relations with the Company.

            11.17 Labor, Benefit and Employment Agreements.

                   (a) Except as set forth in Schedule 4.17 annexed hereto, the Company is not a party to (i) any collective bargaining agreement or other written agreement covering unionized employees, (ii) any bonus, deferred compensation, stock option, stock purchase, consulting, retirement, severance, welfare or incentive plan, pension plan, profit sharing plan, retirement, or other such benefit plan constituting an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (collectively, an "Employee Plan"), or (iii) any written agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) which is not terminable without penalty by the Company on not more than thirty (30) days' prior written notice. Schedule 4.17 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid or to be paid by the Company during the 1999 fiscal year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $75,000.

                   (b) No union is now certified or has claimed in writing the right to be certified as a collective bargaining agent to represent any employees of the Company, and there are no organizational activities or labor disputes existing or, to the best of the Stockholders' knowledge, threatened, involving organizational activities, picketing, strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Company.

                   (c) Neither the Company nor the Stockholders have received notice of any unfair labor practice charges or petitions for election filed, pending or being litigated before the National Labor Relations Board or any State labor relations board. The Company has not received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours. The Company is not a party to any suits or administrative claims involving sexual harassment or discrimination and the Stockholders have no actual knowledge that any such claims are pending or threatened.

                   (d) The Company (i) is not a party to any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) the Company has not, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as those terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

                   (e) With respect to any and all Employee Plans which the Company may previously have maintained or sponsored, such Employee Plans were administered in compliance in all material respects with all applicable statutes, rules and regulations.

                   (f) Except as listed in Schedule 4.17, the Company does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(l) of ERISA) for the benefit of any current or former employees, and, except as required by statute or governmental regulation, the Company does not have any liability, fixed or contingent, for health or medical benefits to any former employee.

            11.18 No Breach of Statute, Decree or Other Instrument. Except as set forth on Schedule 4.18, neither the execution and delivery of this Agreement by the Stockholders, nor the performance of or compliance with the terms and provisions of this Agreement on the part of the Company and/or the Stockholders, will violate or conflict with any term of the Articles of Incorporation or By-Laws of the Company or constitute a material breach or violation of any statute, law, rule or regulation of any governmental authority affecting the Company, or will at the Closing Date conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction, decree, contract, lease, agreement, indenture or other instrument to which the Company or the Stockholders are a party or by which the Company or the Stockholders are bound. No consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of the Company or the Stockholders in connection with the consummation of the transactions contemplated hereby. To the best of the Stockholders' knowledge, the Company will not be required, whether by law, regulation or administrative practice, to reapply for or refile to obtain any of the material licenses, permits or other authorizations presently held by the Company and required for the operation of its business as conducted on the date hereof

            11.19 Compliance with Laws. The representations and warranties contained in this Section 4.19 relate to matters other than "Environmental Laws," which are covered by Section 4.24 below.

                   (a) The Company is, and has been at all times during the three (3) year period prior to the date hereof, in compliance, in all material respects, with all domestic, foreign, federal, state, local and municipal laws and ordinances and governmental rules and regulations, and all requirements of insurance carriers, applicable to its business, affairs, properties or assets.

                   (b) The Company has not received any notice of default or violation, nor is the Company in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. The Company has not received any written notice of or been charged with, and is not, to the best of the Stockholders' knowledge, under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the business, financial condition or results of operations of the Company.

            11.20 Litigation. Except as disclosed on Schedule 4.20 hereto, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending, or to the best knowledge of the Stockholders threatened, by or against the Company or any of its assets or properties. The Stockholders are not aware of any state of facts, events, conditions or occurrences which would properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation against or with respect to the Company.

            11.21 Patents, Licenses and Trademarks. Except as set forth on
Schedule 4.21, there are no (a) patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Company and/or the Stockholders or any of the Company's directors, officers or employees and which in any way relate to or are used in the business of the Company; (b) licenses, both domestic and foreign, which are owned or controlled by the Company or the Stockholders and/or any of the Company's directors, officers or employees and which in any way relate to or are used in the business of the Company; or (c) franchises, licenses and/or similar arrangements granted to the Company by others and/or to others by the Company (collectively, "Intellectual Property"). The Stockholders do not own personally or through any Affiliate of the Stockholders (other than the Company) any such Intellectual Property.

            11.22 Transactions with Affiliates. No material asset employed in the business of the Company is owned by, leased from or leased to the Stockholders, any of the Stockholders' Affiliates, any member of the Stockholders' family or any partnership, corporation or trust for their benefit, or any other officer or director of the Company or any Affiliate of the Company.

            11.23 Bank Accounts. Annexed hereto as Schedule 4.23 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

            11.24 Environmental Matters.

                   (a) As used in this Section 4.24: (i) the term "Environmental Laws" means all federal, state and local laws, statutes, regulations, permits, orders, ordinances, codes, rules and other governmental restrictions, requirements and duties, including common law, relating to the treatment, storage, disposal or release of air pollutants, water pollutants or processed waste water or otherwise relating to human health, the environment or hazardous substances, including but not limited to the Federal Solid Waste Disposal Act; the Federal Clean

Air Act (including, without limitation, the Clean Air Act Amendments of 1990); the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Federal Toxic Substances Control Act; the Federal Resource Conservation and Recovery Act of 1976; the National Environmental Policy Act; the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and similar state laws, all amendments to any of the foregoing statutes, and all regulations promulgated by any federal or state agencies, including the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereinafter in effect; (ii) the terms "hazardous substances", "release", "respond", "response", and all variations and derivatives thereof shall mean and include, without limitation, all radioactive materials, asbestos and asbestos-containing materials, PCB's, petroleum products and by-products, all solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health, and all substances defined or listed as "hazardous substances", "toxic substances", "hazardous waste", "toxic pollutants" in, or otherwise regulated under any Environmental Law, including, without limitation, the meanings ascribed to them in CERCLA.

                   (b) The Company has not received notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Company, (ii) asserts or alleges that the Company is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (iii) asserts or alleges that the Company is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Company. The Company is not subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the best of the Stockholders' knowledge, the Company has not been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. The Company is not a participant in, nor does the Stockholders have actual knowledge of, any governmental investigation involving the Company Facility or any other real estate now or heretofore owned or leased by the Company.

                   (c) Neither the Company nor, to the best of the Stockholders' knowledge, any other person, firm, corporation or governmental entity has caused or permitted any hazardous substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any real estate now or heretofore leased by the Company, which materials, if known to be present, may reasonably be expected owned or to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

                   (d) To the best of the Stockholders' knowledge, there are not now nor have there ever been, any tanks or other storage facilities on, under or at any real estate now or heretofore owned or leased by the Company which contain or contained hazardous substances or other materials which, if known to be present in soils or ground water, may reasonably be expected to require or authorize cleanup, removal or other remedial action under any Environmental Laws.

                   (e) To the best of the Stockholders' knowledge, the Company has in full force and effect all material permits, licenses and approvals required to be maintained under any Environmental Laws applicable to the Company or the Company Facility.

                   (f) The Stockholders are not aware of any monitoring and testing equipment and records which are legally required to assess environmental compliance in accordance with Environmental Laws, and there are no conditions presently existing at any real estate currently occupied by the Company which would subject the Company to any damages, penalties, cleanup costs or other liability under Environmental Laws, or which may reasonably be expected to require cleanup, removal, remedial action or other response under any applicable Environmental Laws.

            11.25 Investment Decision. With respect to the receipt of Commodore Common Stock, the Stockholders have obtained all such information as the Stockholders have required in order to make an informed decision with respect to the acceptance of an investment in such securities.

            11.26 Schedules Incorporated by Reference. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement, as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

            11.27 Disclosure and Duty of Inquiry. Commodore is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholders in this Agreement. The Stockholders representations and warranties herein shall not be affected by any information which may come to the attention of Commodore during the course of any investigation heretofore or hereafter made.

      12. REPRESENTATIONS AND WARRANTIES OF COMMODORE.

            Commodore hereby represents and warrants to the Stockholders as follows:

            12.1 Organization, Good Standing and Qualification. Commodore is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

            12.2 Valid and Binding Agreement. This Agreement and, when executed and delivered by Commodore on the Closing Date, each of the "Transaction Documents" (as hereinafter defined), constitute and will constitute the legal, valid and binding obligations of Commodore, enforceable against Commodore in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

            12.3 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by Commodore, nor compliance with the terms and provisions of this Agreement or the Transaction Documents on the part of Commodore, will: (a) violate the Certificate of Incorporation or By-Laws of Commodore, or any statute or regulation of any governmental authority, domestic or foreign, which affects and is material to the business of Commodore; (b) require the issuance to Commodore of any authorization, license, consent or approval of any federal or state governmental agency; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which Commodore is a party, or by which Commodore is bound, or constitute a default thereunder.

            12.4 Public Filings. Except as set forth on Schedule 5.6, since June 1996 Commodore has timely made all filings of all periodic reports with the SEC required to be made under the Securities and Exchange Act of 1934, as amended, including, without limitation, all Form 10-K, Form 10-Q and Form 8-K filings (the "1934 Act Reports"). The information contained in all such 1934 Act Reports and in Commodore's Form S-3 Registration Statement currently being reviewed by the SEC are complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state therein any such material fact or circumstance required to make the statements contained therein not misleading in any material respect.

            12.5 Disclosure and Duty of Inquiry. The Stockholders are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by Commodore in this Agreement. Commodore's representations and warranties herein shall not be affected by any information which may come to the attention of the Stockholders during the course of any investigation heretofore or hereafter made.

            12.6 Investment Decision. Prior to the Closing Date, Commodore and its representatives shall have had an opportunity to conduct and shall have conducted a full and complete due diligence investigation of the Assets, Assumed Liabilities, business, financial condition and prospects of the Core Business of the Company (the "Due Diligence Investigation"), and shall have obtained all such information as Commodore has deemed appropriate in order to make an informed decision with respect to the consummation of the transactions contemplated by this Agreement and the Exhibits hereto.

            12.7 No Material Adverse Change. Since the date of Commodore's filing of its Form 10-K for its fiscal year ended December 31, 1999, there has been no material adverse change in the business, financial condition, results of operations or prospects of Commodore and its Subsidiaries, when taken as a consolidated whole, except as otherwise expressly referred to or reflected in the 1934 Act Reports referred to in Section 5.4 above.

      13. THE STOCKHOLDERS' OBLIGATIONS BEFORE THE CLOSING DATE.

            The Stockholders each covenant and agree that, from the date hereof until the Closing Date:

            13.1 Access to Information. In order to assist Commodore in the conduct of its due diligence investigation, the Company and the Stockholders shall permit Commodore and its counsel, accountants and other representatives, upon reasonable advance notice to the Company, during normal business hours and without undue disruption of the business of the Company, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Company, including (without limitation) to permit any accountants, attorneys or other professionals selected by Commodore to perform a review (including access to accountants' work papers) of the Historical Financial Statements. Commodore and its representatives shall also be permitted to freely consult with the Company's counsel and accountants concerning the Business of the Company, and, following delivery of Financing Commitments acceptable to the Stockholders, to conduct interviews with employees, customers and suppliers of the Company. In addition, the Stockholders will assist Commodore in connection with attending meetings, making presentations to, and having consultations with prospective financing sources; provided, that such assistance shall (a) not obligate the Stockholders to attend meetings at times or places that would interfere with their operation of the Business, and (b) not be construed in any manner to obligate the Company or the Stockholders, or either of them, to incur any personal liability or expense.

            13.2 Conduct of Business in Normal Course. The Company shall carry on its business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Company as of the date hereof, without in each instance obtaining the prior written consent of Commodore. Without limitation of the foregoing, the Company shall not make any payments in violation of Section 4.7(a) above.

            13.3 Preservation of Business and Relationships. The Company shall, without making or incurring any unusual commitments or expenditures, use its best efforts to preserve its business organization intact and to preserve its present relationships with referral sources, clients, customers, suppliers and others having business relationships with it.

            13.4 Maintenance of Insurance. The Company shall continue to carry its existing insurance, to the extent obtainable upon reasonable terms.

            13.5 Corporate Matters. The Company shall not, without the prior written consent of Commodore:

                   (a) amend its Articles of Incorporation or By-Laws;

                   (b) issue any shares of its capital stock;

                   (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock might be directly or indirectly issued;

                   (d) amend, cancel or modify in any material respect any Material Contract or enter into or modify any material new agreement, commitment or transaction, except in each case in the ordinary course of business;

                   (e) pay, grant or authorize any salary increases or bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment agreement, consulting agreement, management agreement or Employee Plan;

                   (f) make any change in its senior management personnel;

                   (g) except pursuant to commitments in effect on the date hereof and/or within the Company's 1999 capital expenditure budget (to the extent disclosed in Schedule 6.5 annexed hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $20,000 in the aggregate;

                   (h) sell, assign or dispose of any capital asset(s) with a net book value in excess of $10,000 as to any one item, or $50,000 in the aggregate;

                   (i) materially change its method of collection of accounts or notes receivable, accelerate or slow its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices',

                   (j) incur any liability or indebtedness except, in each instance, in the ordinary course of the Business;

                   (k) subject any of its assets or properties to any further liens or encumbrances, other than Permitted Liens;

                   (l) forgive any liability or indebtedness owed to it by the Stockholders or any of his Affiliates;

                   (m) enter into any material contracts with the Stockholders or any key employees; or

                   (n) agree to do, or take any action in furtherance of, any of the foregoing.

      14. ADDITIONAL AGREEMENTS OF THE PARTIES.

            14.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon Commodore under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by Commodore, the Company and the Stockholders that (a) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (b) all financial information, business records and other non-public information concerning the Company or Commodore which any of Commodore, the Company and the Stockholders or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by Commodore, the Company and the Stockholders and their respective representatives, and shall not be disclosed to any person that is not associated or affiliated with any of Commodore, the Company and the Stockholders and involved in the transactions contemplated hereby, without the prior written approval of the Stockholders or Commodore, as applicable. Notwithstanding the foregoing, Commodore may disclose confidential information to prospective financing sources; provided, such financing sources execute and deliver to the Company a separate confidentiality agreement in substantially the form of
Schedule 7.1 annexed hereto The provisions of this Section 7.1 shall not be applicable to disclosures required to be made to third parties pursuant to subpoenas or court orders. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the Company or Commodore. In the event that the transactions contemplated hereby shall not be consummated for any reason, each of Commodore, the Company and the Stockholders covenant and agree that neither they nor their respective representatives shall retain any documents, lists or other writings which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue).

            14.2 Commodore's Option and Repurchase Obligation.

            Notwithstanding anything to the contrary, express or implied, contained in this Agreement or in any exhibit hereto, with respect to up to an aggregate of ten million five hundred thousand (10,500,000) shares of the Acquisition Stock, the following provisions of this Section 7.2 shall apply:

                  (a) Option to Purchase. Commodore is hereby granted, upon the terms and subject to the conditions hereinafter set forth, an option (the "Option"), exercisable at any time or from time to time during the "Option Period" (as hereinafter defined), to purchase any or all of the ten million five hundred thousand (10,500,000) shares of Acquisition Stock at the "Repurchase Price" (as hereinafter defined), all upon the terms and conditions set forth below. Notwithstanding the foregoing, or any other provision of this Section 7.2, in addition to (and not in lieu of) their rights to terminate the entire Option pursuant to the provisions of Section 7.2(a)(vii) below, the Stockholders may at any time on or prior to Commodore's exercise of the entire Option and payment of the full Repurchase Price for all shares of the Acquisition Stock, elect to withhold from the Option and retain all or any part of up to one million (1,000,000) of the shares of Commodore Common Stock included in the Acquisition Stock (such 1,000,000 shares of Acquisition Stock subject to retention by the Stockholders being referred to herein as the "Additional Commodore Stock"). The shares of Acquisition Stock which are subject to the Option are hereinafter sometimes referred to herein as the "Repurchase Shares."

                        (i) The aforesaid Option shall commence upon the effective date of the Acquisition and, to the extent not exercised, shall terminate one (1) year from the Closing Date (the "Anniversary Date"), unless sooner terminated as provided in clause (vii) of this Section 7.2(a) (the "Option Period"). Commodore shall have the right to purchase the Repurchase Shares on any one or more occasions during the Option Period.

                        (ii) On each occasion that Commodore shall elect to exercise the Option, whether in whole or in part, it shall deliver to the record owners of the Repurchase Shares, not less than twenty-four (24) hours and not more than thirty (30) days prior written notice of exercise (the "Exercise Notice"); provided, that the final Exercise Notice shall be given not later than thirty (30) days prior to the expiration of the Option Period.

                        (iii) On each occasion that Commodore shall elect to exercise its Option, it shall pay to the record owners of the Repurchase Shares a purchase price, for each of the Repurchase Shares set forth in the Exercise Notice, which shall be equal to the greater of (i) one and 50/100 dollars ($1.50) or (ii) sixty-five (65%) percent of the average of the closing prices of Commodore Common Stock, as traded on the American Stock Exchange, Inc., The Nasdaq Stock Market, Inc., the New York Stock Exchange, Inc. (collectively a "National Securities Exchange"), as reported in The Wall Street Journal, Eastern Edition, for the three (3) trading days immediately prior to the date of each scheduled payment of such Repurchase Price (the "Repurchase Price").

                        (iv) Against receipt by it of stock certificates evidencing such Repurchase Shares, duly endorsed for transfer, Commodore shall pay in full, in cash to the appropriate record owners of the Repurchase Shares, the Repurchase Price for all Repurchase Shares set forth in each Exercise Notice on a date which shall be not later than thirty (30) days following the date of such Exercise Notice. If, for any reason (other than a record owner's failure to timely deliver to Commodore stock certificates evidencing such Repurchase Shares, duly endorsed for transfer), Commodore shall fail or refuse on any one occasion to make timely payment in full of the Repurchase Price, the Option Period and the Option shall immediately terminate.

                        (v) On each occasion that Commodore shall elect to exercise the Option, it shall deliver the Exercise Notice to each record owner of the Repurchase Shares and shall exercise the Option and pay the Repurchase Price, on a pro-rata basis as among all such record owners of Repurchase Shares, based upon the amount by which the number of Repurchase Shares owned by each record owner bears the aggregate number of outstanding Repurchase Shares.

                        (vi) The Stockholders shall, and shall cause the other holders of the Repurchase Shares to fully cooperate with Commodore and its designated assignees in connection with the timely delivery of certificates evidencing the appropriate number of Repurchase Shares to be repurchased pursuant to each Exercise Notice, duly endorsed by the holder for transfer or accompanied by duly executed stock powers with signatures appropriately notarized or guaranteed. In such connection, on the Effective Date, the Stockholders and each other holder of Repurchase Shares shall deliver to Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, as custodian, certificates evidencing all Repurchase Shares, and such custodian, as securities counsel to Commodore shall delivery appropriate instructions to the Commodore transfer agent on each occasion that Repurchase Shares are to be delivered upon each full or exercise of the Option.

                        (vii) The Option Period set forth in clause (i) of this
      Section 7.2(a) shall automatically terminate, without any further action on the part of any Person, prior to the Anniversary Date and thereafter the Option shall be null and void, if Commodore or the Company shall fail to fully perform on a timely basis any of the "Obligations" (as that term is defined in Section 7.2(d) below). In addition, and notwithstanding the grant of the Option hereunder, the Stockholders may, upon three (3) days prior written notice to Commodore terminate the Option as to all Repurchase Shares at any time prior to the Anniversary Date; provided, that if the Stockholders (acting on behalf of themselves and the other holders of the Repurchase Shares) shall so elect to voluntarily terminate the Option, the Repurchase Obligation described in Section 7.2(b) below shall similarly terminate as of the date of such voluntary termination of the Option by the Stockholders.

                  (b) Obligation to Repurchase the Repurchase Shares. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, and as material consideration to induce the Stockholders to amend and restate the Prior Asset Agreement, Commodore hereby irrevocably and unconditionally covenants and agrees to purchase from the record owners of the Repurchase Shares, by a date which shall be not later than the Anniversary Date, at the Repurchase Price set forth in this Section 7.2(b), a sufficient number of the Repurchase Shares, so as to provide the record owners of the Repurchase Shares by the Anniversary Date with cash payments which shall aggregate not less than Fourteen Million Five Hundred Thousand ($14,500,000) Dollars, inclusive of payments made upon the prior exercise(s) by Commodore of the Option set forth in Section 7.2(a) above. The foregoing covenant and agreement of Commodore is herein referred to as the "Repurchase Obligation." The Repurchase Obligation of $14,500,000 shall be inclusive of stated interest thereon at the rate of 6.37% per annum; which interest shall be payable on the Anniversary Date, together with payment of the "Repurchase Balance" (as that term is hereinafter defined). Such Repurchase Obligation shall be discharged by Commodore, as follows:

                        (i) On the Anniversary Date, against delivery of the appropriate number of Repurchase Shares duly endorsed for transfer, Commodore shall make payment to the record owners of the Repurchase Shares (on a pro-rata basis as among all such record owners of Repurchase Shares, based upon the amount by which the number of Repurchase Shares owned by each record owner bears the aggregate number of outstanding Repurchase Shares) of an aggregate amount as shall equal (A) Fourteen Million Five Hundred Thousand ($14,500,000) Dollars, less (B) the aggregate payments previously made at the applicable Repurchase Prices to such record owners or their predecessors upon exercise of the Option set forth in Section 7.2(a) above (the "Repurchase Balance").

                        (ii) The number of Repurchase Shares to be delivered to Commodore, in exchange for its payment of the Repurchase Balance, shall be determined by dividing the Repurchase Balance by the Repurchase Price set forth below in clause (iii) of this Section 7.2(b).

                        (iii) For purposes of this Section 7.2(b), the Repurchase Price for each of the Repurchase Shares shall be equal to the greater of (i) one and 50/100 dollars ($1.50) or (ii) sixty-five (65%) percent of the average of the closing prices of Commodore Common Stock, as traded on a National Securities Exchange, as reported in the Wall Street Journal, for the three trading days immediately prior to the Anniversary Date.

                        (iv) If, for any reason (other than a record owner's failure to timely deliver to Commodore stock certificates evidencing such Repurchase Shares, duly endorsed for transfer), Commodore shall fail or refuse to make payment in full of the Repurchase Balance with thirty (30) days after the Anniversary Date, the Stockholders, may on behalf of themselves and all other record owners of the Repurchase Shares, in addition to and not in lieu of all of their remedies at law, exercise all of their rights and remedies contemplated by Section 7.2(d) below and Exhibit D annexed hereto.

                   (c) Acknowledgements and Additional Agreements of Commodore. Commodore acknowledges that, but for the Repurchase Obligation set forth in
Section 7.2(b) above and its agreement to provide collateral security for the payment and performance of such Repurchase Obligation, and without the immediately following covenant by Commodore, the Stockholders would not have entered into this Agreement and would have terminated all transactions and other relationships with Commodore. Accordingly, Commodore does hereby agree that if, following the Closing Date, a petition is filed by or against Commodore and/or any of its Subsidiaries (collectively, the "Commodore Group") commencing a case under the United States Bankruptcy Code or if Commodore or any of the other members of the Commodore Group shall become the subject of any insolvency, bankruptcy, receivership, readjustment of debt, dissolution, reorganization , liquidation or similar proceeding, under state or federal law, the Stockholders and the other holders of Repurchase Shares will be immediately and absolutely entitled to, and each member of the Commodore Group hereby consents to, the relief specified in clauses (i), (ii) and (iii) below, singly, alternatively or cumulatively, and each member of the Commodore Group agrees that it will not object to, contest or oppose any motion, application, complaint or other proceeding by the Stockholders (acting on behalf of themselves and any other holders of the Repurchase Shares), to obtain such relief, and each member of the Commodore Group will take all actions necessary to enable the Stockholders and other holders of Repurchase Shares to obtain the following relief:

                        (i) the Stockholders and the other holders of Repurchase Shares shall be entitled to the immediate termination of the automatic stay imposed by Section 362 of the Bankruptcy Code to enable any of them to exercise all of their rights and remedies under this Agreement, the Pledge Agreement annexed hereto as Exhibit D and applicable law;

                        (ii) the Stockholders and the other holders of the Repurchase Shares shall be entitled to the immediate dismissal of such case pursuant to Section 305(a)(1) of the Bankruptcy Code (with attorneys' fees and other costs), and Commodore and each other member of the Commodore Group agree that such dismissal will be in the interest of creditors and themselves; and

                        (iii) the Stockholders and each other holder of Repurchase Shares shall be entitled to the immediate dismissal of such case under Section 1112(b) of the Bankruptcy Code for cause, and Commodore and each other member of the Commodore Group agree that the filing of such case by any of them shall per se be deemed to have been commenced in bad faith and solely for the improper purpose of impeding the exercise of the rights and remedies of the Stockholders and other holders of Repurchase Shares with attendant unnecessary delay and needless cost.

            In addition to (and not in lieu) of the foregoing, each of Commodore and all other members of the Commodore Group do hereby irrevocably and unconditionally covenant and agree:

            (A) to waive any and all equitable defenses to the exercise of the rights and remedies of the Stockholders and the other holders of Repurchase Shares set forth in this Section 7.2 and in the Pledge Agreement annexed hereto as Exhibit D, including, without limitation, the equitable defense of forfeiture; and

            (B) that the rights and remedies of the Stockholders and other holders of Repurchase Shares which are set forth in this Section 7.2 and in the Pledge Agreement annexed hereto as Exhibit D shall not be subject to pro ration

                   (d) Collateral to Secure Obligations. As collateral to secure payment and performance by Commodore and/or the Company of (i) the obligation of Commodore to hold the Commodore Stockholders Meeting and obtain Final Commodore Stockholders

Approval, as contemplated by Section 7.12 below, (ii) the full and timely payment of the entire Repurchase Obligation with respect to the Repurchase Shares, (iii) Commodore's obligations under the Make Whole Agreement, (iv) the obligation of the Company to make full and timely payments of all quarterly installments of Company Cash Flow Payments of Company Cash Flow, as defined and provided in Section 2.5 hereof, up to and including the first Ten Million ($10,000,000) Dollars of such Company Cash Flow Payments which are due and payable in quarterly installments through December 31, 2003, and (v) the obligations of each of Commodore and the Company to duly perform all of its and their respective covenants, agreements and undertakings which are set forth in
Section 14.4 and Section 14.5 of this Agreement (collectively, the "Obligations"), on the Effective Date, and in addition to the Acquisition Stock which shall serve as collateral for the Repurchase Obligations, Commodore shall pledge to the Stockholders all, and not less than all, of the shares of Majority Company Stock (the "Pledged Shares") pursuant to the terms of the Pledge and Security Agreement annexed hereto as Exhibit D and made a part hereof (the "Pledge Agreement").

            14.3 Employment Agreements. On the Closing Date, the Company and each of Russell and Speciale shall enter into a five-year employment agreement in the form of Exhibit "E" annexed hereto (collectively, the "Employment Agreements").

            14.4 Non-Competition Agreement. On the Closing Date, Commodore, the Company and each of the Stockholders shall enter into a five-year non-competition and nondisclosure agreement in the form of Exhibit "F" annexed hereto (the "Non-Competition Agreement").

            14.5 Dividends and Distributions; Tax Accounting and Payments.

                   (a) It is expressly acknowledged, understood and agreed by Commodore that the Stockholders shall have the absolute right to cause the Company to distribute to the Stockholders in cash all of the earnings, profits and income before application of federal income taxes, earned by the Company for all periods from January 1, 1999 through and including the Closing Date (the "Cash Distributions"). Notwithstanding the foregoing, following the date hereof and through the Closing, the Stockholders (i) shall cause the Company to retain sufficient cash to pay all of its obligations incurred in the ordinary course of business, (ii) shall not accelerate the collection of accounts receivables or delay the payment of accounts payables, and (iii) shall, in good faith, cause the Company to retain sufficient cash reserves as at the Closing Date to pay ordinary anticipated business expenses. Not less than ten (10) day prior to the Closing, the Stockholders shall submit to Commodore a schedule of all Cash Distributions paid and which shall be paid to the Stockholders prior to the Closing Date.

                   (b) The parties hereby confirm and consent that the Company's income in respect of the fiscal year in which the Closing Date occurs shall not be prorated as between the Stockholders (on the one hand) and Commodore (on the other hand), but shall be determined based on actual income for that portion of the current fiscal year through the Closing Date and for that portion of the current fiscal year subsequent to the Closing Date, with the Company having been deemed to have closed its books for these purposes on and as of the Closing Date. The amounts required to be paid by the Stockholders as taxes in respect of the Stockholders' allocable share of the net income of the Company during the period from (i) January 1, 1999 through December 31, 1999, and (ii) for the period from January 1, 2000 through the Closing Date are collectively referred to herein as the "Tax Obligations."

                   (c) In the event that the aggregate Cash Distributions which shall have been made to the Stockholders from the date of this Agreement through the Closing Date Company shall, for any reason, not be sufficient to enable the Stockholders to satisfy the Stockholders' Tax Obligations, then, in order to enable the Stockholders to pay the balance, if any, of such Tax Obligations, not later than ninety (90) days after the Closing Date, Commodore shall pay, arrange to pay, or cause the Company to pay, to the Stockholders an amount equal to:

                         (i) that percentage of the net income of the Company
from January 1, 1999 through the Closing Date equal to the highest combined marginal federal and state personal income tax rate, minus

                         (ii) the aggregate Cash Distributions, if any, which
have been previously distributed by the Company to the Stockholders between the date of this Agreement and the Closing Date.

            14.6 No Shopping. Prior to any valid termination of this Agreement pursuant to Section 11 below, neither the Stockholders nor any of the Stockholders' representatives (nor any officers, directors, affiliates or representatives of the Company) will solicit or otherwise entertain any offers or inquiries, or negotiate with or enter into any discussions, commitments, agreements or understandings with any person, firm or entity (other than Commodore) in respect of any sale or disposition in any manner of any capital stock, assets or business (or any material portion thereof) of the Company or any other transaction which, if consummated, would frustrate the intent of this Agreement.

            14.7 Non-Interference. None of the parties shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 8 and 9 below.

            14.8 Key Employee Agreements. On or before the Closing, the Company shall enter into long-term (not less than three years) employment and non-competition agreements with those key employees of the Company listed on
Schedule 7.8 annexed hereto (the "Key Employees"); all upon such terms and conditions as shall be mutually acceptable to Commodore and the Stockholders.

            14.9 Commodore Stock Options. Prior to the Effective Date, each of the Stockholders and Commodore shall establish a Commodore stock option program for employees of the Company (including the Key Employees) who shall be designated by the Stockholders, all upon such terms and conditions as shall be mutually acceptable to the Stockholders and the board of directors and compensation committee of Commodore.

            14.10 Registration Rights Agreement. On the Closing Date, Commodore and each of the Stockholders shall enter into a registration rights agreement in the form of Exhibit "G" annexed hereto (the "Registration Rights Agreement").

            14.11 Make Whole Agreement. On the Closing Date, Commodore shall execute and deliver to and each of the Stockholders an agreement in the form of Exhibit "C" annexed hereto (the "Make Whole Agreement").

            14.12 Commodore Stockholders Meeting. Immediately following the date of execution of this Agreement, Commodore shall take all steps necessary to call a the Commodore Stockholders Meeting. In such connection, Commodore shall promptly prepare and file with the SEC a proxy statement under Section 14A of the Securities Exchange Act of 1934, as amended, containing therein all requisite disclosures concerning the Company, the Acquisition and the transactions contemplated hereby (the "Commodore Proxy Statement"), and shall use its best efforts to cause such Commodore Proxy Statement to be declared effective by the SEC as soon as practicable following the date of this Agreement. Commodore does hereby covenant and agree that (a) the Commodore Stockholders Meeting shall take place in New York City as soon as practicable following SEC approval of the Commodore Proxy Statement, and (b) Final Commodore Stockholders Approval shall have been received on a date which shall be not later than November 15, 2000.

            14.13 Minority Company Stock Option Agreement. On the Closing Date, the Stockholders and Commodore shall have executed and delivered the Minority Company Stock Option Agreement in the form of Exhibit H annexed hereto, pursuant to which Minority Company Stock Option Agreement (a) the Stockholders shall grant to Commodore the Minority Company Stock Option, and (b) in consideration for the grant of such Minority Company Stock Option, Commodore shall issue to the Stockholders, in equal amounts, an aggregate of five million (5,000,000) shares of the Commodore Option Stock.

            7.14 Irrevocable Proxy from CXI Majority Stockholders. Simultaneous with the execution and delivery of this Agreement, the CXI Majority Stockholders shall have executed and delivered to the Stockholders, an irrevocable proxy coupled with an interest, pursuant to which the CXI Majority Stockholders shall grant to the Stockholders, acting jointly, an irrevocable proxy, coupled with an interest, to vote all shares of Commodore Common Stock owned of record by the CXI Majority Stockholders IN FAVOR of this Agreement, the Acquisition and the transactions contemplated hereby, at the Commodore Stockholders Meeting or any adjournment or adjournments thereof.

            7.15 Authorization of Agreement. The execution, delivery and performance by Commodore of this Agreement, the Certificate of Acquisition, the Make Whole Agreement, the Pledge Agreement, the Non-Competition Agreement, the Employment Agreements, the Registration Rights Agreement and the Minority Company Stock Option Agreement and the other related Exhibits hereto and thereto (collectively, the "Transaction Documents") and the consummation of the Acquisition, delivery of stock certificates and instruments evidencing the Acquisition Stock, the Commodore Option Stock and the Commodore Warrant, and the all of other transactions contemplated by this Agreement (a) has been duly and validly authorized and approved by the Board of Directors of Commodore in all respects, and (b) shall be duly and validly authorized, approved and ratified by the stockholders of Commodore at the Commodore Stockholders Meeting and Final Commodore Stockholders Approval shall have been received by not later than November 15, 2000.

            7.16 Lock-Up Agreement. Each of the Stockholders and the Company do hereby covenant agree (on behalf of themselves and all other holders of the Commodore Securities described herein) that, without the prior written approval of Commodore, they will not sell, transfer, pledge, hypothecate or assign (collectively, "Transfer") any of the 16,500,000 shares of Commodore Common Stock, comprising the Acquisition Stock, Commodore Option Stock or the shares of Commodore Common Stock issuable upon exercise of the Commodore

Warrants (collectively, the "Commodore Securities") for a period of thirteen
(13) months from the Closing Date; provided, that the covenants and agreements of the Stockholders and the Company set forth in this Section 7.16 (the "Lock Up Agreement") shall automatically terminate and thereafter be without further force or effect in the event that the Option set forth in Section 7.2(a) shall automatically terminate or be voluntarily terminated prior to the Anniversary Date for any of the reasons set forth in Section 7.2(a)(vii) of this Agreement.

      15. CONDITIONS PRECEDENT TO COMMODORE'S PERFORMANCE.

             The obligations of Commodore to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Effective Date, of all the following conditions, any one or more of which may be waived in writing by Commodore:

            15.1 Accuracy of Representations and Warranties. All representations and warranties made by the Stockholders in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to Commodore under this Agreement shall be true and correct in all material respects on and as of the Effective Date as though such representations and warranties were made on and as of that date.

            15.2 Performance. The Stockholders and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Effective Date, including, without limitation, all covenants and agreements described in Article 7 of this Agreement.

            15.3 Certification. Commodore shall have received a certificate, dated the Effective Date, signed by the Stockholders, certifying, in such detail as Commodore and its counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

            15.4 Good Standing Certificates. The Stockholders shall have delivered to Commodore a certificate or telegram issued by the Secretary of State of the State of Utah, evidencing the good standing of the Company in such jurisdiction as of a date not more than fifteen (15) days prior to the Closing Date.

            15.5 Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall be pending or threatened on the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the business, financial condition, operations or prospects of the Company, or impair the ability of the Stockholders to transfer and deliver to Commodore all of the Company Stock free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

            15.6 Consents. All necessary disclosures to and agreements and consents of (a) Commodore's lenders, (b) any parties to any contracts and/or any licensing authorities which are material to the Company's business, and (c) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to Commodore.

            15.7 Settlement of Affiliate Obligation. All debts, liabilities and other monetary obligations owed to the Company on the Closing Date by the Stockholders and/or any of the Stockholders' Affiliates shall have been fully paid to the Company in immediately available funds, such that no such Affiliate obligations shall be outstanding on and after the Closing Date.

            15.8 Material Litigation. Between the date of this Agreement and the Effective Date, no litigation, arbitration or other legal proceeding shall have been brought by any third party seeking to enjoin the transfer of the Company Stock and the other transactions contemplated by this Agreement.

            15.9 No Material Adverse Change. There shall not have occurred any event or condition which could materially and adversely affect the assets and properties, business, financial condition, results of operations or business prospects of the Company from those reflected in the Audited 1999 Financial Statements, or disclosed in this Agreement or the Schedules hereto, except for matters resulting from adverse changes in economic conditions affecting businesses and economic conditions in the United States generally.

            15.10 Execution and Delivery of Exhibits. On or before the Effective Date, the Stockholders shall have executed and delivered to Commodore and the Company (as applicable) the Transaction Documents constituting Exhibits hereto.

            15.11 Client Relationships. Prior to the Closing Date, no material client of the Company (accounting for 10% or more of budgeted revenues for fiscal 2000) shall have notified the Company of its intention to terminate the Company's services prior to the normal expiration of a contracted-for assignment.

            15.12 Minimum 1999 Adjusted Pre-Tax Income. The Adjusted Pre-Tax Income of the Company for the fiscal year ending December 31, 1999 shall be not less than Four Million ($4,000,000) Dollars.

            15.13 CXI Majority Stockholders Consent. The CXI Majority Stockholders, being the record holders of a majority of the currently outstanding shares of Commodore Common Stock shall have approved and ratified this Agreement, the Acquisition and the other transactions contemplated hereby.

            15.14 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Commodore and its counsel. The Stockholders shall have submitted to Commodore or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Company which Commodore may have requested in connection with said transactions.

      16. CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE STOCKHOLDERS.

             The obligations of the Stockholders to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Effective Date, of all of the following conditions, any one or more of which may be waived in writing by the Stockholders.

            16.1 Accuracy of Representations and Warranties. All representations and warranties made by Commodore in this Agreement and/or in any written statement delivered by Commodore under this Agreement shall be true and correct in all material respects on and as of the Effective Date as though such representations and warranties were made on and as of that date.

            16.2 Performance. Commodore shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Commodore on or before the Effective Date, including without limitation, satisfaction of all of Commodore's covenants and agreements contained in Section 7 of this Agreement.

            16.3 Certification. The Stockholders shall have received a certificate, dated the Effective Date, signed by Commodore certifying, in such detail as the Stockholders and their counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

            16.4 Resolutions. The Stockholders shall have received certified resolutions of the Board of Directors of Commodore in form reasonably satisfactory to counsel for the Stockholders , authorizing this Agreement and Commodore's execution, delivery and performance of the Transaction Documents and all other actions to be taken by Commodore hereunder.

            16.5 Receipt of Working Capital Financing. On or before the Effective Date, Commodore shall have arranged for not less than Five Hundred Thousand ($500,000) Dollars of additional cash working capital for the Surviving Corporation, and shall use its best efforts to obtain an additional One Million ($1,000,000) Dollars of cash working capital for the Surviving Corporation, as soon as practicable following the Effective Date.

            16.6 Payments and Delivery of Exhibits. In addition to the payments and deliveries contemplated by this Agreement, on the dates specified in Section
2.6 hereof, the Stockholders and the Company shall have received duly executed certificates evidencing (a) the 9,500,000 shares of Acquisition Stock, (b) the Commodore Warrants, (c) the 1,000,000 shares of Additional Commodore Common Stock, and (d) the 5,000,000 shares of Commodore Option Stock issuable under the Minority Company Stock Option Agreement, and duly executed original copies of the Make Whole Agreement, the Pledge Agreement, the Employment Agreements, the Non-Competition Agreements, the Registration Rights Agreement and the Minority Company Stock Option Agreement from Commodore and/or the Company, as relevant, and evidence that the Certificate of Acquisition has been duly filed and recorded with the Secretary of State of the State of Utah.

            16.7 Dissolution of Dispute Resolution Limited. Dispute Resolution Limited, a Utah limited partnership of which KPMG owns 20% and the Company owns 80% shall have been terminated and dissolved.

            16.8 Issuance of Acquisition Stock to the Company. On the dates set forth in Section 2.6 hereof, Commodore shall have issued and delivered to the Company an aggregate of One Million Five Hundred Thousand (1,500,000) shares of the Acquisition Stock to be issued to or allocate for the Persons designated below:

                  (a) an aggregate of 1,200,000 shares of Acquisition Stock shall be retained by the Company to represent the basis for future payments for certain employees listed on Schedule 9.8 annexed hereto in the event of exercise by Commodore of the Option or pursuant to payment of the Repurchase Obligation set forth in Section 7.2 hereof; and

                  (b) an aggregate of 300,000 shares of Acquisition Stock shall be retained by the Company to represent the basis for future payments to Arthur Berry & Company, Boise, Idaho, a business broker, and/or its designees.

            16.9 Tax Opinion. On or before the Effective Date, the Stockholders shall have received from Greenberg Traurig, L.L.P., a favorable opinion in form and substance reasonably acceptable to the Stockholders, with respect to the tax implications of the Acquisition and the other transactions contemplated hereby (the "Tax Opinion").

            9.10 Proceedings and Instruments Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Stockholders and their counsel.

      17. CLOSING.

            17.1 Place and Date of Closing. Unless this Agreement shall be terminated pursuant to Section 11 below, the Effective Date of the Acquisition and consummation of the other related transactions contemplated by this Agreement shall take place at the offices of Greenberg Traurig LLP, or such other location as shall be agreed upon by the parties, at 10:00 A.M. local time, on a date which shall be not later than August 31, 2000 or such later date as may be requested by either Commodore or the Stockholders, but not later than September 15, 2000, unless further extended by mutual written agreement of Commodore and the Stockholders (the "Outside Effective Date"). Notwithstanding the foregoing, for all purposes of this Agreement, provided that the Effective Date of the Acquisition shall have occurred by the Outside Effective Date, the parties hereto do hereby agree that the closing of the transactions contemplated by this Agreement (the "Closing"), including the retention of all profits, losses, assets and liabilities of the Company, shall be deemed to have occurred at 5:00 p.m. New York City Time, on August 29, 2000 (such date being referred to in this Agreement as the "Closing Date").

            17.2 Actions at Closing. On the Effective Date, the parties shall make all payments and deliveries stated in this Agreement to be made at, on or prior to the Effective Date, as set forth herein.

      18. TERMINATION OF AGREEMENT.

            18.1 General. Notwithstanding the provisions of Section 10 above, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Date:

                   (a) by the mutual written consent of Commodore and the Stockholders;

                   (b) by Commodore, or by the Stockholders , if (i) a material breach shall exist with respect to the written representations and warranties made by the other party, (ii) the other party shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Company or on Commodore, and/or the transactions contemplated hereby, and shall not fully remedy same within ten (10) days after written notice thereof to such party, (iii) the other party shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or he shall have agreed to furnish, and it is reasonably unlikely that the other party will be able to furnish such item(s) prior to the Outside Effective Date, or
(iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of either party hereto and such consent is not obtainable without material cost or penalty (unless the party not seeking to terminate this Agreement agrees or agree to pay such cost or penalty);

                   (c) by either Commodore or the Stockholders , at any time on or after the Outside Effective Date, if (i) the transactions contemplated hereby shall not have been consummated prior thereto, or (ii) the Transaction Financings shall not have been completed by such Outside Effective Date; provided, that the party seeking to effect such termination of this Agreement shall not then be in breach or default of any material representation, warranty, covenant, agreement or obligation imposed upon such party by this Agreement; or

                   (d) by the Stockholders, at any time on or after September 15, 2000 if the Stockholders shall not have received a favorable Tax Opinion.

            18.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 11, prompt written notice shall be given by the terminating party to the other party, and, unless the party seeking to terminate this Agreement shall have no right to do so, neither party to this Agreement shall have any further liability to the other, except for the Termination Payment contemplated by Section 11.3 below and that the confidentiality provisions of this Agreement provided in Section 7.1 above shall survive any termination or abandonment of this Agreement.

            18.3 Termination Payment. In the event that for any reason, other than a breach or violation by the Stockholders of the covenants and agreements on their part to be performed pursuant to Section 11.1(b) above, the transactions contemplated by this Agreement shall not be consummated by the Outside Effective Date, the Stockholders shall receive from Commodore not later than five (5) business days following the Outside Effective Date, as full liquidated damages: (a) 250,000 shares of Commodore Common Stock; (b) 250,000 warrants (identical in all material respects to the Commodore Warrants) to purchase shares of Commodore Common Stock; and (c) cash reimbursement of all legal, accounting and other out-of-pocket costs and expenses which have been incurred by the Stockholders or the Company through and including the Outside Effective Date in connection with the transactions contemplated hereby.

      19. INDEMNIFICATION.

            19.1 General.

                   (a) The Stockholders (jointly and severally) shall defend, indemnify and hold harmless Commodore from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that Commodore may incur, sustain or suffer (collectively, the "Commodore Losses") as a result of any breach of, or failure by the Stockholders to perform, any of the representations, warranties, covenants or agreements of the Stockholders contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Stockholders under this Agreement.

                   (b) Commodore shall defend, indemnify and hold harmless the Stockholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that the Stockholders may incur, sustain or suffer (collectively, the "Stockholders Losses") as a result of any breach of, or failure by Commodore to perform, any of the representations, warranties, covenants or agreements of Commodore contained in this Agreement.

                   (c) Commodore Losses or Stockholders Losses are hereinafter referred to as "Losses", as they relate to the applicable party or parties in Sections 12.3 and 12.4 above.

            19.2 Limitations on Certain Indemnity, Right of Offset.

                   (a) Except with respect to any Commodore Losses involving proven fraud by the Stockholders, the Stockholders shall not be liable to Commodore with respect to Commodore Losses unless and until, and then only to the extent that, the aggregate amount of all Commodore Losses shall exceed the sum of $250,000 (the "Basket"). The Stockholders (jointly and severally) shall thereafter be liable for all Commodore Losses in excess of the Basket, up to the aggregate amount of the Closing Cash Payment portion of the Consideration set forth in Section 2.1 hereof

                   (b) Duration of Indemnity for Breach of Warranty. Commodore shall be entitled to indemnification by the Stockholders for Commodore Losses, and the Stockholders shall be entitled to indemnification by Commodore for Stockholders Losses, only in respect of claims for which notice of claim shall have been given on or before September 30, 2001; provided that:

                         (i) with respect to Commodore Losses relating to a
            breach of any warranties relating to tax matters covered by Section
            4.8 above, the duration of such indemnity shall be with respect to claims asserted prior to the expiration of the final statute of limitations for those tax reports and tax returns covered by the warranties under Section 4.8 above; and

                         (ii) neither Commodore nor the Stockholders shall be
            entitled to indemnification in the event that the subject claim for indemnification relates to a third-party claim and the prospective indemnified party (as the case may be) delayed giving notice thereof to such an extent as to cause material prejudice to the defense of such third-party claim.

                   (c) Rights of Offset. In the event that Commodore shall suffer or incur any Commodore Losses which are established pursuant to a written settlement agreement, arbitrators' decision or judicial determination, Commodore shall have the right (in addition to any and all other rights and remedies, all of which may be exercised separately or concurrently) to recover the amount of such Commodore Losses by means of offset against any installments of Company Cash Flow Payments then or thereafter payable to the Stockholders pursuant to
Section 2.5 of this Agreement. Notwithstanding the foregoing, until such time as any such Commodore Losses shall have been finally established through a settlement agreement a final judgment of a court of competent jurisdiction from which no appeal can or shall be taken (a "Final Resolution"), all accumulated periodic installments of Company Cash Flow Payments required to be made to the Stockholders under Section 2.5 hereof, up to and including an accumulated amount as shall equal the amount of Commodore Losses being claimed, shall be paid by the Company into an interest bearing attorneys' escrow account to be maintained by Greenberg Traurig LLP and to be disbursed pending such Final Resolution in accordance with the terms of an escrow agreement satisfactory to such counsel and the parties hereto. To the extent that such periodic installment payments of Company Cash Flow required to be placed in escrow, as aforesaid, shall equal the amount of the alleged Commodore Losses, the excess, if any, of all subsequent periodic installment payments of Company Cash Flow which is required to be paid to the Stockholders under Section 2.5 hereof shall be immediately remitted directly to the Stockholders pending the Final Resolution and thereafter.

            19.3 Resolution of Disputes, Binding Arbitration.

                   (a) Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within thirty (30) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

                   (b) In the event that any dispute relating to indemnification hereunder or otherwise involving the interpretation or application of this Agreement, any Schedule or Exhibit hereto or any other Transaction Document cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the indemnified party or the indemnifying party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the indemnifying party and the indemnified party (the "Arbitration"). Any such Arbitration shall, if brought by the Stockholders, be held in New York, New York and, if brought by Commodore shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

                   (c) In connection with any Arbitration pursuant to this
Section 12.3, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

                   (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

                   (e) Any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the indemnifying party in such amount as shall be necessary to satisfy all applicable Losses determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

            19.4 Defense and Settlement. In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

      20. COSTS.

            20.1 Finder's or Broker's Fees. Except as set forth in Section 9.8 hereof, each of Commodore (on the one hand) and the Stockholders (on the other hand) represent and warrants that neither it, he, she nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of the transactions contemplated hereby.

            20.2 Closing Expenses. Each of Commodore and the Stockholders shall each pay all of their own respective professional fees and other costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement; provided, that nothing herein contained shall be deemed to prohibit the payment by the Company of professional fees and other costs and expenses incurred or to be incurred by the Company in connection with the transactions contemplated hereby and the continuing course of its Business.

      21. POST-CLOSING COVENANT AND AGREEMENTS OF THE PARTIES.

            21.1 Income Taxes.

                   (a) Commodore shall not permit the Company, at any time on or after Closing Date, to (i) amend any of the Company's tax reports or tax returns with respect to periods prior the Closing Date, except to the extent required by affirmative determination of the applicable taxing authority, or (ii) grant any waiver of any applicable statute of limitations with respect to any tax report or tax return of the Company for any period prior to the Closing Date, without the prior written consent of the Stockholders.

                   (b) In the event of any investigation or audit with respect to any tax report or tax return of the Company for any period prior to the Closing Date, Commodore shall cause the Company to give prompt written notice thereof to the Stockholders , and to permit the Stockholders and their representatives to participate in and receive copies of all notices and communications in connection with any such investigation or audit. Similarly, in the event that the Stockholders shall be apprised of any such investigation or audit prior to the Company being apprised thereof, the Stockholders shall give prompt written notice thereof to the Company, and shall permit the Company and its representatives to participate therein and receive copies of all notices and communications in connection therewith. The Stockholders shall not, and Commodore shall not permit the Company to, enter into any settlement of any such investigation or audit unless (i) such settlement shall be approved in writing by the Stockholders and the Company (such approval not to be unreasonably withheld or delayed), or (ii) the Company shall have agreed to indemnify the Stockholders in respect of any additional tax obligations which would be imposed upon the Stockholders by reason of the subject settlement. In connection with any such investigation or audit, each party shall be responsible for its own costs and expenses, except to the extent otherwise agreed to in any written agreement hereafter entered into and signed by the party to be charged therewith.

      21.2 Company Benefit and Compensation Matters. From and after the Closing Date, Commodore will cause the Company to continue to maintain the bonus plans and policies for key employees of the Company (other than the Stockholders), a summary of which is annexed as Schedule 14.2 hereto. Neither the Company nor Commodore shall revoke, change or modify any of such plans or policies prior to December 31, 2005 without the prior written consent of the Stockholders, which shall not be unreasonably withheld.

      21.3 Further Assurances. From time to time from and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, instruments, certificates and other documents, and shall take or cause to be taken any and all such further action, as any of the parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

      21.4 Major Transactions; Opt Out Rights.

            (a) Notwithstanding anything to the contrary contained in this Agreement (but subject at all times to the provisions of Section 14.4(b) below), from the Closing Date through March 31, 2006 or thereafter and for so long as any Company Cash Flow Payments contemplated by Section 2.5 of this Agreement shall continue to be due and owing to the Stockholders, neither the Company nor any Permitted Investment shall, nor shall Commodore, or any of its Affiliates permit or cause the Company or any Permitted Investment to, engage in or consummate any of the following (each a "Major Transaction"), without, in each instance, the prior written affirmative vote, consent and approval of both of the Stockholders:

                         (i) merge, consolidate or sell all or substantially all
            of the assets or securities;

                         (ii) issue additional shares of capital stock or other
            equity of the Company or of any Permitted Investment,

                         (iii) make any Investments or other acquisitions of
            material assets or businesses,

                         (iv) incur indebtedness for borrowed money or
            capitalized lease obligations in any one or more transaction aggregating in excess of $50,000 per annum,

                         (v) incur liens, mortgages or security interests in any
            one or more transaction aggregating excess of $50,000 per annum,

                         (vi) exceed or deviate from mutually agreed upon
            capital budgets,

                         (vii) modify or terminate the Core Business,

                         (viii) enter into or consummate any transfer or sale of
            properties or provide funds or credit to any third parties (other than sales of inventories in the ordinary course of business) in amounts aggregating more than $50,000 per annum,

                         (ix) increase compensation to executive officers or
            management above mutually agreed upon levels,

                         (x) except for liabilities of the Company which
            Commodore shall be obligated to pay, if any, enter into any related party transactions, including payment to Commodore or any of its Affiliates of any overhead expenses, salaries, consulting fees, bonuses or other compensation or remuneration to any officer, director, employee or stockholder of Commodore;

                         (xi) amend or terminate any material agreements,

                         (xii) settle any material litigation which involves the
            loss of any rights, or payment of any moneys or royalties,

                         (xiii) prepay or refinance indebtedness,

                         (xiv) make or accept any additional Investments,
            whether in cash or other assets or Property, to or for the Company or any Permitted Investment;

                         (xv) guaranty any obligations or incur any obligations
            or indebtedness which would cause the Company Cash Flow Payments to the Stockholders contemplated by Section 2.5 hereof to be subordinated in any manner or respect to the rights of the holders of such obligations or indebtedness;

                         (xvi) take any action which would adversely affect the
            Company's ability to distribute the Acquisition Stock to the applicable Persons referred to in Section 9.8 hereof; or

                         (xvii) enter into any other transactions not in the
            ordinary course of business.

            (b) DRM Stockholders' "Opt-Out" Right. The provisions of this
Section 14.4(b) shall be only applicable to contemplated activities or transactions affecting one or more Permitted Investment which is engaged in the Extension Electronics Business or the Brownsfield Real Estate Business. Subject to the foregoing and notwithstanding the provisions of Section 14.4(a) above, in the event and to the extent that the board of directors or management of Commodore or any Permitted Investment which is engaged in the Extension Electronics Business or the Brownsfield Real Estate Business shall propose to engage in any activity or transaction which (i) is otherwise required to be approved by the Stockholders pursuant to the provisions of Section 14.4(a) above, and (ii) is not approved by the Stockholders (a "Non-Approved Activity"), Commodore or such Permitted Investment may nonetheless pursue and consummate such Non-Approved Activity if otherwise authorized in accordance with applicable corporate law; provided, however, that the Stockholders (and only such Persons) may, at any time within one hundred and eighty (180) days following consummation of the Non-Approved Activity, elect, by written notice to Commodore (the "Opt-Out Notice"), to have the revenues, Net Profits, Net Loss or Cash Flow of such Permitted Investment for all periods from and after the date of the Opt-Out Notice excluded from the calculation of Company Cash Flow (the "Opt-Out Right"). In the event that the Stockholders shall timely elect to exercise their Opt-Out Right pursuant to the provisions of this Section 14.4(b) for all purposes of this Agreement, the direct or indirect Subsidiary of Commodore engaged in such Non-Approved Activity shall no longer be deemed a Permitted Investment and neither Commodore nor such entity be required to comply with the provisions of
Section 14.4(a) above or the other affirmative covenants set forth in Section
14.5 of this Agreement. Once the Stockholders have elected their Opt Out Right, they may not subsequently require that the Subsidiary or other entity engaged in such Non-Approved Activity again be deemed a Permitted Investment and included in the calculation of Company Cash Flow, unless otherwise approved in writing by Commodore.

            (c) Participating and Other Investments. In the event and to the extent that Commodore shall elect to consummate any Participating Offered Investment which shall not be approved in writing by the Stockholders and thereby not be deemed a Permitted Investment hereunder, Commodore may consummate such Participating Offered Investment in any Affiliate or Subsidiary of Commodore (other than the Company, a direct or indirect subsidiary of the Company or another Permitted Investment); provided, that neither the revenues, Net Profits, Net Loss or Cash Flow of such Participating Offered Investment shall be included in the calculation of Company Cash Flow. In addition, so long as the same shall not constitute a Participating Offered Investment hereunder, nothing herein contained shall be deemed to limit or restrict Commodore from making any investments or acquisitions of assets, businesses, securities or properties of any person, firm or corporation, nor shall Commodore be required to comply with the provisions of Section 14.4(a) above or the other affirmative covenants set forth in Section 14.5 of this Agreement with respect to any such investment or acquisition.

      21.5 Certain Affirmative Covenants. Unless otherwise agreed to in writing by the Stockholders, Commodore, the Company and each Permitted Investment shall:

            (a) maintain and preserve their corporate existence, franchises, intellectual property and assets,

            (b) pay all taxes and other government charges,

            (c) provide the Stockholders with prompt notices of any material events, including changes in location of assets, claims or litigation, material adverse changes or defaults under any loan or related credit agreements or to any other creditor(s),

            (d) furnish the Stockholders with monthly, quarterly and annual financial statements and other financial reports of the Company and its subsidiaries,

            (e) comply with the Commodore Financial Services Business Development Plan and any supplemental business plans with respect to the growth, development and expansion of the business activities of the Company and contemplated Permitted Investments;

            (f) provide the Stockholders with timely and accurate information as to business developments and activities of the Company and each Permitted Investment, including the application of the net proceeds of the Transaction Financing described below and all additional financings;

            (g) pay all insurance premiums, including premiums on officers and directors liability insurance;

            (h) with respect to each Participating Offered Investment and Permitted Investment (i) offer the Stockholders full access to all information, facilities and personnel with respect to a potential Participating Offered Investment at the same time other Affiliates of Commodore conduct their due diligence investigation, (ii) offer the Stockholders an adequate opportunity to review and approve or reject all potential Participating Offered Investments,
(iii) if any Participating Offered Investment shall be approved by the Stockholders and acquired by Commodore or any direct or indirect Subsidiary or Affiliate of Commodore, constitute the same as a Permitted Investment and include the revenues and Cash Flow of such Permitted Investment in the calculation of Company Cash Flow, and (iv) except for Permitted Investments involving the Brownsfield Real Estate Business and the Extension Electronic Investments, make all Permitted Investments direct or indirect Subsidiaries of the Company;

            (i) vote all shares of the Company Stock owned by Commodore or any of its Affiliates to elect as the entire Board of Directors of the Company and the board of directors of each Permitted Investment of the Company except Brownsfield Real Estate Business and Extension Electronic Investments, to the extent applicable, the following persons or their individual designees (A) Bentley J. Blum, (B) Paul E. Hannesson, (C) Russell, (D) Speciale, and (E) one other Person who shall be mutually acceptable to Commodore and to the Stockholders.

            (j) include all activities involving the Brownsfield Real Estate Business and the Extension Electronic Investments in direct or indirect Subsidiaries of Commodore, other than the Company and its direct or indirect Subsidiaries; and

            (k) notify the Stockholders of all potential Participating Offered Investments and offer to the Stockholders the right to include in the calculation of Company Cash Flow, the Cash Flow of all Participating Offered Investments.

      21.6 Stockholders' Approval.

            (a) For all purposes of this Agreement, all matters requiring the approval or consent of the Stockholders shall require that such approval or consent be given by both of the Stockholders.

            (b) In the event that, for any reason or no reason (other than the death or permanent disability (as defined in their Employment Agreement) of a Stockholder), one of the Stockholders shall fail or refuse to provide his or her consent or approval in connection with any matter or transaction, the same shall be deemed as though both of the Stockholders shall have not approved such matter or transaction.

            (c) In the event of the death or permanent disability of a Stockholder, the surviving or non-disabled Stockholder shall, for all purposes of this Agreement, be the only person whose approval or consent shall thereafter be required in connection with all matters requiring such approval or consent of the Stockholders hereunder. Accordingly (i) neither the heirs, legal representatives, executors or administrators of any deceased or permanently disabled Stockholder, nor the successors or assigns of any Stockholder shall have any right to vote in respect of providing any approval, consent or disapproval in respect of any activity or transaction otherwise requiring the approval of the Stockholders hereunder, and (ii) such heirs, legal representatives, executors, administrators, successors or assigns may not block or otherwise enjoin any such existing or proposed activity or transaction.

      22. FORM OF AGREEMENT.

            22.1 Effect of Heading. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

            22.2 Entire Agreement, Waivers. This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents constitute the entire agreement between the parties pertaining to the subject matter hereof and thereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto and the other Transaction Documents. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

            22.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      23.   PARTIES.

            23.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

            23.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service with all charges prepaid or billed to the account of the sender, (c) three (3) days after being deposited in the United States mail if sent by first class mail, registered or certified, postage prepaid, or (d) when sent by facsimile transmission, to the party being notified at its address or facsimile number set forth below or such other address or facsimile number as any party hereto shall subsequently notify all other parties hereto in writing:

(i)   If to Commodore:               with a copy to:

Commodore Applied Technologies, Inc.      Allen Perlstein, Esq.
150 East 58th Street                      Silverman Perlstein & Acampora LLP
New York, New York 10155                  100 Jericho Quadrangle - Suite 300
Attention:  President                     Jericho, New York 11753
fax no. (212) 753-0731                    fax no. (516) 479-6301

(ii)  If to the Stockholders:             with a copy to:

William J. Russell                        Stephen A. Weiss, Esq.
16049 East Berry Drive                    Greenberg Traurig LLP
Aurora, Colorado 80015                    200 Park Avenue
fax no. (303) 699-9025                    New York, New York 10166
                                          fax no. (212) 801-6400

-and-

Tamie P. Speciale
55 Dorchester Drive
Salt Lake City, Utah 84103
fax no. (801) 531-0628

or to such other address as either party shall have specified by notice in writing given to the other party.

      24. MISCELLANEOUS.

            24.1 Amendments and Modifications. No amendment or modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

            24.2 Non-Assignability, Binding Effect. Other than an assignment by Commodore of its indemnification rights and remedies to one or more of its financing institutions, neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by either party hereto without the prior written consent of the other party. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, Commodore shall have the right on or before the Closing Date to assign this Agreement to any newly formed wholly-owned acquisition subsidiary corporation of Commodore; provided, that any such permitted assignment shall in no manner relieve, or be deemed to relieve, Commodore from any obligations, covenants and agreements on its part to be performed both prior and subsequent to the Closing Date. In addition, Commodore may assign all or any portion of the Option described in
Section 7.2(a) to any unaffiliated third person, firm or corporation; provided, that any such permitted assignment shall in no manner relieve, or be deemed to relieve, Commodore from any obligations, covenants and agreements on its part to be performed pursuant to said Section 7.2(a) or otherwise.

            24.3 Entire Agreement. This Agreement, together with the Exhibits hereto, represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements, written or oral, between the parties with respect to the subject matter hereof, including without limitation, the terms of the Prior Asset Agreement, dated as of January 31, 2000, and the Acquisition Agreement, dated as of August 18, 2000.

            24.4 Governing Law, Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State.

               [the balance of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

            Commodore:        COMMODORE APPLIED TECHNOLOGIES, INC.


                              By: /s/ Paul E. Hannesson
                                  -------------------------------------
                                          Paul E. Hannesson, President


            The Stockholders:


                              /s/ William J. Russell
                              -----------------------------------------
                                         WILLIAM J. RUSSELL


                              /s/ Tamie P. Speciale
                              -----------------------------------------
                                         TAMIE P. SPECIALE


            The Company:            DISPUTE RESOLUTION MANAGEMENT, INC.


                              By: /s/ William J. Russell
                                 --------------------------------------
                                    William J. Russell, President

                                    EXHIBIT A

                               ARTICLES OF MERGER

                              DRM ACQUISITION CORP.

                                      into

                       DISPUTE RESOLUTION MANAGEMENT, INC.

            Pursuant to the provisions of ss.16 - 10a - 105 of the Utah Business Corporation Act, the undersigned domestic corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations;

            FIRST: The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

                  Name of Corporation                 State of Incorporation

                  --------------------------------------------------------------
                  Dispute Resolution Management, Inc.        Utah
                  DRM Acquisition Corp.                      Utah

            SECOND: The laws of the State of Utah permit such merger.

            THIRD: The name of the surviving corporation is Dispute Resolution Management, Inc. (the "Surviving Corporation "), and it is to be governed by the laws of the State of Utah.

            FOURTH: The following Plan of Merger was approved by the shareholders of the undersigned domestic corporations in the manner prescribed by the Utah Business Corporation Act.

                  (a) Upon the effectiveness of the Merger: (i) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of each of Dispute Resolution Management, Inc. and DRM Acquisition Corp. (the "Constituent Corporations"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Utah Law without further act or deed, and (ii) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Utah Law without further act or deed.

                  (b) Upon the effectiveness of the Merger, the Certificate of Incorporation, By-Laws and directors of the Surviving Corporation shall be identical to those of Dispute Resolution Management, Inc. as in effect immediately prior to the effectiveness of the Merger.

                  (c) Upon the effectiveness of the Merger:

                        (i) Treasury Stock. Each share of capital stock of Dispute Resolution Management, Inc., if any, held by Dispute Resolution Management, Inc. as treasury stock immediately prior to the effectiveness of the Merger shall be canceled and extinguished, and no payment or issuance of a consideration shall be payable or shall be made in respect thereof;

                        (ii) Options and Warrants. As of the effective date of the Merger there are no options, warrants, rights, or other agreements to acquire any securities of Dispute Resolution Management, Inc., or any securities directly or indirectly convertible into or exchangeable for or exercisable to acquire the same, and no agreements to issue or acquire or dispose of any of the foregoing.

                        (iii) Treatment of DRM Acquisition Corp. Common Stock.. Each of the twenty four thousand three hundred (2 4,300) issued and outstanding shares of common stock of DRM Acquisition Corp., $ .10 par value poi share (the "DRM Acquisition Corp. Common Stock"), shall, upon the effectiveness of the Merger, be converted into one (1) share of Common Stock , $.10 par value per share, of Dispute Resolution Management, Inc., as the Surviving Corporation of the Merger.

                        (iv) Treatment of Dispute Resolution Management, Inc. Stock. Each of the 30,000 shares of Management, Inc., $.10 par value per share (the "Company Stock") issued and outstanding immediately prior to the effectiveness of the Merger shall b, treated as follows:

                              (A) an aggregate of five thousand seven: hundred
(5,700) shares of Company Stock owned of record and beneficially in equal amounts by William J. Russell and Tamie P. Specials in Dispute Resolution Management, Inc. shall be retained by William J. Russell and Tamie P. Speciale and each of such shares of Company Stock shall, pursuant to the Merger, be deemed to represent one (1) share of Common Stock, $.10 par value per share, of the Surviving Corporation of the Merger, or an aggregate of five thousand seven hundred (5,700) shares of such Company Stock; and

                              (B) an aggregate of twenty four thousand three
hundred (24,300) shares of Company Stock owned of record and beneficially in equal amounts by William J. Russell and Tamie P. Specials shall be canceled and extinguished and shall be converted into the right to receive the Merger Consideration payable pursuant to Section 2 of the agreement and plan of merger, dated as of August 1e, 2000, among Commodore Applied Technologies, Inc., ISM Acquisition Corp., Dispute Resolution Management, Ire., William J. Russell and Tamie P. Specials (the "Merger Agreement"). Such Merger Consideration shall be paid and delivered upon surrender to the Surviving Corporation of the certificates representing such 24,300 shares of outstanding Company Stock (all of which shall be delivered free and clear of any and all pledges, Liens (as such term is hereinafter defined), claims, charges options, calls, encumbrances, restrictions and assessments whatsoever, except ay restrictions which may be created by operation of state or federal securities laws).

                  (d) Books and Records. All of the stock books, records and minute books of Dispute Resolution Management, Inc., all financial and accounting books and records of Dispute Resolution Management, Inc, and all referral, client, customer and sales records of Dispute Resolution Management, Inc., shall be the property of the Surviving Corporation.

            FIFTH: As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitle to vote as a class on such Plan, are as follows:

                              Number of Shares    Number of Shares Entitled to
Name of Corporation              Outstanding             Vote as a Class

Dispute Resolution
  Management, Inc.                 30,000          Common Stock        30,000

DRM Acquisition Corp.              30,000          Common Stock        30,000

            SIXTH: As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan, respectively, are as follows:

                                 Number of Shares Entitled to Vote as a Class

     Name of Corporation           Class          Voted For      Voted Against

Dispute Resolution
  Management, Inc.              Common Stock    30,000 shares      No shares

DRM Acquisition Corp.           Common Stock    30,000 shares      No shares

            SEVENTH: The Surviving Corporation hereby: (a) agrees that it may be served with process in the state of Utah in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder against the Surviving Corporation; (b) irrevocably appoints the secretary of state of Utah its agent to accept service of process in any such proceeding; and (c) agrees that it will promptly pay to the dissenting shareholders of such Surviving Corporation the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholders.

Dated:_____________, 2000.

                                     DISPUTE RESOLUTION MANAGEMENT, INC.

                                     By:  William J. Russell, Its President
                                     By:  Tamie P. Speciale, Its Secretary

                                     DRM ACQUISITION CORP.

                                     By:  Paul E. Hannesson, Its President
                                     By:  ____________ Its Secretary

STATE OF UTAH        )
                     ) ss.:
COUNTY OF ___________)

            I, __________________, a notary public, do hereby certify that on this ___________ day of _______________, 2000, personally appeared before me William J. Russell, who, being by me f fist duly sworn, declared that he is the President of Dispute Resolution Management, Inc.; that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal this _______________ day of _________________ __________________, A.D. 2000.

            My Commission expires _________________.


                                          ____________________________________
                                          Notary Public:


STATE OF YORK     )
                  ) ss.:
COUNTY OF NEW YORK)

            I, __________________, a notary public, do hereby certify that on this ___________ day of _______________, 2000, personally appeared before me Paul E. Hannesson,, who, being by me f fist duly sworn, declared that he is the President of DRM Acquisition Corp.; that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal this _______________ day of _________________ __________________, A.D. 2000.

            My Commission expires _________________.


                                          ____________________________________
                                          Notary Public:

                                    EXHIBIT B

                          WARRANT TO PURCHASE SHARES OF
              COMMON STOCK OF COMMODORE APPLIED TECHNOLOGIES, INC.

W-1
                                                               _______ ___, 2000
                                                              New York, New York

      THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                       VOID AFTER 5:00 P.M., NEW YORK TIME
                              ON _______ ___, 2005

      THIS CERTIFIES THAT for value received, [William J Russell] [Tamie P. Speciale] [Diane Archangeli] [Arthur Berry & Company, Inc.] or their registered permitted assigns (hereinafter collectively referred to as the "Holder"), may subscribe for and purchase, subject to the terms and conditions hereof, from Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), [340,000] [340,000] [300,000] [20,000] shares of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), at any time during the period (the "Exercise Period") commencing at 9:00 a.m. New York Time on _________ ___, 2000 (the "Commencement Date") and ending at 5:00 p.m. New York Time, on _________ ___, 2005, a date which is five (5) years from the Commencement Date (the "Expiration Date"), at an exercise price per share (the "Exercise Price") which shall be equal to two ($2.00) dollars be share. The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares"), the Exercise Price, and the kind of securities issuable upon exercise of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

      In the event of a Sale of Control of the Company, the Holder of this Warrant shall have the right (but not the obligation), immediately prior to or simultaneous with such Sale of Control, to utilize the "cashless exercise" rights contemplated by Section 1.1(b) below in connection with his or its exercise of this Warrant.

      Certain Definitions. As used herein:

      (a) the term 'Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant, as adjusted from time to time,

      (b) the term "Sale of Control" shall mean the sale of all or substantially all of the outstanding shares of capital stock or assets of the Company, whether by sale, merger, consolidation or like combination, to any unaffiliated third person, firm or corporation.

      (c) the term "Sale of Control Price" shall mean the price per share paid by any unaffiliated third person, firm or corporation for each fully-diluted share of Common Stock of the Company in connection with any Sale of Control; which Sale of Control Price shall be determined by dividing (i) the total consideration received or receivable by the Company or its stockholders in connection with such Sale of Control by (ii) the aggregate number of shares of Common Stock of the Company outstanding on a fully-diluted basis (after giving effect to the exercise of all outstanding Company options and warrants or the conversion into Common Stock of all outstanding convertible securities of the Company ) immediately prior to consummation of such Sale of Control.

      1. Exercise Price and Expiration.

            (a) This Warrant may be exercised in whole or in part on any Business Day (as such term is hereinafter defined) at any time during the Exercise Period upon surrender to the Company, at its address for notices set forth in Section 8 of this Warrant (or at such other office of the Company, if any, or such other office of the Company's duly authorized agent for such purpose, as may be maintained by the Company for such purpose and so designated by the Company by written notice to the Holder prior to such exercise), together with the following: (i) a duly completed and executed Notice of Warrant Exercise in the form annexed hereto, and (ii) payment of the full Exercise Price for this Warrant or the portion thereof then being exercised. This Warrant and all rights and options hereunder shall expire on, and shall be immediately wholly null and void to the extent the Warrant is not properly exercised prior to the Expiration Date. As used in this Warrant the term "Business Day" shall mean the time period between 9:00 a.m. New York, New York Time and 5:00 p.m. New York, New York Time on any day other than any Saturday, Sunday, or other day on which commercial banks in New York, New York are required or are authorized by law to close.

            (b) Such Exercise Price shall be paid in lawful money of the United States of America by bank cashier's check or by wire transfer of immediately available funds to such account as shall have been designated in writing by the Company to the Holder from time to time. In lieu of paying such Exercise Price in cash, the Holder of this Warrant may elect to exercise certain "cashless" exercise rights on each occasion the Holder elects to exercise this Warrant.

            (c) Such "cashless" exercise shall be elected by the Holder indicating on the Notice of Exercise to the Company of the Holder's intention to exercise such cashless exercise rights. The number of shares of Common Stock issuable to the Holder of this Warrant upon any such "cashless" exercise shall be calculated as follows:

                  (i) The number of Warrant Shares issuable upon any full or partial exercise of this Warrant (the "Subject Warrant Shares") shall be multiplied by the Exercise Price then in effect. The product thereof shall be deemed to be the "Exercise Cost."

                  (ii) The Subject Warrant Shares shall be multiplied by closing price per share of the Company's Common Stock, as traded on the American Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Exchange, the OTC Electronic-Bulletin Board or any other national securities exchange as at the date of the Notice of Exercise (the "Per Share Market Price") and the product thereof shall be deemed to be the "Exercise Value."

                  (iii) The Exercise Cost shall be subtracted from the Exercise Value and the positive result thereof, if any, shall be deemed the "Profit."

                  (iv) The Company shall issue that number of Warrant Shares to the Holder(s) as shall be determined by dividing the Profit by the Per Share Market Price or Sale of Control Price, as the case may be.

            (d) Upon the Holder's surrender of the Warrant and payment of the Exercise Price or cashless exercise election, as set forth above, the Company shall promptly issue and cause to be delivered to the Holder a certificate or certificates for the total number of whole shares of Common Stock for which this Warrant is then so exercised, as the case may be (adjusted to reflect the effect of the anti-dilution provisions contained in Section 2 of this Warrant, if any) in such denominations as are requested for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder. The Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction pursuant to Section 1(b) above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date of the Warrant. If, at the time this Warrant is exercised, a registration statement under the Securities Act is not then in effect to register under said Securities Act the Warrant Shares issuable upon exercise of this Warrant (together with any applicable state securities law registrations), the Company may require the Holder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration, unless the Company receives an opinion of counsel reasonably satisfactory to counsel to the Company to the effect that said securities may be freely traded without registration under the Securities Act.

            (e) If the Holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may then be purchased under this Warrant, having taken into account any prior exercise of the Warrant, the Company shall promptly execute and deliver to the Holder a new warrant in the form of this Warrant for the balance of such Warrant Shares.

      2. Certain Anti-dilution Adjustments.

            (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Exercise Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such current Exercise Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

            (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 2(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share, and the denominator of which shall be such current Exercise Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of shareholders entitled to receive such distribution.

            (d) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 2 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

            (e) In any case in which this Section 2 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment

            (f) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 2(b) and 2(c) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

      3. Mergers; Consolidations and Reclassifications.

            (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and
(ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 2.

            (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 2.

            (c) The above provisions of this Section 3 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

      4. Certain Representations of the Company.

      Throughout the Exercise Period, the Company has and will continue to have
(i) all requisite power and authority to issue this Warrant and the Warrant Shares, and (ii) sufficient authorized and unissued securities of Common Stock to permit exercise of this Warrant.

      5. Certain Covenants of the Company.

            (a) The Company shall take such steps as are necessary to cause the Company to continue to have sufficient authorized and unissued shares of Common Stock reserved in order to permit the exercise of the unexercised and unexpired portion of this Warrant, if any.

            (b) The Company covenants and agrees that all Warrant Shares issued upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes, liens, charges, and security interests created by the Company with respect to the issuance thereof.

            (c) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of this Warrant or of any certificates for Warrant Shares in a name other than that of the Holder upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid.

            (d) This Warrant and, when so issued, the shares of Common Stock which may be issued upon exercise of the Warrants, will have been issued pursuant to an available exemption from registration under the Securities Act.

            (e) The Company covenants and agrees that if it fails (i) to file a registration statement covering the Warrant Shares as provided in a Registration Rights Agreement between the Holder and the Company, dated of even date herewith, or (ii) to issue the shares of Common Stock upon the proper exercise of the Warrant, then the Holder may, in addition to any remedies at law, immediately commence an action for specific performance.

      6. No Shareholder Rights. No Holder of this Warrant shall, as such, be entitled to vote or be deemed the holder of Common Stock or any other kind of securities of the Company, nor shall anything contained herein be construed to confer upon the Holder the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as otherwise expressly provided herein), or to receive dividends or subscription rights or otherwise, until the date of Holder's proper exercise of this Warrant as described herein.

      7. Notices. Any notice, demand, request, waiver or other communication under this Agreement must be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered by hand to the address of the party specified below (including delivery by courier), or (ii) on the fifth day after deposit in the U.S. Mail if mailed to the party to whom notice is to be given to the address specified below, by first class mail, certified or registered, return receipt requested, First Class postage prepaid:

to the Company:

                        Commodore Applied Technologies, Inc.
                        150 East 58th Street
                        New York, New York 10155
                        Attn:  Paul E. Hannesson, President

the Holder:             _______________________
                        _______________________
                        _______________________

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

      8. General.

            (a) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.

            (b) Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant or constitute a part of this Warrant for any other purpose.

            (c) This Warrant may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when instruments originally executed by each party shall have been received by the Company.

            (d) This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

[the balance of this page intentionally left blank]

      IN WITNESS WHEREOF, the Company has duly executed this Warrant on and as of the date first set forth above.

                              COMMODORE APPLIED TECHNOLOGIES, INC.


                              By: ____________________________________
                                    Paul E. Hannesson, President

                                    EXHIBIT C

                              MAKE WHOLE AGREEMENT

      THIS AGREEMENT ("Agreement") is made and entered into as the 30th day of August 2000 by and among William J. Russell ("Russell"), Tamie P. Speciale ("Speciale") and Commodore Applied Technologies, Inc., a Delaware corporation ("Commodore").

      WHEREAS, Commodore, Dispute Resolution Management, Inc., a Utah corporation (the "Company"), Russell and Speciale have entered into that certain amended and restated stock purchase agreement, dated August 30, 2000 (the "Purchase Agreement"); and

      WHEREAS, Russell and Speciale (individually and collectively, together with their respective heirs, executors, successors and assigns, referred to herein as the "Selling Stockholders") are entitled to receive, pursuant to
Section 2.5 of the Purchase Agreement periodic installment "Company Cash Flow Payments" of "Company Cash Flow", as those terms are defined in the Purchase Agreement; and

      WHEREAS, in order to induce Russell and Speciale to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, Commodore has agreed to enter into this Agreement whereby Commodore will provide to the Selling Stockholders or their designees, under certain circumstances described herein, the right to receive certain cash payments and/or additional share of common stock, $.001 par value per share (the "Commodore Common Stock"), all upon the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto intending to be bound thereby, it is mutually agreed as follows:

1. Definitions. Unless otherwise separately defined herein, all capitalized terms, when used in this Agreement, shall have the same meaning as is defined in the Operating Agreement.

2. Make Whole Payment. In the event and to the extent that by not later than April 15, 2004 (the "Final Company Cash Flow Payment"), the Selling Stockholders shall not have received in cash an aggregate amount of Company Cash Flow Payment, as provided in Section 2.5 of the Purchase Agreement, which shall have equaled Ten Million ($10,000,000) Dollars of such Company Cash Flow Payment (the "Base Company Cash Flow Payment"), the difference, if any, between (a) the Base Company Cash Flow Payment and (b) the actual accumulated amount of Company Cash Flow Payment received in cash by the Selling Stockholders as at the Final Company Cash Flow Payment Date, shall be defined herein as the "Make Whole Payment."

3. Payment of Make Whole Payment.. On or before April 30, 2004 (the "Make Whole Payment Date"), Commodore shall pay to the Selling Stockholders (in such pro-rata amounts as between the Selling Stockholders as is provided in the Purchase Agreement) the Make Whole Payment: (a) in cash by wire transfer of immediately available funds (the "Cash Payment") and/or (b) by delivery to the Selling Stockholders of such number of shares of Commodore Common Stock as shall be calculated pursuant to Section 4 below. The form of payment of the Make Whole Payment, whether a Cash Payment, in shares of Commodore Common Stock, or any combination thereof, shall be determined solely by Commodore, except as provided in Section 5 below.

4. Calculation of Number of Shares of Commodore Common Stock.

       (a) The number of shares of Commodore Common Stock to be issued by Commodore to the Selling Stockholders on the Make Whole Payment Date shall be determined by dividing (i) the aggregate amount of the Make Whole Payment which Commodore elects to pay by delivery of shares of Commodore Common Stock, by (ii) the average of the closing prices of Commodore Common Stock as such shares of Commodore Common Stock are then traded on the American Stock Exchange, Inc. ("Amex"), the Nasdaq Stock Market, the New York Stock Exchange, Inc. or any other national securities exchange, for the 30 consecutive trading days (the "Average Closing Price") immediately prior to April 15, 2004.

       (b) In the event that the aggregate number of shares of Commodore Common Stock to be issued on the Make Whole Payment Date shall exceed an aggregate of two million (2,000,000) shares of Commodore Common Stock, Commodore shall have the right to issue to the Selling Stockholders on the Make Whole Payment Date an aggregate of two million (2,000,000) shares of Commodore Common Stock, and defer the payment of the balance of the Make Whole Payment for two (2) additional years, as provided in Section 4(c) below.

       (c) In the event that Commodore shall elect to defer the balance of the Make Whole Payment beyond the Make Whole Payment Date, on a date which shall be not later than April 15, 2006 (the "Deferred Make Whole Payment Date"), Commodore shall pay the unpaid portion of the Make Whole Payment (the "Deferred Make Whole Payment") either (i) by making an additional Cash Payment by wire transfer of immediately available funds, and/or (ii) delivering additional shares of Commodore Common Stock determined by dividing (A) the aggregate amount of the Deferred Make Whole Payment which Commodore elects to pay by delivery of shares of Commodore Common Stock, by (ii) the Average Closing Price immediately prior to April 15, 2006. The form of payment of the Deferred Make Whole Payment, whether a Cash Payment, in shares of Commodore Common Stock, or any combination thereof, shall be determined solely by Commodore, except as provided in Section 5 below.

5. Right to Receive Make Whole Payment in Cash.

      Notwithstanding anything to the contrary, express or implied, contained herein, in the event that in the event that

       (a) the Company shall fail to make any quarterly payment to the Selling Stockholders required to be made under the terms of the Purchase Agreement or under the terms of the separate employment agreements, dated of even date herewith, between the Company and each of Russell and Speciale (the "Employment Agreements") within ten (10) days after the date such payment shall become due and payable, or

       (b) the Company or Commodore shall breach or otherwise fail to perform any other material covenant or agreement to be observed or performed by the Company or Commodore under the Purchase Agreement or the Employment Agreements and shall fail to cure or remedy the same within thirty (30) days after written notice thereof to the Company,

(in either case, a "Default Event"), then and in such event (unless it shall be found pursuant to the provisions of Section 6 hereof that such Default Event has not, in fact, occurred), the Selling

Stockholders, or any of them, may require by written notice to Commodore, that any and all Make Whole Payments due hereunder shall be payable solely in cash by wire transfer of immediately available funds, and not in shares of Commodore Common Stock.

6 Resolution of Disputes, Binding Arbitration.

      (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall notify the other party in writing within thirty (30) days of the complaining party's first receipt of notice of, or the complaining party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the other party to take appropriate action to resist such claim. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

      (b) In the event that any dispute involving the interpretation or application of this Agreement or any Exhibit hereto cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall, if brought by the Selling Stockholders or any of them, be held in New York, New York and, if brought by Commodore shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

      (c) In connection with any Arbitration pursuant to this Section 6, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

      (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

      (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

      (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

      (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances.

7 Miscellaneous.

       (d) Upon the occurrence and during the continuation of any Default Event, the Selling Stockholders may enforce this Agreement without the need to resort to any proceedings or obtain any judgment as against the Company.

       (e) Commodore hereby acknowledges and agrees that the validity of this Agreement and Commodore's obligations hereunder shall in no way be terminated, modified, affected, impaired or diminished by reason of any of (i) the granting by the Selling Stockholders of any consent, indulgence, extension, renewal, waiver, compromise or release to Commodore, (ii) any failure by the Selling Stockholders to insist in any one or more instances upon strict performance or observance by Commodore or the Company of any of the terms, provisions or conditions of the Purchase Agreement and/or any other agreement or instrument executed and delivered by the Company in connection therewith (collectively, the "Documents"), (iii) any assertion or non-assertion by the Selling Stockholders against the Company of any of the rights or remedies reserved to the Selling Stockholders in the Documents, (iv) any forbearance by the Selling Stockholders from exercising any of its rights or remedies as aforesaid, (v) any bankruptcy, insolvency, receivership, reorganization, liquidation or other similar proceeding relating to the Company or any of its subsidiaries or affiliates, other than Commodore, (vi) any relief of the Company and/or any such other guarantor(s) from any of its obligations under the Documents, by operation of law, in equity or otherwise, (vii) any amendment, modification, extension, renewal, termination, compromise or waiver under or in respect of the Documents,
(viii) any sale, release or other disposition of any collateral security, if effected in a commercially reasonable manner and in accordance with applicable law, or (ix) any transfer, assignment or negotiation of any of the Documents and/or any collateral security as aforesaid, including, without limitation, this Agreement.

       (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       (g) This Agreement shall be binding upon Commodore and its administrators, representatives, successors and assigns, and shall inure to the benefit of the Selling Stockholders and his or her heirs, executors, administrators, personal representatives, successors and assigns.

       (h) Subject to applicable statutes of limitations, no delay on the part of the Selling Stockholders in exercising any rights hereunder, or any failure by the Selling Stockholders to exercise any such rights, shall operate as a waiver of any such rights for any purposes, it being understood that, subject to applicable statutes of limitations, the Selling Stockholders may exercise any and all of his rights hereunder at any time and from time to time pursuant to the terms hereof.

       (i) This Agreement may not be terminated, modified or amended except by a writing duly executed by the Selling Stockholders and Commodore.

       (j) This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws.

       (k) In the event that the Selling Stockholders shall, after default by Commodore of any of its obligations hereunder, place this Agreement in the hands of any attorney for enforcement and/or collection, pay to the Selling Stockholders a reasonable attorneys' fee together with all other reasonable costs and expenses of enforcement and collection.

       IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, has executed this Agreement this day of ______________, 2000.

      COMMODORE APPLIED TECHNOLOGIES, INC.


       By:________________________________________
          Paul E. Hannesson, President and Chief
          Executive Officer


       ____________________________________________
          William J. Russell


       ___________________________________________
          Tamie P. Speciale

                                    EXHIBIT D

                          PLEDGE AND SECURITY AGREEMENT

      THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of the 30th day of August 2000, by and between COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("Commodore" or "Pledgor"), and WILLIAM J. RUSSELL ("Russell") and TAMIE P. SPECIALE ("Speciale"). Commodore is hereinafter sometimes referred to as the "Pledgor", and Russell and Speciale are referred to herein individually a "Pledgee" and collectively as the "Pledgees."

                              W I T N E S S E T H:

      WHEREAS, pursuant to an amended and restated stock purchase agreement, dated August 30, 2000 between Commodore, DISPUTE RESOLUTION MANAGEMENT, INC., a Utah corporation (the "Company"), and the Pledgees, (the "Purchase Agreement"), as of the date of this Agreement Commodore acquired 81% of the issued and outstanding shares of capital stock of the Company, and

      WHEREAS, pursuant to the provisions of Section 7.12 of the Purchase Agreement, Commodore has covenanted and agreed that by not later than November 15, 2000, it shall have obtained Final Commodore Stockholders Approval of the Acquisition and issued the balance of the Consideration and Commodore Option Stock pursuant to Section 2.6(b) of the Purchase Agreement; and

      WHEREAS, pursuant to the terms of Section 7.2(b) of the Purchase Agreement, Commodore has covenanted and agreed with the Pledgees to fulfill its "Repurchase Obligation" (as that term is defined in the Purchase Agreement), pursuant to which Commodore will purchase all or a portion of the 10,500,000 "Repurchase Shares" at the "Repurchase Price" (as those terms are defined in the Purchase Agreement), and pay or cause to be paid to the Pledgees and other holders of an aggregate of $14,500,000 in connection with the repurchase and redemption of such Repurchase Shares from and after the date hereof through and including the Anniversary Date (as defined in the Purchase Agreement); and

      WHEREAS, pursuant to the terms of Section 2.4 of the Purchase Agreement the Company has agreed to make certain "Company Cash Flow Payments" of "Company Cash Flow" (as those terms are defined in the Purchase Agreement); and

      WHEREAS,. pursuant to the terms of a make whole agreement, dated of even date, among Commodore and Pledgees (the "Make Whole Agreement"), Commodore has agreed to provide the Pledgees with certain payments either in cash or shares of Commodore Common Stock, all as provided therein; and

      WHEREAS, in order to secure the rights of the Pledgees in the event that the Company or Pledgor shall breach or shall otherwise fail to perform any of the "Obligations" (as that term is hereinafter defined), pursuant to the terms of the Purchase Agreement, Commodore has agreed to pledge to the Pledgees the "Pledged Stock" (as that term is hereinafter defined); all of which Pledged Stock is being pledged to the Pledgees pursuant to this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      Definitions.

      Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as is defined in the Asset Transfer Agreement. In addition, the following terms shall have the following meanings wherever used in this Agreement:

            (a) "Obligations" shall mean the collective reference to:

                  (i) the covenant and agreement of Commodore that on or prior to November 15, 2000 it shall have obtained Final Commodore Stockholders Approval of the Acquisition and shall have issued to the Pledgees and other recipients, stock certificates and instruments evidencing the balance of the Acquisition Consideration and Commodore Option Stock and the Commodore Warrants, all pursuant to the provisions of Section 7.12 and Section 2.6(b) of the Purchase Agreement;

                  (ii) the full and timely payment of the entire Repurchase Obligation, as set forth in Section 7.2(b) of the Purchase Agreement;

                  (iii) the obligation of the Company to make full and timely payments of all quarterly installments of Company Cash Flow Payments of Company Cash Flow, as defined and provided in Section 2.5 of the Purchase Agreement up to and including the first Ten Million ($10,000,000) Dollars of such Company Cash Flow Payments which are due and payable under the Purchase Agreement in quarterly installments through December 31, 2003,

                  (iv) the covenants and agreements of Commodore to the Pledgees under the terms of the Make Whole Agreement; and

                  (v) the covenants and agreements that each of Commodore and the Company shall duly perform all of its and their respective covenants, agreements and undertakings as set forth in Section 14.4 and Section 14.5 of the Purchase Agreement.

            (b) "Pledged Stock" shall mean the collective reference to (i) the Majority Company Stock, representing an aggregate of 24,300 shares of the common stock of the Company, as Surviving Corporation of the Acquisition, owned of record by Commodore as at the date hereof, representing one hundred (100%) percent of the issued and outstanding shares of common stock of the Company which is owned of record and beneficially by Commodore at the date hereof (the "DRM Stock"); and (ii) the Acquisition Stock, representing an aggregate of 10,500,000 shares of Commodore Common Stock which is subject to repurchase by Commodore or its assignee upon payment and performance of the Repurchase Obligation (the "Commodore Stock"); provided, that (A) the Commodore Stock shall no longer be deemed Pledged Stock hereunder nor shall any shares of Commodore Stock be subject to this Agreement in the event that, and at such time as, Commodore shall have fully paid and performed its Repurchase Obligation under
Section 7.2(b) of the Purchase Agreement, and (B) the number of shares of DRM Stock, constituting the remaining Pledged Stock and the percentage of the issued and outstanding shares of common stock of the Company which is owned of record and beneficially by Commodore shall be reduced as provided in Section 8(b) hereof.

            (c) "Satisfaction Date" shall mean that date which shall be on or before April 30, 2004 on which all of those Obligations referred to in clauses
(i) and (ii) of Section 1(a) above shall have been indefeasibly paid or performed in full.

         Pledge of the Pledged Stock.

               As security for the due and timely payment and performance of all of the Obligations, Commodore hereby pledges to the Pledgees, and grants to the Pledgees a first priority lien and security interest in, all of the Pledged Stock (as same are constituted from time to time) and all proceeds thereof, until the Satisfaction Date.

               In furtherance of the pledge hereunder, Commodore is, concurrently herewith, delivering to the Pledgees the certificates representing all of the currently outstanding Pledged Stock, each accompanied by appropriate undated stock powers duly endorsed in blank by Commodore.

         Retention of the Pledged Stock.

               Except as otherwise provided herein, the Pledgees shall have no obligation with respect to the Pledged Stock or any other property held or received by the Pledgees hereunder, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

               The Pledgees shall hold the Pledged Stock and any other property held or received by the Pledgees hereunder in the form in which same are delivered herewith, unless and until there shall occur an Event of Default.

         Rights to Vote Pledged Stock.

            Throughout the term of this Agreement, so long as no default in the payment or performance of the Obligations has occurred, Commodore shall have the sole right to vote the DRM Stock in all Company matters, except as to matters or in a manner inconsistent with the terms of this Agreement. Throughout the term of this Agreement and thereafter, irrespective of whether or not an Event of Default hereunder shall have occurred, the Pledgees shall have the sole right to vote all shares of Commodore Stock owned of record by them on all matters as to which stockholders are entitled to vote under Delaware corporate law.

      Event of Default; Power of Attorney.

            In the event that there shall occur (i) any default in the full and timely payment or performance of any of the Obligations, which remains uncured beyond any applicable notice and cure period, or (ii) Commodore or any of its Subsidiaries (collectively, the "Commodore Group") becoming insolvent, or (iii) the delisting of the shares of Commodore Common Stock from trading on a National Securities Exchange; or (iv) the commencement of any case under the United States Bankruptcy Code against Commodore or any member of the Commodore Group, or (v) Commodore or any member of the Commodore Group becoming the subject of any insolvency, bankruptcy, receivership, readjustment of debt, dissolution, reorganization, liquidation or similar proceeding under state or federal law, an "Event of Default" hereunder shall be deemed to have occurred, and from and after the occurrence of any one or more Event of Default, the Pledgees shall thereafter have the right (but not the obligation) to (A) vote the DRM Stock in all Company matters, (B) apply any funds or other property received in respect of the Pledged Stock to the Obligations, and receive in its own name any and all further distributions which may be paid in respect of the Pledged Stock, all of which shall, upon receipt by the Pledgees, be applied to the Obligations, (C) transfer all or any portion of the DRM Stock (as determined by the Pledgees in their discretion) on the books of the Company to and in the name of the Pledgees or such other person or persons as the Pledgees may designate, (D) effect any sale, transfer or disposition of all or any portion of the Pledged Stock and in furtherance thereof, take possession of and endorse any and all checks, drafts, bills of exchange, money orders or other documents and instruments received on account of the Pledged Stock, (E) collect, sue for and give acquittance for any money due on account of any of the foregoing, and (F) take any and all other action contemplated by this Agreement, or as otherwise permitted by law, or as the Pledgees may reasonably deem necessary or appropriate, in order to accomplish the purposes of this Agreement.

            In furtherance of the foregoing powers of the Pledgees, the Pledgor hereby authorizes and appoints the Pledgees, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgor, in his name, place and stead, to take any and all such action as the Pledgees, in their sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers. Such power of attorney shall be coupled with an interest, and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgor or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon the Pledgees to exercise any of the rights or powers granted herein.

            (c) The foregoing rights and powers granted to the Pledgees, and the foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Pledged Stock or any other property held or received by the Pledgees hereunder.

      Foreclosure; Sale or Retention of Pledged Stock.

            (a) Without limitation of paragraph 5 above, if an Event of Default hereunder shall occur, the Pledgees may elect (but shall not be obligated so to do) to foreclose on the Pledged Stock and exercise any one or more of the following rights and remedies set forth below.

                  (i) The Pledgees may offer and sell all or any portion of the Pledged Stock in a public distribution (to the extent that any of such Pledged Stock has been registered pursuant to an effective registration statement or may be publicly sold pursuant to an exemption from such registration requirements) or, if a public distribution is not legally available, by means of a private placement restricting the offer or sale to a limited number of prospective purchasers who meet such suitability standards as the Pledgees and their counsel may deem appropriate, and who may be required to represent that they are purchasing Pledged Stock for investment and not with a view to distribution.

                  (ii) If an Event of Default shall occur by reason of Commodore's breach of or failure to timely perform its Obligations contemplated by clause (i) of the definition of "Obligations" under this Agreement, the Pledgees may purchase all or any portion of the DRM Stock for the Pledgees' own account solely in exchange for cancellation of Commodore's obligation to deliver the Commodore Warrants and the balance of the shares of Acquisition Stock, Additional Commodore Stock and Commodore Option Stock contemplated by Section 2.6(b) of the Purchase Agreement, in which event the Pledgees and other recipients of such

Commodore Securities may retain for their own account all 6,000,000 shares of Commodore Common Stock issued to them pursuant to Section 2.6(a) of the Purchase Agreement; the parties hereto agreeing that such disposition represents the Pledgees' sole and exclusive remedy for such Event of Default and fair and equitable liquidated damages (in addition to the DRM Stock) to compensate the Pledgees for the loss of the earnings and profits of the Company which they would have been entitled to have received and retained but for the consummation of the transactions contemplated by the Purchase Agreement.

                  (iii) If an Event of Default (other than as contemplated by clause (i) of this Section 6(a) above) shall occur either prior to the payment of the full $14,500,000 Repurchase Price contemplated by Section 7.2 of the Purchase Agreement, or by reason of Commodore's breach of or failure to timely perform its Obligations contemplated by clause (ii) of the definition of "Obligations" under this Agreement, the Pledgees may elect to purchase all or any portion of the DRM Stock for the Pledgees' own account and retain, in addition to (an not in lieu of) such DRM Stock, that number of shares of Commodore Stock as shall equal the sum of (A) 1,000,000 shares of Commodore Stock, plus (B) fifty (50%) percent of the amount determined by subtracting from the 9,500,000 shares of the Acquisition Stock originally issued to the Pledgees and all other holders of Acquisition Stock pursuant to the Purchase Agreement, any of such 9,500,000 shares of Acquisition Stock previously purchased by Commodore or any third parties pursuant to Section 7.2 of the Purchase Agreement prior to the occurrence of such Event of Default (the "Commodore Stock Liquidated Damage Amount"). In the event that the Pledgees shall elect the remedies provided for in this Section 6(a)(iii), they shall return to Commodore all shares of the Acquisition Stock in excess of the Commodore Stock Liquidated Damage Amount. It is expressly understood and agreed that such Commodore Stock Liquidated Damage Amount , together with all or any portion of the DRM Stock shall, for all purposes at law or in equity, be deemed to be a commercially reasonable disposition of the subject Pledged Stock, and (B) the retention of the Commodore Stock Liquidated Damage Amount by the Pledgees and the other holders of such Repurchase Shares represents fair and equitable liquidated damages (in addition to the DRM Stock) to compensate the Pledgees for the loss of the earnings and profits of the Company which they would have been entitled to have received and retained but for the consummation of the transactions contemplated by the Purchase Agreement.

                  (iv) If an Event of Default shall occur after the payment of the full $14,500,000 Repurchase Price contemplated by Section 7.2 of the Purchase Agreement, the Pledgees may purchase all or any portion of the DRM Stock for the Pledgees' own account at a price not less than the highest bona fide offer received therefor, which if effected in a manner in compliance with applicable law, shall be deemed to be a commercially reasonable disposition of the subject DRM Stock;

                  (v) The Pledgees may at any time, irrespective of when such Event of Default shall occur, sell any or all of the Pledged Stock upon credit or for future delivery, without being in any way liable for failure of the purchaser to pay for the subject Pledged Stock; and

                  (vi) The Pledgees may at any time, irrespective of when such Event of Default shall occur, receive and collect the net proceeds of any sale or other disposition of any Pledged Stock, and apply same in such order and to such of the Obligations (including the costs and expenses of the sale or disposition of the Pledged Stock) as the Pledgees may, in their absolute discretion, deem appropriate.

            (b) Upon any sale of any of the Pledged Stock in accordance with this

Agreement, the Pledgees shall have the right to assign, transfer and deliver the subject Pledged Stock to the purchaser(s) thereof, and each such purchaser shall be entitled to hold such Pledged Stock absolutely free from any right or claim of the Pledgor and/or any other person claiming any beneficial interest in the Pledged Stock, including any equity of redemption (which right and all other such rights are hereby waived by the Pledgor to the fullest extent permitted by law).

            (c) Nothing herein contained shall be deemed to require the Pledgees to effect any sale or disposition of any Pledged Stock at any time, or to consummate any proposed public or private sale at the time and place at which same was initially called. It is the intention of the parties hereto that the Pledgees shall, subject to any further conditions imposed by this Agreement, at all times following the occurrence of an Event of Default, have the right to retain legal and beneficial ownership of the Pledged Stock, or use or deal with the Pledged Stock as if the Pledgees were the outright owners thereof, and to exercise any and all rights and remedies, as a secured party in possession of collateral or otherwise, under any and all provisions of law.

            (d) If an Event of Default of the nature contemplated by Section 6(a)(iii) hereof shall occur and the Pledgees shall elect to retain the DRM Stock and the Commodore Stock Liquidated Damage Amount, as contemplated by the provisions set forth in clause (iii) of Section 6(a) above, such election shall be the sole and exclusive remedy of the Pledgees and the other holders of the Repurchase Shares, in full satisfaction of all Obligations of Commodore hereunder. Notwithstanding the foregoing, the return of any additional shares of Acquisition Stock by the Pledgees shall not effect the legal or beneficial ownership of the Pledgees or any subsequent holders in and to the shares of Commodore Option Stock, Commodore Warrants or shares of Commodore Common Stock issuable upon exercise of the Commodore Warrants; all of which Commodore Securities shall continue to remain the sole and exclusive property of such holders.

            (e) The Pledgees acknowledge that the other holder(s) of the Repurchase Shares shall have designated the Pledgees as their sole and exclusive agents to deal with all 1,500,000 Repurchase Shares owned by such other holders for purposes of this Agreement.

         Covenants, Representations and Warranties.

      In connection with the transactions contemplated by this Agreement, and knowing that the Pledgees are and shall be relying hereon, Commodore hereby covenants, represents and warrants that:

            the DRM Stock has been and will be duly and validly issued, are and will be fully paid and non-assessable, and are and will be owned by Commodore free and clear of any and all restrictions, pledges, liens, encumbrances or other security interests of any kind, save and except for the pledge to the Pledgees pursuant to this Agreement;

            there are and will be no options, warrants or other rights in respect of the sale, transfer or other disposition of any of the DRM Stock, and Commodore has the absolute right to pledge the Pledged Interests hereunder without the necessity of any consent of any Person;

            the DRM Stock constitutes one hundred (100%) percent of the issued and outstanding ordinary shares and other securities of the Company which is owned of record and beneficially by Commodore on the date hereof; and, on the date hereof, there are no options, warrants or other rights to subscribe for or acquire any capital stock or other securities of the Company, or any securities or other rights exercisable for or convertible into any capital stock, securities or rights to acquire securities of the Company;

            neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by the Pledgor, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to the Pledgor;

            this Agreement has been duly executed and delivered by Commodore and constitutes the legal, valid and binding obligation of each of Commodore, enforceable against the Pledgor in accordance with its terms;

            there are no actions, suits or proceedings pending or threatened against or affecting the Pledgor that involve or relate to the Pledged Stock;

            Pledgor shall not, at any time prior to the release of the lien on the Pledged Interests in accordance with paragraph 8 below, (i) sell, transfer or convey any interest in any of the Pledged Stock, or (ii) suffer or permit any other pledge, lien or encumbrance to be created upon or granted with respect to any of the Pledged Stock; and

            from time to time hereafter, Commodore shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as the Pledgees may request in order to accomplish the purposes of this Agreement, in order to enable the Pledgees to exercise any of their rights hereunder, and/or in order to secure more fully the Pledgee's interest in the Pledged Stock.

            (i) Commodore acknowledges that, but for the Repurchase Obligation set forth in Section 7.2(b) of the Purchase Agreement and its willingness to provide Pledgees collateral security for the payment and performance of such Repurchase Obligation, pursuant to this Pledge Agreement, and without the covenants by Commodore set forth in this Section 7(i) and in Section 7(j) below, the Pledgees would not have entered into the Purchase Agreement and would have terminated all transactions and other relationships with Commodore. Accordingly, Commodore does hereby agree that if at any time following the date hereof a petition is filed by or against Commodore and/or any member of the Commodore Group commencing a case under the United States Bankruptcy Code or if Commodore or any of the other members of the Commodore Group shall become the subject of any insolvency, bankruptcy, receivership, readjustment of debt, dissolution, reorganization , liquidation or similar proceeding, under state or federal law, the Pledgees and the other holders of Repurchase Shares will be immediately and absolutely entitled to, and each member of the Commodore Group hereby consents to, the relief specified in clauses (A), (B) and (C) below, singly, alternatively or cumulatively, and each member of the Commodore Group agrees that it will not object to, contest or oppose any motion, application, complaint or other proceeding by the Pledgees (acting on behalf of themselves and any other holders of the Repurchase Shares), to obtain such relief, and each member of the Commodore Group will take all actions necessary to enable the Pledgees and other holders of Repurchase Shares to obtain the following relief:

                        (A) the Pledgees and the other holders of Repurchase Shares shall be entitled to the immediate termination of the automatic stay imposed by Section 362 of the Bankruptcy Code to enable any of them to exercise all of their rights and remedies under this Agreement and applicable law;

                        (B) the Pledgees and the other holders of the Repurchase Shares shall be entitled to the immediate dismissal of such case pursuant to Section 305(a)(1) of the Bankruptcy Code (with attorneys' fees and other costs), and Commodore and each other member of the Commodore Group agree that such dismissal will be in the interest of creditors and themselves; and

                        (C) the Pledgees and each other holder of Repurchase Shares shall be entitled to the immediate dismissal of such case under
      Section 1112(b) of the Bankruptcy Code for cause, and Commodore and each other member of the Commodore Group agree that the filing of such case by any of them shall per se be deemed to have been commenced in bad faith and solely for the improper purpose of impeding the exercise of the rights and remedies of the Pledgees and other holders of Repurchase Shares with attendant unnecessary delay and needless cost.

            (j) Commodore does hereby further irrevocably and unconditionally covenant and agree, on behalf of itself and all other members of the Commodore
Group:

                  (A) to waive any and all equitable defenses to the exercise of the rights and remedies of the Pledgees and the other holders of Repurchase Shares set forth in Section 7.2 of the Purchase Agreement and in this Agreement, including, without limitation, the equitable defense of forfeiture; and

                  (B) that the rights and remedies of the Pledgees and other holders of Repurchase Shares set forth in Section 7.2 of the Purchase Agreement and in this Agreement shall not be subject to pro ration.

         Return of the Pledged Stock.

            (a) To the extent that the Pledgees shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Pledged Stock in accordance with this Agreement, the Pledgees shall release their lien hereunder and return the Pledged Stock to and in the name of Commodore at the Satisfaction Date. In the event that the Pledgees shall not, within ten (10) business days of receipt of the final payments of the Obligations, redeliver to Commodore all, and not less than all, of the certificates evidencing the Pledged Stock, Commodore shall be entitled to apply to any court of competent jurisdiction for such injunctive relief as shall be reasonably required to effect compliance by the Pledgees (or either of them) of the provisions of this Section 8 and (in addition to any such injunctive relief) Pledgees shall pay all reasonable attorneys fees and other court courts incurred by Commodore.

            (b) Notwithstanding the provisions of Section 8(a) above, if and for so long as no Event of Default hereunder shall have occurred and is continuing, at such time as (i) the Pledgor shall have paid and satisfied in full, on a timely basis, the entire Repurchase Obligation provided in Section 7.2(b) of the Purchase Agreement, or (ii) the Pledgees shall have otherwise received, on a timely basis, a total of $14,500,000 of cash payments upon exercise of the Option contemplated by Section 7.2(a) of the Purchase Agreement, the number of shares of Pledged Stock subject to this Agreement shall be reduced to 12,150 shares of the common stock of the Company, or such other number of shares of common stock of the Company as shall represent fifty (50%) percent of the original number of shares of DRM Stock held subject to this Agreement.

         Expenses of the Pledgees.

      All expenses incurred by the Pledgees (including but not limited to reasonable attorneys' fees) in connection with the receipt of Pledged Stock hereunder from time to time after the date hereof, and any actual or attempted sale or other disposition of Pledged Stock hereunder, shall be reimbursed to the Pledgees by the Company on demand, or, at the Pledgees' option, such expenses may be added to the Obligations.

         Resolutions of Disputes, Binding Arbitration.

            (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall notify the other party in writing within thirty (30) days of the complaining party's first receipt of notice of, or the complaining party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the other party to take appropriate action to resist such claim. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

            (b) In the event that any dispute involving the interpretation or application of this Agreement or any Exhibit hereto cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall, if brought by any of the Pledgees, be held in New York, New York and, if brought by Commodore shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

            (c) In connection with any Arbitration pursuant to this Section 10, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

            (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

            (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

            (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and their books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

            (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances.

11. Miscellaneous.

            (a) Any notices or consents required or permitted under this Agreement shall be in writing and shall be deemed given when personally delivered, when sent by recognized overnight courier service with all charges prepaid or billed to the account of the sender, or when mailed by certified mail, return receipt requested, with all charges prepaid, in each instance addressed to the party being notified at his or its address first set forth above, either party may change its address for notices by means of written notice given in accordance herewith, provided that same shall not be deemed to have been given until actual receipt by the party being notified.

            (b) The laws of the State of Delaware shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto.

            (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The Pledgor shall not, however, assign any of his rights or obligations hereunder without the prior written consent of the Pledgees. Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

            (d) Neither any course of dealing between the Pledgor and the Pledgees nor any failure to exercise, or any delay in exercising, on the part of the Pledgees, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

            (e) The Pledgees' rights and remedies, whether established hereby or by any other agreements or by law or in equity, shall cumulative and may be exercised singularly or concurrently.

            (f) No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Pledgees shall have consented thereto in writing.

            (g) The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

            (h) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

[the balance of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                              COMMODORE APPLIED TECHNOLOGIES, INC.


                              By: ___________________________________________
                                    Paul E. Hannesson, President


                              _______________________________
                               WILLIAM J. RUSSELL


                              _______________________________
                                TAMIE P. SPECIALE

STATE OF NEW YORK  )
                   )  ss:
COUNTY OF NEW YORK )

      On this _____ day of ___________ 2000 before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared Paul E. Hannesson, known to me to be the person who executed the foregoing Stock Pledge Agreement, and who stated to me that he executed the said Stock Pledge Agreement in his capacity as President of Commodore Applied Technologies, Inc., duly authorized so to do by its board of directors.

                                                ________________________
                                                      Notary Public

                                    EXHIBIT E
                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of the 30th day of August 2000, by and between DISPUTE RESOLUTION MANAGEMENT, INC., a Utah corporation (the "Company") having offices 8 Inverness Drive East, Suite 135, Englewood, Colorado 80112 and 39 Exchange Place, Suite 30, Salt Lake City, Utah 84111, and [WILLIAM J. RUSSELL] [TAMIE P. SPECIALE], an individual residing at _________________ _____________________ (the "Employee");

                              W I T N E S S E T H:

      WHEREAS, the Employee has heretofore been one of the owners and senior executive officer of the Company; and

      WHEREAS, Commodore Applied Technologies, Inc., a Delaware corporation ("Commodore"), has acquired 81% of the shares of capital stock of the Company pursuant to the terms of an amended and restated stock purchase agreement dated August 30, 2000 (the "Purchase Agreement") among Commodore, the Company, and William J. Russell and Tamie P. Speciale, the former stockholders of the Company; and

      WHEREAS, by reason of his [her] prior ownership of and employment with the Company, the Employee is familiar with all aspects of the operations and business of the Company; and

      WHEREAS, to promote the ongoing business of the Company and to foster an orderly transition of the ownership and management of the Company, the Company desires to assure itself of the right to the Employee's services from and after the date hereof, on the terms and conditions of this Agreement; and

      WHEREAS, the Employee is willing and able (free of any other binding contracts or commitments) to render his [her] services to the Company from and after the date hereof, on the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

      3. Nature of Employment.

            (a) Subject to the terms and conditions of this Agreement, the Company shall initially retain the Employee, and the Employee shall initially render services to the Company, as the [Chief Executive Officer] [President] of the Company. In such connection, the Employee shall be responsible for the operation and management of the Company together with such other duties and responsibilities as are customarily performed by a [Chief Executive Officer] [President] of a corporation. Subject at all times to the terms and conditions of Section 14.4(a) and Section 14.5 of the Purchase Agreement, the Employee shall report to and shall be subject to the ultimate direction and guidance of the Board of Directors of the Company.

            Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as is defined in the Operating Agreement.

            (b) Throughout the period of his employment hereunder, the Employee:
(i) shall devote his [her] full business time, attention, knowledge and skills, exclusively, faithfully, diligently and to the best of his [her] ability, to the active performance of his duties and responsibilities hereunder on behalf of the Company; (ii) shall not, without the express prior written approval of the Board of Directors of the Company in each instance, directly or indirectly accept employment or compensation from, or perform services of any nature for, any person, firm, corporation or business enterprise other than the Company; (iii) subject to the provisions of Section 14.4(a) and Section 14.5 of the Purchase Agreement, shall observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board of Directors of the Company, including but not limited to the standard employee policies and procedures of the Company as in effect from time to time; and (iv) shall do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities; provided, however, that the Employee shall not be assigned to regular duties such as would reasonably require him to relocate his [her] permanent residence from the greater Denver, Colorado [Salt Lake City, Utah] area.

            (c) Throughout the term of this Agreement, the Company shall cause the Employee to be nominated for election to the Board of Directors of the Company.

      4. Term of Employment.

            (a) Subject to prior termination in accordance with paragraph 2(b) below, the Employee's full-time employment hereunder shall commence on the date hereof and shall continue through and including December 31, 2005.

            (b) This Agreement:

                   (i) may be terminated upon mutual written agreement of the Company and the Employee;

                   (ii) may be terminated, at the option of the Employee, upon thirty (30) days' prior written notice to the Company, in the event that (A) the Company shall fail to make any payment to the Employee required to be made under the terms of the Purchase Agreement, the Make Whole Agreement (as hereinafter defined) or this Agreement within fifteen (15) days after the date such payment became due and payable, or (B) the Company or Commodore shall fail to perform any other material covenant or agreement to be performed by the Company or Commodore under the Purchase Agreement or hereunder and shall fail to cure or remedy same within thirty (30) days after written notice thereof to the Company;

                   (iii) may be terminated, at the option of the Board of the Company (the Employee abstaining from any such vote), at any time "for cause" (as hereinafter defined);

                   (iv) may be terminated, at the option of the Company, at any time in the event of the "permanent disability" (as hereinafter defined) of the Employee; or

                   (v) shall automatically terminate upon the death of the Employee.

            (c) As used herein, the term "for cause" shall mean and be limited to: (i) any material breach of this Agreement or the Non-Competition Agreement by the Employee which in any case is not fully corrected within thirty (30) days after written notice of same from the Company to the Employee; (ii) gross neglect by the Employee of any of his [her] duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Employee in connection with the performance of any of his duties and responsibilities hereunder; (iv) the Employee being under the influence of alcohol or drugs during business hours, or being habitually drunk or addicted to drugs; or (v) the commission by the Employee of any crime of moral turpitude, or any other action by the Employee which may materially impair or damage the reputation of the Company.

            (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents, or is reasonably likely to prevent, the Employee from continuing the performance of his normal duties and responsibilities hereunder for a period (i) in excess of six (6) consecutive months, or (ii) of six (6) months or more (whether or not consecutive) in any twelve (12) month period. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Employee) shall be conclusive.

            (e) Except for a termination by the Employee under Section 2(b)(ii) above, upon any termination of this Agreement as hereinabove provided, the Employee (or his estate or legal representatives, as the case may be) shall be entitled to receive any and all earned but unpaid Base Salary (as such terms are hereinafter defined) appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), and any other amounts then due and payable to the Employee hereunder. All such payments shall be made on the next applicable payment date therefor (as provided in paragraph 3 below) following the effective date of termination. Such payments shall constitute all amounts to which the Employee (or his estate or legal representative) shall be entitled upon termination of this Agreement.

            (f) Notwithstanding anything to the contrary contained in this Agreement or in any other agreement dated of even date herewith referred to herein, if it shall be established or mutually agreed that termination of this Agreement by the Employee under the provisions of Section 2(b)(ii) above was valid and for good reason, in addition to (and not in lieu of) any other remedies then available to the Employee:

                  (i) the Employee shall be entitled to receive all unpaid Base Salary through the remaining term of this Agreement, less any amounts received from third parties in the nature of salary or other compensation. Employee covenants that Employee shall use its reasonable efforts to mitigate its damages hereunder;

                  (ii) if and to the extent payable, the obligations of Commodore to the Employee under the make-whole agreement, dated of even date herewith (the "Make Whole Agreement") shall, at the option of the Employee, be payable in cash rather than in shares of Commodore Common Stock, and

                  (iii) all stock options and payments under Section 401(k) plans for the benefit of the Employee shall become fully vested, to the extent permitted under any then existing plans.

      5. Compensation and Benefits.

            (a) Base Salary. As compensation for his services to be rendered hereunder, the Company shall pay to the Employee a base salary of $250,000 per annum, payable at the rate of $20,833.33 per month (the "Base Salary"). Such Base Salary shall be subject to (i) increase as provided in Section 3(b) hereof, and (ii) payroll deductions and other withholdings as and to the extent required by law from time to time. Such Base Salary shall be payable to the Employee in accordance with the Company's payroll practices.

            (b) Adjustments to Base Salary. Effective as of January 1, 2001 and on each anniversary date thereafter the Employee's annual Base Salary shall be increased to the amounts set forth below for each calendar year in question:

                  Calendar Year                       Base Salary
                  -------------                       -----------

                  2001                                $262,500
                  2002                                $275,000
                  2003                                $290,000
                  2004                                $305,000
                  2005                                $320,000

            Nothing contained in Sections 3(a) or (b) above shall be construed to prohibit or limit the right of the Company to grant, from time to time, discretionary increases in the Employee's Base Salary.

            (c) Fringe Benefits. The Company shall also make available to the Employee, throughout the period of his full-time employment hereunder, such benefits and perquisites as are generally provided by the Company to its executive employees, including but not limited to eligibility for participation in any group life, health, dental, vision, disability or accident insurance, pension plan, profit-sharing plan, retirement savings plan, 401(k) plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy, or to preclude the Company from amending or terminating any plan or policy. The Employee acknowledges that he will cease to be eligible for all or substantially all of such benefits following the conclusion of his full-time employment, and the Employee will not make any claim for any such benefits for which he is not then eligible.

            (d) Expenses. Throughout the term of this Agreement, Company shall also reimburse the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any and all actual and reasonable out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes, or for any expense item which has not previously been approved as and to the extent required in accordance with the Company's standard policies and procedures in effect from time to time.

      6. Vacation, etc.

            (a) During the period of his full-time employment hereunder:

                   (i) The Employee shall be entitled to take, from time to time, normal and reasonable vacations with pay, consistent with the Company's standard policies and procedures in effect from time to time, at such times as shall be mutually convenient to the Employee and the Company, and so as not to interfere unduly with the conduct of the business of the Company. Such vacation time may aggregate up to six (6) weeks per year.

                   (ii) The Employee shall further be entitled to paid holidays, personal days and sick days in accordance with the Company's standard policies and procedures in effect from time to time.

      7. Company Property.

            (a) The Employee hereby acknowledges and confirms that all ideas and other developments or improvements conceived by the Employee, whether alone or with others, during the term of this Agreement (whether or not during working hours), that are within the scope of the business operations of the Company or any of its subsidiaries or that relate to any business of any type conducted or proposed to be conducted by the Company or any of its subsidiaries, constitute the exclusive property of the Company or the subject subsidiary. The Employee shall assist the Company or its subsidiaries (as applicable) as required in order to establish, confirm and evidence the Company's or its subsidiary's ownership of such ideas, developments and improvements, and shall execute and deliver any and all such agreements, instruments and other documents as may be necessary or appropriate in connection therewith.

            (b) Upon termination of this Agreement under any circumstances, and otherwise upon request of the Company or any of its subsidiaries, the Employee shall immediately return all property of the Company and/or its subsidiaries utilized by the Employee in rendering services hereunder, to the extent in the Employee's possession or under his control.

      8. Non-Assignability.

            In light of the unique personal services to be performed by the Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by the Employee of this Agreement or any of his duties, responsibilities or obligations hereunder shall be void.

      9. Notices.

            Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

      10. General.

            (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

            (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party; provided, however, that the Company or any successor or assign may, at any time and from time to time, assign this Agreement as part of the sale of all or any substantial portion of the business of the Company.

            (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof

            (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Delaware.

            (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

            (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

            (g) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

            (h) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

            (i) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

9. Resolution of Disputes, Binding Arbitration.

            (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall notify the other party in writing within thirty (30) days of the complaining party's first receipt of notice of, or the complaining party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the other party to take appropriate action to resist such claim. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

            (b) In the event that any dispute involving the interpretation or application of this Agreement which cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall, if brought by the Employee, be held in New York, New York and, if brought by the Company shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

            (c) In connection with any Arbitration pursuant to this Section 9, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

            (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

            (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

            (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

            (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                              DISPUTE RESOLUTION MANAGEMENT, INC.


                              By:
                                 _________________________________________


                              ____________________________________________
                                [William J. Russell] [Tamie P. Speciale]

                                    EXHIBIT F

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

            AGREEMENT (this "Agreement"), made and entered into as of the 30th day of August, 2000, by and between COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("Commodore "), DISPUTE RESOLUTION MANAGEMENT INC., a Utah corporation (the "Company"), and WILLIAM J. RUSSELL, an individual ("Russell") and TAMIE P. SPECIALE, an individual ("Speciale");

                              W I T N E S S E T H :

            WHEREAS, Commodore Applied Technologies, Inc., a Delaware corporation ("Commodore"), has agreed to acquire 81% of the shares of capital stock of the Company pursuant to the terms of an amended and restated stock purchase agreement dated August 30, 2000 (the "Purchase Agreement") among Commodore, the Company, and William J. Russell and Tamie P. Speciale, the former stockholders of the Company; and

            WHEREAS, by reason of their prior ownership of and employment in the Company, each of Russell and Speciale has detailed knowledge and possesses confidential information concerning the Company and the business and operations thereof, and

            WHEREAS, on the date hereof, the Company, Russell and Speciale are entering into separate employment agreement (the "Employment Agreements") pursuant to which Russell and Speciale will be employed by the Company and in connection with which Russell and Speciale will continue to have access to confidential and proprietary information relating to the business of the Company; and

            WHEREAS, in order to induce Commodore to consummate the transactions contemplated by the Purchase Agreement, and to induce Commodore to cause the Company to enter into the Employment Agreements, each of Russell and Speciale has agreed, and Commodore has required Russell and Speciale, to enter into this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

      11. Restrictive Covenants.

            (a) Each of Russell and Speciale do hereby acknowledge and agree that: (i) the business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques and other aspects of the Company have been of substantial value to the Company, and will hereafter provide Commodore with substantial competitive advantage, (ii) such elements and aspects of the Business are not generally known to the public or available through any source other than Russell and Speciale, and reasonable efforts have been made to maintain the confidentiality thereof to the date hereof, (iii) they have detailed knowledge of and possesses confidential information concerning the Company, and (iv) by reason of their duties and responsibilities pursuant to the Employment Agreements, they will become privy to confidential and proprietary information of the Company.

            (b) Each of Russell and Speciale do hereby agree, for the benefit of Commodore, the Company and their respective subsidiaries, successors and assigns, that neither he nor she shall, directly or indirectly, for himself or herself or through or on behalf of any other person or entity:

                   (i) at any time from and after the date hereof, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, client or customer lists, technology, know-how, trade secrets, marketing techniques, contracts or other confidential or proprietary information of or relating to the Company or its subsidiaries of whatever nature (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if (A) it is a matter of common knowledge or public record, (B) it is generally known throughout the industry, or (C) Russell or Speciale can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or nondisclosure agreement); and/or

                   (ii) at any time from the date hereof through and including December 31, 2005, invest, carry on, engage or become involved, either as an owner, principal, agent, advisor, stockholder (excluding passive ownership of not more than 1% of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational involvement or activity), manager, partner, joint venturer, participant or consultant, in any business enterprise (other than Commodore, the Company and their subsidiaries, successors or assigns) which derives 15% or more of their consolidated revenues from the business of serving as an international business consulting firm specializing in the settlement of complex, latent and long-tail insurance claims, including environmental, asbestos, products liability, Year 2000 and other matters, for corporate and governmental clients (the "Business"); provided, however, that it shall not be a violation of this paragraph 1(b)(ii) for either Russell or Speciale to passively invest their funds in any mutual funds(s) which holds investments in any business(es) of the type described in this paragraph l(b)(ii), regardless of the amount of Russell's or Speciale's investment in such mutual fund(s) or the level of ownership of such mutual fund(s) in such business(es).

                  (c) Notwithstanding anything to the contrary, express or implied, contained in this Section 1, in the event that Russell, Speciale, or either of them shall validly terminate their Employment Agreement with the Company by reason of the occurrence and continuation of any of the events specified in Section 2(b)(ii) of the Employment Agreement(s), this Agreement and the restrictive covenants contained herein shall simultaneously terminate.

      12. Remedies. The parties hereby acknowledge and agree that any breach by either Russell or Speciale or any of their respective affiliates, directly or indirectly, of any of the foregoing restrictive covenants will cause Commodore and the Company irreparable injury for which there is no adequate remedy at law. Accordingly, Russell and Speciale do hereby expressly agree that, in the event that either Russell or Speciale or any of their respective affiliates shall commit any such breach or any threatened breach hereunder, directly or indirectly, Commodore and/or Bickerton shall be entitled, in addition to any and all other remedies available at law, to seek and obtain, without requirement of posting any bond or other security, injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin the breaching party or parties under the provisions of this Agreement.

      13. Expenses. In the event of any dispute under or arising out of this Agreement, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party, in addition to any damages and/or other relief that may be awarded, its reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

      14. Benefits and Obligations. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by Commodore and/or the Company and their respective affiliates, successors and assigns, and Russell and Speciale and their respective affiliates, successors and assigns; provided, however , that neither Russell's nor Speciale's obligations contained herein may not be delegated or assigned.

      15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America.

      16. Arbitration of Certain Disputes. Except for any claim or proceeding seeking to assert or obtain equitable remedies hereunder (including, without limitation, injunctive relief and/or specific enforcement), which claim or proceeding may be asserted or brought in any court of competent jurisdiction sitting in Utah, Delaware or New York (as to which courts, the parties hereby consent to the jurisdiction thereof), any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration in accordance with the procedures specified in the Purchase Agreement.

      17. Severability. It is acknowledged, understood and agreed that the restrictions contained in this Agreement (a) are made for good, valuable and adequate consideration received and to be received each of Russell and Speciale,
(b) are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of Commodore and/or the Company and their respective affiliates and their good will, and (c) will not pose any undue hardship on Russell or Speciale or materially impair his or her ability to support himself. It is intended that said provisions be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or other tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, only to that extent necessary to render same valid and enforceable, and all other restrictions shall be unaffected and shall remain in full force and effect.

      18. Waiver, Amendment or Modification. Neither this Agreement nor any of the terms and conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default, or a waiver of any other provision, performance or default, or of any future performance or default.

      19. Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be given in the manner provided in the Purchase Agreement.

      20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                        COMMODORE APPLIED TECHNOLOGIES, INC.


                        By:_______________________________________________


                        DISPUTE RESOLUTION MANAGEMENT, INC.


                        By:_______________________________________________


                        __________________________________________________
                              WILLIAM J. RUSSELL


                        __________________________________________________
                              TAMIE P. SPECIALE

                                    EXHIBIT G
                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of the 30th day of August 2000, is made and entered into among William J. Russell ("Russell"), Tamie P. Speciale ("Speciale") and the other persons who are party signatories to this Agreement (individually referred to as a "Holder" and collectively referred to as the "Holders"), and COMMODORE APPLIED TECHNOLOGIES, Inc., a corporation incorporated under the laws of the state of Delaware (the "Company").

            WHEREAS, in connection with the acquisition by the Company from Russell and Speciale on the date hereof of 81% of the shares of capital stock of Dispute Resolution Management Inc. ("DRM") pursuant to that amended and restated stock purchase agreement, dated August 30, 2000 among the Company, DRM and Russell and Speciale (the "Purchase Agreement"), the Company has issued to the Holders an aggregate of

            (a) an aggregate of Fifteen Million Five Hundred Thousand (15,500,000) shares of common stock of the Company, $.001 par value per share (the "Subject Common Stock"); and

            (b) five year warrants (the "Warrants") to purchase an additional 1,000,000 shares of common stock of the Company, $.001 par value per share ("Company Common Stock") at an exercise price of $2.00 per share.

            In addition to the above, pursuant to the terms of a make-whole agreement between the Company, Russell and Speciale, dated of even date herewith (the "Make Whole Agreement"), the Company has agreed under certain conditions to issue to Russell and Speciale certain additional shares of Company Common Stock (the "Contingent Shares").

            The Subject Common Stock, the shares of Company Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Contingent Shares (if and when issued) are hereinafter collectively referred to as the "Stock" or the "Securities." Such Securities have been issued or are issuable upon exercise of the Warrants in the respective amounts as among the Holders set forth on Schedule "A" annexed hereto; and

            WHEREAS, all capitalized terms used herein which are not defined herein shall have the same meaning as set forth in the Asset Transfer Agreement.

            NOW, THEREFORE, the parties hereto mutually agree as follows:

Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Stock; provided, however, that with respect to any particular Registrable Security, such Stock shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of all of such securities held by any holder thereof without limitation as a result of the provisions of Rule 144 promulgated under the 1933 Act or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the Stock falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any diminution or enlargement of the rights granted pursuant to this Section 1.

Section 2. Restrictions on Transfer. The Holders acknowledge and understand that, prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the 1933 Act. The Holders understand that no disposition or transfer of the Securities may be made by the Holders in the absence of (i) an opinion of counsel to the Holders that such transfer may be made without registration under the 1933 Act or (ii) such registration.

Section 3. Registration Agreements.

      (a) Registration Rights. Not later than ninety (90) days following the date of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission ("Commission"), a registration statement (on Form S-1 or Form S-3 (if available) and in compliance with Rule 415 promulgated under the 1933 Act) which shall cover the Stock under the 1933 Act (the "Resale Registration Statement"), at the sole expense of the Company (except as provided in Section 3(a)(ii) hereof), in respect of all holders of Registrable Securities, so as to permit a resale of the Registrable Securities under the 1933 Act. Subject to the provisions of Section 3(a)(iii), the Company shall use its best efforts to cause the Resale Registration Statement to become effective within ninety (90) days from the date of filing of such Resale Registration Statement.

            (i) The Company will maintain the effectiveness the Resale Registration Statement or any post-effective amendment thereto filed under
Section 3(a) hereof current under the 1933 Act until the earlier of (A) the date that all of the Registrable Securities have been sold pursuant to the Resale Registration Statement, (B) the date the holders thereof receive an opinion of counsel that all of the Registrable Securities may be sold under the provisions of Rule 144 (without limitation) or (C) three (3) years after the Effective Date. Notwithstanding the foregoing, the Company shall have the right in connection with (x) any contemplated mergers, acquisitions or other business combinations, or (y) any additional public offerings of its securities, to suspend the effectiveness of such Resale Registration Statement or post-effective amendment thereto, or otherwise notify the Holders of Registrable Securities that such Resale Registration Statement is no longer current and may not be used or delivered in connection with distributions of the Registrable Securities (in either event, a "Blackout"). The length of any Blackout period will not count for purposes of the time period set forth in this Section 3(a)(i)(C).

            (ii) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Resale Registration Statement and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees, including the reasonable fees and expenses of counsel to the Holder) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered. The Company shall qualify any of the Securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify any of the Securities for sale in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Resale Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by such Holder.

            (iii) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Resale Registration Statement which is to be filed if, in the opinion of counsel for the Company, the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all Investors or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

      (b) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to Section 3(a).

      (c) If at any time or from time to time after the effective date of the Resale Registration Statement, the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined below), the Holders shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. A "Potential Material Event" means any of the following: (A) the possession by the Company of material information not ripe for disclosure in a registration statement; or (B) any material transaction, engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time, that the Resale Registration Statement would be materially misleading absent the inclusion of such information. The Company will use its best efforts to disclose any such Potential Material Event at the earliest possible time as determined by the Company in good faith and with the advice of its counsel. The period of time during which the Holders are precluded from selling any Securities as a result of a Potential Material Event will not be counted for purposes of the time period set forth in Section 3(a)(i)(C).

       (d) The Company agrees that it shall declare the Resale Registration Statement filed pursuant to this Section 3 effective within three Business Days after being notified by the Commission that it may do so. The Company also agrees that it shall promptly respond to any questions or comments from the SEC relating to the Resale Registration Statement.

Section 4. Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

       (a) prepare and file with the Commission such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the time period specified in Section 3 hereof and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

       (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

       (c) register and qualify the securities covered by the Resale Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

       (d) list such securities on the American Stock Exchange, Inc. ("Amex"), Nasdaq National Market, NASDAQ Small Cap Stock Market, the New York Stock Exchange, Inc., or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange;

       (e) notify each Holder of Registrable Securities covered by the Resale Registration Statement, at any time when a prospectus relating thereto covered by the Resale Registration Statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

Section 6. Indemnification.

       (a) The Company agrees to indemnify and hold harmless the Holders, and each officer, director or person, if any, who controls each Holder within the meaning of the 1933 Act ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Resale Registration Statement or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company (i) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Resale Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder specifically for use in the preparation thereof, or (ii) cannot pay any amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement or Resale Registration Statement, as the case may be, to such person at or prior to the written confirmation of such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity provision will be in addition to any liability which the Company may otherwise have.

       (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director, or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Resale Registration Statement or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Resale Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability which the Distributing Holder may otherwise have.

       (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

Section 7. Contribution. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

      If to the Company:
                                Commodore Applied Technologies, Inc.
                                150 East 58th Street
                                New York, New York 10155
                                Telephone:  (212) 935-5400
                                Facsimile: (212) 753-0731
                                Attention: President

      If to the Holders at the addresses set forth on Schedule A attached hereto.

      Any party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Holders under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unreasonably withheld. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

Section 10. Counterparts; Facsimile; Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 11. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

      (a) all Holder's Securities subject to this Agreement have been registered and disposed of;

      (b) all of such Holder's Securities subject to this Agreement may be sold without such registration (or limitation) pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

      (c) all of such Holder's Securities subject to this Agreement can be sold pursuant to Rule 144(k).

Section 12. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 13. Governing Law: Venue; Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the United States District Court sitting in Salt Lake City, Utah in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment.

Section 14. Resolution of Disputes; Arbitration.

            (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall notify the other party in writing within thirty (30) days of the complaining party's first receipt of notice of, or the complaining party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the other party to take appropriate action to resist such claim. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

            (b) In the event that any dispute involving the interpretation or application of this Agreement which cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall, if brought by the Employee, be held in New York, New York and, if brought by the Company shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this

Agreement, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

            (c) In connection with any Arbitration pursuant to this Section 14, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

            (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

            (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

            (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

            (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances

Section 15. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Section 16. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.

Section 17. Entire Agreement. This Agreement, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

                              COMMODORE APPLIED TECHNOLOGIES, INC.


                              By:_____________________________________________
                                       Paul E. Hannesson, President

                              Holders:________________________________________


                              ________________________________________________
                                    Name: William J. Russell


                              ________________________________________________
                                    Name: Tamie P. Speciale


                              ________________________________________________
                                       Name:


                              ________________________________________________


                              ________________________________________________
                                       Name:


                              ________________________________________________


                              ________________________________________________

                                    EXHIBIT H

                                OPTION AGREEMENT

       THIS OPTION AGREEMENT ("Agreement") is made and entered into as of the 30th day of August 2000, among COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("Commodore"); WILLIAM J. RUSSELL ("Russell"), an individual having an address at 16049 East Berry Drive, Aurora, Colorado 80015; and TAMIE P. SPECIALE ("Speciale"), an individual having an address at 55 Dorchester Drive, Salt Lake City, Utah 84103.

                              W I T N E S S E T H:

            WHEREAS, Commodore, Russell, Speciale and DISPUTE RESOLUTION MANAGEMENT, INC., a Utah corporation (the "Company") entered into an amended and restated stock purchase agreement, dated August 30, 2000 (the "Purchase Agreement"); and

            WHEREAS, as at the date of this Agreement, the transactions contemplated by the Purchase Agreement were consummated, as a result of which Mergerco was merged with and into the Company and Commodore acquired 81% of the issued and outstanding shares of capital stock of the Company, as the surviving corporation of such merger; and

            WHEREAS, Russell and Speciale (collectively, the "Stockholders") currently own, in equal amounts, five thousand seven hundred shares of common stock of the Company (the "Option Stock"); which Option Stock represents 19% of the issued and outstanding shares of capital stock of the Company;

             WHEREAS, Commodore desires to purchase an option to acquire from the Stockholders all, and not less than all, of their shares of Option Stock and the Stockholders are willing to grant to Commodore such option, all upon the terms and subject to the conditions hereinafter set forth, and

            WHEREAS, by the execution and delivery hereof, each of Commodore and the Stockholders represent that they have all requisite right, authority and legal capacity to execute and deliver this Agreement and are not acting on behalf of any undisclosed or partially disclosed principal;

            NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto, Intending to be legally bound, hereby agree as follows:

            1. Definitions Unless otherwise expressly defined herein, all capitalized terms as used in this Agreement shall have the same meaning as is defined in the Purchase Agreement.

            2. Grant of Option.

                  Subject to the terms and conditions set forth in this
            Agreement, the Stockholders hereby jointly and severally grant unto Commodore, an unconditional and irrevocable right and option (the "Option") to purchase from the Stockholders all, and not less than all, of the issued and outstanding shares of Option Stock.

            3. Term of Option.

                  The Option shall only be exercisable by Commodore or any other
            Person after January 1, 2006, or earlier if the Stockholders shall have received a total of $37,131,578 in aggregate cash and other distributions from the Company under the Purchase Agreement and from Commodore under the Make Whole Agreement, and shall terminate on December 31, 2010 (the "Option Exercise Period"); provided, that the Option shall terminate immediately upon the occurrence of: (a) an "Event of Default" as that term is defined in the Pledge Agreement;
            (b) a Sale of Control, or (c) an Initial Public Offering of the Company. Unless sooner terminated, the Option may be exercised by Commodore at any time during the Option Exercise Period upon not less than ninety (90) days prior written notice to the Stockholders and in accordance with the provisions set forth below.

            4. Consideration for Option.

                  In consideration of its grant of the Option, on the Closing
            Date, simultaneous with the execution and delivery of this Agreement, Commodore hereby agrees to issue to the Stockholders in equal amounts the aggregate sum of Five Million (5,000,000) shares of Commodore Common Stock (the "Option Consideration"). Consummation of the transactions contemplated by the Purchase Agreement shall be subject to and conditioned upon payment in full of the Option Consideration, in addition to the other conditions specified therein.

            5. Purchase Consideration for the Option Stock.

                  The purchase consideration for the Option Stock upon timely exercise of the Option shall be paid solely in shares of Commodore Common Stock, as provided below. Such purchase consideration shall be based upon the "Equivalent Value" of such Option Stock, as calculated in accordance with the following procedures:

      (a) The fair market value of 100% of the Company and all Permitted Investments as a going concern (collectively, the "Company FMV") shall be determined by an appraisal rendered by an independent investment banking firm which has not provided services to Commodore within the prior three years and which is mutually acceptable to the Board of Directors of Commodore and the Stockholders; provided, however, that solely for purposes of calculating the Company FMV for purposes of this Agreement, the fair market value of the Extension Electronic Investments shall not be included within the definition of the Company FMV.

      (b) The fair market value of 100% of Commodore and its consolidated Subsidiaries (including 100% of the Company and all Permitted Investments, inclusive of the Extension Electronic Investments) as a going concern (the "Commodore FMV") shall be determined by an appraisal rendered by an independent investment banking firm which has not provided services to Parent within the prior three years and which is mutually acceptable to the Board of Directors of Commodore and the Stockholders.

      (c) The Company FMV shall be multiplied by a fraction (i) the numerator of which shall be the Interests in the Company then owned by the Stockholders or the Stockholders, and (ii) the denominator of which shall bear to the Interests then owned by all Members in the Company (including Commodore) and which may be acquired by any Member of other Person upon exercise of any options, warrants or other outstanding rights to purchase Interests in the Company.

      (d) the product of the calculation in Section 5(c) above shall be divided by the Commodore FMV. The result thereof (whether less or greater than 1.00) shall be multiplied by the aggregate number of shares of Commodore Common Stock then issued and outstanding.

      (e) the result of the calculation set forth in Section 5(d) above shall be deemed the Equivalent Value of the Option Stock and shall be payable in the appropriate number of shares of Commodore Common Stock.

6. Additional Agreements

      (a) Appraisal. The Commodore FMV and the Company FMV shall be appraised as soon as practicable following Commodore's delivery of the notice of exercise of the Option. Commodore shall pay all costs of obtaining the Commodore FMV and Company FMV appraisals.

      (b) Amendments. No amendment or modification to this Agreement shall be valid unless made in writing and signed by the party to be charged therewith.

      (c) Non-Assignability, Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by either party hereto without the prior written consent of the other party. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, Commodore shall have the right to any newly formed wholly-owned acquisition subsidiary corporation of Commodore; provided, that any such permitted assignment shall in no manner relieve, or be deemed to relieve, Commodore from any obligations, covenants and agreements on its part to be performed both prior and subsequent to the date hereof.

      (d) Legend. Until such time as the Option shall be exercised, expire or terminate, all certificates and other instruments evidencing the Option Stock shall contain a legend to the effect that such Option Stock is subject to the terms and conditions of this Agreement, including the provisions of Section 6(d) above.

      (d) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements, written or oral, between the parties with respect thereto.

      (e) Governing Law, Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State.

            IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

Commodore:              COMMODORE APPLIED TECHNOLOGIES, INC.



                        By:____________________________________
                                  Paul E. Hannesson, President


The Company:            DISPUTE RESOLUTION MANAGEMENT, INC.


                        By:____________________________________
                                 William J. Russell, President

The Stockholders:


                                     _______________________________________
                                            WILLIAM J. RUSSELL


                                     _______________________________________
                                             TAMIE P. SPECIALE

                                  FORM OF PROXY
                      COMMODORE APPLIED TECHNOLOGIES, INC.
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

      The undersigned, a stockholder of COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation hereby appoints Paul E. Hannesson and James M. DeAngelis, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the company held of record by the undersigned at the close of business on October 2, 2000 at the Special Meeting of Stockholders of the company to be held on Friday, November 17, 2000, 10:30 A.M., local time, at American Stock Exchange, 86 Trinity Place, New York, New York 10006, and at any adjournment or postponement thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 SET FORTH BELOW.

1. To ratify the acquisition by our company of 81% of the capital stock of Dispute Resolution Management, Inc. and approve the issuance of up to 16,500,000 shares of our common stock in connection with the DRM acquisition.

      ( ) FOR                     ( ) AGAINST                       ( ) ABSTAIN

2. To approve the issuance by our company of an indeterminable number of shares of our common stock upon conversion of our Series E convertible preferred stock and Series F convertible preferred stock, and upon exercise of warrants that were issued to The Shaar Fund Ltd. in connection with two private financings.

      ( ) FOR                     ( ) AGAINST                       ( ) ABSTAIN

3. To authorize an amendment to our company's certificate of incorporation increasing the number authorized shares of common stock, par value $0.001 per share, that our Board of Directors is authorized to issue from 100,000,000 shares to 125,000,000 shares.

      ( ) FOR                     ( ) AGAINST                       ( ) ABSTAIN

4. Upon such other matters as may properly come before such Special Meeting and any adjournments or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

                               (See reverse side)

                           (Continued from other side)

      The undersigned hereby acknowledges receipt of (1) the Notice of Special Meeting of Stockholders, and (2) the Proxy Statement.


Dated: ______________, 2000   _________________________________
                                       Signature


                              _________________________________
                              Print Name


                              _________________________________
                              Signature, if Jointly Held


                              _________________________________
                              Print Name

                              PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN, if signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              The Board of Directors requests that you fill in the date and sign the proxy and return it in the enclosed envelope.

                              IF THE PROXY IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED BY YOU.